                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-42510

PROSPECTUS SUPPLEMENT DATED NOVEMBER 20, 2000
(TO PROSPECTUS DATED SEPTEMBER 21, 2000)


                                  $332,000,000

                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER

                     GMACM HOME EQUITY LOAN TRUST 2000-HE4
                                    ISSUER

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR

           GMACM HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2000-HE4

THE TRUST

     o will issue two classes of term notes, the variable funding notes and the certificates. Only the two classes of term notes are offered by this prospectus supplement and the accompanying prospectus.

     o will make payments on the notes and the certificates primarily from collections on two groups of residential mortgage loans consisting of home equity revolving credit line loans and home equity loans.

THE TERM NOTES

     o    will consist of the following two classes:


                                                NOTE
 CLASS        BALANCE        DESIGNATIONS       RATE
-------   ---------------   --------------   ---------
   A-1     $272,716,000         Senior       Variable
   A-2     $ 59,284,000         Senior       Variable

     o    currently have no trading market.

     o are not deposits and are not insured or guaranteed by any governmental agency.

CREDIT ENHANCEMENT WILL CONSIST OF:

     o Excess interest, to the extent described in this prospectus supplement;

     o Overcollateralization and limited cross-collateralization, to the extent described in this prospectus supplement; and

     o An irrevocable and unconditional financial guaranty insurance policy issued by MBIA Insurance Corporation, which will protect holders of the term notes against certain shortfalls in amounts due to be distributed at the times and to the extent described in this prospectus supplement.

                              [MBIA LOGO OMITTED]

------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-18 IN THIS PROSPECTUS SUPPLEMENT.
------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE TERM NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc. is acting as representative of the underwriters for the issuance of the term notes. Delivery of the term notes is expected to be made in book entry form on or about November 29, 2000. The term notes will be offered in the United States and Europe


BEAR, STEARNS & CO. INC.                              LEHMAN BROTHERS

        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         We tell you about the term notes in two separate documents that progressively provide more detail:

          o the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your term notes; and

          o this prospectus supplement, which describes the specific terms of your term notes and may be different from the information in the prospectus.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the following page provides the pages on which these captions can be found.

         If you require additional information, the mailing address of the principal executive office of the depositor is Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, and its telephone number is (612) 832-7000. For other means of acquiring additional information about the depositor or the term notes, see "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in the attached prospectus.

                                TABLE OF CONTENTS



                                             PAGE S-
Summary...........................................  4
Risk Factors.......................................18
Introduction.......................................27
Description of the Mortgage Loans..................27
         General  .................................27
         Initial HELOCs............................28
         Loan Terms of the HELOCs..................29
         Initial HELOC Characteristics.............31
         Initial HELs..............................45
         Loan Terms of the HELs....................45
         Initial HEL Characteristics...............46
         Conveyance of Subsequent Mortgage Loans;
          the Pre-Funding Account and the Funding
          Account..................................55
         Underwriting Standards....................57
The Sellers and Servicer...........................60
         General  .................................60
         Delinquency and Loss Experience of the
          Servicer's Portfolio.....................60
         Servicing and Other Compensation and
          Payment of Expenses......................63
The Issuer.........................................63
The Owner Trustee..................................63
The Indenture Trustee..............................64
The Enhancer.......................................64
         The Enhancer..............................65
         Financial Information About the Enhancer..65
         Where You Can Obtain Additional
          Information About the Enhancer...........66
         Financial Strength Ratings of the
          Enhancer.................................66
Description of the Securities......................67
         General  .................................67
         Book-Entry Notes..........................67
         Payments on the Notes.....................70
         Interest Payments on the Notes............70
         Capitalized Interest Account..............71


                                             PAGE S-
         Principal Payments on the Notes...........72
         Priority of Distributions.................72
         Optional Transfers of Mortgage Loans to
          Holders of Certificates..................74
         Reserve Account...........................74
         Overcollateralization and
          Cross-collateralization..................75
         The Paying Agent..........................75
         Maturity and Optional Redemption..........75
         Glossary of Terms.........................76
Description of the Policy..........................86
Yield and Prepayment Considerations................88
The Agreements.....................................96
         The Purchase Agreement....................96
         The Servicing Agreement...................98
         The Trust Agreement and the Indenture....104
Use of Proceeds...................................110
Certain Legal Aspects of the Mortgage Loans.......110
Material Federal Income Tax Considerations........110
         Status as Real Property Loans............111
         Original Issue Discount..................111
         Market Discount..........................113
         Premium  115
         Realized Losses..........................115
         Sales of Notes...........................115
         Backup Withholding.......................116
         Tax Treatment of Foreign Investors.......116
         New Withholding Regulations..............117
State and Other Tax Consequences..................117
ERISA Considerations..............................117
Legal Investment..................................118
Underwriting......................................118
Experts  .........................................119
Legal Matters.....................................119
Ratings  .........................................119
Appendix A - Form of Policy.......................A-1

                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.


Issuer or Trust Fund........................The GMACM Home Equity Loan Trust
                                            2000-HE4.

Title of the offered securities.............GMACM Home Equity Loan-Backed Term
                                            Notes, Series 2000-HE4.

Variable Funding Notes......................GMACM Home Equity Loan-Backed
                                            Variable Funding Notes, Series
                                            2000-HE4. The variable funding notes
                                            are not offered by this prospectus
                                            supplement.

Certificates................................GMACM Home Equity Loan-Backed
                                            Certificates, Series 2000-HE4.  The
                                            certificates are not offered by this
                                            prospectus supplement.

Depositor...................................Residential Asset Mortgage Products,
                                            Inc.

                                            For more information on the
                                            depositor, we refer you to "The
                                            Depositor" in the accompanying
                                            prospectus.

Seller and Servicer.........................GMAC Mortgage Corporation, or GMACM,
                                            a Pennsylvania corporation, is the
                                            originator of substantially all of
                                            the mortgage loans.  GMACM will be
                                            the seller of some of the initial
                                            mortgage loans and most of the
                                            subsequent mortgage loans. The
                                            remainder of the initial mortgage
                                            loans and some of the subsequent
                                            mortgage loans will be sold to the
                                            depositor by a trust established by
                                            an affiliate of GMACM, which in turn
                                            acquired the mortgage loans from
                                            GMACM. GMACM will also be the
                                            servicer of the mortgage loans.  The
                                            servicer will be obligated to
                                            service the mortgage loans pursuant
                                            to the servicing agreement to be
                                            dated as of the closing date, among
                                            the servicer, the issuer and the
                                            indenture trustee.

                                            We refer you to "The Agreements--The
                                            Servicing Agreement" and "The
                                            Sellers and Servicer--General" in
                                            this prospectus supplement for
                                            further information on the seller
                                            and servicer.

Owner Trustee...............................Wilmington Trust Company.

                                            We refer you to "The Owner Trustee"
                                            in this prospectus supplement for
                                            further information on the owner
                                            trustee.

Indenture Trustee...........................Wells Fargo Bank Minnesota, N.A.

                                            We refer you to "The Indenture
                                            Trustee" in this prospectus
                                            supplement for further information
                                            on the indenture trustee.

Closing Date................................On or about November 29, 2000.

Cut-Off Date................................November 1, 2000.

Payment Date................................The 25th day of each month, or, if that day is not a business day, the
                                            next business day, beginning on
                                            December 26, 2000.

Scheduled final payment date................November 25, 2030.  The actual final payment date could be substantially
                                            earlier.

Form of securities..........................Book-entry.

                                            See "Description of the Securities--
                                            Book-Entry Notes" in this prospectus
                                            supplement.

Minimum denominations.......................$250,000 and integral multiples of
                                            $1,000 in excess of that amount.

The Enhancer................................MBIA Insurance Corporation.

                                            We refer you to "The Enhancer" in
                                            this prospectus supplement for
                                            further information.

Legal Investment............................The term notes will not be "mortgage related securities" for purposes of
                                            the SMMEA.

                                            See "Legal Investment" in this
                                            prospectus supplement and "Legal
                                            Investment Matters" in the
                                            prospectus.


------------------------------------------------------------------------------------------------------------------------
                                                         TERM NOTES
------------------------------------------------------------------------------------------------------------------------
  CLASS        NOTE           INITIAL            INITIAL RATING         FINAL PAYMENT DATE        DESIGNATIONS
------------------------------------------------------------------------------------------------------------------------
   A-1       Variable       $272,716,000          Aaa/AAA/AAA           November 25, 2030            Senior/
                                                                                                  Variable Rate

   A-2       Variable       $59,284,000           Aaa/AAA/AAA           November 25, 2030            Senior/
                                                                                                  Variable Rate
Total Term                  $332,000,000
Notes
-------------------------------------------------------------------------------------------------------------------


OTHER INFORMATION:

o Due to losses and prepayments on the home equity revolving credit line loans and the home equity loans in each loan group, the actual final payment date on each class of term notes may occur substantially earlier than the dates listed above.

CLASS A-1 TERM NOTES

o On any payment date, the note rate for the Class A-1 term notes will be equal to the least of:

  (1) LIBOR plus a margin of 0.210% per annum;
  (2) the weighted average net loan rate of the mortgage loans in the related loan group; and
  (3) 14.00% per annum.

o The margin for the Class A-1 term notes will increase to 0.420% per annum for each interest period beginning after the payment date on which the clean-up call may first be exercised.

o Beginning on the 13th payment date, 0.50% will be subtracted from the calculation of the rate in clause (2) above.

o On any payment date for which the note rate has been determined by clause (2) above, the interest shortfall, if any, will be determined and will be payable on later payment dates, to the extent funds are available for that purpose from the related loan group. These interest shortfalls will not be covered by the financial guaranty insurance policy and may remain unpaid on the final payment date for that class of notes.

CLASS A-2 TERM NOTES

o On any payment date, the note rate for the Class A-2 term notes will be equal to the least of:

  (1) LIBOR plus a margin of 0.245% per annum;
  (2) the weighted average net loan rate of the mortgage loans in the related loan group; and
  (3) 14.00% per annum.

o The margin for the Class A-2 term notes will increase to 0.490% per annum for each interest period beginning after the payment date on which the clean-up call may first be exercised.

o Beginning on the 13th payment date, 0.50% will be subtracted from the calculation of the rate in clause (2) above.

o On any payment date for which the note rate has been determined by clause (2) above, the interest shortfall, if any, will be determined and will be payable on later payment dates, to the extent funds are available for that purpose from the related loan group. These interest shortfalls will not be covered by the financial guaranty insurance policy and may remain unpaid on the final payment date for such class of notes.

THE TRUST FUND                  The depositor will establish the GMACM Home
                                Equity Loan Trust 2000-HE4, a Delaware business trust, to issue the term notes. The assets of the trust fund will include the mortgage loans and related assets.

THE MORTGAGE POOL               Unless we indicate otherwise, the statistical
                                information we present in this prospectus supplement is approximate and reflects the initial pool of mortgage loans as of the cut-off date. The aggregate outstanding principal balance of the initial mortgage loans as of the cut-off date is $249,054,805 and will consist of home equity revolving credit line loans and home equity loans.

                                Home Equity Revolving Credit Line Loans:

                                o The home equity revolving credit line loans to be sold to the issuer will be adjustable rate home equity revolving credit line loans evidenced by the related credit line agreements and secured by the related mortgages or deeds of trust on residential properties.

                                o No more than approximately 94.87% of the initial home equity revolving credit line loans (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the rest are secured by first mortgages or deeds of trust.

                                The unpaid principal balance of a home equity revolving credit line loan on any day will be equal to:

                                o       its cut-off date balance,

                                o plus any additional balances relating to that home equity revolving credit line loan sold to the issuer before that day,

                                o minus all collections credited against its principal balance in accordance with the related home equity revolving credit line loan since the cut-off date or, if applicable, subsequent cut-off date. The principal balance of a liquidated home equity revolving credit line loan after the final recovery of related liquidation proceeds will be zero.

                                Home Equity Loans:

                                o The home equity loans to be sold to the issuer will be fixed rate closed-end home equity loans evidenced by promissory notes and secured by mortgages or deeds of trust on the related residential properties.

                                o No more than approximately 95.27% of the initial home equity loans (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust.

                                o The initial home equity loans provide for substantially equal payments in an amount sufficient to amortize the home equity loans over their terms.

                    As of the cut-off date, the home equity revolving credit line loans included in Loan Group I had the following characteristics:

              Number of loans                           6,943

              Aggregate principal balance               $147,390,593.21

              Average principal balance                 $21,228.66

              Range of principal balances               $1,000.00 to $249,922.00

              Weighted average interest rate            8.579%

              Range of interest rates                   5.990% to 14.490%

              Weighted average maximum interest rate    18.140%

              Weighted average original term            201 months

              Weighted average remaining term           197 months


                    As of the cut-off date the home equity revolving credit line loans included in Loan Group II had the following characteristics:

              Number of loans                          783

              Aggregate principal balance              $39,360,462.76

              Average principal balance                $50,268.79

              Range of principal balances              $1,391.54 to $891,121.88

              Weighted average interest rate           8.461%

              Range of interest rates                  5.990% to 14.490%

              Weighted average maximum interest rate   18.168%

              Weighted average original term           183 months

              Weighted average remaining term          179 months

                    As of the cut-off date, the home equity loans included in Loan Group I had the following characteristics:

                Number of loans                     2,359

                Aggregate principal balance         $57,191,784.07

                Average principal balance           $24,244.08

                Range of principal balances         $10,500.00 to $150,000.00

                Weighted average interest rate      11.016%

                Range of interest rates             6.990% to 14.125%

                Weighted average original term      207 months

                Weighted average remaining term     207 months


                    As of the cut-off date, the home equity loans included in Loan Group II had the following characteristics:


                 Number of loans                    54

                 Aggregate principal balance        $5,111,965.29

                 Average principal balance          $94,666.02

                 Range of principal balances        $13,000.00 to $200,000.00

                 Weighted average interest rate     10.008%

                 Range of interest rates            9.500% to 13.625%

                 Weighted average original term     235 months

                 Weighted average remaining term    235 months


                    See "Description of the Mortgage Loans" in this prospectus supplement.

LOAN RATE

The loan rate of each mortgage loan is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note or credit line agreement.

Interest on each home equity revolving credit line loan is computed daily and payable monthly on the average daily outstanding principal balance of that home equity revolving credit line loan. After any initial teaser period, during which the loan rate may be fixed or set at a discounted variable rate for a period of from three to six months, the loan rate on each home equity revolving credit line loan will be adjusted on each adjustment date to a rate equal to the sum of an index and a fixed percentage specified in the related credit line agreement, and is generally subject to a maximum loan rate over the life of the home equity revolving credit line loan specified in the related credit line agreement. The loan rate on each home equity loan is fixed as of the date of its origination. As of the cut-off date, the weighted average loan rate for the home equity revolving credit line loans is approximately 8.554% and for the home equity loans is approximately 10.934%.

We refer you to "Description of the Mortgage Loans--Initial HELOC
Characteristics" and "--Initial HEL Characteristics" in this prospectus supplement for further information.

MORTGAGE LOAN GROUPS

The mortgage loans sold and transferred to the issuer as of the closing date will be divided into the following two loan groups:

o The first loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the cut-off date of $147,390,593.21 and home equity loans that have an aggregate outstanding principal balance as of the cut-off date of $57,191,784.07. As to each home equity revolving credit line loan and home equity loan in the first loan group secured by a first lien on the related property, the credit limit or original principal balance was generally no more than $252,700 for single-family properties and $323,400 for two-family properties. As to each loan in the first loan group secured by a second lien on the related property, (1) the credit limit or original principal balance was generally no more than $126,350 for single-family properties and $161,700 for two-family properties, and (2) if the related senior lien loan was owned by Fannie Mae at the time the second lien loan was originated, the sum of the credit limit or original principal balance of the second lien loan and the outstanding principal balance of the related senior lien loan was generally no more than $252,700 for single-family properties and $323,400 for two-family properties.

o The second loan group will include home equity revolving credit line loans that have an aggregate outstanding principal balance as of the cut-off date of $39,360,462.76 and home equity loans that have an aggregate outstanding balance as of the cut-off date of $5,111,965.29. The second loan group will include mortgage loans that do not meet the restrictions applicable to the first loan group.

Payments on the Class A-1 and Class A-2 term notes will be based primarily on amounts collected or received in respect of the mortgage loans in the first and second loan groups, respectively. The variable funding notes generally will be entitled to receive a portion of the collections on the mortgage loans in the first or second loan group depending on the loan group into which the additional balances backing those variable funding notes are added.

Except for the application of any funds on deposit in the reserve account as described in this prospectus supplement, collections or amounts received in respect of a loan group will not support or be available for payment to the holders of term notes or variable funding notes backed by the mortgage loans in any other loan group.

PRE-FUNDING ACCOUNT

On the closing date, approximately $82,945,194.67 will be deposited into an account designated the "pre-funding account." Approximately $68,133,622.72 will be allocated to purchasing home equity revolving credit line loans and home equity loans in the first loan group and approximately $14,811,571.95 will be allocated to purchasing home equity revolving credit line loans and home equity loans in the second loan group. This amount will come from the proceeds of the sale of the term notes. During the pre-funding period as described in this prospectus supplement, funds on deposit in the pre-funding account will be used by the issuer to buy mortgage loans from the sellers from time to time.

The pre-funding period will be the period from the closing date to the earliest of:

o the date on which the amount on deposit in the pre-funding account is less than $50,000;

o February 27, 2001; or

o the occurrence of a rapid amortization event, as described in this prospectus supplement.

The mortgage loans sold to the trust after the closing date, as well as all initial mortgage loans, will conform to certain specified characteristics.

Any amounts remaining in the pre-funding account at the end of the pre-funding period in excess of $50,000 will be distributed as principal on the related term notes on the following payment date. Any remaining amounts in the pre-funding account after the distribution of principal will be deposited into the funding account.

We refer you to "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement for further information.

CAPITALIZED INTEREST ACCOUNT

On the closing date, if required by the enhancer, part of the proceeds of the sale of the term notes will be deposited into an account designated the "capitalized interest account," which will be held by the indenture trustee. Amounts on deposit in the capitalized interest account will be withdrawn on each payment date during the pre-funding period to cover any shortfall in interest payments on the term notes due to the pre-funding feature during the pre-funding period. Any amounts remaining in the capitalized interest account at the end of the pre-funding period will be paid to GMACM.

We refer you to "Description of the Securities--Capitalized Interest Account" in this prospectus supplement for further information.

FUNDING ACCOUNT

An account designated the "funding account" will be set up with the indenture trustee on the closing date. On each payment date during the revolving period for each class of term notes, the indenture trustee will deposit principal collections and excess spread for the related loan group into the funding account, and will apply them first to buy additional balances arising under home equity revolving credit line loans in the trust and thereafter to buy more mortgage loans, to the extent they are available. If not all principal collections in the funding account have been applied to buy additional balances and mortgage loans at the end of the revolving period, the amount left in the funding account will be paid to noteholders as a payment of principal. During the revolving period, we expect that mortgage loans bought with amounts in the funding account will be primarily home equity revolving credit line loans.

We refer you to "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement for further information.

INTEREST PAYMENTS

Interest payments on each class of term notes will be made monthly on each payment date, beginning in December 2000, at the respective note rate described on page S-6 of this prospectus supplement. Interest on the term notes for each payment date will accrue from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day before that payment date, on the basis of the actual number of days in that interest period and a 360-day year.

All interest payments on each class of notes for any payment date will be allocated to the term notes and the variable funding notes pro rata based on their respective interest accruals from collections with respect to the related loan group. The interest rate on the variable funding notes for any payment date will not significantly exceed the note rates on the term notes for the related interest period.

PRINCIPAL PAYMENTS

With respect to any payment date during the revolving period, except with respect to distributions of amounts on deposit in the pre-funding account at the end of the pre-funding period in excess of $50,000.00, no principal will be paid on the related class of term notes or variable funding notes, and all principal collections and excess spread will be deposited into the funding account and used to purchase additional balances relating to home equity revolving credit line loans and to purchase additional mortgage loans. On each payment date during the managed amortization period for the term notes, the aggregate amount payable as principal of each class of term notes and variable funding notes will be equal to principal collections for the related loan group for that payment date that are not used to purchase additional balances. On each payment date during the rapid amortization period for each class of term notes, the aggregate amount payable as principal for each class of notes and variable funding notes will be equal to the principal collections for the related loan group for that payment date. In addition, on each payment date after the end of the revolving period for each class of term notes, to the extent of funds available for that purpose, holders of each class of term notes and the holders of the variable funding notes will be entitled to receive certain additional amounts in reduction of their note balance, generally equal to liquidation loss amounts and amounts necessary to increase the overcollateralization amount to the overcollateralization target amount.

All principal payments due on the term notes and the variable funding notes will be allocated among those classes of notes based on the principal collections in the related loan groups until their outstanding principal balances are paid in full. In no event will principal payments on any class of notes on a payment date exceed the related principal balance of such class of notes on that payment date. On the final payment date, principal will be due and payable on the notes in an amount equal to the related principal balance remaining outstanding on that payment date.

As to each class of term notes, the revolving period will be the period beginning on the closing date and ending on the earlier of May 31, 2002 and the occurrence of a managed amortization event or certain rapid amortization events; the managed amortization period will be the period beginning on the first payment date following the end of the related revolving period and ending on the earlier of May 31, 2006 and the occurrence of certain rapid amortization events; and the rapid amortization period will be the period beginning on the earlier of the first payment date following the end of the managed amortization period and the occurrence of certain rapid amortization events, and ending upon the termination of the issuer. A managed amortization event will be deemed to occur on any date on which the amount on deposit in the funding account equals or exceeds $10,000,000.

We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for a description of the allocation of principal payments on the term notes.

RESERVE ACCOUNT

An account designated the "reserve account" will be set up with the indenture trustee on the closing date. On each payment date, if the aggregate overcollateralization for both loan groups is less than the aggregate overcollateralization target for both loan groups, the amount of any remaining excess spread for each loan group will be deposited in the reserve account to be applied to cover any unpaid current interest with respect to the term notes backed by any loan group and any liquidation losses for each loan group not otherwise covered by principal and interest collections from such loan group. At the time, if any, that the aggregate overcollateralization for both loan groups equals or exceeds the aggregate overcollateralization target for both loan groups, any funds on deposit in the reserve account will no longer be applied to cover unpaid current interest or liquidation losses.

We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for further information.

ALLOCATION OF PAYMENTS ON THE MORTGAGE LOANS

All collections on the mortgage loans will generally be allocated by the servicer according to the terms of the related credit line agreements or mortgage notes between amounts collected in respect of interest and principal.

We refer you to "The Agreements--The Servicing Agreement--Principal Collections and Interest Collections" in this prospectus supplement, which describes the calculation of principal collections and interest collections on the mortgage loans for the collection period related to each payment date.

With respect to each payment date, the portion of interest collections for each loan group available to be applied towards the payment of interest on the related class of notes will equal interest collections for such loan group for such payment date.

The portion of principal collections for each loan group available to be applied towards the payment of principal on the related class of notes will equal:

o at any time during the revolving period, zero, except for amounts on deposit in the pre-funding account at the end of the pre-funding period in excess of $50,000.00;

o at any time during the managed amortization period, net principal collections on the mortgage loans for that payment date; and

o at any time during the rapid amortization period, principal collections for that payment date.

During the revolving period for each class of term notes, principal collections for the related loan group will be applied by the trust to buy mortgage loans and additional balances for that loan group, to the extent mortgage loans and additional balances are available. During the period from the closing date to the beginning of the rapid amortization period, principal collections will also be applied to purchase additional balances for the related loan group, to the extent additional balances are available. Principal collections will no longer be applied to acquire mortgage loans after the end of the revolving period and will no longer be applied to buy additional balances during the rapid amortization period.

We refer you to "Description of the Securities--Priority of Distributions" in this prospectus supplement for a description of events that would cause the rapid amortization period to begin.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the noteholders will consist of:

o    excess interest;

o    overcollateralization and limited cross-collateralization; and

o    the financial guaranty insurance policy.

We refer you to "The Enhancer" and "Description of the Policy" in this prospectus supplement.

OPTIONAL REDEMPTION

A principal payment may be made to redeem the notes upon the exercise by the servicer of its option to purchase the mortgage loans in the trust fund after the aggregate note balance of the notes is reduced to an amount less than or equal to 10% of the initial aggregate note balance. The purchase price payable by the servicer for the mortgage loans will be the sum of:

o the aggregate outstanding principal balance of the mortgage loans, or the fair market value of real estate acquired by foreclosure, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the mortgage loans through the day preceding the payment date of this purchase;

o an amount equal to any interest shortfalls plus accrued and unpaid interest on these interest shortfalls; and

o    all amounts due and owing the enhancer.

We refer you to "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements--Termination; Retirement of Securities" in the attached prospectus for further information.

ERISA CONSIDERATIONS

The term notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the term notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the term notes will be characterized as indebtedness, and neither the issuer, nor any portion of the issuer as created and governed pursuant to the terms and conditions of the trust agreement, will be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended. In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

For further information regarding material income tax considerations in respect of an investment in the term notes, we refer you to "Material Federal Income Tax Considerations" and "State and Other Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the attached prospectus.

RATINGS

It is a condition to the issuance of the term notes that they receive the ratings shown on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of the mortgage loans or draws on the home equity revolving credit line loans, the likelihood of the receipt of any amounts in respect of interest shortfalls or any corresponding effect on the yield to investors.

We refer you to "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement for further information.

                                  RISK FACTORS

         The term notes are not suitable investments for all investors. In particular, you should not purchase the term notes unless you understand the prepayment, credit, liquidity and market risks associated with the term notes.

         The term notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the term notes.

THE MORTGAGED PROPERTIES        Although the mortgage loans are secured by liens
MIGHT NOT BE ADEQUATE SECURITY  on mortgaged properties, this collateral may not
FOR THE MORTGAGE LOANS.         give assurance of repayment of the mortgage
                                loans comparable to the assurance of repayment that many first lien lending programs provide, and the mortgage loans, especially those with high combined loan-to-value ratios, may have risk of repayment characteristics more similar to unsecured consumer loans.

                                Approximately 94.97% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by second mortgages that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding principal balance of these mortgage loans only to the extent that the claims of the senior mortgages have been satisfied in full, including any related foreclosure costs. If the servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related mortgage loan. These considerations will be particularly applicable to mortgage loans secured by second mortgages that have high combined loan-to-value ratios because, in these cases, the servicer is more likely to determine that foreclosure would be uneconomical. These losses will be borne by noteholders if the applicable credit enhancement is insufficient to absorb them.

                                Defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of default of mortgage loans secured by junior mortgages may be greater than that of mortgage loans secured by senior mortgages on comparable properties.

                                We cannot assure you that the values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of the interest of a junior mortgagee in the mortgaged property before having any adverse effect on the interest of the related senior mortgagees.

DEPENDENCY ON THE               As a result of the above considerations, the
CREDITWORTHINESS OF THE         underwriting standards and procedures applicable
MORTGAGORS.                     to the mortgage loans, as well as the repayment
                                prospects of the mortgage loans, may be more dependent on the creditworthiness of the borrower and less dependent on the adequacy of the mortgaged property as collateral than would be the case under many first lien lending programs. As to the mortgage loans, future changes in the borrower's economic circumstances will have a significant effect on the likelihood of repayment, since additional draws on the home equity revolving credit line loans may be made by the borrower in the future up to the applicable credit limit. Although the home equity revolving credit line loans are generally subject to provisions whereby the servicer may reduce the applicable credit limit as a result of a material adverse change in the borrower's economic circumstances, the servicer generally will not monitor for these changes and may not become aware of them until after the borrower has defaulted. Under certain circumstances, a borrower with a home equity revolving credit line loan may draw his entire credit limit in response to personal financial needs resulting from an adverse change in circumstances.

                                Under the home equity program of GMACM relating to the home equity revolving credit line loans, GMACM generally qualifies mortgagors based on an assumed payment that reflects a loan rate significantly lower than the related maximum loan rate. The repayment of any home equity revolving credit line loan may thus be dependent on the ability of the related mortgagor to make larger interest payments if the loan rate of the related mortgage loan is adjusted during the life of the home equity revolving credit line loan.

                                Future changes in a borrower's economic
                                circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a borrower by increasing debt service on the related home equity revolving credit line loan or other similar debt of the borrower. In addition, changes in the payment terms of any related senior mortgage loan may adversely affect the borrower's ability to pay principal and interest on the senior mortgage loan. For example, these changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate on the loan increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about these senior mortgage loans, other than the amount of these loans at origination of the corresponding mortgage loan, is not available, and we are not including it in this prospectus supplement.

                                General economic conditions, both on a national and regional basis, will also have an impact on the ability of borrowers to repay their mortgage loans. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, as a result, will experience higher rates of loss and delinquency than mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. You should note that approximately 29.21% and 13.38% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by mortgaged properties located in the states of California and Michigan, respectively. In addition, any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an adverse impact on the ability of borrowers to repay their mortgage loans.

LOAN RATES MAY REDUCE THE NOTE  The note rate on each class of term notes will
RATE ON EACH CLASS OF TERM      be a floating rate based on LIBOR, limited by
NOTES.                          the weighted average net loan rate on the
                                mortgage loans in the related loan group and a maximum note rate of 14.00% per annum. The loan rates of the home equity revolving credit line loans adjust based on a different index. The loan rates of the home equity loans are fixed.
                                As such, if LIBOR rises, you could get interest at a rate less than LIBOR plus the specified margin due to these limitations on the note rate. In addition, the weighted average loan rate of the mortgage loans will change, and may decrease over time due to scheduled amortization of the mortgage loans, prepayments of mortgage loans, transfers to the issuer of subsequent mortgage loans and removal of mortgage loans by the sellers. We cannot assure you that the weighted average loan rate of the mortgage loans in any loan group will not decrease after the date of initial issuance of the term notes.


YIELD AND PREPAYMENT            The yield to maturity of all classes of term
CONSIDERATIONS ON THE           notes will depend on the rate and timing of
TERM NOTES.                     principal payments, including payments in excess
                                of required installments, prepayments or terminations, liquidations and repurchases, on the mortgage loans, the rate and timing of draws on the related home equity revolving credit line loans, and the price you pay for your term notes. This yield may be adversely affected by a higher or lower than anticipated rate of principal payments or draws on the related home equity revolving credit line loans. The mortgage loans may be prepaid in full or in part without penalty. The rate and timing of defaults on the mortgage loans in a loan group will also affect the yield to maturity of the related class of term notes.


                                During the revolving period, as described in this prospectus supplement, if the sellers do not sell enough additional balances on the mortgage loans and/or subsequent mortgage loans to the issuer, the issuer will not fully apply amounts on deposit in the funding account to the purchase of additional balances on the mortgage loans and subsequent mortgage loans by the end of the revolving period. These remaining amounts will be paid to the holders of the related class of term notes as principal on the first payment date following the end of the revolving period for the term notes. See "Yield and Prepayment Considerations" in this prospectus supplement.

LIMITATIONS ON THE              We cannot assure you that, at any particular
REPURCHASE OR                   time, a seller will be able, financially or
REPLACEMENT OF                  otherwise, to repurchase or replace defective
DEFECTIVE MORTGAGE              mortgage loans as described in this prospectus
LOANS BY THE SELLERS.           supplement. Events relating to a seller and its
                                operations could occur that would adversely affect the financial ability of the seller to repurchase defective mortgage loans from the issuer, including the termination of borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of the seller's assets. If the sellers do not repurchase or replace a defective mortgage loan, then the servicer, on behalf of the issuer, will try to recover the maximum amount possible with respect to that defective mortgage loan, and any resulting delay or loss will be borne by the noteholders, to the extent that the related credit enhancement does not cover this delay or loss.



POSSIBLE VARIATIONS IN THE      Each subsequent mortgage loan will satisfy the
SUBSEQUENT MORTGAGE LOANS FROM  eligibility criteria referred to in this
THE INITIAL MORTGAGE LOANS.     prospectus supplement at the time either seller
                                transfers it to the issuer. However, the sellers may originate or acquire subsequent mortgage loans using credit criteria different from those it applied to the initial mortgage loans. As such, these subsequent mortgage loans may be of a different credit quality from the initial mortgage loans. Thus, after the transfer of subsequent mortgage loans to the issuer, the aggregate characteristics of the mortgage loans in each loan group that are part of the trust estate may vary from those of the initial mortgage loans. See "Description of the Mortgage
                                Loans--Conveyance of Subsequent Mortgage Loans;
                                the Pre-Funding Account and the Funding Account" in this prospectus supplement.


LEGAL CONSIDERATIONS PRESENT    The mortgage loans are secured by mortgages.
CERTAIN RISKS.                  With respect to mortgage loans that are secured
                                by first mortgages, the servicer may, under certain circumstances, agree to a new mortgage lien on the related mortgaged property having priority over that mortgage. Mortgage loans secured by second mortgages are entitled to proceeds that remain from the sale of the related mortgaged property after any senior mortgage loans and prior statutory liens have been satisfied. If these proceeds are insufficient to satisfy these senior loans and prior liens in the aggregate, the issuer, and accordingly, the noteholders, will bear the risk of delay in distributions while the servicer obtains a deficiency judgment, to the extent available in the related state, against the related mortgagor, and also bear the risk of loss if the servicer cannot obtain or realize upon that deficiency judgment. See "Certain
                                Legal Aspects of the Loans" in the prospectus.

                                If either seller becomes insolvent, the
                                bankruptcy trustee of that seller, including the seller itself as a debtor-in-possession, may try to recharacterize the seller's sale of the mortgage loans as a borrowing by the seller secured by a pledge of the mortgage loans. If the bankruptcy trustee, or the seller itself as a debtor-in-possession, decided to challenge this transfer, you could experience delays in payments on your term notes, and possible reductions in the amount paid. The depositor will warrant that the transfer of its interest in the mortgage loans to the issuer is a valid transfer and assignment of that interest.

                                If a conservator, receiver or trustee is appointed for a seller, or if certain other events relating to the insolvency of a seller occur, additional balances on the mortgage loans and subsequent mortgage loans may no longer be transferred by that seller to the issuer and a rapid amortization event could occur. However, the bankruptcy trustee, conservator or receiver, including the seller itself as a debtor-in-possession, may have the power to continue to require the transfer of additional balances on the mortgage loans and subsequent mortgage loans to the issuer, and thus, to prevent the commencement of the rapid amortization period. In addition, a bankruptcy trustee, conservator or receiver, including the seller itself as a debtor-in-possession, may have the power to cause the early sale of the mortgage loans and the early payment of the term notes or to prohibit the continued transfer of additional balances on the mortgage loans and subsequent mortgage loans to the issuer.

                                If the servicer becomes bankrupt or insolvent, the related bankruptcy trustee, conservator or receiver may have the power to prevent the appointment of a successor servicer.

THE REPURCHASE OPTION           In certain instances in which a mortgagor
OF THE SERVICER COULD           either:
RESULT IN AN INCREASE IN
PREPAYMENTS.                    o       requests an increase in the credit limit
                                        on the related home equity revolving
                                        credit line loan above the limit stated
                                        in the credit line agreement;

                                o requests to place a lien on the related mortgaged property senior to the lien of the related mortgage loan; or

                                o refinances the senior lien resulting in a combined loan-to-value ratio above the previous combined loan-to-value ratio for that loan;

                                then the servicer will have the option to repurchase from the trust estate the related mortgage loan at a price equal to the principal balance of that mortgage loan at the time of repurchase, plus accrued and unpaid interest thereon to the date of repurchase. There are no limitations on the frequency of these repurchases or the characteristics of the mortgage loans so repurchased. These repurchases may cause an increase in prepayments on the mortgage loans, which may reduce the yield on the term notes. In addition, these repurchases may affect the characteristics of the mortgage loans in the aggregate with respect to loan rates and credit quality.

LIMITATIONS OF, AND THE         Credit enhancement will be provided for the term
POSSIBLE REDUCTION AND          notes in the form of:
SUBSTITUTION OF, CREDIT
ENHANCEMENT.                    o       excess interest collections, if
                                        available;

                                o       overcollateralization and limited
                                        cross-collateralization; and

                                o       the policy, to the limited extent
                                        described in this prospectus supplement.

                                None of the sellers, the depositor, the
                                servicer, the indenture trustee or any of their respective affiliates will be required to take any other action to maintain, or have any obligation to replace or supplement, this credit enhancement or any rating of the term notes. To the extent that losses are incurred on the mortgage loans that are not covered by excess interest collections, overcollateralization, cross-collateralization or the policy, securityholders, including the holders of the term notes, will bear the risk of those losses.


SOCIAL, ECONOMIC AND OTHER      The ability of the issuer to purchase subsequent
FACTORS COULD AFFECT THE        mortgage loans is largely dependent upon whether
PURCHASE OF SUBSEQUENT          mortgagors perform their payment and other
MORTGAGE LOANS.                 obligations required by the related mortgage
                                loans in order that those mortgage loans meet the specified requirements for transfer on a subsequent transfer date as a subsequent mortgage loan. The performance by these mortgagors may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally.
                                However, we cannot predict whether or to what extent economic or social factors will affect the performance by the related mortgagors and the availability of subsequent mortgage loans.


LIMITED LIQUIDITY OF THE        A secondary market for the term notes may not
TERM NOTES MAY LIMIT            develop. Even if a secondary market does
THE ABILITY TO SELL THE         develop, it might not provide you with liquidity
TERM NOTES OR REALIZE A         of investment or continue for the life of the
DESIRED YIELD.                  term notes. Neither the underwriter nor any
                                other person will have any obligation to make a secondary market in the term notes. Illiquidity means investors may not be able to find a buyer for the term notes readily or at prices that will enable them to realize a desired yield.
                                Illiquidity can have a severe adverse effect on the market value of the term notes.


THE LIMITED ASSETS OF           The term notes will be payable solely from the
THE TRUST FUND FOR MAKING       assets of the trust fund. There can be no
PAYMENTS ON THE TERM NOTES      assurance that the market value of the assets in
MAY NOT BE SUFFICIENT TO        the trust fund will be equal to or greater than
DISTRIBUTE ALL PAYMENTS DUE     the total principal amount of the term notes
ON THE TERM NOTES.              outstanding, plus accrued interest. Moreover, if
                                the assets of the trust fund are ever sold, the sale proceeds will be applied first to reimburse the indenture trustee, servicer and enhancer for their unpaid fees and expenses before any remaining amounts are distributed to noteholders.

                                In addition, at the times specified in this prospectus supplement, mortgage loans may be released to the holders of the GMACM Home Equity Loan-Backed Certificates, Series 2000-HE4.

                                Once released, those assets will no longer be available to make payments to noteholders.

                                You will have no recourse against the depositor, the sellers and servicer, or any of their affiliates, if any required distribution on the term notes is not made or for any other default. The only obligations of the sellers with respect to the related trust fund or the term notes would result from a breach of the representations and warranties that the sellers may make concerning the trust assets.

AMOUNTS LEFT IN THE             Any amounts in excess of $50,000 remaining in
PRE-FUNDING ACCOUNT AT          the pre-funding account at the end of the
THE END OF THE PRE-             pre-funding period will be distributed as a
FUNDING PERIOD WILL BE          prepayment of principal to the holders of the
USED TO PREPAY THE              related term notes. As a result, the yield to
TERM NOTES.                     maturity on your investment may be adversely
                                affected.

                                  INTRODUCTION

         The trust fund will be formed under the trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $332,000,000 of GMACM Home Equity Loan-Backed Term Notes, Series 2000-HE4. These notes will be issued under the indenture, to be dated as of the closing date, between the issuer and the indenture trustee. In addition, under the indenture, the issuer will issue the GMACM Home Equity Loan-Backed Variable Funding Notes, Series 2000-HE4. Under the trust agreement, the issuer will issue one class of GMACM Home Equity Loan-Backed Certificates, Series 2000-HE4. The term notes and the variable funding notes are collectively referred to in this prospectus supplement as the notes. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the term notes are offered by this prospectus supplement.

         We have defined certain significant terms in the section titled "Description of the Securities--Glossary of Terms" in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The term "Payment Account" used in the prospectus corresponds to the term "Note Payment Account" as described in this prospectus supplement. The term "Funding Account" used in the prospectus corresponds to the term "Pre-Funding Account" as described in this prospectus supplement. The conveyance of the mortgage loans to the trust fund and the issuance of the notes described in this prospectus supplement is a "Designated Seller Transaction" as that term is used in the prospectus.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         The statistical information presented in this prospectus supplement relates to the mortgage loans conveyed to the trust fund on the closing date, or initial mortgage loans. Unless otherwise indicated, all percentages set forth in this prospectus supplement are approximate and are based upon the outstanding principal balances of the initial mortgage loans as of the cut-off date. The "principal balance" of a mortgage loan, other than a liquidated mortgage loan, on any day is equal to the principal balance of that mortgage loan as of the cut-off date, plus (1) any additional balances in respect of the HELOCs conveyed to the trust fund, or additional balances, minus (2) all collections credited against the principal balance of that mortgage loan in accordance with the related credit line agreement or mortgage note, as applicable, prior to that day, exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust fund during the Rapid Amortization Period for the term notes. The "principal balance" of a liquidated mortgage loan after final recovery of substantially all of the related liquidation proceeds which the servicer reasonably expects to receive will be zero.

         Mortgage loans conveyed to the trust fund after the closing date, or subsequent mortgage loans, will be selected using generally the same criteria as that used to select the initial mortgage loans, and generally the same representations and warranties will be made with respect thereto. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement.

     The initial mortgage loans will be divided into two Loan Groups as follows:

     (1) Loan Group I will include initial HELOCs and HELs that satisfy the following restrictions:

          o As to each loan in Loan Group I secured by a first lien on the related property, the credit limit or original principal balance was generally no more than $252,700 for single-family properties and $323,400 for two-family properties.

          o As to each loan in Loan Group I secured by a second lien on the related property:

                  (a) the credit limit or original principal balance was generally no more than $126,350 for single-family properties and $161,700 for two-family properties; and


                  (b)   if the related senior lien loan was owned by Fannie
                        Mae at the time the second lien loan was originated, the sum of the credit limit or original principal balance of the second lien loan and the outstanding original principal balance of the related senior lien loan was generally no more than $252,700 for single-family properties and $323,400 for two-family properties.


          o Any subsequent mortgage loans that are HELOCs or HELs and included in Loan Group I will also satisfy the above requirements.
     (2) Loan Group II will include initial HELOCs and HELs that do not meet the restrictions applicable to Loan Group I. In addition, Loan Group II will include any subsequent mortgage loans that are not included in Loan Group I.

     Payments on the Class A-1 term notes and the Class A-2 term notes will be based primarily on amounts collected or received in respect of the mortgage loans in Loan Groups I and II, respectively. The variable funding notes generally will be entitled to receive a portion of the collections on the mortgage loans in Loan Group I or II depending on the Loan Group into which the additional balances backing the variable funding notes are added.

INITIAL HELOCS

     Substantially all of the initial HELOCs were originated or acquired by GMAC Mortgage Corporation or GMACM. No more than 94.87% (by principal balance as of the cut-off date) of the initial HELOCs are secured by second mortgages or deeds of trust and the remainder of which by first mortgages or deeds of trust. The mortgaged properties securing the initial HELOCs consist primarily of residential properties. As to approximately 100.00% of the initial HELOCs, the borrower represented at the time of origination that the related mortgaged property would be owner occupied as a primary or second home.

     All percentages of the initial HELOCs described in this prospectus supplement are approximate percentages determined, except as otherwise indicated, by the aggregate principal balance as of the cut-off date of the initial HELOCs.

     The principal balance as of the cut-off date of the initial HELOCs is $186,751,055.97. With respect to the initial HELOCs:

     o as of the cut-off date, no initial HELOC is 30 days or more delinquent;

     o the average principal balance as of the cut-off date is $24,171.76;

     o the minimum principal balance as of the cut-off date is $1,000.00;

     o the maximum principal balance as of the cut-off date is $891,121.88;

     o the lowest loan rate and the highest loan rate on the cut-off date are 5.990% and 14.490% per annum, respectively;

     o the weighted average loan rate on the cut-off date is approximately 8.554% per annum;

     o the minimum and maximum CLTV Ratios as of the cut-off date are 2.10% and 105.57%, respectively;

     o the weighted average CLTV Ratio based on the principal balance as of the cut-off date of the initial HELOCs is approximately 76.55% as of the cut-off date;

     o the latest scheduled maturity of any initial HELOC is December 21, 2025;

     o with respect to approximately 27.99% and approximately 16.81% of the initial HELOCs, the related mortgaged properties are located in the States of California and Michigan, respectively; and

     o not more than 22.20% of the initial HELOCs do not require an appraisal.

     As used in this prospectus supplement, a mortgage loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a mortgage loan with a payment due on November 1 that remained unpaid as of the close of business on November 30 would still be considered current as of November 30. If that payment remained unpaid as of the close of business on December 31, the mortgage loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

LOAN TERMS OF THE HELOCS

     Interest on each HELOC is calculated based on the average daily balance outstanding during the related billing cycle.

     Each HELOC has a loan rate that is subject to adjustment on each adjustment date, as specified in the related credit line agreement or mortgage note, to equal the sum of:

     o the index; and

     o the gross margin;

provided, however, that the loan rate on each initial HELOC will in no event be greater than the maximum loan rate.

     The index for each HELOC is the "prime rate" (or high point of any range of "prime rates") established by the financial institutions surveyed by The Wall Street Journal in publishing its "Money Rates" (or any replacement) Table or, if such rate is not available, a substitute rate selected in accordance with the related credit line agreement or mortgage note, as applicable.

     As of the cut-off date, none of the initial HELOCs have a loan rate below the Teaser Rate. With respect to approximately 38.24% of the initial HELOCs, the Teaser Rate will be equal to the prime rate less 1.00%.

     With respect to approximately 42.74% of the initial HELOCs, the gross margin is adjustable from time to time based on the then outstanding balance. These adjustments are 0.25% for balances of $25,000.01 through $50,000.00 and 0.50% for balances of $50,000.01 or greater.

     In certain instances, the gross margins with respect to the initial HELOCs have been discounted based on specific employee status with GM or its subsidiaries at the time of origination of the initial HELOC, with no adjustment in the event of any change in the status of the borrower.

     Each initial HELOC was either a 25-year mortgage loan, 20-year mortgage loan, 15-year mortgage loan, 10-year mortgage loan or 5-year mortgage loan. The related mortgagor for each initial HELOC may make a draw at any time during the Draw Period. In addition, with respect to certain of the initial HELOCs, the related mortgagor will not be permitted to make any draw during the related Repayment Period. The Draw Period and the Repayment Period vary for the initial HELOCs based on each loan's CLTV Ratio at origination, state of origination and original term to maturity. The 25-year mortgage loans, which comprise approximately 40.65% of the initial HELOCs, have a Draw Period of 15 years and a Repayment Period of 10 years. With respect to 15-year mortgage loans, 10-year mortgage loans and 5-year mortgage loans, the Draw Period will generally be the entire term of the loan and there will be no Repayment Period. The entire outstanding principal balance of each HELOC with no Repayment Period will be due on the maturity date of the HELOC.

     The maximum amount of each draw with respect to any HELOC is equal to the excess, if any, of the credit limit of that HELOC over the outstanding principal balance under the related credit line agreement at the time of that draw. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related mortgagor will have the right during the related Draw Period to make a draw in the amount of any prepayment theretofore made with respect to that HELOC. Each mortgagor generally will have access to make draws by check, subject to applicable law. Generally, the credit line agreement or mortgage related to each HELOC will, subject to applicable law, contain a customary "due-on-sale" clause.

     As to each HELOC, the mortgagor's right to receive draws during the Draw Period may be suspended, or the related credit limit may be reduced, for cause under a number of circumstances, including, but not limited to:

     o a materially adverse change in the mortgagor's financial circumstances;

     o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

     o a payment default by the mortgagor.

However, generally such suspension or reduction will not affect the payment terms for previously drawn balances. The servicer, GMAC Mortgage Corporation, will have no obligation under the servicing agreement to investigate as to whether any such circumstances have occurred and may have no knowledge of them. Therefore, there can be no assurance that any mortgagor's ability to receive draws will be suspended or reduced in the event that the foregoing circumstances occur.

     In the event of default under a HELOC, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

     o the mortgagor's failure to make any payment as required;

     o any action or inaction by the mortgagor that adversely affects the mortgaged property or the rights in the mortgaged property; or

     o fraud or material misrepresentation by a mortgagor in connection with the HELOC.

     Prior to the related Repayment Period or prior to the date of maturity for loans without a Repayment Period, the mortgagor for each HELOC will be obligated to make monthly payments thereon in a minimum amount that generally will be equal to the finance charge applicable to that mortgage loan for the related billing cycle. Except as described below, if that loan has a Repayment Period, during that period, the mortgagor will be obligated to make monthly payments consisting of principal installments which would substantially amortize the principal balance by the maturity date, plus current finance charges and the sum of any unpaid fees, insurance premiums and other charges, if any. In addition, certain mortgagors will be required to pay an annual fee of up to $35. Payments made by or on behalf of the mortgagor for each HELOC will be applied to any unpaid finance charges that are due thereon, prior to application, to any unpaid principal outstanding.

     None of the initial HELOCs are insured by mortgage insurance policies covering all or a portion of any losses on each loan, subject to certain limitations.

INITIAL HELOC CHARACTERISTICS

     Set forth below is a description of certain additional characteristics of the initial HELOCs in Loan Group I and Loan Group II, or the Group I HELOCs and Group II HELOCs, respectively, as of the cut-off date. Unless otherwise specified, all principal balances of the initial HELOCs in each Loan Group are as of the cut-off date and are rounded to the nearest dollar. Except as indicated otherwise, all percentages are approximate percentages by aggregate principal balance as of the cut-off date. Entries in the tables may not add to 100.00% due to rounding.

                 INITIAL HELOC CHARACTERISTICS FOR LOAN GROUP I

                                       PROPERTY TYPE OF GROUP I HELOC LOANS
                                                                                                               PERCENT OF
                                                                                                            INITIAL GROUP I
                                             NUMBER OF INITIAL                  CUT-OFF DATE               HELOCS BY CUT-OFF
 PROPERTY TYPE                                 GROUP I HELOCS                     BALANCE                     DATE BALANCE
 -------------                                 --------------                     -------                     ------------
Single Family                                      6,178                       $130,642,178.89                  88.64%
Condominium                                          432                          9,476,324.11                   6.43
PUD                                                  262                          5,877,288.60                   3.99
Two to Four Family                                    69                          1,365,309.61                   0.93
Manufactured Housing                                   2                             29,492.00                   0.02
                                                   -----                       ---------------                 -------
                                  TOTAL            6,943                       $147,390,593.21                 100.00%


                                     OCCUPANCY TYPES OF GROUP I HELOC LOANS

                                                                                                               PERCENT OF
                                                                                                            INITIAL GROUP I
 OCCUPANCY                                   NUMBER OF INITIAL                  CUT-OFF DATE               HELOCS BY CUT-OFF
 (AS INDICATED BY BORROWER)                    GROUP I HELOCS                     BALANCE                     DATE BALANCE
 -------------                                 --------------                     -------                     ------------
Owner Occupied                                     6,843                       $144,685,162.64                     98.16%
Second Home                                          100                          2,705,430.57                      1.84
                                                   -----                       ---------------                    ------
                                TOTAL              6,943                       $147,390,593.21                    100.00%

                    PRINCIPAL BALANCES OF GROUP I HELOC LOANS

                                                                                     INITIAL GROUP I                 PERCENT OF
                                                          NUMBER OF INITIAL           CUT-OFF DATE                HELOCS BY CUT-OFF
RANGE OF PRINCIPAL BALANCES ($)                             GROUP I HELOCS               BALANCE                     DATE BALANCE
-------------------------------                             --------------               -------                     ------------

        $0.00     to     $25,000.00                              5,112            $62,528,147.98                        42.42%
   $25,000.01     to     $50,000.00                              1,324             47,058,032.34                        31.93
   $50,000.01     to     $75,000.00                                318             19,814,731.50                        13.44
   $75,000.01     to     $100,000.00                               158             13,778,669.59                         9.35
  $100,000.01     to     $125,000.00                                19              2,145,304.55                         1.46
  $125,000.01     to     $150,000.00                                 6                835,243.86                         0.57
  $150,000.01     to     $175,000.00                                 1                173,109.45                         0.12
  $175,000.01     to     $200,000.00                                 2                360,000.00                         0.24
  $200,000.01     +                                                  3                697,353.94                         0.47
                                                                 ------          ---------------                       ------
                                           Total                 6,943           $147,390,593.21                       100.00%


o The average principal balance of the initial Group I HELOCs as of the cut-off date is approximately $21,228.66.


              COMBINED LOAN-TO-VALUE RATIOS OF GROUP I HELOC LOANS

                                                                                                                     PERCENT OF
                                                                                                                    INITIAL GROUP I
RANGE OF COMBINED                                       NUMBER OF INITIAL          CUT-OFF DATE                    HELOCS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                                 GROUP I HELOCS              BALANCE                         DATE BALANCE
------------------------                                 --------------              -------                         ------------

    0.01%    to      40.00%                                   334                   $6,842,185.68                          4.64%
   40.01%    to      50.00%                                   262                    5,950,060.52                          4.04
   50.01%    to      60.00%                                   405                    8,280,187.90                          5.62
   60.01%    to      70.00%                                   696                   14,547,296.22                          9.87
   70.01%    to      80.00%                                 2,384                   51,454,133.21                         34.91
   80.01%    to      90.00%                                 2,204                   43,713,842.37                         29.66
   90.01%    to     100.00%                                   657                   16,543,549.88                         11.22
  100.01%     +                                                 1                       59,337.43                          0.04
                                                            -----                 ---------------                        ------
                                      Total                 6,943                 $147,390,593.21                        100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group I HELOCs as of the cut-off date are approximately 2.10% and 105.57%, respectively, and the weighted average combined loan-to-value ratio of the initial Group I HELOCs as of the cut-off date is approximately 76.56%.

                GEOGRAPHICAL DISTRIBUTIONS OF GROUP I HELOC LOANS

                                                                                                                  PERCENT OF
                                                                                                                INITIAL GROUP I
                                                   NUMBER OF INITIAL             CUT-OFF DATE                  HELOCS BY CUT-OFF
LOCATION                                            GROUP I HELOCS                 BALANCE                        DATE BALANCE
--------                                            --------------                 -------                        ------------

California                                               1,507               $ 39,630,924.48                         26.89%
Michigan                                                 1,187                 23,069,982.76                         15.65
New Jersey                                                 308                  7,471,551.75                          5.07
Massachusetts                                              306                  6,648,611.81                          4.51
Florida                                                    296                  6,087,041.17                          4.13
New York                                                   213                  5,518,680.73                          3.74
Illinois                                                   211                  4,229,333.99                          2.87
Connecticut                                                195                  4,005,157.28                          2.72
Pennsylvania                                               227                  3,934,179.46                          2.67
Colorado                                                   172                  3,910,804.10                          2.65
Washington                                                 174                  3,574,133.51                          2.42
Other                                                    2,147                 39,310,192.17                         26.67
                                                         -----               ---------------                        ------
                              TOTAL                      6,943               $147,390,593.21                        100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                 JUNIOR RATIOS OF GROUP I HELOC LOANS (1)(2)(3)

                                                                                                                     PERCENT OF
                                                                                                                   INITIAL GROUP I
                                                              NUMBER OF INITIAL          CUT-OFF DATE             HELOCS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                      GROUP I HELOCS             BALANCE                   DATE BALANCE
--------------------------                                      --------------             -------                   ------------

  0.001%   to  10.000%                                             635                  $ 8,047,439.41                    5.80%
 10.001%   to  20.000%                                           3,116                   59,225,768.18                   42.68
 20.001%   to  30.000%                                           1,546                   36,919,204.19                   26.61
 30.001%   to  40.000%                                             775                   19,135,912.28                   13.79
 40.001%   to  50.000%                                             332                    7,597,168.96                    5.48
 50.001%   to  60.000%                                             162                    4,263,360.48                    3.07
 60.001%   to  70.000%                                              91                    1,821,932.12                    1.31
 70.001%   to  80.000%                                              33                      786,861.19                    0.57
 80.001%   to  90.000%                                              21                      507,331.65                    0.37
 90.001%   to 100.000%                                              19                      454,147.96                    0.33
                                                                 -----                 ---------------                  ------
                                           Total                 6,730                 $138,759,126.42                  100.00%

(1) The Junior Ratio of a HELOC is the ratio (expressed as a percentage) of the credit limit of such HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HELOC is underwritten.

(2) The weighted average Junior Ratio of the initial Group I HELOCs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 24.02%.

(3) Includes only the initial Group I HELOCs secured by second liens.


                        LOAN RATES OF GROUP I HELOC LOANS

                                                                                                                     PERCENT OF
                                                                                                                   INITIAL GROUP I
                                                              NUMBER OF INITIAL            CUT-OFF DATE           HELOCS BY CUT-OFF
RANGE OF LOAN RATES (%)                                        GROUP I HECLOCS               BALANCE                DATE BALANCE
-----------------------                                        ---------------               -------                ------------
  5.000%   to     5.999%                                             314                $  7,538,097.66                   5.11%
  6.000%   to     6.999%                                           1,794                  46,305,169.17                  31.42
  8.000%   to     8.999%                                           2,535                  53,832,995.71                  36.52
  9.000%   to     9.999%                                              93                   2,174,478.53                   1.48
 10.000%   to    10.999%                                           1,211                  21,913,596.17                  14.87
 11.000%   to    11.999%                                             530                   7,043,400.19                   4.78
 12.000%   to    12.999%                                             156                   2,645,207.97                   1.79
 13.000%   to    13.999%                                             225                   4,360,833.54                   2.96
 14.000%   to    14.999%                                              85                   1,576,814.27                   1.07
                                                                   -----                ----------------                ------
                                              Total                6,943                $147,390,593.21                 100.00%

o The weighted average loan rate of the initial Group I HELOCs as of the cut-off date is approximately 8.579% per annum.

                FULLY INDEXED GROSS MARGIN OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                    INITIAL GROUP I
RANGE OF FULLY INDEXED                                        NUMBER OF INITIAL          CUT-OFF DATE              HELOCS BY CUT-OFF
GROSS MARGINS (%)                                               GROUP I HELOCS              BALANCE                   DATE BALANCE
-----------------                                               --------------              -------                   ------------
  Less Than           0.000%                                          2                  $     51,381.23                 0.03%
    0.000%     to     0.999%                                      2,885                    60,374,657.54                40.96
    1.000%     to     1.999%                                      2,332                    48,356,374.86                32.81
    2.000%     to     2.999%                                        967                    22,086,166.27                14.98
    3.000%     to     3.999%                                        339                     7,252,927.64                 4.92
    4.000%     to     4.999%                                        406                     9,088,894.81                 6.17
    5.000%     to     5.999%                                         12                       180,190.86                 0.12
                                                                  -----                  ---------------               ------
                                            Total                 6,943                  $147,390,593.21               100.00%

o The weighted average fully indexed gross margin of the initial Group I HELOCs as of the cut-off date is approximately 1.455% per annum.

                 CREDIT UTILIZATION RATES OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                    INITIAL GROUP I
RANGE OF CREDIT UTILIZATION                                    NUMBER OF INITIAL          CUT-OFF DATE             HELOCS BY CUT-OFF
RATES (%)                                                       GROUP I HELOCS              BALANCE                   DATE BALANCE
---------------------------                                    -----------------          ------------             -----------------

   0.001%   to       10.000%                                             450           $  1,459,073.79                     0.99%
  10.001%   to       20.000%                                             588              3,987,401.32                     2.71
  20.001%   to       30.000%                                             594              6,493,651.87                     4.41
  30.001%   to       40.000%                                             508              6,948,070.57                     4.71
  40.001%   to       50.000%                                             497              8,353,258.01                     5.67
  50.001%   to       60.000%                                             466             10,020,949.19                     6.80
  60.001%   to       70.000%                                             449             10,258,323.73                     6.96
  70.001%   to       80.000%                                             626             14,260,297.15                     9.68
  80.001%   to       90.000%                                             442             12,642,058.83                     8.58
  90.001%   to      100.000%                                           2,312             72,552,662.25                    49.22
 100.001%   +                                                             11                414,846.50                     0.28
                                                                       -----           ---------------                   ------
                                           Total                       6,943           $147,390,593.21                   100.00%

o The weighted average credit utilization rate based on the cut-off date credit limit of the initial Group I HELOCs as of the cut-off date is approximately 77.43%.

                      CREDIT LIMITS OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                    INITIAL GROUP I
                                                               NUMBER OF INITIAL           CUT-OFF DATE            HELOCS BY CUT-OFF
RANGE OF CREDIT LIMITS ($)                                      GROUP I HELOCS               BALANCE                 DATE BALANCE
--------------------------                                      --------------               -------                 ------------
      $0.00      to      $25,000.00                                    3,134             $38,063,413.49                 25.82%
 $25,000.01      to      $50,000.00                                    2,537              55,262,589.00                 37.49
 $50,000.01      to      $75,000.00                                      594              20,991,255.23                 14.24
 $75,000.01      to     $100,000.00                                      589              26,077,350.57                 17.69
$100,000.01      to     $125,000.00                                       41               3,162,445.52                  2.15
$125,000.01      to     $150,000.00                                       26               1,833,531.51                  1.24
$150,000.01      to     $175,000.00                                        5                 185,870.46                  0.13
$175,000.01      to     $200,000.00                                        8                 663,777.08                  0.45
$200,000.01      to     $225,000.00                                        1                 222,000.00                  0.15
$225,000.01      to     $250,000.00                                        8                 928,360.35                  0.63
                                                                        ----            ---------------                ------
                                           Total                       6,943            $147,390,593.21                100.00%

o The average of the credit limits of the initial Group I HELOCs as of the cut-off date is approximately $36,978.64.

                    MAXIMUM LOAN RATES OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                   INITIAL GROUP I
                                                              NUMBER OF INITIAL            CUT-OFF DATE           HELOCS BY CUT-OFF
MAXIMUM LOAN RATES (%)                                         GROUP I HELOCS                BALANCE                DATE BALANCE
----------------------                                         --------------                -------                ------------

 15.000%   to       15.999%                                          10                 $     99,590.61                 0.07%
 16.000%   to       16.999%                                          29                      426,350.70                 0.29
 17.000%   to       17.999%                                          80                    1,049,809.83                 0.71
 18.000%   to       18.999%                                       6,710                  144,623,163.53                98.12
 19.000%   to       19.999%                                         114                    1,191,678.54                 0.81
                                                                  -----                 ---------------               ------
                                      Total                       6,943                 $147,390,593.21               100.00%

o The weighted average maximum loan rate of the initial Group I HELOCs as of0 the cut-off date is approximately 18.140% per annum.

          MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP I HELOC LOANS

                                                                                                                       PERCENT OF
                                                                                                                    INITIAL GROUP I
                                                              NUMBER OF INITIAL             CUT-OFF DATE           HELOCS BY CUT-OFF
RANGE OF MONTHS                                                GROUP I HELOCS                 BALANCE                  DATE BALANCE
---------------                                                --------------                 -------                  ------------
   0       to       60                                                     6             $    167,393.38                    0.11%
  61       to       120                                                3,660               72,455,852.95                   49.16
 121       to       180                                                  527               12,287,493.37                    8.34
 181       to       240                                                    1                   35,000.00                    0.02
 241       to       300                                                2,749               62,444,853.51                   42.37
                                                                       -----             ---------------                  ------
                                           Total                       6,943             $147,390,593.21                  100.00%

o The weighted average months remaining to scheduled maturity of the initial Group I HELOCs as of the cut-off date is approximately 197 months.


                     ORIGINATION YEAR OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                   INITIAL GROUP I
                                                              NUMBER OF INITIAL             CUT-OFF DATE          HELOCS BY CUT-OFF
ORIGINATION YEAR                                                GROUP I HELOCS                BALANCE                 DATE BALANCE
----------------                                                --------------                -------                 ------------
   1990                                                                     2            $     85,572.40                       0.06%
   1992                                                                     1                   3,000.00                       0.00
   1993                                                                     3                 109,000.00                       0.07
   1994                                                                     1                  62,695.47                       0.04
   1995                                                                     4                  34,536.54                       0.02
   1996                                                                     1                   4,000.00                       0.00
   1997                                                                    17                 230,629.15                       0.16
   1998                                                                   151               1,787,793.72                       1.21
   1999                                                                   467               6,025,135.97                       4.09
   2000                                                                 6,296             139,048,229.96                      94.34
                                                                        -----            ---------------                     ------
                                            Total                       6,943            $147,390,593.21                     100.00%


                      LIEN PRIORITY OF GROUP I HELOC LOANS

                                                                                                                      PERCENT OF
                                                                                                                    INITIAL GROUP I
LIEN                                                           NUMBER OF INITIAL           CUT-OFF DATE            HELOCS BY CUT-OFF
POSITION                                                        GROUP I HELOCS                BALANCE                 DATE BALANCE
--------                                                        --------------                -------                 ------------
First                                                                     213            $  8,631,466.79                       5.86%
Second                                                                  6,730             138,759,126.42                      94.14
                                                                        -----            ---------------                     ------
                                            Total                       6,943            $147,390,593.21                     100.00%

                  DEBT-TO-INCOME RATIOS OF GROUP I HELOC LOANS

                                                                                                        PERCENT OF
                                                                                                      INITIAL GROUP I
                                                         NUMBER OF INITIAL       CUT-OFF DATE        HELOCS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)                        GROUP I HELOCS            BALANCE             DATE BALANCE
----------------------------------                        --------------            -------             ------------

     0.000%  to   10.000%                                        44            $  1,156,730.90             0.78%
    10.001%  to   20.000%                                       398               6,967,246.69              4.73
    20.001%  to   30.000%                                     1,447              27,376,765.99             18.57
    30.001%  to   40.000%                                     2,277              46,239,383.00             31.37
    40.001%  to   50.000%                                     2,347              55,095,693.25             37.38
    50.001%  to   60.000%                                       381               9,510,615.12              6.45
    60.001%   +                                                  49               1,044,158.26              0.71
                                                              -----            ---------------            ------
                                      Total                   6,943            $147,390,593.21            100.00%

o The weighted average debt-to-income ratio of the initial Group I HELOCs as of the cut-off date is approximately 37.63%.


                 TEASER EXPIRATION MONTH OF GROUP I HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
TEASER EXPIRATION MONTH                                     GROUP I HELOCS            BALANCE                   DATE BALANCE
-----------------------                                     --------------            -------                   ------------
None                                                             2,295             $39,632,254.82                  26.89%
November 2000                                                    1,223              29,238,004.87                  19.84
December 2000                                                      822              19,554,487.49                  13.27
January 2001                                                       823              20,649,440.61                  14.01
February 2001                                                      715              14,821,063.11                  10.06
March 2001                                                         583              11,723,186.70                   7.95
April 2001                                                         481              11,755,277.16                   7.98
May 2001                                                             1                  16,878.45                   0.01
                                                                 -----            ---------------                 ------
                                            Total                6,943            $147,390,593.21                 100.00%


                                      DOCUMENTATION TYPE OF GROUP I HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
DOCUMENTATION                                               GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
Full Documentation                                               5,458             $119,691,550.26                  81.21%
Limited Documentation                                              688               12,580,980.79                    8.54
No Documentation                                                   551                9,193,409.52                    6.24
No Income Verification                                             125                2,979,425.05                    2.02
Stated                                                              76                1,999,753.18                    1.36
Streamline                                                          18                  534,355.67                    0.36
Alternative                                                         27                  411,118.74                    0.28
                                                                 -----             ---------------                  ------
                                      TOTAL                      6,943             $147,390,593.21                  100.00%

                                         LOAN PURPOSE OF GROUP I HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LOAN PURPOSE                                                GROUP I HELOCS            BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
Other                                                           5,602             $120,687,812.12                   81.88%
Home Improvement                                                  910               17,688,216.32                    12.00
Debt Consolidation                                                410                8,730,319.39                     5.92
Education                                                          21                  284,245.38                     0.19
                                                                -----             ---------------                   ------
                                      TOTAL                     6,943             $147,390,593.21                   100.00%



                          CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP I HELOC LOANS
                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF CREDIT SCORES                                      GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
  520    to    539                                               1                    10,964.70                       0.01
  540    to    559                                               4                    40,098.49                       0.03
  560    to    579                                               6                    50,427.55                       0.03
  580    to    599                                               5                    41,377.67                       0.03
  600    to    619                                              49                 1,076,352.50                       0.73
  620    to    639                                             351                 7,498,777.03                       5.09
  640    to    659                                             536                11,649,285.58                       7.90
  660    to    679                                             564                13,111,713.20                       8.90
  680    to    699                                             946                22,951,573.67                      15.57
  700    to    719                                             953                21,021,876.17                      14.26
  720    to    739                                             956                21,130,054.48                      14.34
  740    to    759                                             990                19,371,403.39                      13.14
  760    to    779                                             944                17,970,843.02                      12.19
  780    to    799                                             509                 9,099,905.69                       6.17
  800    to    819                                             106                 1,877,806.53                       1.27
  820    to    839                                               2                    64,470.00                       0.04
  860    to    879                                               1                    19,890.88                       0.01
  n/a                                                           20                   403,772.66                       0.27
                                                             -----              ---------------                     ------
                                      Total                  6,943              $147,390,593.21                     100.00%

o Of the initial Group I HELOCs with available credit scores, the weighted average credit score of the initial Group I HELOCs as of the cut-off date is approximately 715.

                 INITIAL HELOC CHARACTERISTICS FOR LOAN GROUP II

                      PROPERTY TYPE OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
PROPERTY TYPE                                               GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
Single Family                                                    693              $35,629,245.93                  90.52%
PUD                                                               52                2,223,894.36                    5.65
Condominium                                                       36                1,358,649.47                    3.45
Two to Four Family                                                 2                  148,673.00                    0.38
                                                                 ---              --------------                  ------
                                       TOTAL                     783              $39,360,462.76                  100.00%


                     OCCUPANCY TYPES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
OCCUPANCY                                                  NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
(AS INDICATED BY BORROWER)                                  GROUP I HELOCS            BALANCE                   DATE BALANCE
--------------------------                                  --------------            -------                   ------------
Owner Occupied                                                    764              $37,581,736.93                   95.48%
Second Home                                                        19                1,778,725.83                     4.52
                                                                  ---              --------------                   ------
                                      TOTAL                       783              $39,360,462.76                   100.00%



                   PRINCIPAL BALANCES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF PRINCIPAL BALANCES ($)                             GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------------------------                             --------------            -------                   ------------
       $1       to       $25,000                                  261              $3,323,762.18                     8.44%
  $25,001       to       $50,000                                  256               9,614,223.19                     24.43
  $50,001       to       $75,000                                  123               7,639,672.40                     19.41
  $75,001       to       $100,000                                  58               5,072,675.81                     12.89
 $100,001       to       $125,000                                  26               2,967,066.63                      7.54
 $125,001       to       $150,000                                  38               5,386,553.17                     13.69
 $150,001       to       $175,000                                   4                 654,630.79                      1.66
 $175,001       to       $200,000                                   5                 987,488.14                      2.51
 $200,001        +                                                 12               3,714,390.45                      9.44%
                                                                  ---             --------------                    ------
                                             Total                783             $39,360,462.76                    100.00%

o The average principal balance of the initial Group II HELOCs as of the cut-off date is approximately $50,268.79.

              COMBINED LOAN-TO-VALUE RATIOS OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
RANGE OF COMBINED                                          NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                                    GROUP I HELOCS            BALANCE                   DATE BALANCE
------------------------                                    --------------            -------                   ------------
  0.01%   to       40.00%                                         12              $1,248,165.31                        3.17%
 40.01%   to       50.00%                                         14               1,039,130.15                         2.64
 50.01%   to       60.00%                                         33               3,005,989.66                         7.64
 60.01%   to       70.00%                                         79               4,076,578.80                        10.36
 70.01%   to       80.00%                                        336              16,846,197.09                        42.80
 80.01%   to       90.00%                                        246              10,327,768.78                        26.24
 90.01%   to       100.00%                                        63               2,816,632.97                         7.16
                                                                 ---             --------------                       ------
                                             Total               783             $39,360,462.76                       100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group II HELOCs as of the cut-off date are approximately 23.50% and 100.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group II HELOCs as of the cut-off date is approximately 76.51%.


               GEOGRAPHICAL DISTRIBUTIONS OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LOCATION                                                    GROUP I HELOCS            BALANCE                   DATE BALANCE
--------                                                    --------------            -------                   ------------
California                                                        229               $12,647,347.41                  32.13%
Michigan                                                          194                 8,316,740.19                   21.13
New Jersey                                                         52                 2,536,869.64                    6.45
Connecticut                                                        28                 1,659,395.37                    4.22
Florida                                                            15                 1,629,805.66                    4.14
New York                                                           30                 1,543,953.42                    3.92
Washington                                                         23                 1,463,401.89                    3.72
Colorado                                                           21                 1,212,983.62                    3.08
Massachusetts                                                      26                   983,077.63                    2.50
Illinois                                                           15                   818,149.29                    2.08
Other                                                             150                 6,548,738.64                   16.64
                                                                  ---               --------------                  ------
                                     TOTAL                        783               $39,360,462.76                  100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                 JUNIOR RATIOS OF GROUP II HELOC LOANS (1)(2)(3)

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                  GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------------------                                   --------------            -------                   ------------
   0.001%   to    10.000%                                          40                $589,156.42                   1.53%
  10.001%   to    20.000%                                         257               7,930,320.24                   20.64
  20.001%   to    30.000%                                         191              10,805,463.93                   28.13
  30.001%   to    40.000%                                         128               7,939,753.76                   20.67
  40.001%   to    50.000%                                          50               3,742,258.41                    9.74
  50.001%   to    60.000%                                          42               3,183,181.10                    8.29
  60.001%   to    70.000%                                          25                 966,633.90                    2.52
  70.001%   to    80.000%                                          31               2,410,092.07                    6.27
  80.001%   to    90.000%                                           8                 479,631.35                    1.25
  90.001%   to    100.000%                                          9                 372,849.70                    0.97
                                                                  ---              -------------                  ------
                                              Total               781              38,419,340.88                  100.00%


(1) The Junior Ratio of a HELOC is the ratio (expressed as a percentage) of the credit limit of such HELOC to the sum of such credit limit and the outstanding balance of any senior mortgage computed as of the date such HELOC is underwritten.

(2) The weighted average Junior Ratio of the initial Group II HELOCs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 34.88%.

(3)  Includes only the initial Group II HELOCs secured by second liens.


                                           LOAN RATES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF LOAN RATES (%)                                     GROUP I HELOCS            BALANCE                   DATE BALANCE
-----------------------                                     --------------            -------                   ------------
   5.000%    to    5.999%                                          55              $3,892,472.39                    9.89%
   6.000%    to    6.999%                                         138               9,036,315.62                    22.96
   8.000%    to    8.999%                                         380              17,548,480.68                    44.58
   9.000%    to    9.999%                                          21               1,035,854.29                     2.63
  10.000%    to    10.999%                                         97               4,595,758.52                    11.68
  11.000%    to    11.999%                                         41                 968,374.16                     2.46
  12.000%    to    12.999%                                         19                 917,035.21                     2.33
  13.000%    to    13.999%                                         26               1,202,292.70                     3.05
  14.000%    to    14.999%                                          6                 163,879.19                     0.42
                                                                  ---             --------------                   ------
                                              Total               783             $39,360,462.76                   100.00%


o The weighted average loan rate of the initial Group II HELOCs as of the cut-off date is approximately 8.461% per annum.

               FULLY INDEXED GROSS MARGIN OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF FULLY INDEXED GROSS MARGINS (%)                    GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------------------------                    --------------            -------                   ------------
 Less Than         0.000%                                           1                 $36,633.21                     0.09%
    0.000%   to    0.999%                                         345              19,736,734.13                     50.14
    1.000%   to    1.999%                                         264              12,017,624.86                     30.53
    2.000%   to    2.999%                                         112               4,845,170.27                     12.31
    3.000%   to    3.999%                                          30               1,402,519.13                      3.56
    4.000%   to    4.999%                                          31               1,321,781.16                      3.36
                                                                  ---             --------------                    ------
                                       Total                      783             $39,360,462.76                    100.00%


o The weighted average fully indexed gross margin of the initial Group II HELOCs as of the cut-off date is approximately 1.183% per annum.



                CREDIT UTILIZATION RATES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF CREDIT UTILIZATION RATES (%)                       GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------------------------------                       --------------            -------                   ------------
   0.001%    to    10.000%                                        85                $683,776.40                      1.74%
  10.001%    to    20.000%                                        77               1,465,923.86                      3.72
  20.001%    to    30.000%                                        70               1,753,248.30                      4.45
  30.001%    to    40.000%                                        56               1,933,769.69                      4.91
  40.001%    to    50.000%                                        68               3,362,483.00                      8.54
  50.001%    to    60.000%                                        33               1,467,316.78                      3.73
  60.001%    to    70.000%                                        33               2,119,443.33                      5.38
  70.001%    to    80.000%                                        47               3,035,516.22                      7.71
  80.001%    to    90.000%                                        53               3,937,344.60                     10.00
  90.001%    to    100.000%                                      260              19,552,340.39                     49.68
 100.001%    +                                                     1                  49,300.19                      0.13
                                                                 ---             --------------                    ------
                                       TOTAL                     783             $39,360,462.76                    100.00%

o The weighted average credit utilization rate based on the cut-off date credit limit of the initial Group II HELOCs as of the cut-off date is approximately 76.20%.


                                         CREDIT LIMITS OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF CREDIT LIMITS ($)                                  GROUP I HELOCS            BALANCE                   DATE BALANCE
--------------------------                                  --------------            -------                   ------------
      $0.01    to    $25,000.00                                    42                $572,923.34                    1.46%
 $25,000.01    to    $50,000.00                                   217               5,904,376.34                    15.00
 $50,000.01    to    $75,000.00                                   127               5,312,498.01                    13.50
 $75,000.01    to    $100,000.00                                  145               7,239,857.36                    18.39
$100,000.01    to    $125,000.00                                   10                 785,112.90                     1.99
$125,000.01    to    $150,000.00                                  139              10,331,028.02                    26.25
$150,000.01    to    $175,000.00                                   26               1,433,804.35                     3.64
$175,000.01    to    $200,000.00                                   27               2,084,395.46                     5.30
$200,000.01    to    $225,000.00                                    8                 249,696.90                     0.63
$225,000.01    to    $250,000.00                                   28               2,850,262.54                     7.24
$250,000.01    +                                                   14               2,596,507.54                     6.60%
                                                                  ---             --------------                   ------
                                    Total                         783             $39,360,462.76                   100.00%

     The average of the credit limits of the initial Group II HELOCs as of the cut-off date is approximately $97,351.41.

                   MAXIMUM LOAN RATES OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
MAXIMUM LOAN RATES (%)                                      GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
15.000%    to    15.999%                                            1                  $5,000.00                   0.01%
16.000%    to    16.999%                                            2                  25,314.78                    0.06
17.000%    to    17.999%                                            4                  78,129.41                    0.20
18.000%    to    18.999%                                          767              39,000,056.97                   99.08
19.000%    to    19.999%                                            9                 251,961.60                    0.64
                                                                  ---             --------------                  ------
                                           Total                  783             $39,360,462.76                  100.00%

o The weighted average maximum loan rate of the initial Group II HELOCs as of the cut-off date is approximately 18.168% per annum.



         MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF MONTHS                                             GROUP I HELOCS            BALANCE                   DATE BALANCE
---------------                                             --------------            -------                   ------------
   0     to     60                                                   1                 $22,000.00                    0.06%
  61     to     120                                                538              24,731,438.06                    62.83
 121     to     180                                                 29               1,179,860.40                     3.00
 241     to     300                                                215              13,427,164.30                    34.11
                                                                   ---             --------------                   ------
                                     Total                         783             $39,360,462.76                   100.00%

o The weighted average months remaining to scheduled maturity of the initial Group II HELOCs as of the cut-off date is approximately 179 months.



                                        ORIGINATION YEAR OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
ORIGINATION YEAR                                            GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------                                            --------------            -------                   ------------
    1993                                                          1                 $13,000.00                      0.03%
    1995                                                          1                  22,000.00                       0.06
    1998                                                          5                  46,893.95                       0.12
    1999                                                         44               1,137,148.06                       2.89
    2000                                                        732              38,141,420.75                      96.90
                                                                ---             --------------                     ------
                                              Total             783             $39,360,462.76                     100.00%



                                         LIEN PRIORITY OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LIEN POSITION                                               GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
First                                                               2                $941,121.88                    2.39%
Second                                                            781              38,419,340.88                    97.61
                                                                  ---             --------------                   ------
                                              Total               783             $39,360,462.76                   100.00%

                  DEBT-TO-INCOME RATIOS OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)                          GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------------------                          --------------            -------                   ------------
     10.001%    to   20.000%                                      36               $2,022,770.58                     5.14%
     20.001%    to   30.000%                                     137                7,499,691.44                     19.05
     30.001%    to   40.000%                                     253               12,295,129.25                     31.24
     40.001%    to   50.000%                                     286               14,061,220.42                     35.72
     50.001%    to   60.000%                                      55                2,859,577.97                      7.27
     60.001%    +                                                 16                  622,073.10                      1.58
                                                                 ---              --------------                    ------
                                       Total                     783              $39,360,462.76                    100.00%

o The weighted average debt-to-income ratio of the initial Group I HELOCs as of the cut-off date is approximately 38.20%.



                 TEASER EXPIRATION MONTH OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
TEASER EXPIRATION MONTH                                     GROUP I HELOCS            BALANCE                   DATE BALANCE
-----------------------                                     --------------            -------                   ------------
None                                                               210              $8,883,194.07                   22.57%
December 2000                                                      110               6,304,885.03                    16.02
November 2000                                                      109               5,851,549.30                    14.87
January 2001                                                       114               5,687,385.84                    14.45
March 2001                                                          82               4,552,343.99                    11.57
February 2001                                                      102               4,146,946.23                    10.54
April 2001                                                          56               3,934,158.30                    10.00
                                                                   ---             --------------                   ------
                                             Total                 783             $39,360,462.76                   100.00%



                                      DOCUMENTATION TYPE OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
DOCUMENTATION                                               GROUP I HELOCS            BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
Full Documentation                                                611             $31,911,217.78                   81.07%
Limited Documentation                                             129               5,912,477.66                    15.02
No Income Verification                                             13                 923,853.73                     2.35
No Documentation                                                   22                 401,389.39                     1.02
Alternative                                                         5                 127,314.78                     0.32
Streamline                                                          2                  59,209.42                     0.15
Stated                                                              1                  25,000.00                     0.06
                                                                  ---             --------------                   ------
                                      TOTAL                       783             $39,360,462.76                   100.00%

                                         LOAN PURPOSE OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
LOAN PURPOSE                                                GROUP I HELOCS            BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
Other                                                             580             $28,302,303.03                    71.91%
Home Improvement                                                  147               7,883,052.84                     20.03
Debt Consolidation                                                 52               3,135,230.82                      7.97
Education                                                           4                  39,876.07                      0.10
                                                                  ---             --------------                    ------
                                      TOTAL                       783             $39,360,462.76                    100.00%



       CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP II HELOC LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE              HELOCS BY CUT-OFF
RANGE OF CREDIT SCORES                                      GROUP I HELOCS            BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
   580 to  599                                                     3                $171,545.89                     0.44%
   600 to  619                                                     9                 468,250.26                      1.19
   620 to  639                                                    26               1,126,543.71                      2.86
   640 to  659                                                    49               2,258,205.16                      5.74
   660 to  679                                                    60               3,699,318.81                      9.40
   680 to  699                                                   106               5,624,431.48                     14.29
   700 to  719                                                   105               6,329,912.28                     16.08
   720 to  739                                                   112               5,027,750.39                     12.77
   740 to  759                                                   134               6,554,558.22                     16.65
   760 to  779                                                   112               4,969,921.25                     12.63
   780 to  799                                                    60               2,886,658.74                      7.33
   800 to  819                                                     6                 225,379.81                      0.57
   n/a                                                             1                  17,986.76                      0.05
                                                                 ---             --------------                    ------
                                      Total                      783             $39,360,462.76                    100.00%

o Of the initial Group II HELOCs with available credit scores, the weighted average credit score of the initial Group II HELOCs as of the cut-off date is 719.

INITIAL HELS

         The initial HELs were originated or acquired by GMACM, generally in accordance with the underwriting standards of GMACM. The initial HELs are fixed rate, closed-end home equity loans evidenced by the related mortgage notes and secured by the related mortgages on the related mortgaged properties. Approximately 95.27% of the initial HELs (by aggregate principal balance as of the cut-off date) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The mortgaged properties securing the initial HELs consist primarily of residential properties. As to 100.00% of the initial HELs, the borrower represented at the time of origination that the related mortgaged property would be owner occupied as a primary or second home.

         All percentages of the initial HELs described in this prospectus supplement are approximate percentages determined, unless otherwise indicated, by the aggregate principal balance as of the cut-off date of the initial HELs. The principal balance as of the cut-off date of the initial HELs is $62,303,749.36.

         With respect to the initial HELs:

         o as of the cut-off date, no initial HEL is 30 days or more delinquent;

         o the average principal balance as of the cut-off date is $25,820.04; the minimum principal balance as of the cut-off date is $10,500.00;

         o  the maximum principal balance as of the cut-off date is $200,000.00;

         o the lowest loan rate and the highest loan rate on the cut-off date are 6.990% and 14.125% per annum, respectively;

         o the weighted average loan rate on the cut-off date is approximately 10.933% per annum;

         o the minimum and maximum CLTV Ratios as of the cut-off date are 5.59% and 100.00% respectively;

         o the weighted average CLTV Ratio based on the principal balance as of the cut-off date of the initial HELs is approximately 79.53% as of the cut-off date;

         o the latest scheduled maturity of any initial HEL is November 1, 2030;

         o with respect to 32.86% and 6.22% of the initial HELs, the related mortgaged properties are located in the States of California and New York, respectively; and

         o  All of the initial HELs require an appraisal.

LOAN TERMS OF THE HELS

         The loan rate of each initial HEL is the per annum interest rate required to be paid by the mortgagor under the terms of the related mortgage note. The loan rate borne by each initial HEL is fixed as of the date of origination of that initial HEL. Interest on each HEL is charged on that part of the principal which has not been paid.

         Interest is charged from the date the loan is advanced until the full amount of the principal has been paid. Interest on each HEL is calculated on a daily basis. The amount of the daily interest is equal to the annual interest rate divided by the number of days in the year times the outstanding principal balance.

         Each initial HEL had a term to maturity from the date of origination of not more than 360 months. The initial HELs provide for substantially equal payments in an amount sufficient to amortize the HELs over their terms.

INITIAL HEL CHARACTERISTICS

         Set forth below is a description of certain additional characteristics of the initial HELs in Loan Group I and Loan Group II, or the Group I HELs and Group II HELs, respectively, as of the cut-off date. Unless otherwise specified, all principal balances of the initial HELs in each Loan Group are as of the cut-off date and are rounded to the nearest dollar. Except as indicated otherwise, all percentages are approximate percentages by aggregate principal balance as of the cut-off date. Entries in the tables may not add to 100.00% due to rounding.


                  INITIAL HEL CHARACTERISTICS FOR LOAN GROUP I


                                         PROPERTY TYPE OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
PROPERTY TYPE                                                GROUP I HELS            BALANCE                   DATE BALANCE
-------------                                               --------------           -------                   ------------
Single Family                                                    2,137           $52,163,657.29                    91.21%
Condominum                                                         163             3,638,823.42                      6.36
PUD                                                                 59             1,389,303.36                      2.43
                                                                 -----           --------------                    ------
                                       TOTAL                     2,359           $57,191,784.07                    100.00%



                                        OCCUPANCY TYPES OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
OCCUPANCY                                                  NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
(AS INDICATED BY BORROWER)                                   GROUP I HELS             BALANCE                   DATE BALANCE
--------------------------                                  --------------            -------                   ------------
Owner Occupied                                                   2,349            $56,940,259.07                   99.56%
Second Home                                                         10                251,525.00                     0.44
                                                                 -----            --------------                   ------
                                      TOTAL                      2,359            $57,191,784.07                   100.00%



                                       PRINCIPAL BALANCES OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF PRINCIPAL BALANCES ($)                              GROUP I HELS             BALANCE                   DATE BALANCE
-------------------------------                             --------------            -------                   ------------
         $1     to     $25,000                                 1,775              $30,755,291.47                   53.78%
    $25,001     to     $50,000                                   447               16,238,292.60                    28.39
    $50,001     to     $75,000                                    85                5,197,700.00                     9.09
    $75,001     to     $100,000                                   44                4,019,500.00                     7.03
   $100,001     to     $125,000                                    6                  688,000.00                     1.20
   $125,001     to     $150,000                                    2                  293,000.00                     0.51
                                                               -----              --------------                   ------
                                    Total                      2,359              $57,191,784.07                   100.00%

o The average principal balance of the initial Group I HELs as of the cut-off date is approximately $24,244.08.

               COMBINED LOAN-TO-VALUE RATIOS OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
RANGE OF COMBINED                                          NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                                     GROUP I HELS             BALANCE                   DATE BALANCE
------------------------                                    --------------            -------                   ------------
  0.01%   to     40.00%                                            100             $2,317,131.93                     4.05%
 40.01%   to     50.00%                                             57              1,403,392.14                      2.45
 50.01%   to     60.00%                                             99              2,567,902.10                      4.49
 60.01%   to     70.00%                                            176              4,255,918.94                      7.44
 70.01%   to     80.00%                                            525             13,435,395.43                     23.49
 80.01%   to     90.00%                                            816             19,767,914.36                     34.56
 90.01%   to     100.00%                                           586             13,444,129.17                     23.51
                                                                 -----            --------------                    ------
                                     Total                       2,359            $57,191,784.07                    100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group I HELs as of the cut-off date are approximately 5.59% and 100.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group I HELs as of the cut-off date is approximately 80.02%.



                 GEOGRAPHICAL DISTRIBUTIONS OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOCATION                                                     GROUP I HELS             BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
California                                                       606               $17,697,647.87                   30.94%
New York                                                         117                 3,352,897.04                     5.86
Texas                                                            123                 2,692,224.30                     4.71
Florida                                                          126                 2,519,093.86                     4.40
New Jersey                                                        96                 2,353,792.84                     4.12
Michigan                                                          92                 1,929,637.29                     3.37
Pennsylvania                                                      77                 1,810,359.93                     3.17
Georgia                                                           70                 1,606,588.21                     2.81
Massachusetts                                                     40                 1,242,998.36                     2.17
Virginia                                                          55                 1,203,154.84                     2.10
Washington                                                        45                 1,183,069.63                     2.07
Illinois                                                          57                 1,167,649.61                     2.04
Colorado                                                          47                 1,163,633.18                     2.03
Other                                                            808                17,269,037.11                    30.19
                                                               -----               --------------                   ------
                                     TOTAL                     2,359               $57,191,784.07                   100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                  JUNIOR RATIOS OF GROUP I HEL LOANS (1)(2)(3)

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                   GROUP I HELS             BALANCE                   DATE BALANCE
--------------------------                                  --------------            -------                   ------------
   0.001%    to    10.000%                                         241             $3,920,455.45                    7.23%
  10.001%    to    20.000%                                       1,066             21,859,110.51                    40.30
  20.001%    to    30.000%                                         608             16,135,029.40                    29.75
  30.001%    to    40.000%                                         201              7,286,257.58                    13.43
  40.001%    to    50.000%                                          75              2,756,895.01                     5.08
  50.001%    to    60.000%                                          38              1,253,662.20                     2.31
  60.001%    to    70.000%                                          11                502,335.42                     0.93
  70.001%    to    80.000%                                           8                322,700.00                     0.59
  80.001%    to    90.000%                                           3                168,000.00                     0.31
  90.001%    to    100.000%                                          2                 40,000.00                     0.07
                                                                 -----            --------------                   ------
                                     Total                       2,253            $54,244,445.57                   100.00%

(1) The Junior Ratio of a HEL is the ratio (expressed as a percentage) of the outstanding balance of such HEL to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such HEL is underwritten.

(2) The weighted average Junior Ratio of the initial Group I HELs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 23.51%.

(3) Includes only the initial Group I HELs secured by second liens.



                                           LOAN RATES OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF LOAN RATES (%                                       GROUP I HELS             BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
  6.000%    to     6.999%                                          1                 $20,000.00                     0.03%
  8.000%    to     8.999%                                          1                  18,500.00                      0.03
  9.000%    to     9.999%                                        578              15,441,009.15                     27.00
 10.000%    to     10.999%                                       594              14,498,693.44                     25.35
 11.000%    to     11.999%                                       447              11,380,144.74                     19.90
 12.000%    to     12.999%                                       457               9,726,851.17                     17.01
 13.000%    to     13.999%                                       260               5,750,276.82                     10.05
 14.000%    to     14.999%                                        21                 356,308.75                      0.62
                                                               -----             --------------                    ------
                                     Total                     2,359             $57,191,784.07                    100.00%

o The weighted average loan rate of the initial Group I HELs as of the cut-off date is approximately 11.016% per annum.

           MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF MONTHS                                              GROUP I HELS             BALANCE                   DATE BALANCE
---------------                                             --------------            -------                   ------------
   0     to      60                                               139              $2,471,012.07                    4.32%
  61     to      120                                              373               7,363,790.79                    12.88
 121     to      180                                            1,167              26,646,461.80                    46.59
 181     to      240                                              137               3,814,212.81                     6.67
 241     to      300                                              541              16,844,306.60                    29.45
 301      +                                                         2                  52,000.00                     0.09
                                                                -----             --------------                   ------
                                      Total                     2,359             $57,191,784.07                   100.00%

o The weighted average months remaining to scheduled maturity of the initial Group I HELs as of the cut-off date is approximately 207 months.



                                        ORIGINATION YEAR OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
ORIGINATION YEAR                                             GROUP I HELS             BALANCE                   DATE BALANCE
----------------                                            --------------            -------                   ------------
    2000                                                          2,359           $57,191,784.07                   100.00%
                                                                  -----           --------------                   ------
                                              Total               2,359           $57,191,784.07                   100.00%



                                          LIEN PRIORITY OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LIEN POSITION                                                GROUP I HELS             BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
First                                                              106            $2,947,338.50                       5.15%
Second                                                           2,253            54,244,445.57                      94.85%
                                                                 -----           --------------                     ------
                                              Total              2,359           $57,191,784.07                     100.00%



                                      DEBT-TO-INCOME RATIOS OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)                           GROUP I HELS             BALANCE                   DATE BALANCE
----------------------------------                          --------------            -------                   ------------
      0.000% to  10.000%                                           4                    79,200.00                    0.14%
     10.001% to  20.000%                                          56                 1,239,393.81                     2.17
     20.001% to  30.000%                                         357                 7,751,760.08                    13.55
     30.001% to  40.000%                                         769                17,972,821.48                    31.43
     40.001% to  50.000%                                       1,059                26,802,594.50                    46.86
     50.001% to  60.000%                                          99                 2,883,383.15                     5.04
     60.001%  +                                                   10                   315,200.00                     0.55
         N/A                                                       5                   147,431.05                     0.26
                                                               -----               --------------                   ------
                                       Total                   2,359               $57,191,784.07                   100.00%


o Of the initial Group I HELs with available debt-to-income ratios, the weighted average debt-to-income ratio of the initial Group I HELs as of the cut-off date is approximately 39.36%.

                                      DOCUMENTATION TYPE OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
DOCUMENTATION                                                GROUP I HELS             BALANCE                   DATE BALANCE
-------------                                               --------------            -------                   ------------
Standard                                                         2,359             $57,191,784.07                  100.00%
                                                                 -----             --------------                  ------
                                      TOTAL                      2,359             $57,191,784.07                  100.00%



                                          LOAN PURPOSE OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOAN PURPOSE                                                 GROUP I HELS             BALANCE                   DATE BALANCE
------------                                                --------------            -------                   ------------
Debt Consolidation                                               2,359            $57,191,784.07                  100.00%
                                                                 -----            --------------                  ------
                                      TOTAL                      2,359            $57,191,784.07                  100.00%



        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP I HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP I
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF CREDIT SCORES                                       GROUP I HELS             BALANCE                   DATE BALANCE
----------------------                                      --------------            -------                   ------------
   560    to   579                                                 1                  $15,500.00                     0.03%
   580    to   599                                                36                  991,422.38                      1.73
   600    to   619                                                59                1,245,047.65                      2.18
   620    to   639                                               330                6,788,913.75                     11.87
   640    to   659                                               325                7,725,977.49                     13.51
   660    to   679                                               324                8,119,949.21                     14.20
   680    to   699                                               336                8,529,897.92                     14.91
   700    to   719                                               326                8,051,810.05                     14.08
   720    to   739                                               281                7,349,328.30                     12.85
   740    to   759                                               186                4,417,239.05                      7.72
   760    to   779                                               107                2,754,405.20                      4.82
   780    to   799                                                39                  976,125.18                      1.71
   800    to   819                                                 9                  226,167.89                      0.40
                                                               -----              --------------                    ------
                                  Total                        2,359              $57,191,784.07                    100.00%

o The weighted average credit score of the initial Group I HELs as of the cut-off date is approximately 688.

                                   INITIAL HEL CHARACTERISTICS FOR LOAN GROUP II

                                         PROPERTY TYPE OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
PROPERTY TYPE                                                GROUP II HELS            BALANCE                   DATE BALANCE
-------------                                               ---------------           -------                   ------------
Single Family                                                     47                4,634,583.25                   90.66%
PUD                                                                3                  319,882.04                     6.26
Condominium                                                        4                  157,500.00                     3.08
                                                                  --               -------------                   ------
                                       TOTAL                      54               $5,111,965.29                   100.00%



                                        OCCUPANCY TYPES OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
OCCUPANCY                                                  NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
(AS INDICATED BY BORROWER                                    GROUP II HELS            BALANCE                   DATE BALANCE
-------------------------                                   ---------------           -------                   ------------
Owner Occupied                                                    54               $5,111,965.29                   100.00%
                                                                  --               -------------                   ------
                                      TOTAL                       54               $5,111,965.29                   100.00%


                                      PRINCIPAL BALANCES OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                             INITIAL GROUP II
OCCUPANCY                                                  NUMBER OF INITIAL       CUT-OFF DATE              HELS BY CUT-OFF
(AS INDICATED BY BORROWER)                                   GROUP II HELS            BALANCE                   DATE BALANCE
--------------------------                                  ---------------           -------                   ------------
       $1   to   $25,000                                           7                $132,700.00                      2.60%
  $25,001   to   $50,000                                           8                 301,000.00                       5.89
  $50,001   to   $75,000                                           9                 544,300.00                      10.65
  $75,001   to   $100,000                                          7                 643,000.00                      12.58
 $100,001   to   $125,000                                          1                 125,000.00                       2.45
 $125,001   to   $150,000                                         19               2,838,915.29                      55.53
 $150,001   to   $175,000                                          2                 327,050.00                       6.40
 $175,001   to   $200,000                                          1                 200,000.00                       3.91
                                                                  --              -------------                     ------
                                      Total                       54              $5,111,965.29                     100.00%

o The average principal balance of the initial Group II HELs as of the cut-off date is approximately $94,666.02.



               COMBINED LOAN-TO-VALUE RATIOS OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
RANGE OF COMBINED                                          NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOAN-TO-VALUE RATIOS (%)                                     GROUP II HELS            BALANCE                   DATE BALANCE
------------------------                                    ---------------           -------                   ------------
 50.01%   to    60.00%                                              5                $629,868.90                   12.32%
 60.01%   to    70.00%                                              9               1,124,764.08                    22.00
 70.01%   to    80.00%                                             16               1,977,432.31                    38.68
 80.01%   to    90.00%                                             15               1,038,300.00                    20.31
 90.01%   to    100.00%                                             9                 341,600.00                     6.68
                                                                   --              -------------                   ------
                                    Total                          54              $5,111,965.29                   100.00%

o The minimum and maximum combined loan-to-value ratios of the initial Group II HELs as of the cut-off date are approximately 50.43% and 100.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group II HELs as of the cut-off date is approximately 74.07%.

                GEOGRAPHICAL DISTRIBUTIONS OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOCATION                                                     GROUP II HELS            BALANCE                   DATE BALANCE
------------                                                ---------------           -------                   ------------
California                                                        28                $2,776,081.38                  54.31%
New York                                                           4                   520,951.87                   10.19
New Jersey                                                         5                   320,700.00                    6.27
Maryland                                                           4                   296,400.00                    5.80
Florida                                                            3                   270,000.00                    5.28
Connecticut                                                        2                   176,000.00                    3.44
Texas                                                              2                   168,000.00                    3.29
Massachusetts                                                      1                   164,550.00                    3.22
Arizona                                                            1                   150,000.00                    2.93
North Carolina                                                     1                   149,882.04                    2.93
Other                                                              3                   119,400.00                    2.34
                                                                  --                -------------                  ------
                                      TOTAL                       54                $5,111,965.29                  100.00%

o "Other" includes states and the District of Columbia with under 2.00% concentrations individually.



                  JUNIOR RATIOS OF GROUP II HEL LOANS (1)(2)(3)

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF JUNIOR RATIOS (%)                                   GROUP II HELS            BALANCE                   DATE BALANCE
--------------------------                                   -------------            -------                   ------------
  0.001%   to     10.000%                                          6                $250,200.00                      4.89%
 10.001%   to     20.000%                                         13                 594,000.00                      11.62
 20.001%   to     30.000%                                         14               1,242,682.04                      24.31
 30.001%   to     40.000%                                          7                 946,512.48                      18.52
 40.001%   to     50.000%                                         11               1,636,170.77                      32.01
 60.001%   to     70.000%                                          1                 150,000.00                       2.93
 70.001%   to     80.000%                                          1                 142,400.00                       2.79
 80.001%   to     90.000%                                          1                 150,000.00                       2.93
                                                                  --              -------------                     ------
                                     Total                        54              $5,111,965.29                     100.00%

(1) The Junior Ratio of a HEL is the ratio (expressed as a percentage) of the outstanding balance of such HEL to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such HEL is underwritten.

(2) The weighted average Junior Ratio of the initial Group II HELs that are secured by second liens on the mortgaged properties as of the cut-off date is approximately 36.19%.

(3) Includes only the initial Group II HELs secured by second liens.



                                           LOAN RATES OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF LOAN RATES (%)                                      GROUP II HELS            BALANCE                   DATE BALANCE
------------                                                ---------------           -------                   ------------
 9.000%   to   9.999%                                             27              $3,083,115.29                      60.31%
10.000%   to   10.999%                                            14               1,498,450.00                       29.31
11.000%   to   11.999%                                             8                 376,400.00                        7.36
12.000%   to   12.999%                                             2                  61,500.00                        1.20
13.000%   to   13.999%                                             3                  92,500.00                        1.81
                                                                  --              -------------                      ------
                                         Total                    54              $5,111,965.29                      100.00%


o The weighted average loan rate of the initial Group II HELs as of the cut-off date is approximately 10.008% per annum.

                   MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF MONTHS                                              GROUP II HELS            BALANCE                   DATE BALANCE
---------------                                             ---------------           -------                   ------------
   0  to   60                                                      1                 $20,000.00                      0.39%
  61  to   120                                                     7                 673,851.87                      13.18
 121  to   180                                                    20               1,630,030.44                      31.89
 181  to   240                                                     1                 150,000.00                       2.93
 241  to   300                                                    25               2,638,082.98                      51.61
                                                                  --              -------------                     ------
                                     Total                        54              $5,111,965.29                     100.00%


o The weighted average months remaining to scheduled maturity of the initial Group II HELs as of the cut-off date is approximately 235 months.



                                        ORIGINATION YEAR OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
ORIGINATION YEAR                                             GROUP II HELS            BALANCE                   DATE BALANCE
----------------                                             -------------            -------                   ------------
    2000                                                           54              $5,111,965.29                   100.00%
                                                                   --              -------------                   ------
                                              Total                54              $5,111,965.29                   100.00%



                                         LIEN PRIORITY OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LIEN POSITION                                                GROUP II HELS            BALANCE                   DATE BALANCE
-------------                                               ---------------           -------                   ------------
Second                                                             54              $5,111,965.29                   100.00%
                                                                   --              -------------                   ------
                                              Total                54              $5,111,965.29                   100.00%



                                     DEBT-TO-INCOME RATIOS OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF DEBT-TO-INCOME RATIOS (%)                           GROUP II HELS            BALANCE                   DATE BALANCE
----------------------------------                           -------------            -------                   ------------
     10.001% to  20.000%                                           1                 $40,000.00                     0.78%
     20.001% to  30.000%                                           4                 327,400.00                      6.40
     30.001% to  40.000%                                          10               1,042,468.90                     20.39
     40.001% to  50.000%                                          32               2,966,714.35                     58.03
     50.001% to  60.000%                                           5                 435,382.04                      8.52
     60.001%  +                                                    1                 150,000.00                      2.93
         N/A                                                       1                 150,000.00                      2.93
                                                                  --              -------------                    ------
                                        Total                     54              $5,111,965.29                    100.00%

o Of the initial Group II HELs with available debt-to-income ratios, the weighted average debt-to-income ratio of the initial Group II HELs as of the cut-off date is approximately 42.72%.

                                      DOCUMENTATION TYPE OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
DOCUMENTATION                                                GROUP II HELS            BALANCE                   DATE BALANCE
------------                                                ---------------           -------                   ------------
Standard                                                           54              $5,111,965.29                   100.00%
                                                                   --              -------------                   ------
                                      TOTAL                        54              $5,111,965.29                   100.00%



                                         LOAN PURPOSE OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
LOAN PURPOSE                                                 GROUP II HELS            BALANCE                   DATE BALANCE
------------                                                ---------------           -------                   ------------
Debt Consolidation                                                 54              $5,111,965.29                   100.00%
                                                                   --              -------------                   ------
                                      TOTAL                        54              $5,111,965.29                   100.00%



        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP II HEL LOANS

                                                                                                                PERCENT OF
                                                                                                              INITIAL GROUP II
                                                           NUMBER OF INITIAL       CUT-OFF DATE               HELS BY CUT-OFF
RANGE OF CREDIT SCORES                                       GROUP II HELS            BALANCE                   DATE BALANCE
----------------------                                       -------------            -------                   ------------
    600 to  619                                                   1                  $50,000.00                     0.98%
    640 to  659                                                  12                1,312,250.00                     25.67
    660 to  679                                                   4                  326,500.00                      6.39
    680 to  699                                                   9                  849,364.08                     16.62
    700 to  719                                                  12                  917,000.00                     17.94
    720 to  739                                                   6                  517,830.44                     10.13
    740 to  759                                                   6                  781,620.77                     15.29
    760 to  779                                                   2                   65,000.00                      1.27
    780 to  799                                                   1                  150,000.00                      2.93
    800 to  819                                                   1                  142,400.00                      2.79
                                                                 --               -------------                    ------
                                       Total                     54               $5,111,965.29                    100.00%

o The weighted average credit score of the initial Group II HELs as of the cut-off date is approximately 700.

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS; THE PRE-FUNDING ACCOUNT AND THE FUNDING ACCOUNT

         The purchase agreement permits the issuer to acquire subsequent mortgage loans. Accordingly, the statistical characteristics of the entire pool of mortgage loans upon the acquisition of the subsequent mortgage loans may vary somewhat from the statistical characteristics of the initial mortgage loans as of the cut-off date as presented in this prospectus supplement. During the Revolving Period it is expected that subsequent mortgage loans acquired with amounts withdrawn from the Funding Account will consist primarily of HELOCs.

         Each subsequent mortgage loan will have been underwritten substantially in accordance with the criteria set forth in this prospectus supplement under "Description of the Mortgage Loans--Underwriting Standards." Subsequent mortgage loans will be transferred to the issuer pursuant to subsequent transfer agreements. In connection with the purchase of subsequent mortgage loans, on each date subsequent mortgage loans are conveyed to the trust fund, or subsequent transfer dates, the issuer will be required to pay to the seller from amounts on deposit in the Pre-Funding Account, the Custodial Account or the Funding Account a cash purchase price of 100% of the principal balance thereof. In each instance in which subsequent mortgage loans are transferred to the trust fund pursuant to a subsequent transfer agreement, the issuer will designate a cut-off date with respect to the subsequent mortgage loans acquired on that date. The amount paid from the Pre-Funding Account, the Custodial Account or the Funding Account, as applicable, on each subsequent transfer date will not include accrued interest on the subsequent mortgage loans. Following each subsequent transfer date, the aggregate principal balance of the mortgage loans will increase by an amount equal to the aggregate principal balance of the subsequent mortgage loans so acquired and the amount in the Pre-Funding Account, the Custodial Account or the Funding Account, as applicable, will decrease accordingly.

         Any conveyance of subsequent mortgage loans on a subsequent transfer date is subject to certain conditions including, but not limited to:

        (1) each subsequent mortgage loan must satisfy the representations and warranties specified in the related subsequent transfer agreement and the purchase agreement;

        (2) GMACM will select subsequent mortgage loans in a manner that it reasonably believes is not adverse to the interests of the holders of the term notes, the holders of the variable funding notes or the enhancer; and

        (3) as of each subsequent cut-off date, each subsequent mortgage loan will satisfy the following criteria :


            o the subsequent mortgage loan may not be 30 or more days contractually delinquent as of the related subsequent cut-off date;

            o the original stated term to maturity of the subsequent mortgage loan will not exceed 360 months;

            o the lien securing any subsequent mortgage loan must be a first or second lien priority;

            o the subsequent mortgage loan must have an outstanding principal balance of at least $1,000 and no more than $750,000 as of the subsequent cut-off date;


            o the subsequent mortgage loan will be underwritten substantially in accordance with the criteria set forth under "Description of the Mortgage Loans--Underwriting Standards" in this prospectus supplement;

            o the subsequent mortgage loan must have a CLTV Ratio at origination of no more than 100%;

            o the subsequent mortgage loan shall not provide for negative amortization; and


            o following the purchase of the subsequent mortgage loan by the issuer, the assets in the trust fund must have a weighted average loan rate, a weighted average remaining term to maturity and a weighted average CLTV Ratio at origination, as of each respective subsequent cut-off date, which would not vary materially from the mortgage loans included initially in the trust fund.

         In addition, the indenture trustee will not agree to any transfer of subsequent mortgage loans without the approval of the enhancer, which approval shall not be unreasonably withheld; provided, however that the enhancer will provide notice of approval or disapproval within 5 business days or the subsequent mortgage loans will be deemed approved by the enhancer. Subsequent mortgage loans with characteristics materially varying from those set forth above may be purchased by the issuer and included in the trust fund with the approval of the enhancer; provided, however, that the addition of the subsequent mortgage loans will not materially affect the aggregate characteristics of the entire pool of mortgage loans.

         THE PRE-FUNDING ACCOUNT. The indenture trustee will establish the Pre-Funding Account and deposit approximately $82,945,194.67 therein on the closing date from the net proceeds of the sale of the securities. Approximately $68,133,622.72 of the initial amount deposited in the Pre-Funding Account will be allocated to purchasing HELOCs and HELs in Loan Group I and approximately $14,811,571.95 will be allocated to purchasing HELOCs and HELs in Loan Group II. Monies in the Pre-Funding Account will be applied during the pre-funding period to purchase subsequent mortgage loans from the sellers. The Pre-Funding Account will be part of the trust fund, but monies on deposit therein will not be available to cover losses on or in respect of the mortgage loans. Any amounts in excess of $50,000 remaining on deposit in the Pre-Funding Account at the end of the pre-funding period will be transferred to the Note Payment Account and distributed as principal on the related term notes on the next payment date. Any amounts remaining on deposit in the Pre-Funding Account at the end of the pre-funding period after the transfer to the Note Payment Account will be deposited into the funding account. Monies on deposit in the Pre-Funding Account may be invested in permitted investments as provided in the servicing agreement. Net income on investment of funds in the Pre-Funding Account will be deposited into or credited to the Note Payment Account. There can be no assurance that a sufficient number of subsequent mortgage loans will be available for application of the entire amount on deposit in the Pre-Funding Account.

         THE FUNDING ACCOUNT. On the closing date, the indenture trustee will establish the funding account. On each payment date during the Revolving Period for each class of term notes, the servicer will deposit Principal Collections and Excess Spread (up to the amount necessary to increase the overcollateralizaton amount to the overcollateralization target amount) for the related Loan Group into the funding account, and will apply them first to buy additional balances arising under HELOCs already included in the trust fund and thereafter to buy subsequent mortgage loans, to the extent they are available. During the Revolving Period, we expect that subsequent mortgage loans will be primarily HELOCs. Principal Collections on deposit in the Custodial Account prior to deposit into the funding account may also be used to acquire additional balances and subsequent mortgage loans during the Revolving Period.

         The notes will be subject to redemption in part on the payment date immediately succeeding the date on which the Revolving Period ends, in the event that any amounts remain on deposit in the Funding Account, exclusive of any investment earnings thereon, after giving effect to the purchase by the issuer of all subsequent mortgage loans and additional balances, including any purchase on the date on which the Revolving Period ends.

         PURCHASE OF ADDITIONAL BALANCES. During the Managed Amortization Period, the servicer will apply Principal Collections to purchase additional balances, however no more subsequent mortgage loans will be purchased. During the Rapid Amortization Period, no additional balances or subsequent mortgage loans will be purchased. Any collections in respect of draws made on HELOCs during the Rapid Amortization Period will be the property of GMACM and not the issuer and will not constitute a part of Principal Collections. All additional balances on the HELOCs that arise prior to the Rapid Amortization Period will be transferred directly from GMACM.

UNDERWRITING STANDARDS

         All of the mortgage loans will be acquired by the depositor from the sellers. All of the mortgage loans were underwritten generally in accordance with GMACM's underwriting standards. The following is a brief description of the various underwriting standards and procedures applicable to the mortgage loans.

         GMACM's underwriting standards with respect to the mortgage loans generally will conform to those published in the GMACM underwriting guidelines, including the provisions of the GMACM underwriting guidelines applicable to the GMAC Mortgage Home Equity Program. The underwriting standards as set forth in the GMACM underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.


         The underwriting standards set forth in the GMACM underwriting guidelines with respect to mortgage loans originated or acquired under the GMAC Mortgage Home Equity Program provide for varying levels of documentation. For standard documented loans, such as the programs "Standard" and "Alternative," a prospective borrower is required to fill out a detailed application providing pertinent credit information, including tax returns if they are self-employed or received income from dividends and interest, rental properties or other income which can be verified via tax returns. In addition, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of a pay stub and a W-2. For both the "Standard" and "Alternative" programs, the borrower is required to provide an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. The borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies, thirty days or greater, in the past 12 months existed. Borrowers who have less than a 12 month first mortgage payment history may be subject to certain additional lending restrictions. In addition, under the GMACM Home Equity Program, generally borrowers with a previous foreclosure or bankruptcy within the past five years may not be allowed and a borrower generally must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing. Borrowers with a previous foreclosure or bankruptcy generally do not qualify for a loan unless extenuating credit circumstances beyond their control are documented. These loans require drive-by appraisals for property values of $500,000 or less, and full appraisals for property values of more than $500,000 and for all three and four unit properties.

         Under the GMACM underwriting guidelines, loans may also be originated under the "Stated Income Program," a no income verification program for self-employed borrowers. For those loans, only a credit check and an appraisal are required. Those loans are generally limited to a loan amount of $50,000 or less, and are limited to primary residences. In addition, the borrower may be qualified under a "No Income/No Appraisal" program. Under such a program, a credit check is required, and the CLTV Ratio is limited to 80%, or in the case of GM and GM subsidiary employees under the "Family First Direct" program, 90%. In addition, under the "Family First Direct" program, the borrower is qualified on his or her stated income in the application and the CLTV Ratio is based on a Stated Value, except that with respect to CLTV Ratios over 80%, the borrower must supply evidence of value. The maximum loan amount under the "Family First Direct" program is generally limited to $250,000. In addition, the borrower may be qualified under a "No Income Verification" program. Under that program, a credit check is required, and the CLTV Ratio is limited to 90%. The borrower is qualified based on the income stated on the application. Those loans are generally limited to an amount of $100,000 or less, and are limited to primary residences. Those loans require drive-by appraisals for property values of $500,000 or less, and full appraisals for property values of more than $500,000.

         In addition, the GMACM underwriting guidelines provide for loans under its "Select" program to employees and retirees of GM. These loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. Underwriting is subject to a maximum CLTV Ratio of 100% for primary residences and a maximum CLTV Ratio of 80% for second homes, and a maximum loan amount of $250,000. The CLTV Ratio is based on the borrower's Stated Value and no appraisal is made for CLTV Ratios of 80% or less. The borrower must supply evidence of value when the property value is under $500,000 and the CLTV Ratio is between 80% and 90%. A drive-by appraisal is required for a CLTV Ratio greater than 90% and a property value under $500,000. A full appraisal is required for a CLTV Ratio greater than 90% with property values of $500,000 and above.

         The mortgage loans included in the mortgage pool generally were originated subject to a maximum CLTV Ratio of 100.00%. Additionally, loans were generally originated with a maximum total monthly debt-to-income ratio of 45%, although variances are permitted based on compensating factors. There can be no assurance that the CLTV Ratio or the debt-to-income ratio for any mortgage loans will not increase from the levels established at origination.

         The underwriting standards set forth in the GMACM underwriting guidelines with respect to mortgage loans originated under the GMACM Home Equity Program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.


         GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

         Conformity with the applicable underwriting standards will vary depending on a number of factors relating to the specific mortgage loan, including the principal amount or credit limit, the CLTV Ratio, the loan type or loan program, and the applicable credit score of the related borrower used in connection with the origination of the mortgage loan, as determined based on a credit scoring model acceptable to GMACM. Credit scores are not used to deny loans. However, credit scores are used as a "to " to analyze a borrower's credit. Generally, credit scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. The underwriting criteria applicable to any program under which the mortgage loans may be originated may provide that qualification for the loan, the level of review of the loan's documentation, or the availability of certain loan features, such as maximum loan amount, maximum CLTV Ratio, property type and use, and documentation level, may depend on the borrower's credit score.

         An appraisal may be made of the mortgaged property securing each mortgage loan. The appraisal may be either a full appraisal, a drive-by appraisal or a statistical property evaluation. Any appraisals may be performed by appraisers independent from or affiliated with the GMAC Mortgage Corporation or their affiliates. Appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. See "Risk Factors-The mortgaged properties might not be adequate security for the mortgage loans" in this prospectus supplement. If a full appraisal is required, the appraiser may be required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. If a drive-by appraisal is required, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. In certain circumstances on or after September 1, 1999, a statistical property evaluation may have been completed in lieu of a drive-by appraisal by a third-party who performs an electronic comparison of the stated value of the mortgaged properties with comparable properties in the area. GMACM believes that no more than 20% (by aggregate principal balance as of the cut-off date) of the initial mortgage loans are secured by mortgaged properties which may have been appraised using the statistical property evaluation method. Each appraisal is required to be dated no more than 180 days prior to the date of approval of the mortgage loan; provided, that depending on the credit limit for that mortgage loan, an earlier appraisal may be utilized if that appraisal was made not earlier than one year prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property evaluation is obtained. Title searches are undertaken in most cases, and title insurance may be required on all mortgage loans with credit limits in excess of $100,000.

         Under the GMACM Home Equity Program, the CLTV Ratio is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the mortgage loan is originated concurrently with the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

         Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home, such as property taxes and hazard insurance, and other financial obligations, including debt service on any related mortgage loan secured by a senior lien on the related mortgaged property. For qualification purposes the monthly payment is based solely on the payment of interest only on the loan. The loan rate in effect from the origination date of a mortgage loan to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable index and gross margin. The mortgage loans will not provide for negative amortization. Payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the related mortgaged property prior to the maturity of the mortgage loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

         The underwriting standards set forth in the GMACM underwriting guidelines may be varied in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs, including the programs "Streamline," "GM Expanded Family," "Super Express," "Expanded No Income No Appraisal" and "Express," generally permit fewer supporting documents to be obtained or waive income, appraisals, asset, credit score and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the mortgage loan. Generally, in order to be eligible for a reduced loan documentation program, a borrower must have a good credit history, and other compensating factors, such as a relatively low CLTV Ratio, or other favorable underwriting factors, must be present and the borrower's eligibility for the program may be determined by use of a credit scoring model.

                            THE SELLERS AND SERVICER

GENERAL

         GMAC Mortgage Corporation, or GMACM, is the originator of substantially all of the mortgage loans. GMACM will be the seller of some of the initial mortgage loans and most of the subsequent mortgage loans. The remainder of the initial mortgage loans and some of the subsequent mortgage loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired the mortgage loans from GMACM. GMACM will also be the servicer of all the mortgage loans. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.


         The notes do not represent an interest in or an obligation of the sellers or the servicer. The sellers' only obligations with respect to the notes will be pursuant to certain limited representations and warranties made by the sellers or as otherwise provided in this prospectus supplement.

         GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.


         The servicer will be responsible for servicing the mortgage loans in accordance with its program guide and the terms of the servicing agreement. On the closing date, the custodian will be Escrow Bank USA, which is an affiliate of GMACM and the depositor.

         Billing statements for HELOCs are mailed monthly by the servicer. The statement details the monthly activity on the related HELOC and specifies the minimum payment due to the servicer and the available credit line. Notice of changes in the applicable loan rate are provided by the servicer to the mortgagor with those statements. All payments are due by the applicable due date.

         For information regarding collection and other servicing procedures, including foreclosure procedures, see "The Servicing Agreement--Realization Upon Defaulted Loans" in this prospectus supplement. Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in the servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER'S PORTFOLIO

         The following tables summarize the delinquency and loss experience for all home equity lines of credit loans and home equity loans originated by GMACM. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the mortgage loans in the mortgage pool will be similar to that set forth below.

         The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the servicer's HELOC or HEL portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of the HELOCs or HELs serviced for each period would be higher than those shown if certain of the home equity lines of credit loans or home equity loans were artificially isolated at a point in time and the information showed the activity only with respect to those HELOCs or HELs.

                                                      HELOCS

                                         PORTFOLIO DELINQUENCY EXPERIENCE
===================================================================================================================================

                         At September 30, 2000            At December 31, 1999                 At December 31, 1998
                          $ Loans       % by $            $ Loans       % by $               $ Loans            % by $
                          -------       ------            -------       ------               -------            ------
Number of Loans                   51,274                             40,566                               25,494
Total Portfolio....    $1,377,782,828  100.00%         $1,026,843,776     100.00%             $656,651,283      100.00%

Period of Delinquency:
   30-59 Days......        10,334,975    0.75%              8,196,006       0.80%                8,640,057        1.32%
   60-89 Days......         2,694,757    0.20%              1,170,808       0.11%                2,193,177        0.33%
   90+ Days.......          4,803,593    0.35%              8,703,612       0.85%                2,033,104        0.31%
Total Loans........        17,833,326    1.29%             18,070,427       1.76%               12,866,339        1.96%

Foreclosure........         6,119,240    0.44%              3,099,772       0.30%                3,637,492        0.55%
Foreclosed.........           725,538    0.05%                393,033       0.04%                  573,533        0.09%
Total Loans in
Foreclosure .......         6,844,778    0.50%              3,492,805       0.34%                4,211,025        0.64%

Total Delinquent
Loans..............       $24,678,104    1.79%            $21,563,232       2.10%              $17,077,364        2.60%
===================================================================================================================================


                                    PORTFOLIO LOSS AND FORECLOSURE EXPERIENCE
===================================================================================================================================

                         At September 30, 2000              At December 31, 1999                At December 31, 1998
                         $ Loans        % by $              $ Loans       % by $                $ Loans       % by $
                         -------         ------             -------       ------                -------       ------
Number of Loans                     51,274                            40,566                            25,494
Total Portfolio....    $1,377,782,828   100.00%         $1,026,843,776    100.00%             $656,651,283    100.00%

Total Loans in
Foreclosure........         6,884,778     0.50%              3,492,805      0.34%                4,211,025      0.64%


Net Chargeoffs
for Period.........        $1,823,759     0.13%             $1,121,386      0.11%               $1,873,593      0.29%
===================================================================================================================================

o   Performing loans in bankruptcy are not included in delinquency statistics.

                                                   HELS

                                          Portfolio Delinquency Experience
===================================================================================================================================

                          At September 30, 2000                 At December 31, 1999                     At December 31, 1998
                          $ Loans         % by $              $ Loans           % by $                $ Loans            % by $
                          -------         ------              -------           ------                -------            ------
Number of Loans ..                   53,987                             18,013                                  3,078
Total Portfolio...       $1,905,486,085  100.00%          $711,629,414         100.00%              $72,833,490         100.00%

Period of Delinquency:
   30-59 Days.....            8,414,666    0.44%             3,301,730           0.46%                  937,133           1.29%
   60-89 Days.....            4,086,848    0.21%             2,145,487           0.30%                  222,581           0.31%
   90+ Days*......           14,770,940    0.78%             7,833,892           1.10%                  277,383           0.38%
Total Delinquent Loans       27,272,454    1.43%            13,281,108           1.87%                1,437,097           1.97%

Foreclosure......             1,210,868    0.06%               584,369           0.08%                        0           0.00%
Foreclosed (REO Property)       543,570    0.03%               113,032           0.02%                        0           0.00%
Total Loans in Foreclosure    1,754,438    0.09%               697,402           0.10%                        0           0.00%
===================================================================================================================================

   * Includes "Total Loans in Foreclosure."


                                     PORTFOLIO LOSS AND FORECLOSURE EXPERIENCE
===================================================================================================================================

                            At September 30, 2000                 At December 31, 1999               At December 31, 1998
                          $ Loans           % by $              $ Loans            % by $             $ Loans            % by $
                          -------           ------              -------            ------             -------            ------
Number of Loans                        53,987                             18,013                                  3,078
Total Portfolio....         $1,905,486,085  100.00%           $711,629,414        100.00%            $72,833,490         100.00%

Total Loans in Foreclosure       1,754,438    0.09%                697,402          0.10%                      0           0.00%

Net Chargeoffs for Period       $1,269,521    0.07%             $1,442,054          0.20%               $685,372           0.94%
===================================================================================================================================

o   Performing loans in bankruptcy are not included in delinquency statistics.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee for each mortgage loan is payable out of the interest payments on that mortgage loan. The servicing fee rate for each mortgage loan is 0.50% per annum. The compensation to the servicer consists of:

         o the servicing fee payable to the servicer in respect of its servicing activities; and

         o  other related compensation.

The servicer, or, if specified in the servicing agreement, the indenture trustee on behalf of the trust fund, will pay or cause to be paid certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of the fees of the enhancer, payment of the fees and disbursements of the indenture trustee, the owner trustee, the custodian, the note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the sellers. If the servicer is not the same person as, or an affiliate of, a seller, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of that seller under certain limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, that right of reimbursement being prior to the rights of noteholders to receive any related liquidation proceeds, including insurance proceeds.

                                   THE ISSUER

         The GMACM Home Equity Loan Trust 2000-HE4 is a business trust established under the laws of the State of Delaware, and will be created and governed by the trust agreement, for the purposes described in this prospectus supplement. The trust agreement will constitute the "governing instrument" of the issuer under the laws of the State of Delaware relating to business trusts. The issuer will not engage in any activity other than:


         o acquiring and holding the mortgage loans and the other assets comprising the trust fund and proceeds therefrom;

         o  issuing the notes and the certificates;

         o  making payments on the notes and the certificates; and

         o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.

                                THE OWNER TRUSTEE

         Wilmington Trust Company will be the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment; provided, that none of the owner trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated, or any entity resulting from a merger or consolidation, will be the successor owner trustee under the trust agreement.

         The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor owner trustee as set forth in the trust agreement and the indenture. The indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of such circumstances, the indenture trustee will be obligated to appoint a successor owner trustee at the direction of the enhancer. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.

                              THE INDENTURE TRUSTEE

         Wells Fargo Bank Minnesota, N.A., will be the indenture trustee under the indenture. The principal offices of the indenture trustee are located at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070, with administrative offices located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

         The indenture trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor indenture trustee as set forth in the indenture. The owner trustee as set forth in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of such circumstances, the owner trustee will be obligated to appoint a successor indenture trustee with the consent of the enhancer. If so specified in the indenture, the indenture trustee may also be removed at any time by the enhancer or by the holders of a majority principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                                  THE ENHANCER

         The following information has been supplied by the enhancer for inclusion in this prospectus supplement. Accordingly, the depositor, the sellers, the servicer and the indenture trustee do not make any representation as to the accuracy and completeness of this information. The enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the enhancer set forth under the headings "Description of the Policy" and "The Enhancer" herein. Additionally, the enhancer makes no representations regarding the term notes or the variable funding notes or the advisability of investing in the term notes or the variable funding notes.

THE ENHANCER

         The enhancer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company. MBIA Inc. is not obligated to pay the debts of or claims against the enhancer. The enhancer is domiciled in the State of New York and licensed to do business in and is subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The enhancer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the enhancer, changes in control and transactions among affiliates. Additionally, the enhancer is required to maintain contingency reserves on its liabilities in specified amounts and for specified periods of time.

FINANCIAL INFORMATION ABOUT THE ENHANCER

         The consolidated financial statements of the enhancer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the periods ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1999, and the consolidated financial statements of the enhancer and its subsidiaries as of September 30, 2000 and for the nine month period ended September 30, 2000 and September 30, 1999 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 2000, are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the enhancer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

         The tables below present selected financial information of the enhancer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities and generally accepted accounting principles:

                                                                                STATUTORY ACCOUNTING PRACTICES
                                                                     ---------------------------------------------------
                                                                         DECEMBER 31, 1999        SEPTEMBER 30, 2000
                                                                         -----------------        ------------------
                                                                             (AUDITED)               (UNAUDITED)
                                                                                       (IN MILLIONS)
Admitted Assets......................................................         $7,045                   $7,525
Liabilities..........................................................          4,632                    5,101
Capital and Surplus..................................................          2,413                    2,424

                                                                            GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                                                     ---------------------------------------------------
                                                                         DECEMBER 31, 1999        SEPTEMBER 30, 2000
                                                                         -----------------        ------------------
                                                                             (AUDITED)               (UNAUDITED)
                                                                                       (IN MILLIONS)
  Assets.............................................................         $7,446                   $8,124
  Liabilities........................................................          3,218                    3,531
  Shareholder's  Equity..............................................          4,228                    4,593


WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION ABOUT THE ENHANCER

         Copies of the financial statements of the enhancer incorporated by reference herein and copies of the enhancer's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the enhancer. The address of the enhancer is 113 King Street, Armonk, New York 10504. The telephone number of the enhancer is
(914) 273-4545.

FINANCIAL STRENGTH RATINGS OF THE ENHANCER

         Moody's Investors Service, Inc. rates the financial strength of the enhancer "Aaa."

         Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the enhancer "AAA."

         Fitch, Inc. rates the financial strength of the enhancer "AAA."

         Each rating of the enhancer should be evaluated independently. The ratings reflect each respective rating agency's current assessment of the creditworthiness of the enhancer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

         The above ratings are not recommendations to buy, sell or hold the term notes or the variable funding notes, and the ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the term notes or the variable funding notes. The enhancer does not guaranty the market price of the term notes or the variable funding notes nor does it guaranty that the ratings on the term notes or the variable funding notes will not be revised or withdrawn.

                          DESCRIPTION OF THE SECURITIES

GENERAL

         The term notes and the variable funding notes will be issued pursuant to the indenture. The certificates will be issued pursuant to the trust agreement.

         The following summaries describe certain provisions of the securities, the indenture and the trust agreement. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the term notes are being offered by this prospectus supplement.

         The notes will be secured by the trust fund, which will be pledged by the issuer to the indenture trustee pursuant to the indenture. The trust fund will consist of, without limitation:

         o the mortgage loans, including all additional balances and any subsequent mortgage loans;

         o all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account, the Capitalized Interest Account, the Pre-Funding Account, the Reserve Account and the Funding Account;

         o  the Policy; and

         o  all proceeds of the foregoing.

         Until the beginning of the Rapid Amortization Period, additional balances are expected to become assets of the trust fund. Apart from the use of any funds in the Custodial Account and/or Funding Account as described in this prospectus supplement to acquire additional balances, neither the issuer nor the indenture trustee is obligated to fund any additional balances.

         The variable funding notes will be issued to GMACM and may be transferred to an affiliate of GMACM. The Variable Funding Balance will be increased from time to time until the commencement of the Rapid Amortization Period in consideration for additional balances and, in some cases, subsequent mortgage loans sold to the issuer, if Principal Collections in respect of the related Collection Period, and, during the Revolving Period funds on deposit in the Funding Account, are insufficient or unavailable to cover the full consideration therefor. In addition, either seller may, at its option, sell subsequent mortgage loans to the issuer from time to time during the Revolving Period. The consideration for any sale will be, after the application of amounts, if any, on deposit in the Custodial Account and/or the Funding Account, an increase in the Variable Funding Balance. Notwithstanding any of the foregoing, the Variable Funding Balance may not exceed the Maximum Variable Funding Balance. Initially, the Variable Funding Balance will be zero. The variable funding notes generally will be entitled to receive a portion of the collections from Loan Groups I or II depending on the Loan Group or Groups into which the additional balances backing the variable funding notes are added.

BOOK-ENTRY NOTES

         The term notes will initially be issued as book-entry notes. Term Note Owners may elect to hold their term notes through The Depository Trust Company, or DTC, in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are Participants in those systems, or indirectly through organizations that are Participants in those systems. The book-entry notes will be issued in one or more securities that equal the aggregate Term Note Balance of the term notes, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and the Euroclear System will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Clearstream, Luxembourg and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold beneficial interests in the book-entry notes in minimum denominations representing Term Note Balances of $250,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no beneficial owner will be entitled to receive a definitive note. Unless and until definitive notes are issued, it is anticipated that the only "Holder" of the term notes will be Cede & Co., as nominee of DTC. Term Note Owners will not be "Holders" or "Noteholders" as those terms are used in the indenture.

         A beneficial owner's ownership of a book-entry note will be recorded on the records of the Securities Intermediary that maintains that beneficial owner's account for such purpose. In turn, the Securities Intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a Participating firm that acts as agent for the Securities Intermediary, the interest of which will in turn be recorded on the records of DTC, if the Term Note Owner's Securities Intermediary is not a DTC Participant, and on the records of Clearstream, Luxembourg or the Euroclear System, as appropriate.

         Term Note Owners will receive all payments of principal of and interest on the term notes from the indenture trustee through DTC and DTC Participants. Except under the circumstances described below, while the term notes are outstanding, under the DTC Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the term notes and is required to receive and transmit payments of principal of and interest on the term notes. Participants and indirect Participants with which Term Note Owners have accounts with respect to term notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interests.

         Term Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the term notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Term Note Owners that are not Participants may transfer ownership of their term notes only through Participants and indirect Participants by instructing the Participants and indirect Participants to transfer the term notes, by book-entry transfer, through DTC for the account of the purchasers of the term notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the term notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Term Note Owners.

         Under a book-entry format, Term Note Owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to term notes held through Clearstream, Luxembourg or the Euroclear System will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear System Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Term Note Owner to pledge book-entry notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical certificates for such book-entry notes. In addition, the issuance of the term notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more Financial Intermediaries to the DTC accounts of which the book-entry notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries the holdings of which include such book-entry notes. Clearstream, Luxembourg or the Euroclear System operator, as the case may be, will take any other action permitted to be taken by Term Note Owners under the indenture on behalf of a Clearstream, Luxembourg Participant or Euroclear System Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

         Definitive notes will be issued to Term Note Owners or their nominees, rather than to DTC, if:

         o the indenture trustee determines that the DTC is no longer willing, qualified or able to properly discharge its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor;

         o the indenture trustee elects to terminate the book-entry system through DTC; or

         o after the occurrence of an Event of Default, Term Note Owners representing percentage interests aggregating at least a majority of the Term Note Balances of the term notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of the book-entry system through DTC, or a successor thereto, is no longer in the best interests of Term Note Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all Term Note Owners of the occurrence of such event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as "Holders" and "Noteholders" under the indenture.

         Although DTC, Clearstream, Luxembourg and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of term notes between and among Participants of DTC, Clearstream, Luxembourg and the Euroclear System, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Risk Factors--Book-Entry Registration" in this prospectus supplement and "Description of the Securities--Form of Securities" in the prospectus.

         Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

PAYMENTS ON THE NOTES

         Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month, or if such day is not a business day, the next business day, commencing in December 2000. Payments on the notes will be made to the persons in the names of which such notes are registered at the close of business on the related Record Date. See "Description of the Securities--Form of Securities" in the prospectus. Payments will be made by wire transfer, check or money order mailed to the address of the person entitled thereto, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the note register, in the amounts calculated as described in this prospectus supplement on the related Determination Date. However, the final payment in respect of the term notes, if the term notes are no longer book-entry notes, will be made only upon presentation and surrender thereof at the office or the agency of the indenture trustee specified in the notice to noteholders of such final payment. The paying agent will initially be the indenture trustee.

INTEREST PAYMENTS ON THE NOTES

         Interest payments will be made on the notes on each payment date at the applicable Note Rate for the related Interest Period, subject to the limitations set forth below, which may result in Interest Shortfalls.

         As to each class of term notes, the related "Note Rate" for each Interest Period will be a floating rate equal to the least of:

         (1)   LIBOR plus a specified margin;

         (2)   the Net Loan Rate for the related Loan Group, as described below;
               and

         (3)   14.00% per annum.

The margins for the Class A-1 term notes and Class A-2 term notes will be 0.210% per annum and 0.245% per annum, respectively. Notwithstanding the foregoing, the margins on the Class A-1 term notes and Class A-2 term notes will increase to 0.420% per annum and 0.490% per annum, respectively, beginning with the first Interest Period commencing after the Optional Termination Date.

         Further, on any payment date for which the related Note Rate has been determined pursuant to clause (2) of the definition of Note Rate above, the Interest Shortfall created thereby will accrue interest at the related Note Rate, as adjusted from time to time, and will be paid on subsequent payment dates to the extent funds are available therefor. Interest Shortfalls will not be covered by the Policy and may remain unpaid on the Final Payment Date.

         Interest on each class of term notes in respect of any payment date will accrue during the related Interest Period on the basis of the actual number of days in that Interest Period and a 360-day year. Interest payments on each class of term notes will be funded from Interest Collections on the mortgage loans in the related Loan Group and, if necessary, from draws on the Policy.

         All interest payments on the notes in respect of any payment date will be allocated to the term notes and the variable funding notes pro rata based on their respective interest accruals. The interest rate on the variable funding notes for any payment date will not significantly exceed the Note Rates on the term notes for the related Interest Period.

         On each payment date, LIBOR will be established by the indenture trustee. The establishment of LIBOR as to each Interest Period by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Period will, in the absence of manifest error, be final and binding.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, if required by the enhancer, a cash deposit will be made into the Capitalized Interest Account from the proceeds of the sale of the term notes. On each payment date during the pre-funding period, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account an amount equal to the excess, if any, of:

         (1)   the sum of:

               o the amount of interest accrued at the applicable Note Rate or Rates on the amount on deposit in the Pre-Funding Account as of the preceding payment date, or as of the closing date, in the case of the first payment date; and

               o  the amount of the monthly fees paid to the enhancer;

         over

         (2) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account;

to the extent amounts available in the Note Payment Account to pay interest on the notes are insufficient.

         In addition, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account, on the first payment date, one month's interest on the mortgage loans for which the first monthly payment is due after the Collection Period for that payment date.

         On the payment date following the end of the pre-funding period, the indenture trustee will distribute to GMACM any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on that payment date. The Capitalized Interest Account will be closed following that payment.

PRINCIPAL PAYMENTS ON THE NOTES

         No principal will be payable on any class of term notes during the Revolving Period, except to the limited extent described under "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement where amounts on deposit in the Pre-Funding Account at the end of the pre-funding period that exceed $50,000 are distributed on the term notes, since during this period Principal Collections will be used to purchase additional balances and subsequent mortgage loans. On the payment date immediately succeeding the payment date in which the Revolving Period ends, amounts remaining in the Funding Account for the related Loan Group, exclusive of investment earnings, will be applied as principal payments on the term notes and the variable funding notes. On each payment date during the Managed Amortization Period, principal will be payable on each class of term notes and the variable funding notes in an amount equal to Net Principal Collections for the related Loan Group for the related Collection Period. On each payment date during the Rapid Amortization Period for each class of notes, principal will be payable on the notes in an amount equal to Principal Collections for the related Loan Group for the related Collection Period. During the Rapid Amortization Period, the sellers will receive principal distributions pari passu with noteholders in respect of payments of principal allocable to additional balances created after the commencement of the Rapid Amortization Period and not conveyed to the trust fund. In addition, on each payment date following the end of the Revolving Period for each class of notes, to the extent of funds available therefor, holders of the related class of term notes and the variable funding notes will be entitled to receive certain additional amounts to be applied in reduction of the related Note Balances or Variable Funding Balances, as applicable, equal to Liquidation Loss Amounts and amounts required to be paid so that the Overcollateralization Amount equals the Overcollateralization Target Amount, as described in this prospectus supplement.

         All principal payments due and payable on each class of term notes and the variable funding notes for each payment date will be allocated among those classes of notes based on the Principal Collections in the related Loan Group until the related Note Balance or Variable Funding Balance thereof is paid in full. In no event will principal payments on any class of notes on a payment date exceed the related Note Balance or Variable Funding Balance, as applicable, on that payment date. On the Final Payment Date, principal will be due and payable on the notes in an amount equal to the related Note Balance or Variable Funding Balance, as applicable, remaining outstanding on that payment date.

PRIORITY OF DISTRIBUTIONS

         On each payment date, from amounts withdrawn from the Custodial Account (including any draw on the Policy for that payment date), the following payments will be made in the following order of priority:

         (1) from Principal and Interest Collections for each Loan Group, to the Note Payment Account, for payment to the holders of the related class of term notes and, as applicable, variable funding notes, pro rata, interest for the related Interest Period at the related Note Rate on the related Note Balance immediately prior to that payment date, other than any Interest Shortfalls;

         (2) during the Revolving Period, to the Funding Account, Principal Collections for each Loan Group to the extent not previously applied to purchase additional balances and/or subsequent mortgage loans;

         (3) during the Revolving Period and the Amortization Periods, to the Note Payment Account, the Principal Distribution Amount for each Loan Group for payment to the holders of the related class or classes of notes;

         (4) the amount of the premium for the Policy to the enhancer, with interest thereon, as provided in the Insurance Agreement;

         (5) to the enhancer, to reimburse it for prior draws made on the Policy, with interest thereon, as provided in the Insurance Agreement;

         (6) during the Revolving Period, to the Funding Account, the amount, but not in excess of the related Group Excess Spread for each Loan Group, necessary to be applied on that payment date so that the Overcollateralization Amount for the related Loan Group is not less than the Overcollateralization Target Amount for such Loan Group;

         (7) during the Amortization Periods, to the Note Payment Account, the amount, but not in excess of the related Group Excess Spread for each Loan Group, necessary to be applied on that payment date for payment to the holders of the related class or classes of notes so that the Overcollateralization Amount for the related Loan Group is not less than the Overcollateralization Target Amount for each such Loan Group;

         (8) if the aggregate Overcollateralization Amount for both Loan Groups is less than the aggregate Overcollateralization Target Amount for both Loan Groups, the remaining Group Excess Spread for each Loan Group shall be deposited in the Reserve Account to be applied from time to time pursuant to clause (9) below; and, at the time, if any, that the aggregate Overcollateralization Amount for both Loan Groups equals or exceeds the aggregate Overcollateralization Target Amount for both Loan Groups, the remaining Group Excess Spread for each Loan Group, together with any funds then on deposit in the Reserve Account, shall be applied pursuant to clauses (10) through (13) below;

         (9) to the Note Payment Account from funds on deposit in the Reserve Account, the sum, but not in excess of the amount, if any, then on deposit in the Reserve Account, of:

               (a) any shortfalls in current interest for any class of term notes and, as applicable, variable funding notes that have not been paid to the related holders pursuant to clause (1) above on that payment date or prior payment dates, other than any Interest Shortfalls; and

               (b) any Liquidation Loss Amounts for each Loan Group not otherwise covered by payments pursuant to clause (6) or (7) above on that payment date or prior payment dates, for payment to the holders of the related class or classes of term notes and, as applicable, variable funding notes, pro rata;

               in each case, based on the amount of unpaid interest or Liquidation Loss Amounts;

        (10) to the enhancer, any other amounts owed the enhancer pursuant to the Insurance Agreement;

        (11) from any remaining Group Excess Spread for each Loan Group, to the Note Payment Account, for payment to the holders of the related class or classes of term notes and, as applicable, variable funding notes, pro rata, any Interest Shortfalls not previously paid, together with interest thereon at the related Note Rate, based on the amount remaining unpaid with respect to the related class or classes of term notes or variable funding notes, as applicable;

        (12) during the Amortization Periods, to the indenture trustee, certain other amounts owing to the indenture trustee by the servicer to the extent remaining unpaid; and

        (13) any remaining amount, to the Distribution Account, for distribution to the certificateholders;

provided, that on the Final Payment Date, the amount to be paid pursuant to clause (3) above will be equal to the sum of the aggregate Term Note Balance and the Variable Funding Balance immediately prior to that payment date.

         For purposes of the foregoing, the Term Note Balance or Variable Funding Balance, as applicable, of each class of notes on each payment date during the Amortization Periods for that class of notes will be reduced by the pro rata portion allocable to those notes of all Liquidation Loss Amounts for that payment date, but only to the extent that the Liquidation Loss Amounts are not otherwise covered by payments made pursuant to clauses (6), (7) or (9) above or by a draw on the Policy and the Overcollateralization Amount for the related Loan Group or Groups for that payment date is zero. In the event of any reduction of the Note Balance of any class of term notes, the amount of the principal reductions allocated to the term notes will be payable to the noteholders on later payment dates only to the extent of any excess cashflow remaining on those later payment dates.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO HOLDERS OF CERTIFICATES

         Subject to the conditions specified in the servicing agreement, on any payment date the issuer may, but will not be obligated to, direct the servicer to remove certain mortgage loans from the trust fund without prior notice to the noteholders. Mortgage loans so designated will be removed only upon satisfaction of certain conditions specified in the servicing agreement, including, among other things, that:

         o with respect to each related Loan Group as of the applicable payment date, after giving effect to the removal of the applicable mortgage loans, the Overcollateralization Amount will equal or exceed the Overcollateralization Target Amount;

         o the mortgage loans to be removed are selected at random and each holder of the certificates represents and warrants that no selection procedures that the holder of the certificates reasonably believes are adverse to the interests of the noteholders or the enhancer were used by the holder of the certificates in selecting the mortgage loans to be removed;

         o the enhancer shall have certain approval rights as set forth in the servicing agreement; and

         o notice of the removal of mortgage loans is given to the Rating Agencies.

RESERVE ACCOUNT

         On or after the closing date the indenture trustee will establish the Reserve Account. On each payment date, the indenture trustee will transfer from the Reserve Account to the Note Payment Account the amount, but not in excess of the amount, if any, then on deposit in the Reserve Account, of any unpaid current interest for any class of notes on that payment date or prior payment dates, or any Liquidation Loss Amounts for each Loan Group not otherwise covered by the payment of the Principal Distribution Amount for that Loan Group on that payment date or prior payment dates. The Reserve Account will be funded only from amounts representing the Excess Spread, if any, for each Loan Group remaining after the Excess Spread is applied towards the creation and/or maintenance of overcollateralization with respect to that Loan Group. Moneys on deposit in the Reserve Account may be invested in permitted investments as provided in the servicing agreement. Net income on the investment of funds in the Reserve Account will be retained in the Reserve Account.

OVERCOLLATERALIZATION AND CROSS-COLLATERALIZATION

         The cashflow mechanics of the trust fund are intended to create overcollateralization by depositing all or a portion of the Excess Spread for each Loan Group in the Funding Account during the Revolving Period and applying it to acquire additional balances and/or subsequent mortgage loans and by using all or a portion of the Excess Spread to make principal payments on the notes during the Amortization Periods. The application of Excess Spread will continue until the Overcollateralization Amount for a Loan Group equals the Overcollateralization Target Amount for that Loan Group at which point the application of Excess Spread will cease unless necessary on a later payment date to increase the amount of overcollateralization to the target level. In addition, the Overcollateralization Target Amount may be permitted to step down in the future, in which case a portion of the Excess Spread will not be used to acquire additional balances and/or subsequent mortgage loans or paid to the holders of the notes but will instead be distributed to the holders of the certificates. As a result of these mechanics, the weighted average lives of the notes will be different than they would have been in the absence of these mechanics.

         The cashflow mechanics of the trust fund are intended to provide limited cross-collateralization by depositing any remaining Excess Spread in the Reserve Account and applying it to cover any unpaid current interest for any class of notes or any remaining Liquidation Loss Amounts that are not otherwise covered by Principal and Interest Collections with respect to the related Loan Group. Application of any remaining Excess Spread will continue until the aggregate Overcollateralization Amount for all Loan Groups equals or exceeds the aggregate Overcollateralization Target Amount for all Loan Groups at which point any funds on deposit in the Reserve Account will be applied in accordance with the normal distribution priorities. The trapping of any remaining Excess Spread in the Reserve Account may resume on a later payment date or dates if the aggregate Overcollateralization Amount for all Loan Groups falls below the aggregate Overcollateralization Target Amount for all Loan Groups.

         To the extent that the protection provided by the application of Excess Spread and the availability of overcollateralization and limited cross-collateralization are exhausted and if payments are not made under the Policy as required, noteholders may incur a loss on their investments.

THE PAYING AGENT

         The paying agent will initially be the indenture trustee. The paying agent will have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the noteholders.

MATURITY AND OPTIONAL REDEMPTION

         The notes will be payable in full on the Final Payment Date, to the extent of the aggregate outstanding Note Balance on that date, if any. In addition, a principal payment may be made in redemption of the notes upon the exercise by the servicer of its option to purchase the mortgage loans together with the related assets of the trust fund after the aggregate outstanding Note Balance of the notes is reduced to an amount less than or equal to 10% of the initial aggregate Note Balance. The purchase price of the mortgage loans that are not REO Loans will be the sum of the outstanding principal balance of the mortgage loans and accrued and unpaid interest thereon, including any Interest Shortfalls and interest thereon, at the weighted average of the loan rates of the mortgage loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing the enhancer with respect to the notes. The purchase price of the REO Loans will be the sum of the fair market values of the REO Loans on the payment date on which the purchase occurs. The servicer may not exercise this option to purchase the mortgage loans unless the total purchase price will provide sufficient funds to pay the outstanding principal balance and accrued and unpaid interest on the notes in full.

GLOSSARY OF TERMS

         Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The servicing agreement, indenture and trust agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Aggregate Balance Differential" means, with respect to any payment date and any variable funding note, the sum of the Balance Differentials that have been added to the Variable Funding Balance of that variable funding note prior to that payment date.

         "Amortization Periods" means the Managed Amortization Period and the Rapid Amortization Period.

         "Appraised Value" means, with respect to any mortgage loan, the appraised value of the related mortgaged property determined in the appraisal used in the origination of that mortgage loan, which may have been obtained at an earlier time; provided that if the mortgage loan was originated simultaneously with a senior lien on the related mortgaged property, the Appraised Value shall be the lesser of the appraised value at the origination of the senior lien and the sales price for the related mortgaged property.

         "Balance Differential" means, with respect to any payment date, the amount, if any, by which the sum of the aggregate principal balance of all subsequent mortgage loans and the amount of any additional balances transferred to the Trust Estate and included in either Loan Group during the related Collection Period exceeds the aggregate Principal Collections for such Collection Period.

         "Capitalized Interest Account" means an account established and held by the indenture trustee designated the "capitalized interest account."

         "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

         "CLTV Ratio" means, with respect to each HELOC, the ratio, expressed as a percentage of:

         (1)   the sum of:

               o  the credit limit thereof; and

               o any outstanding principal balance, at the origination of that HELOC, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property;

         over

         (2) the Appraised Value, or, when not available, the Stated Value, of that HELOC.

With respect to each HEL, the CLTV Ratio generally will be the ratio, expressed as a percentage, of:

         (1)   the sum of:

               o  the initial principal balance of that HEL; and

               o any outstanding principal balance, at origination of that HEL, of all other mortgage loans, if any, secured by senior or subordinate liens on the related mortgaged property;

         over

         (2) the Appraised Value, or, when not available, the Stated Value of that HEL.

         "Collection Period" means, with respect to any payment date, the calendar month preceding the month of that payment date.

         "Deficiency Amount" means, with respect to any payment date, an amount if any, equal to the sum of:

         (1) the amount by which the aggregate amount of accrued interest on the notes, excluding any Relief Act Shortfalls for that payment date, at the respective Note Rates on that payment date exceeds the amount on deposit in the Note Payment Account available for interest distributions on that payment date; and

         (2) (i) with respect to any payment date that is not the Final Payment Date, any Liquidation Loss Amount for that payment date, to the extent not included in the Principal Distribution Amount for that payment date or a reduction in the Overcollateralization Amount; or

               (ii) on the Final Payment Date, the aggregate outstanding balance of the notes to the extent otherwise not paid on that date.

         "Deleted Loan" means a defective mortgage loan that has been removed from the trust fund pursuant to the terms of the purchase agreement.

         "Depositary" means DTC.

         "Determination Date" means the 18th day of each month, or if the 18th day is not a business day, the next succeeding business day.

         "Distribution Account" means the account established pursuant to the trust agreement for the deposit of amounts distributable to the holders of the certificates.

         "Draw Period" means, with respect to each mortgage loan, the period stated in the related credit line agreement.

         "DTC Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

         "Eligible Substitute Loan" means a mortgage loan substituted by a seller for a Deleted Loan and assigned to the same Loan Group as the Deleted Loan, which mortgage loan must, on the date of the substitution:

         o have an outstanding principal balance, or in the case of a substitution of more than one mortgage loan for a Deleted Loan, an aggregate outstanding principal balance, not in excess of the principal balance of the related Deleted Loan;

         o have a loan rate, Net Loan Rate and, if applicable, gross margin no lower than and not more than 1% in excess of the loan rate, Net Loan Rate and gross margin, respectively, of the related Deleted Loan;

         o have a CLTV Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

         o have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;

         o comply with each representation and warranty as to the mortgage loans set forth in the purchase agreement, deemed to be made as of the date of substitution;

         o  be included in the same Loan Group as the Deleted Loan; and

         o  satisfy certain other conditions specified in the indenture.

         "Enhancer" means MBIA Insurance Corporation.

         "Excess Spread" means, with respect to each Loan Group, the related Group Excess Spread for that Loan Group.

         "Final Payment Date" means the payment date occurring in November 2030.

         "Funding Account" means the account established by the indenture trustee in its name designated the "funding account."

         "GM" means General Motors Corporation.

         "Group Excess Spread" means, with respect to any payment date and Loan Group and without taking into account any draw on the Policy for that payment date, the excess, if any, of:

         o Interest Collections for the related Collection Period with respect to mortgage loans in that Loan Group;

         over

         o  the sum of:

              (1) the premium for the Policy allocable to that Loan Group for the related payment date; and

              (2) the amounts paid on that payment date to the holders of the term notes and the variable funding notes pursuant to clause
                    (1) of the payment priorities described under "Description of the Securities--Priority of Distributions" in this prospectus supplement.

         "HEL" means each fixed rate home equity loan included in the mortgage pool.

         "HELOC" means each adjustable rate home equity revolving credit line loan included in the mortgage pool.

         "Initial Mortgage Documents" means with respect to the mortgage loans, the related loan agreements, also referred to as credit line agreements, evidencing the HELOCs, the related mortgage notes, the mortgages and other related documents.

         "Insurance Agreement" means the insurance agreement dated as of November 1, 2000, among the enhancer, the sellers, the depositor, the servicer, the indenture trustee and the issuer.

         "Insured Amount" means, as of any payment date, any Deficiency Amount plus any Preference Amount.

         "Interest Collections" means, with respect to any payment date, an amount equal to the sum of:

         o the amounts collected during the related Collection Period, including Net Liquidation Proceeds, allocated to interest pursuant to the terms of the related credit line agreements or mortgage notes, as applicable, exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust fund during the Rapid Amortization Period, reduced by the servicing fees for that Collection Period, plus amounts in respect of any optional servicer advance pursuant to the terms of the servicing agreement; and

         o  the interest portion of:

            (1)   the Repurchase Price for any Deleted Loans; and

            (2) the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer.

         "Interest Period" means, with respect to any payment date, the period from the preceding payment date, or, in the case of the first payment date, from the closing date, through the day preceding that payment date.

         "Interest Shortfall" means, with respect to a class of term notes, the excess of:

         o the amount of interest that would have accrued on that class of term notes during the related Interest Period had that amount been based on LIBOR plus the related margin for that class, but not at a rate in excess of 14.00% per annum;

         over

         o the interest actually accrued on that class of term notes during that Interest Period.

         "Junior Ratio" means, with respect to each mortgage loan, the ratio, expressed as a percentage, of the principal balance as of the cut-off date, with respect to a HEL, or the credit limit, with respect to a HELOC, to the sum of:

         o the principal balance as of the cut-off date, with respect to a HEL, or the credit limit, with respect to a HELOC, of such HEL or HELOC; and

         o the principal balance of any related senior mortgage loan at origination of such HEL or HELOC.

         "LIBOR" means, with respect to any Interest Period other than the first Interest Period, a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of that Interest Period. With respect to the first Interest Period, LIBOR means a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date. If no quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding payment date.

         "LIBOR Business Day" means any day other than:

              o  a Saturday or a Sunday; or

              o a day on which banking institutions in the city of London, England or New York, New York are required or authorized by law to be closed.

         "Liquidation Loss Amount" means, with respect to any payment date and any liquidated mortgage loan in a Loan Group, the unrecovered principal balance of that liquidated mortgage loan (excluding the pro rata portion thereof attributable to additional balances not conveyed to the trust during the Rapid Amortization Period), at the end of the related Collection Period in which that mortgage loan became a liquidated mortgage loan, after giving effect to the Net Liquidation Proceeds in connection with that liquidated mortgage loan.

         "Loan Group" means each of the two loan groups as described in this prospectus supplement.

         "Managed Amortization Event" means the event deemed to occur on any date on which the amount on deposit in the Funding Account equals or exceeds $10,000,000.

         "Managed Amortization Period" means the period beginning on the first payment date following the end of the Revolving Period and ending on the earlier of:

              o  May 31, 2006; and

              o  the occurrence of a Rapid Amortization Event.

         "Maximum Variable Funding Balance" means $65,000,000.

         "Net Liquidation Proceeds" means, with respect to any mortgage loan, the proceeds, excluding amounts drawn on the Policy, received in connection with the liquidation of that mortgage loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses (excluding the pro rata portion thereof attributable to additional balances not conveyed to the trust during the Rapid Amortization Period), but not including the portion, if any, of the amount that exceeds the portion of the principal balance of, plus accrued and unpaid interest on, the mortgage loan at the end of the Collection Period immediately preceding the Collection Period in which the mortgage loan became a liquidated mortgage loan.

         "Net Loan Rate" means, with respect to any payment date and each Loan Group, the weighted average of the loan rates of the mortgage loans in that Loan Group as of the first day of the calendar month in which the related Interest Period begins, net of the premium rate on the Policy, the rate of the fee of the servicer and, beginning on the thirteenth payment date, 0.50%, adjusted to an effective rate reflecting interest calculated on the basis of a the actual number of days in that Interest Period and a 360-day year.

         "Net Principal Collections" means, with respect to any payment date, the excess, if any, of Principal Collections for each Loan Group for that payment date over the aggregate amount of additional balances created during the related Collection Period for that Loan Group and conveyed to the issuer.

         "Note Balance" means the Term Note Balance and/or the Variable Funding Balance, as the context requires.

         "Note Payment Account" means the account established pursuant to the indenture for the deposit of amounts distributable to the holders of the notes.

         "Note Rate" means, with respect to each term note, the rate of interest borne by that note as described under "Description of the Securities--Interest Payments on the Notes" in this prospectus supplement.

         "Optional Termination Date" means the first payment date on which the aggregate Note Balance of the notes is less than 10% of the initial aggregate Note Balance.

         "Overcollateralization Amount" means, with respect to each Loan Group and any payment date, the amount, if any, by which the outstanding principal balance of the mortgage loans in that Loan Group conveyed to the trust fund as of the close of business on the last day of the related Collection Period, together with the related portion of the property of the issuer allocable to that Loan Group, including the allocable portion of the amounts on deposit in the Pre-Funding Account, the Funding Account and the Reserve Account, exceeds the Note Balance of the related class of term notes, together with, the portion, if any, of the variable funding notes related to that Loan Group.

         "Overcollateralization Target Amount" means, with respect to any Loan Group and any payment date on or prior to the thirtieth (30th) payment date, an amount equal to the sum of:

         o 1.50% of the Note Balance of the related class of term notes as of the closing date, together with the portion, if any, of the variable funding notes related to that Loan Group, after taking into account the payment of the Principal Distribution Amount for that Loan Group on the related payment date; provided, however, that the percentage stated herein may increase for any payment date on which the amount of Excess Spread decreases below the amount specified in the indenture; and

         o 100% of the principal balances of all mortgage loans in that Loan Group that are 180 or more days contractually delinquent as of the last day of the related Collection Period;

and thereafter, means the amount as adjusted from time to time pursuant to the terms of the indenture.

         "Participants" means participants in the DTC, Euroclear or Clearstream, Luxembourg systems.

         "Plan" means any pension, profit-sharing or other employee benefit plan as well as an individual retirement account and certain types of Keogh Plans.

         "Policy" means the financial guaranty insurance policy provided by the enhancer, dated as of November 29, 2000.

         "Pool Balance" means, with respect to any date, the aggregate of the sum of the principal balances of all mortgage loans conveyed to the trust fund as of that date and amounts, if any, on deposit in the Pre-Funding Account.

         "Preference Amount" means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Pre-Funding Account" means the account established by the indenture trustee in its name designated the "pre-funding account."

         "Pre-Funding Period" means the period from the closing date to the earliest of:

         o the date on which the amount on deposit in the Pre-Funding Account is less than $50,000;

         o  February 27, 2001; or

         o  the occurrence of a Rapid Amortization Event.

         "Principal and Interest Collections" means, with respect to any payment date, an amount equal to the sum of:

         o  Interest Collections for that payment date; and

         o during the Managed Amortization Period, Net Principal Collections for that payment date, and during the Rapid Amortization Period, Principal Collections for that payment date.

         "Principal Collections" means, with respect to any payment date, an amount equal to the sum of:

         o the amount collected during the related Collection Period, including Net Liquidation Proceeds, allocated to principal pursuant to the terms of the related credit line agreements or mortgage notes, as applicable, exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust fund during the Rapid Amortization Period; and

         o the principal portion of the Repurchase Price for any Deleted Loans, any amounts required to be deposited in the Custodial Account by the sellers pursuant to the purchase agreement; and the cash purchase price paid in connection with any optional purchase of the mortgage loans by the servicer.

         "Principal Distribution Amount" means, with respect to each Loan Group and any payment date:

         o during the Revolving Period, the amount, if any, transferred from the Pre-Funding Account to the Note Payment Account relating to that Loan Group at the end of the pre-funding period;

         o during the Managed Amortization Period, Net Principal Collections for the mortgage loans in that Loan Group; and

         o during the Rapid Amortization Period, Principal Collections for the mortgage loans in that Loan Group;

         provided, that on any payment date during the Amortization Periods, the Principal Distribution Amount shall also include an amount equal to the aggregate Liquidation Loss Amounts, if any, for the mortgage loans in the related Loan Group.

         "Rapid Amortization Event" means the occurrence of any one of the following events:

         (1)   the failure on the part of a seller:

               o to make any payment or deposit required to be made under the purchase agreement within five (5) business days after the date the payment or deposit is required to be made; or

               o to observe or perform in any material respect any other covenants or agreements of the seller set forth in the purchase agreement, which failure continues unremedied for a period of sixty (60) days after written notice thereof to such seller, and the failure materially and adversely affects the interests of the enhancer or the securityholders; provided, that a Rapid Amortization Event will not be deemed to occur if the seller has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

         (2) any representation or warranty made by a seller in the purchase agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the servicing agreement after written notice and as a result of which the interests of the enhancer or the securityholders are materially and adversely affected; provided, that a Rapid Amortization Event will not be deemed to occur if a seller has repurchased or caused to be repurchased or substituted for the related mortgage loans or all mortgage loans, as applicable, during that period in accordance with the provisions of the indenture;

         (3) the entry against a seller of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any decree or order unstayed and in effect for a period of sixty (60) consecutive days;

         (4) either seller shall voluntarily submit to proceedings under any federal or state bankruptcy, insolvency or other similar law or code relating to the seller or the issuer or relating to all or substantially all of its property or the seller or the issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (5) the issuer becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

         (6) a servicing default occurs and is unremedied under the servicing agreement and a qualified successor servicer has not been appointed;

         (7) the occurrence of a draw on the Policy and the failure by the servicer to reimburse the enhancer for any amount owed to the enhancer pursuant to the Insurance Agreement on account of the draw, which failure continues unremedied for a period of 90 days after written notice to the servicer;

         (8) the issuer is determined to be an association or a publicly traded partnership taxable as a corporation for federal income tax purposes; or

         (9) an event of default under the Insurance Agreement, except for a default by the enhancer, unless the enhancer cannot be replaced without additional expense.

         In the case of any event described in (1), (2), (6), (7) or (9), a Rapid Amortization Event will be deemed to have occurred only if, after any applicable grace period described in those clauses, either the indenture trustee, the enhancer or securityholders evidencing not less than 51% of the aggregate Note Balance of the securities, by written notice to the depositor, the servicer and the owner trustee, and to the indenture trustee, if given by the securityholders, declare that a Rapid Amortization Event has occurred as of the date of the notice. In the case of any event described in clauses (3), (4),
(5) or (8), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the indenture trustee, the enhancer or the securityholders immediately upon the occurrence of the event; provided, that any Rapid Amortization Event may be waived and deemed of no effect with the written consent of the enhancer and each Rating Agency, subject to the satisfaction of any conditions to that waiver.

         "Rapid Amortization Period" means the period beginning on the earlier of:

         o the first payment date following the end of the Managed Amortization Period; and

         o  the occurrence of a Rapid Amortization Event;

and ending upon the termination of the issuer.

         "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

         "Record Date" means, with respect to any payment date, the close of business on the last business day preceding that payment date; provided however, if the notes are no longer held in book-entry form, the Record Date shall be the last day of the calendar month preceding that payment date.

         "Reference Bank" means each of Barclays Bank plc, National Westminster Bank and Deutsche Bank, A.G.

         "Reference Bank Rate" means, with respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the sum of the outstanding Note Balance of the notes; provided, that at least two Reference Banks provide that rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with the servicer and the enhancer, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the notes. If no quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Interest Period.

         "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REO Loan" means a mortgage loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of the noteholders of the related series.

         "Repayment Period" means, with respect to each mortgage loan, the time period stated in the related credit line agreement during which draws can no longer be made.

         "Repurchase Price" means, with respect to any mortgage loan, the amount equal to the principal balance (exclusive of the pro rata portion thereof attributable to additional balances not conveyed to the trust fund during the Rapid Amortization Period) of that mortgage loan at the time of the removal, plus accrued and unpaid interest on that principal balance to the date of removal.

         "Reserve Account" means the reserve account established by the indenture trustee.

         "Revolving Period" means the period beginning on the closing date and ending on the earlier of:

              o  May 31, 2002; and

              o the occurrence of a Managed Amortization Event or a Rapid Amortization Event.

         "Securities Intermediary" means, with respect to each Term Note Owner, the brokerage firm, bank, thrift institution or other securities intermediary that maintains that Term Note Owner's account.

         "Stated Value" means, with respect to each mortgage loan for which the documentation type is known, the stated value of the related mortgaged property given by the related mortgagor in his or her application.

         "Teaser Rate" means, with respect to each mortgage loan with an adjustable loan rate, the rate equal to the sum of the related index and the related gross margin, which is in effect during the first 3 or 6 months of the term of that mortgage loan.

         "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks, or, if such service is no longer offered, such other service for displaying London interbank offered rates or comparable rates as may be selected by the indenture trustee after consultation with the servicer.

         "Term Note Balance" means, with respect to any payment date and any term note, the initial principal balance of that term note reduced by all payments of principal of that term note prior to the related payment date.

         "Term Note Owners" means Persons acquiring beneficial ownership interests in the term notes.

         "Trust Estate" means the mortgage loans included in the assets of the issuer.

         "Underwriting Agreement" means the underwriting agreement, dated the date of this prospectus supplement, between Bear, Stearns & Co. Inc., as the representative of the underwriters listed therein, and the depositor.

         "Variable Funding Balance" means, with respect to any payment date and any variable funding note, the initial principal balance of that variable funding note:

         o increased by the Aggregate Balance Differential for that variable funding note immediately prior to the related payment date; and

         o reduced by all distributions of principal thereon prior to that payment date.

                            DESCRIPTION OF THE POLICY

         The following information has been supplied by the enhancer for inclusion in this prospectus supplement. The enhancer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding the Policy and the enhancer set forth under the headings "Description of the Policy" and "The Enhancer" in this prospectus supplement. Additionally, the enhancer makes no representation regarding the term notes or the variable funding notes or the advisability of investing in the term notes or the variable funding notes. No representation is made by the depositor, the servicer, the indenture trustee, the underwriter or any of their affiliates as to the accuracy or completeness of the information in those sections.

         The enhancer, in consideration of the payment of a premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Amount will be received from the enhancer by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder's proportionate share of the Insured Amount.

         The enhancer's obligations under the Policy, with respect to a particular Insured Amount, will be discharged to the extent funds equal to the applicable Insured Amount are received by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Amounts will be paid only at the time set forth in the Policy, and no accelerated Insured Amounts will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of the enhancer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the indenture trustee for withholding taxes, if any, including interest and penalties in respect of any liability for withholding taxes, Interest Shortfalls or Relief Act Shortfalls.

         The enhancer will pay any Insured Amount that is a Preference Amount on the business day following receipt on a business day by the enhancer's fiscal agent of the following:

         o a certified copy of the order requiring the return of a preference payment;

         o an opinion of counsel satisfactory to the enhancer that the order is final and not subject to appeal;

         o an assignment in a form that is reasonably required by the enhancer, irrevocably assigning to the enhancer all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the preference payment or otherwise with respect to the preference payment; and

         o appropriate instruments to effect the appointment of the enhancer as agent for the noteholder in any legal proceeding related to the preference payment, which instruments are in a form satisfactory to the enhancer;

provided that if these documents are received after 12:00 p.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by the enhancer will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the noteholder.

         The enhancer will pay any other amount payable under the Policy no later than 12:00 p.m., New York time, on the later of the payment date on which the related Deficiency Amount is due or the third business day following receipt in New York, New York on a business day by State Street Bank and Trust Company, N.A., as fiscal agent for the enhancer or any successor fiscal agent appointed by the enhancer of a notice from the indenture trustee specifying the Insured Amount which is due and owing on the applicable payment date, provided that if the notice is received after 12:00 p.m., New York time, on that business day, it will be deemed to be received on the following business day. If any notice received by the enhancer's fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it will be deemed not to have been received by the enhancer's fiscal agent for the purposes of this paragraph, and the enhancer or the fiscal agent, as the case may be, will promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Insured Amounts due under the Policy, unless otherwise stated in the Policy, will be disbursed by the enhancer's fiscal agent to the indenture trustee, on behalf of the noteholders, by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the indenture trustee for the payment of the Insured Amount and legally available therefor.

         The fiscal agent is the agent of the enhancer only and the fiscal agent will in no event be liable to noteholders for any acts of the fiscal agent or any failure of the enhancer to deposit or cause to be deposited sufficient funds to make payments due under the Policy.

         Subject to the terms of the indenture, the enhancer will be subrogated to the rights of each noteholder to receive payments under the term notes and variable funding notes to the extent of any payment by the enhancer under the Policy.

         Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the meanings set forth in the indenture as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the indenture unless the amendment or modification has been approved in writing by the enhancer.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

         The Policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         A form of the Policy is attached to this prospectus supplement as Appendix A.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity of a note will depend on the price paid by the related noteholder for that note, the Note Rate, the rate and timing of principal payments, including payments in excess of the monthly payment made by the related mortgagor, prepayments in full or terminations, liquidations and repurchases, on the mortgage loans in the related Loan Group and, in the case of the HELOCs, the rate and timing of draws and the allocations thereof.

         In general, if a term note is purchased at a premium over its face amount and payments of principal of such term note occur at a rate faster than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a term note is purchased at a discount from its face amount and payments of principal of such term note occur at a rate that is slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than originally anticipated.

         With respect to certain HELOCs, the loan rate at origination may be below the rate that would result from the sum of the then-applicable index and gross margin. Under the GMACM underwriting guidelines, mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any HELOC may thus be dependent on the ability of the borrower to make larger interest payments following the adjustment of the loan rate.

         For any mortgage loans secured by junior mortgages, any inability of the mortgagor to pay off the balance thereof may also affect the ability of the mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the mortgagor's circumstances. Under the servicing agreement the servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the mortgagor's circumstances or result in a prepayment or default under the corresponding junior mortgage loan.

         In addition to the mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the mortgagor's housing needs, the mortgagor's net equity in the mortgaged property, changes in the value of the mortgaged property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments on the mortgage loans or draws on the HELOCs. There can be no assurance as to the rate of principal payments on the mortgage loans or draws on the HELOCs. The mortgage loans may be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws may fluctuate substantially from time to time. Generally, home equity loans are not viewed by borrowers as permanent financing. Due to the unpredictable nature of both principal payments and draws on the HELOCs, the rates of principal payments net of draws on the HELOCs may be much more volatile than for typical first lien mortgage loans.

         The yield to maturity of the term notes, and the rate and timing of principal payments on the mortgage loans or draws on the HELOCs, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the mortgage loans were originated. For example, the HELOCs may provide for future draws to be made only in specified minimum amounts, or alternatively may permit draws to be made by check in any amount. A pool of mortgage loans including HELOCs subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of mortgage loans including HELOCs with the former provisions, because of the relative ease of making new draws. Furthermore, the HELOCs may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, term notes backed by mortgage loans including HELOCs with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

         As a result of the payment terms of the HELOCs, there may be no principal payments made with respect to the HELOCs associated with a Loan Group in any given month. In addition, it is possible that the aggregate draws on HELOCs may exceed the aggregate payments with respect to principal on the mortgage loans for the related period. Each class of the term notes provide for a period during which all or a portion of the Principal Collections on the mortgage loans are reinvested in additional balances and/or subsequent mortgage loans or are accumulated in a trust account pending commencement of an amortization period with respect to that class of term notes.

         The servicing agreement permits the issuer, at its option, subject to the satisfaction of certain conditions specified in the servicing agreement, to direct the servicer to remove certain mortgage loans from the trust fund at any time during the life of the trust fund, so long as after giving effect to the removal of the applicable mortgage loans, the Overcollateralization Amount with respect to the related Loan Group equals or exceeds the Overcollateralization Target Amount. Removals of mortgage loans may affect the rate at which principal is distributed to noteholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Securities--Optional Transfers of Mortgage Loans to Holders of the Certificates" in this prospectus supplement.

         The mortgage loans generally will contain due-on-sale provisions permitting the related mortgagee to accelerate the maturity of a mortgage loan upon sale or certain transfers by the mortgagor of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. The extent to which mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the term notes. See "The Servicing Agreement--Collection and Other Servicing Procedures" in this prospectus supplement for a description of certain provisions of the servicing agreement that may affect the prepayment experience on the mortgage loans.

         On the closing date, the indenture trustee will establish the Pre-Funding Account. Amounts on deposit in the Pre-Funding Account will come from the proceeds of the sale of the term notes. During the pre-funding period, funds on deposit in the Pre-Funding Account will be used by the issuer to buy subsequent mortgage loans from the sellers from time to time. Any amounts in excess of $50,000 remaining in the Pre-Funding Account at the end of the pre-funding period will be distributed as principal on the related term notes on the following payment date. All remaining amounts will be deposited into the Funding Account for the purchase of additional balances and subsequent mortgage loans. The issuer believes that substantially all of the amounts in the Pre-Funding Account will be used to purchase subsequent mortgage loans. It is unlikely however, that the aggregate principal amount of subsequent mortgage loans purchased by the trust fund will be identical to the amounts on deposit in the Pre-Funding Account, and consequently, noteholders may receive some prepayment of principal. See "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account" in this prospectus supplement.

         The servicer may allow the refinancing of a mortgage loan in the trust fund by accepting prepayments for that mortgage loan and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. The servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the servicer may encourage refinancing of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the defaulted mortgage loans which may be removed from the trust fund. As a result of these programs:

         o the rate of principal prepayments of the mortgage loans may be higher than would otherwise be the case; and

         o in some cases, the average credit or collateral quality of the mortgage loans remaining in the trust fund may decline.

         Investors in the term notes should note that in certain instances in which a mortgagor either:

         o requests an increase in the credit limit on the related HELOC above the limit stated in the related credit line agreement;

         o requests to place a lien on the related mortgaged property senior to the lien of the related mortgage loan; or

         o refinances the senior lien resulting in a CLTV Ratio above the previous CLTV Ratio for that loan;

the servicer will have the option to purchase from the trust fund the related mortgage loan at the Repurchase Price. There are no limitations on the frequency of the repurchases or the characteristics of the mortgage loans so repurchased. In addition, on any payment date GMACM, in its capacity as the holder of the certificates, may designate certain mortgage loans for removal from the trust fund. Those repurchases may lead to an increase in prepayments on the mortgage loans in the trust fund, which may reduce the yield on the term notes. In addition, repurchases may affect the characteristics of the mortgage loans in the trust fund in the aggregate with respect to loan rates and credit quality.

         Although the loan rates on the HELOCs are subject to periodic adjustments, the adjustments generally:

         o will not increase the loan rates over a fixed maximum rate during the life of any HELOC; and

         o will be based on an index, which may not rise and fall consistently with prevailing market interest rates, plus the related gross margin, which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans.

As a result, the loan rates on the HELOCs at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans and accordingly the rate of principal payments, if any, and draws on the HELOCs may be lower or higher than would otherwise be anticipated. There can be no certainty as to the rate of principal payments on the mortgage loans or draws on the HELOCs during any period or over the life of the term notes.

         The yield to investors on the term notes will be sensitive to fluctuations in the level of LIBOR and the related Note Rate will be capped. See "Risk Factors--Loan rates may reduce the note rate on each class of term notes" in this prospectus supplement.

         With respect to the indices used in determining the Note Rates for the term notes or the loan rates of the underlying mortgage loans, a number of factors affect the performance of each index and may cause an index to move in a manner different from other indices. To the extent that an index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the term notes due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, an index may remain higher than other market interest rates which may result in a higher level of prepayments of the mortgage loans, which, in the case of HELOCs, adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

         The timing of changes in the rate of principal payments on a term note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a term note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the term notes would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

         The rate and timing of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the term notes. There can be no assurance as to the rate of losses or delinquencies on any of the mortgage loans, however, the rate of losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of mortgage loans with high CLTV Ratios or low Junior Ratios. To the extent that any losses are incurred on any of the mortgage loans that are not covered by the applicable credit enhancements, holders of the term notes will bear all risk of losses resulting from default by mortgagors. Even where the Policy covers all losses incurred on the mortgage loans, the effect of losses may be to increase prepayment rates on the mortgage loans, thus reducing the weighted average life and affecting the yield to maturity.

         Amounts on deposit in the Funding Account may be used during the Revolving Period to acquire additional balances and subsequent mortgage loans. In the event that at the end of the Revolving Period any amounts on deposit in the Funding Account have not been used to acquire subsequent mortgage loans or additional balances, then the notes will be prepaid in part on the following payment date.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the term notes will be influenced by, among other factors, the rate of principal payments, and, with respect to the HELOCs, the rate of draws, on the mortgage loans.

         The primary source of information available to investors concerning the term notes will be the monthly statements discussed in this prospectus supplement under "The Agreements--The Trust Agreement and the Indenture--Reports to Noteholders," which will include information as to the outstanding Term Note Balance. There can be no assurance that any additional information regarding the term notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the term notes will be generally available on an ongoing basis. The limited nature of information regarding the term notes may adversely affect the liquidity of the term notes, even if a secondary market for the term notes becomes available.

         The constant prepayment rate, or CPR, model is used in this prospectus supplement with respect to the mortgage loans. The CPR model assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 35% CPR or any other CPR percentage is to assume that the stated percentage of the Pool Balance is prepaid over the course of a year.

         The tables set forth below are based on a CPR, a constant draw rate, in the case of the HELOCs, which, for purposes of the assumptions, is the amount of additional balances drawn each month as an annualized percentage of the Pool Balance outstanding at the beginning of that month, and optional termination assumptions as indicated in the tables below and further assume that the initial HELOCs and initial HELs consist of mortgage loans having the following characteristics:

                                                 GROSS WAC       NET WAC      ORIGINAL TERM     REMAINING TERM
                                  BALANCE            (%)            (%)         (MONTHS)          (MONTHS)
                                  -------            ---            ---         --------          --------
GROUP I HELOCS               $196,477,068.23       10.955          10.455          201                196

GROUP II HELOCS               $52,469,546.15       10.683          10.183          183                179

GROUP I HELS                  $13,110,184.91       10.669          10.169          105                105
                              $35,520,797.54       11.054          10.554          180                180
                               $5,084,497.97       11.154          10.654          240                240
                              $22,454,133.27       11.124          10.624          300                300
                                  $69,318.08       12.481          11.981          360                360

GROUP II HELS                    $924,932.25        9.846           9.346          118                118
                               $2,172,895.66       10.163           9.663          180                180
                                 $199,955.99       10.000           9.500          240                240
                               $3,516,669.95        9.956           9.456          300                300

         In addition, it was assumed that:

         (1) payments are made in accordance with the description set forth in this prospectus supplement under "Description of the Securities--Priority of Distributions";

         (2) payments on the notes will be made on the 25th day of each calendar month regardless of the day on which the payment date actually occurs, commencing in December 2000;

         (3) no extension past the scheduled maturity date of a mortgage loan is made;

         (4)   no delinquencies or defaults occur;

         (5) in the case of the HELOCs, monthly draws are calculated as set forth in the tables below before giving effect to prepayments;

         (6) the mortgage loans pay on the basis of a 30-day month and a 360-day year;

         (7)   there is no restriction on the Maximum Variable Funding Balance;

         (8)   no Rapid Amortization Event or Managed Amortization Event occurs;

         (9)   each mortgage loan is payable monthly;

        (10)   the closing date is November 29, 2000;

        (11)   for each payment date, LIBOR is equal to 6.620% per annum;

        (12) the initial Term Note Balance is as set forth on the cover page of this prospectus supplement; and

        (13) all principal payments due and payable on the term notes and the variable funding notes related to each Loan Group will be allocated to those classes on a pro rata basis.

         The actual characteristics and performance of the mortgage loans will likely differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and, in the case of the HELOCs, draw scenarios. For example, it is very unlikely that the mortgage loans will prepay and/or experience draws at a constant rate until maturity or that all mortgage loans will prepay and/or experience draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the mortgage loans is as assumed. Any difference between these assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial Term Note Balances outstanding over time and the weighted average life of the term notes. Neither the CPR model nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the mortgage pool. Variations in the actual prepayment experience and the principal balances of the mortgage loans that prepay may increase or decrease each weighted average life shown in the following tables. These variations may occur even if the average prepayment experience of all mortgage loans equals the CPR, as indicated.

                PERCENTAGE OF INITIAL CLASS A-1 TERM NOTE BALANCE

PAYMENT DATE

                                                                       PERCENTAGE OF BALANCE
                                                 -------------------------------------------------------------------
GROSS CPR - HELOCS                                   10%       25%       30%      35%       40%       45%       50%
GROSS CPR - HELS                                     10%       12%       17%      23%       29%       35%       40%
                                                 -------------------------------------------------------------------
INITIAL........................................      100       100       100      100       100       100       100

NOVEMBER 2001..................................      100       100       100      100       100       100       100

NOVEMBER 2002..................................      100        92        89       86        82        79        75

NOVEMBER 2003..................................       99        79        71       63        56        49        42

NOVEMBER 2004..................................       98        67        57       47        38        30        24

NOVEMBER 2005..................................       97        57        45       34        26        19        14

NOVEMBER 2006..................................       92        46        34       24        17        11         7

NOVEMBER 2007..................................       82        35        24       16        10         6         3

NOVEMBER 2008..................................       73        26        17       10         6         3         1

NOVEMBER 2009..................................       65        20        12        7         3         2         1

NOVEMBER 2010..................................       58        15         8        4         2         1         *

NOVEMBER 2011..................................       52        11         6        3         1         *         0

NOVEMBER 2012..................................       46         9         4        2         1         *         0

NOVEMBER 2013..................................       41         6         3        1         *         0         0

NOVEMBER 2014..................................       37         5         2        1         *         0         0

NOVEMBER 2015..................................       33         3         1        *         *         0         0

NOVEMBER 2016..................................       30         3         1        *         0         0         0

NOVEMBER 2017..................................        0         *         0        0         0         0         0

NOVEMBER 2018..................................        0         *         0        0         0         0         0

NOVEMBER 2019..................................        0         0         0        0         0         0         0

NOVEMBER 2020..................................        0         0         0        0         0         0         0

WEIGHTED AVERAGE LIFE TO 10% CALL (YEARS)......    11.49      6.04      5.03     4.31      3.79      3.40      3.11

WEIGHTED AVERAGE LIFE TO MATURITY (YEARS)......    11.49      6.29      5.28     4.52      3.96      3.55      3.23


         (1) ASSUMES (I) EXCEPT WHERE INDICATED, THAT NO OPTIONAL TERMINATION IS EXERCISED AND (II) IN THE CASE OF THE HELOCS, A GROSS CPR AS DISCLOSED ABOVE LESS A CONSTANT DRAW RATE OF 10.00%.

         (2)   ALL PERCENTAGES ARE ROUNDED TO THE NEAREST 1%.

          *    LESS THAN 0.50% BUT GREATER THAN 0.

                PERCENTAGE OF INITIAL CLASS A-2 TERM NOTE BALANCE

PAYMENT DATE

                                                                       PERCENTAGE OF BALANCE
                                                 ------------------------------------------------------------------
GROSS CPR - HELOCS                                   10%       25%       30%      35%       40%       45%      50%
GROSS CPR - HELS                                     10%       12%       17%      23%       29%       35%      40%
                                                 ------------------------------------------------------------------
INITIAL........................................      100       100       100      100       100       100      100

NOVEMBER 2001..................................      100       100       100      100       100       100      100

NOVEMBER 2002..................................      100        92        89       85        82        78       75

NOVEMBER 2003..................................      100        77        70       62        55        48       42

NOVEMBER 2004..................................       99        65        55       45        37        30       23

NOVEMBER 2005..................................       99        55        43       33        25        18       13

NOVEMBER 2006..................................       94        43        32       23        16        11        7

NOVEMBER 2007..................................       84        33        23       15         9         6        3

NOVEMBER 2008..................................       75        25        16       10         6         3        1

NOVEMBER 2009..................................       67        19        11        6         3         1        1

NOVEMBER 2010..................................       60        14         8        4         2         1        *

NOVEMBER 2011..................................       54        11         5        2         1         *        0

NOVEMBER 2012..................................       49         8         4        2         *         *        0

NOVEMBER 2013..................................       44         6         3        1         *         0        0

NOVEMBER 2014..................................       39         4         2        1         *         0        0

NOVEMBER 2015..................................        0         *         0        0         0         0        0

NOVEMBER 2016..................................        0         *         0        0         0         0        0

NOVEMBER 2017..................................        0         0         0        0         0         0        0

NOVEMBER 2018..................................        0         0         0        0         0         0        0

NOVEMBER 2019..................................        0         0         0        0         0         0        0

NOVEMBER 2020..................................        0         0         0        0         0         0        0

WEIGHTED AVERAGE LIFE TO 10% CALL (YEARS)......    11.32      5.87      4.92     4.24      3.75      3.37     3.09

WEIGHTED AVERAGE LIFE TO MATURITY (YEARS)......    11.32      6.07      5.13     4.43      3.91      3.51     3.20


         (1) ASSUMES (I) EXCEPT WHERE INDICATED, THAT NO OPTIONAL TERMINATION IS EXERCISED AND (II) IN THE CASE OF THE HELOCS, A GROSS CPR AS DISCLOSED ABOVE LESS A CONSTANT DRAW RATE OF 10.00%.

         (2)  ALL PERCENTAGES ARE ROUNDED TO THE NEAREST 1%.

          *   LESS THAN 0.50% BUT GREATER THAN 0.

                                 THE AGREEMENTS

                             THE PURCHASE AGREEMENT

         The initial mortgage loans to be transferred to the issuer by the depositor were or will be purchased by the depositor from the sellers pursuant to the mortgage loan purchase agreement, or purchase agreement, dated as of the cut-off date, among the sellers, the depositor, the issuer and the indenture trustee. The following summary describes certain terms of the purchase agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase agreement. See "The Agreements" in the prospectus.

PURCHASE OF MORTGAGE LOANS

         Under the purchase agreement, the sellers have agreed to transfer and assign, without recourse, to the depositor the initial mortgage loans and related additional balances, and the Initial Mortgage Documents. Pursuant to an assignment by the depositor executed on the closing date, upon the transfer to the depositor, the initial mortgage loans will be transferred, without recourse, by the depositor to the issuer, as well as the depositor's rights in, to and under the purchase agreement, which will include the obligation, except during the Rapid Amortization Period, to purchase additional balances relating to the initial mortgage loans. The owner trustee, on behalf of the trust fund, will, concurrently with the assignment, grant a security interest in the trust fund to the indenture trustee to secure the notes. Subsequent mortgage loans are intended to be purchased by the issuer from the sellers on or before February 27, 2001, as set forth in the purchase agreement, from funds on deposit in the Pre-Funding Account. Subsequent mortgage loans are also intended to be purchased, under certain circumstances, by the issuer from the sellers from funds on deposit in the Funding Account. The purchase agreement will provide that the subsequent mortgage loans must conform to certain specified characteristics described above under "Description of the Mortgage Loans--Conveyance of Subsequent Mortgage Loans; the Pre-Funding Account and the Funding Account." For a general description of the sellers, see "The Sellers and Servicer" in this prospectus supplement. The purchase price of the initial mortgage loans is a specified amount payable by the depositor, as provided in the purchase agreement. The purchase price paid for any subsequent mortgage loans by the indenture trustee, at the direction of the issuer, from amounts on deposit in the Pre-Funding Account shall be one hundred percent (100%) of the aggregate principal balances of the subsequent mortgage loans as of the date so transferred, as identified on the mortgage loan schedule attached to the related subsequent transfer agreement provided by GMACM. The purchase price of each additional balance is the amount of the related new advance and is payable by the issuer, either in cash, including withdrawals from the Funding Account, or in the form of an increase in the Variable Funding Balance of the variable funding notes, and, in certain circumstances, the issuance of additional variable funding notes, as provided in the purchase agreement and the indenture.

         The purchase agreement will require that, within a specified time period, GMACM deliver to the indenture trustee, as the issuer's agent for such purpose, the mortgage loans and the Initial Mortgage Documents, which will include the following:

         (1) the credit line agreement or mortgage note, as applicable and any modification or amendment thereto, endorsed without recourse in blank;

         (2) the mortgage, or a copy of the mortgage certified by an officer of the servicer for any mortgage not returned from the public recording office, with evidence of recording indicated thereon;

         (3)   an assignment in recordable form of the mortgage; and

         (4) if applicable, any riders or modifications to the credit line agreement or mortgage note, as applicable, and mortgage, together with certain other documents at the times as set forth in the related agreement.

         In lieu of delivery of original mortgages, GMACM may deliver true and correct copies of the original mortgages that have been certified as to authenticity by the appropriate county recording office where those mortgages were recorded. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

REPRESENTATIONS AND WARRANTIES

         The respective seller or GMACM, in its capacity as servicer, will represent and warrant to the depositor, and will represent and warrant to the issuer with respect to any subsequent mortgage loans, that, among other things, as of the closing date and the related subsequent transfer date with respect to any subsequent mortgage loans:

         o as of the cut-off date, with respect to the initial mortgage loans, or related subsequent transfer date, with respect to any subsequent mortgage loans, the information set forth in a schedule of the related mortgage loans is true and correct in all material respects as of the date or dates respecting which the information is furnished;

         o immediately prior to the sale of the initial mortgage loans to the depositor and the subsequent mortgage loans to the issuer, the respective seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests;

         o the purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the sellers in and to the initial mortgage loans or the subsequent mortgage loans, as applicable, and the proceeds thereof;

         o to the best of GMACM's knowledge, each mortgage loan complied in all material respects with all applicable local, state and federal laws;

         o no mortgage loan is 30 days or more delinquent in payment of principal and interest; and

         o to the best of GMACM's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related mortgaged property.

         The depositor will assign to the issuer all of its right, title and interest in the purchase agreement, insofar as the purchase agreement relates to the representations and warranties made by the sellers in respect of the initial mortgage loans and any remedies provided for with respect to any breach of the representations and warranties. The representations and warranties of the sellers will be assigned by the issuer to the indenture trustee for the benefit of the noteholders and the enhancer, and therefore a breach of the representations and warranties of the sellers will be enforceable on behalf of the trust. If a seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan which materially and adversely affects the interests of the noteholders or the enhancer in that mortgage loan, within 90 days after notice from the servicer, such seller will be obligated to repurchase the mortgage loan at the Repurchase Price.

         As to any mortgage loan required to be purchased by a seller as provided above, rather than purchase the mortgage loan, the seller may, at its sole option, remove the Deleted Loan from the trust fund and substitute in its place an Eligible Substitute Loan.

REVIEW OF MORTGAGE LOANS

         Escrow Bank USA, an affiliate of GMACM and the depositor, will be the custodian with respect to the mortgage loans pursuant to a custodial agreement and will maintain possession of and review documents relating to the mortgage loans as the agent of the indenture trustee or, following payment in full of the notes and discharge of the indenture, the owner trustee.

         The custodian will hold the documents relating to the mortgage loans in trust for the benefit of the holders of the securities. Within 90 days of the closing date or within 90 days of the related subsequent transfer date with respect to any subsequent mortgage loans, the custodian will review or cause to be reviewed the mortgage loans and the Initial Mortgage Documents and if any mortgage loan or Initial Mortgage Document is found to be defective in any material respect which may materially and adversely affect the value of the related mortgage loan or the interests of the indenture trustee, as pledgee of the trust fund, the securityholders or the enhancer in that mortgage loan and the defect is not cured within 90 days following notification thereof to the seller and the issuer by the custodian, the seller will be obligated under the purchase agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any deposit into the Custodial Account, the seller may substitute an Eligible Substitute Loan. Any purchase or substitution will result in the removal of the defective mortgage loan from the trust fund. The obligation of the seller to remove a Deleted Loan from the trust fund is the sole remedy regarding any defects in the mortgage loans and Initial Mortgage Documents available to the issuer, the certificateholders, or the owner trustee on behalf of the certificateholders, and the noteholders, or the indenture trustee on behalf of the noteholders, against the sellers. Any mortgage loan not so purchased or substituted for shall remain in the trust fund.

                             THE SERVICING AGREEMENT

         The following summary describes certain terms of the servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. See "The Agreements" in the prospectus.

         All of the mortgage loans will initially be serviced by the servicer, but may be subserviced by one or more subservicers designated by the servicer pursuant to subservicing agreements between the servicer and any future subservicers. For a general description of the servicer and its activities, and certain information concerning the servicer's delinquency experience on residential mortgage loans, see "The Sellers and Servicer--Delinquency and Loss Experience of the Servicer's Portfolio" in this prospectus supplement.

PRINCIPAL COLLECTIONS AND INTEREST COLLECTIONS

         All collections on the mortgage loans will generally be allocated in accordance with the related credit line agreements or mortgage notes, as applicable, between amounts collected in respect of interest and amounts collected in respect of principal.

         The servicer will be required to establish and maintain the Custodial Account. On each Determination Date, the servicer will determine the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account and the Distribution Account prior to the close of business on the business day next succeeding each Determination Date.

         The servicer will make withdrawals from the Custodial Account, including but not limited to the following, and deposit the withdrawn amounts as follows:

         o to pay to itself or the sellers various reimbursement amounts and other amounts as provided in the servicing agreement; and

         o to the Note Payment Account, an amount equal to the Principal and Interest Collections on the business day prior to each payment date.

COLLECTION AND OTHER SERVICING PROCEDURES

         The servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the servicing agreement, follow collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the mortgage loans included in the mortgage pool. Consistent with that standard, the servicer may in its discretion waive any prepayment charge in connection with the prepayment of a mortgage loan or extend the due dates for payments due on a mortgage loan, provided that the insurance coverage for that mortgage loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or the extension.

         The servicer, at its option and in its sole discretion, may make advances by depositing into the Custodial Account amounts representing installments of interest on any mortgage loan that is delinquent as of the end of the related Collection Period if the servicer believes that the advances will be recoverable from payments on, or other proceeds of, that mortgage loan. If the servicer makes any optional advances of delinquent interest, the servicer shall be entitled to reimburse itself by withdrawing those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

         In certain instances in which a mortgage loan is in default, or if default is reasonably foreseeable, and if determined by the servicer to be in the best interests of the enhancer and the noteholders, the servicer may permit certain modifications of the mortgage loan or make forbearances on the mortgage loan rather than proceeding with foreclosure or repossession, if applicable. In making the determination, the loss that might result if the mortgage loan were liquidated would be taken into account. Any modifications may have the effect of reducing the loan rate or extending the final maturity date of the mortgage loan. Any modified mortgage loan may remain in the trust fund, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, the notes. In addition, if a HELOC is in default or, in the judgment of the servicer a default is reasonably foreseeable, the servicer may, through modification, convert the HELOC into a fully amortizing HEL.

         In any case in which mortgaged property subject to a mortgage loan is being conveyed by the mortgagor, the servicer shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer is prevented from enforcing the due-on-sale clause under applicable law or if the servicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the servicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person will become liable under the related credit line agreement subject to certain specified conditions. The original mortgagor may be released from liability on a mortgage loan if the servicer shall have determined in good faith that the release will not adversely affect the ability to make full and timely collections on the related mortgage loan. Any fee collected by the servicer for entering into an assumption or substitution of liability agreement will be retained by the servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related credit line agreement may not be altered.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related mortgage loan. Any fee collected by the servicer for processing the request will be retained by the servicer as additional servicing compensation.

         The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under the servicing agreement.

         The servicer may be subject to certain restrictions under the servicing agreement with respect to the refinancing of a lien senior to a mortgage loan secured by a lien on the related mortgaged property. In addition, if a mortgaged property did not have a lien senior to the related mortgaged loan as of the cut-off date, then the servicer may not consent to the placing of a lien senior to the mortgage loan on the related mortgaged property.

REALIZATION UPON DEFAULTED LOANS

         With respect to a mortgage loan secured by a lien on a mortgaged property in default, the servicer will decide whether to foreclose upon the mortgaged property or with respect to any such mortgage loan, write off the principal balance of the mortgage loan as a bad debt or take an unsecured note, provided, however, that if the servicer has actual knowledge that any mortgaged property is affected by hazardous or toxic wastes or substances and that the acquisition of the mortgaged property would not be commercially reasonable, then the servicer shall not cause the issuer or the indenture trustee to acquired title to that mortgaged property in a foreclosure or similar proceeding. In connection with that decision, the servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with the foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a mortgage loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, following any default thereon, unless foreclosure proceeds for that mortgage loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that the mortgage loan will be written off as bad debt with no foreclosure proceeding. See "Risk Factors--The mortgaged properties might not be adequate security for the mortgage loans" in this prospectus supplement. In the event that title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the indenture trustee or to its nominee on behalf of the noteholders. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until such time as the mortgage loan becomes a liquidated mortgage loan. Any income, net of expenses and fees and other than gains described below, received by the servicer on the related mortgaged property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at that time for making payments to noteholders. The foregoing is subject to the proviso that the servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that the expenditure will increase the related Net Liquidation Proceeds.

         With respect to a mortgage loan secured by a lien on a mortgaged property in default, the servicer may pursue foreclosure, or similar remedies, subject to any senior lien positions and certain other restrictions pertaining to junior loans concurrently with pursuing any remedy for a breach of a representation and warranty made by a seller. However, the servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, the related mortgage loan will be removed from the trust fund. The servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to that mortgage loan thereafter incurred will be reimbursable to the servicer from any amounts otherwise payable to the noteholders, or may be offset by any subsequent recovery related to that mortgage loan. Alternatively, for purposes of determining the amount of related liquidation proceeds to be paid to noteholders, the amount of any loss or the amount required to be drawn under any applicable form of credit enhancement, the servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As described under "--Optional Removal of Mortgage Loans or Repurchase of Defaulted Mortgage Loans", the servicer has the option to purchase from the trust fund any mortgage loan that is in default for at least 60 days at the Repurchase Price. If a defaulted mortgage loan or REO Loan is not so removed from the trust fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the noteholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related mortgagor, the servicer will be entitled to retain that gain as additional servicing compensation.

NON-RECORDATION OF ASSIGNMENTS

         Subject to the conditions described in the servicing agreement, GMACM will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the states in which the related mortgaged properties are located. GMACM will retain record title to the mortgages on behalf of the indenture trustee and the securityholders. Although the recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a transfer of the mortgage loans to the indenture trustee, if GMACM were to sell, assign, satisfy or discharge any mortgage loan prior to recording the related assignment in favor of the indenture trustee, the other parties to the sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, in the absence of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the mortgage loans may not be effective against certain creditors or purchasers from the sellers or a trustee in bankruptcy thereof. If those other parties, creditors or purchasers have rights to the mortgage loans that are superior to those of the indenture trustee, securityholders could lose the right to future payments of principal and interest to the extent that those rights are not otherwise enforceable in favor of the indenture trustee under the applicable mortgage documents.

OPTIONAL REMOVAL OF MORTGAGE LOANS OR REPURCHASE OF DEFAULTED MORTGAGE LOANS

         In certain instances in which a mortgagor either:

         o requests an increase in the credit limit on the related HELOC above the limit stated in the related credit line agreement;

         o requests to place a lien on the related mortgaged property senior to the lien of the related mortgage loan; or

         o refinances the senior lien resulting in a CLTV Ratio above the previous CLTV Ratio for that loan;

the servicer will have the option to purchase from the trust fund the related mortgage loan at a price equal to the Repurchase Price.

         In addition, the servicer will also have the option to purchase from the trust fund any mortgage loan delinquent in payment for a period of sixty days or longer at a price equal to the Repurchase Price.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         A servicing default under the servicing agreement generally will include:

         o any failure by the servicer to deposit to the Custodial Account, Funding Account, Reserve Account, Distribution Account or the Note Payment Account any required payment which continues unremedied for five (5) business days after the date upon which written notice of the failure shall have been given to the servicer by the issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the enhancer;

         o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which continues unremedied for 45 days after the date upon which written notice of the failure shall have been given to the servicer by the Issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the enhancer;

         o certain events of insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations; and

         o  certain other events relating to the servicer.

         So long as a servicing default under the servicing agreement remains unremedied, either the depositor, the enhancer, so long as it is not in default of its payment obligations under the Policy, or the indenture trustee may, by written notification to the servicer and to the issuer or the indenture trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of termination, and reimbursement of other amounts the servicer is entitled to withdraw from the Custodial Account, whereupon the indenture trustee, in accordance with the terms of the servicing agreement, will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to purchase mortgage loans under certain circumstances, and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the servicing agreement; provided that any successor servicer shall be acceptable to the enhancer, as evidenced by the enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further that the appointment of any successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the notes by the Rating Agencies, if determined without regard to the Policy. Pending the appointment of a successor servicer, the indenture trustee is obligated to act as servicer unless prohibited by law from so acting. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

EVIDENCE AS TO COMPLIANCE

         The servicing agreement provides for delivery on or before a specified date in each year, to the depositor, the enhancer and the indenture trustee, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled in all material respects the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers throughout the preceding year or, if there has been a material default in the fulfillment of any servicing obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to the servicing agreement along with other similar agreements.

         The servicing agreement also provides that on or before a specified date in each year, beginning on the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the indenture trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under the related agreements, including the servicing agreement, was conducted substantially in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, to the extent that procedures in the Uniform Single Attestation Program for Mortgage Bankers are applicable to the servicing obligations set forth in the related agreements, except for any significant exceptions or errors in records that shall be reported in the statement.

         Copies of the annual statement of an officer of the servicer may be obtained by noteholders without charge upon written request to the servicer, at the address indicated in the monthly statement to noteholders.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicing agreement provides that the servicer may not resign from its obligations and duties under the servicing agreement except upon a determination that performance of its obligations and duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement.

         The servicing agreement also provides that, except as set forth below, neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the trust fund or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The servicing agreement further provides that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicing agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The servicer may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and liabilities of the trust fund and the servicer will be entitled to be reimbursed out of funds otherwise payable to noteholders.

         Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the servicing agreement, provided that resulting entity meets the requirements set forth in the servicing agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under the servicing agreement to any person reasonably satisfactory to the enhancer and meeting the requirements set forth in the servicing agreement; provided, that consent to any assignment may not be unreasonably withheld. In the case of any assignment, the servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

AMENDMENT

         The servicing agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from each Rating Agency that the amendment will not result in the qualification, reduction or withdrawal of the rating then assigned to the notes, if determined without regard to the Policy, and provided further, that the consent of the enhancer and the indenture trustee shall be obtained.

                      THE TRUST AGREEMENT AND THE INDENTURE

         The following summary describes certain terms of the trust agreement and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the trust agreement and the indenture. See "The Agreements" in the prospectus.

THE TRUST FUND

         Simultaneously with the issuance of the notes, the issuer will pledge the trust fund to the indenture trustee as collateral for the notes. As pledgee of the mortgage loans, the indenture trustee will be entitled to direct the issuer in the exercise of all rights and remedies of the trust fund against the sellers under the purchase agreement and against the servicer under the servicing agreement.

REPORTS TO NOTEHOLDERS

         The indenture trustee will, to the extent information is provided to it by the servicer pursuant to the terms of the servicing agreement, make available to each holder of the term notes, at its address listed on the note register maintained with the indenture trustee, and each Rating Agency, the enhancer and the depositor, a report setting forth certain amounts relating to the term notes for each payment date, including, among other things:

         (1) the amount of principal, if any, payable on that payment date to the holders of the term notes;

         (2) the amount of interest payable on that payment date to the holders of the term notes and the amount, if any, of Interest Shortfalls;

         (3) the Term Note Balance after giving effect to any payment of principal on that payment date;

         (4) the Principal and Interest Collections for each Loan Group for the related Collection Period;

         (5) the aggregate principal balance of the mortgage loans in each Loan Group as of the end of the preceding Collection Period;

         (6) the balance of the Pre-Funding Account as of the end of the preceding Collection Period;

         (7) the balances of the Funding Account, Capitalized Interest Account and Reserve Account as of the end of the preceding Collection Period;

         (8) the aggregate principal balance of all subsequent mortgage loans transferred pursuant to a subsequent transfer agreement since the closing date;

         (9) the Overcollateralization Amount for each Loan Group as of the end of the preceding Collection Period; and

        (10)   the amount paid, if any, under the Policy for that payment date.

In the case of information furnished pursuant to clauses (1) and (2) above, the amounts will be expressed as a dollar amount per $25,000 in face amount of term notes.

         The indenture trustee will make the reports to holders of the term notes, and, at its option, any additional files containing the same information in an alternative format, available each month to holders of the term notes, and other parties to the indenture via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the indenture trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating they would like to receive a paper copy. The indenture trustee shall have the right to change the way the reports to holders of the term notes are distributed in order to make the distribution more convenient and/or more accessible and the indenture trustee shall provide timely and adequate notification to all above parties regarding any changes.

CERTAIN COVENANTS

         The indenture will provide that the issuer may not consolidate or merge with or into any other entity, unless:

         (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         (2) the surviving entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

         (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

         (4) the issuer has received consent of the enhancer and has been advised that the ratings of the notes, without regard to the Policy, then in effect would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

         (5) any action that is necessary to maintain the lien and security interest created by the indenture has been taken;

         (6) the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

         (7) the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

         The issuer will not, among other things:

         (1) except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

         (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

         (3) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

         (4) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof.

         The Issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         An event of default under the indenture includes:

         (1) a default for five (5) days or more in the payment of any principal of or interest on any note;

         (2) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the noteholders or the enhancer, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding Note Balance of the notes or the enhancer, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

         (3) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the trust fund in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the trust fund, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (4) there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the trust fund, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

         If an event of default with respect to the notes at the time outstanding occurs and is continuing, either the indenture trustee, acting on the direction of at least 51% of the noteholders, the enhancer or the holders of notes representing a majority of the aggregate Note Balance, with the written consent of the enhancer, may declare all notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the enhancer or the holders of notes representing a majority of the aggregate Note Balance, with the written consent of the enhancer.

         If, following an event of default with respect to the notes, the notes have been declared to be due and payable, the indenture trustee, acting on the direction of at least 51% of the noteholders, with the written consent of the enhancer, notwithstanding any acceleration, may elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

         o     all noteholders consent to the sale;

         o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes and to reimburse the enhancer at the date of the sale; or

         o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the then aggregate Note Balance and the enhancer.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         In the event the principal of the notes is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

         No noteholder generally will have any right under the indenture to institute any proceeding with respect to the indenture unless:

         (1) the holder previously has given to the indenture trustee written notice of default and the continuance thereof;

         (2) the holders of any note evidencing not less than 25% of the aggregate percentage interests constituting that note:

               o have made written request upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder; and

               o  have offered to the indenture trustee reasonable indemnity;

         (3) the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and

         (4) no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the outstanding principal balances of that note, except as otherwise provided for in the related agreement with respect to the enhancer.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the notes, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT AND MODIFICATION OF TRUST AGREEMENT AND INDENTURE

         The trust agreement may be amended from time to time by the parties thereto provided that any amendment be accompanied by an opinion of counsel addressed to the owner trustee and the enhancer to the effect that the amendment:

         o     complies with the provisions of the trust agreement; and

         o will not cause the trust fund to be subject to an entity level tax.

         With the consent of the holders of a majority of each of the outstanding term notes and variable funding notes and the enhancer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. However, without the consent of the holder of each outstanding note affected thereby and the enhancer, no supplemental indenture will:

         (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

         (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         (3) reduce the percentage of the aggregate Note Balance of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

         (4) modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

         (5) decrease the percentage of the aggregate Note Balance required to amend the sections of the indenture which specify the applicable percentage of the Note Balance necessary to amend the indenture or certain other related agreements;

         (6) modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of such calculation; or

         (7) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The issuer and the indenture trustee may also enter into supplemental indentures, with the consent of the enhancer and without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture.

TERMINATION; REDEMPTION OF TERM NOTES

         The obligations created by the trust agreement, other than certain limited payment and notice obligations of the owner trustee and the depositor, respectively, will terminate upon the payment to the related securityholders, including the notes issued pursuant to the indenture, of all amounts held by the servicer and required to be paid to the securityholders and the payment of all amounts due and owing the enhancer under the insurance agreement following the earliest of:

         o the final distribution of all moneys or other property or proceeds of the trust fund in accordance with the terms of the indenture and the trust agreement;

         o     the Final Payment Date; or

         o the purchase by the servicer of all mortgage loans pursuant to the servicing agreement. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement.

         The indenture will be discharged, except with respect to certain continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed pursuant to the indenture including, for as long as the notes are outstanding, all amounts payable under the Policy.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that none of the indenture trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from any merger or consolidation will be the successor of the indenture trustee under the indenture.

                                 USE OF PROCEEDS

         The proceeds from the sale of the term notes will be used, together with the variable funding notes and the certificates, to purchase the initial mortgage loans from the depositor and, subsequently, to purchase certain subsequent mortgage loans as described in this prospectus supplement.

                   CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

         A federal circuit court decision may adversely affect the indenture trustee's interest in the mortgage loans included in the trust fund even if the mortgage loans constitute chattel paper. In a federal court case in the Tenth Circuit, the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If the seller is subject to the federal bankruptcy code and becomes a debtor under the federal bankruptcy code, and a court were to follow the reasoning of the Tenth Circuit and apply that reasoning to chattel paper, noteholders could experience a delay in, or reduction of, distributions as to the mortgage loans that constitute chattel paper and were sold to the trust fund.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the term notes offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor. This discussion is directed solely to noteholders that hold the term notes as capital assets within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

         o is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions; and

         o is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement and/or the accompanying prospectus.

         In addition to the federal income tax consequences described in this prospectus supplement and the accompanying prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences" in this prospectus supplement. Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

         In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the term notes will be characterized as indebtedness, and neither the issuer nor any portion of the issuer will be characterized as an association, or a publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

         The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code of 1986, as amended, and in the Treasury regulations issued under these sections, referred to as the "OID Regulations." The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the term notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a term note.

STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended; and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986, as amended.

ORIGINAL ISSUE DISCOUNT

         The term notes are not expected to be considered issued with original issue discount since the principal amount of the term notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the note.

         The original issue discount, if any, on a note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate" an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note.

         In the case of notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

         Some classes of the notes may provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first payment date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement for a description of the election under the OID Regulations.

         If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.

         A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

         o the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus

         o the daily portions of original issue discount for all days during the accrual period prior to that day, less

         o any principal payments made during the accrual period relating to the note.

MARKET DISCOUNT

         A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under
Section 1276 of the Internal Revenue Code of 1986, as amended, the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See "Material Federal Income Tax Considerations--Premium" in this prospectus supplement. Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

         However, market discount for a note will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code of 1986, as amended, if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Material Federal Income Tax Considerations--Original Issue Discount" in this prospectus supplement.

         Section 1276(b)(3) of the Internal Revenue Code of 1986, as amended, specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to
Section 1276 of the Internal Revenue Code of 1986, as amended, or the Committee Report, apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, or (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

         To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Internal Revenue Code of 1986, as amended, a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

PREMIUM

         If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Section 171 of the Internal Revenue Code of 1986, as amended.

REALIZED LOSSES

         Under Section 166 of the Internal Revenue Code of 1986, as amended, both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the trust assets. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code of 1986, as amended, until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

SALES OF NOTES

         If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended.

         Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described in this prospectus supplement under "Material Federal Income Tax Considerations--Market Discount" and "--Premium."

         A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code of 1986, as amended. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

BACKUP WITHHOLDING

         Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under
Section 3406 of the Internal Revenue Code of 1986, as amended, at a rate of 31% if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         The issuer will report to the holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

TAX TREATMENT OF FOREIGN INVESTORS

         Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new regulations referred to as the "New Withholding Regulations," which make modifications to the withholding, backup withholding and information reporting rules described above in the three preceding paragraphs. The New Withholding Regulations attempt to unify certification requirements and modify reliance standards. The New Withholding Regulations will generally be effective for payments made after December 31, 2000, subject to transition rules. Prospective investors are urged to consult their tax advisors regarding the New Withholding Regulations.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the term notes offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

                              ERISA CONSIDERATIONS

         The term notes are eligible for purchase by any Plan. Any fiduciary or other investor of Plan assets that proposes to acquire or hold the term notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. See "ERISA Considerations" in the prospectus.

         Each purchaser of a term note, by its acceptance of the term note, shall be deemed to have represented that the acquisition and holding of the term note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

         The term notes may not be purchased with the assets of a Plan if the underwriters, the depositor, the servicer, the indenture trustee, the owner trustee, the enhancer or any of their affiliates:

         o has investment or administrative discretion with respect to the Plan assets;

         o has authority or responsibility to give, or regularly gives, investment advice regarding the Plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the Plan assets and will be based on the particular investment needs for the Plan; or

         o     is an employer maintaining or contributing to the Plan.

         On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations will take effect on July 5, 2001.

         The sale of any of the term notes to a Plan is in no respect a representation by the issuer or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The term notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the term notes. No representation is made herein as to whether the term notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the term notes as legal investments for such purchasers prior to investing in the term notes. See "Legal Investment Matters" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, each underwriter has agreed to purchase, and the depositor has agreed to sell to each underwriter, the principal amount of term notes opposite its name in the table below:

                                             PRINCIPAL AMOUNT OF TERM NOTES:
                                             -------------------------------
                                             CLASS A-1          CLASS A-2
                                             ---------          ---------

            Bear, Stearns & Co. Inc.         $218,172,800       $47,427,200
            Lehman Brothers Inc.             $ 54,543,200       $11,856,800
                                             ------------       -----------
                     Total                   $272,716,000       $59,284,000

         The distribution of the term notes by the underwriters may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the term notes, before deducting expenses payable by the depositor, will be approximately 99.77% of the aggregate Term Note Balance as of the closing date.

         The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         The underwriters intend to make a secondary market in the term notes, but has no obligation to do so. There can be no assurance that a secondary market for the term notes will develop, or if it does develop, that it will provide holders of the term notes with liquidity of investment at any particular time or for the life of the term notes. The term notes will not be listed on any securities exchange.

         Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from either underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the applicable underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         Until 90 days from the date of this prospectus supplement, all dealers effecting transactions in the term notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     EXPERTS

         The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the term notes will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the underwriter by Morgan, Lewis & Bockius LLP, New York, New York.

                                     RATINGS

         It is a condition to issuance the term notes that they be rated "Aaa" by Moody's Investors Service, Inc., or Moody's, "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's and "AAA" by Fitch, Inc. or Fitch. The depositor has not requested a rating on the term notes by any rating agency other than Moody's, Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the term notes or, if it does, what rating would be assigned by any other rating agency. Any rating on the term notes by another rating agency could be lower than the ratings assigned to the term notes by Moody's, Standard & Poor's and Fitch. A securities rating addresses the likelihood of the receipt by the holders of the term notes of distributions on the mortgage loans. The rating takes into consideration the structural and legal aspects associated with the certificates and the term notes, but does not address Interest Shortfalls. The ratings on the term notes do not constitute statements regarding the possibility that the holders of the term notes might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX A

                                [FORM OF POLICY]

OBLIGATIONS: $[                  ]                POLICY NUMBER: [          ]
               ------------------                                 ----------


         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Amount will be received from the Insurer by Wells Fargo Bank Minnesota, N.A. or its successors, as indenture trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Amount. The Insurer's obligations hereunder with respect to a particular Insured Amount shall be discharged to the extent funds equal to the applicable Insured Amount are received by the Indenture Trustee, whether or not those funds are properly applied by the Indenture Trustee. Insured Amounts will be paid only at the time set forth in the Policy, and no accelerated Insured Amounts will be made regardless of any acceleration of the Obligations, unless the acceleration is at the sole option of the Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), Interest Shortfalls or Relief Act Shortfalls.

         The Insurer will pay any Insured Amount that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

         The Insurer will pay any other amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Insured Amounts due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Amount less, in respect of Insured Amounts related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Amount and legally available therefor.

         The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Obligations to the extent of any payment by the Insurer hereunder.

         As used herein, the following terms shall have the following meanings:

         "Agreement" means the indenture dated as of November 29, 2000, among the GMACM Home Equity Loan Trust 2000-HE4, as Issuer, and the Indenture Trustee, as indenture trustee, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

         "Business Day" means any day other than (a) a Saturday or a Sunday (b) a day on which the Insurer is closed or (c) a day on which banking institutions in New York City or in the city in which the corporate trust office of the Indenture Trustee under the Agreement is located are authorized or obligated by law or executive order to close.

         "Deficiency Amount" means (a) with respect to any Payment Date, the amount by which the aggregate amount of accrued interest on the Obligations (excluding any Relief Act Shortfalls for such Payment Date) at the respective Note Rates on such Payment Date exceeds the amount on deposit in the Note Payment Account available for interest distributions on such Payment Date and
(b)(i) with respect to any Payment Date that is not the Final Payment Date, any Liquidation Loss Amount for such Payment Date, to the extent not included in the Principal Distribution Amount on such Payment Date or a reduction in the overcollateralization amount or (ii) on the Final Payment Date, the aggregate outstanding balance of the Obligations to the extent otherwise not paid on such date.

         "Insured Amount" means (a) as of any Payment Date, any Deficiency Amount and (b) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Amount which shall be due and owing on the applicable Payment Date.

         "Owner" means each noteholder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable notes to payment thereunder.

         "Preference Amount" means any amount previously distributed to an Owner on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

         Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed
and attested this [   ] day of [     ], [      ].


                                           MBIA INSURANCE CORPORATION

                                           By
                                             -----------------------------------

                                           Title
                                                --------------------------------


Attest:

By
  -----------------------------------
     Secretary

                                    EXHIBIT A

                           TO NOTE GUARANTY INSURANCE
                            POLICY NUMBER: [       ]

                           NOTICE UNDER NOTE GUARANTY
                       INSURANCE POLICY NUMBER: [       ]

State Street Bank and Trust Company, N.A., as Fiscal Agent
     for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention:  Municipal Registrar and
     Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

         The undersigned, a duly authorized officer of [NAME OF INDENTURE TRUSTEE], as indenture trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance
Policy Number: [     ] (the "Policy") issued by the Insurer in respect of the
$[     ] GMACM Home Equity Loan Trust 2000-HE4 (the "Obligations"), that:

            (a) the Indenture Trustee is the indenture trustee under the Servicing Agreement, dated as of November [ ], 2000, among GMAC Home Equity Loan Trust 2000-HE4, as Issuer, GMAC Mortgage Corporation, as Servicer, and the Indenture Trustee, as indenture trustee for the Owners;

            (b) the amount due under clause (a) of the definition of Deficiency
Amount for any Payment Date occurring on [   ] (the "Applicable Payment Date")
is $[          ];

            (c) the amount due under clause (b) of the definition of Deficiency
Amount for the Applicable Payment Date is $[          ];

            (d) the sum of the amounts listed in paragraphs (b) and (c) above is
$[            ] (the "Deficiency Amount");

            (e) the amount previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final
nonappealable order of a court having competent jurisdiction is $[        ] (the
"Preference Amount");

            (f) the total Insured Amount due is $[      ], which amount equals
the sum of the Deficiency Amount and the Preference Amount;

            (g) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Amount set forth in
(d) above to be applied to the payment of the Deficiency Amount for the Applicable Payment Date in accordance with the Agreement and for the dollar amount of the Insured Amount set forth in (e) above to be applied to the payment of any Preference Amount; and

            (h) the Indenture Trustee directs that payment of the Insured Amount be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:
[INDENTURE TRUSTEE'S ACCOUNT NUMBER].

         Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

         IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered
this Notice under the Policy as of the [    ] day of [       ], [     ].


                                     [NAME OF INDENTURE TRUSTEE], as Indenture
                                     Trustee

                                     By
                                        -------------------------------------

                                     Title
                                          -----------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

PROSPECTUS
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES AND
ASSET-BACKED NOTES
RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor



The depositor may periodically form separate trusts to issue securities in series, secured by assets of that trust.



OFFERED SECURITIES The securities in a series will consist of certificates or notes representing interests in a trust and will be paid only from the assets of that trust. Each series may include multiple classes of securities with differing payment terms and priorities. Credit enhancement will be provided for all offered securities.



TRUST ASSETS    Each trust will consist primarily of:

   o mortgage loans secured by first or junior liens on one- to four-family residential properties;

   o mortgage loans secured by first or junior liens on mixed-use properties;

   o home equity revolving lines of credit secured by first or junior liens on one- to four-family residential properties, including partial balances of those lines of credit;

   o home improvement installment sales contracts and installment loan agreements, either unsecured or secured;

   o manufactured housing installment sales contracts and installment loan agreements; or

   o mortgage or asset-backed securities backed by, and whole or partial participations in, the types of assets listed above.




NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                              September 21, 2000

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT


     We provide information to you about the securities in two separate documents that provide progressively more detail:


    o this prospectus, which provides general information, some of which may not apply to your series of securities; and


    o the accompanying prospectus supplement, which describes the specific terms of your series of securities


IF THE DESCRIPTION OF YOUR SECURITIES IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT DIFFERS FROM THE RELATED DESCRIPTION IN THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THAT PROSPECTUS SUPPLEMENT.


     You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. See "Additional Information", "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in this prospectus. You can request information incorporated by reference from Residential Asset Mortgage Products, Inc. by calling us at (952) 832-7000 or writing to us at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.


     Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 131.


                               ----------------

                              TABLE OF CONTENTS

                                          PAGE
                                         ------
Introduction............................     5
The Trusts..............................     5
  General...............................     5
  Characteristics of Loans..............     8
  Revolving Credit Loans................    14
  The Contracts.........................    17
  Mexico Loans..........................    17
  The Mortgaged Properties..............    18
  The Agency Securities.................    20
  Private Securities....................    21
Trust Asset Program.....................    23
  Underwriting Standards................    23
  The Negotiated Conduit Asset Program .    27
Description of the Securities...........    29
  General...............................    29
  Form of Securities....................    29
  Assignment of Loans...................    32
  Representations with Respect to
   Loans................................    34
  Repurchases of Loans..................    35
  Limited Right of Substitution.........    37
  Certain Insolvency and Bankruptcy
   Issues...............................    37
  Assignment of Agency or Private
   Securities...........................    38
  Excess Spread and Excluded Spread ....    38
  Payments on Loans.....................    39
  Withdrawals from the Custodial
   Account..............................    41
  Distributions of Principal and
   Interest on the Securities...........    42
  Advances..............................    43
  Prepayment Interest Shortfalls .......    44
  Funding Account.......................    45
  Reports to Securityholders............    45
  Servicing and Administration of
   Loans................................    46
Description of Credit Enhancement ......    53
  General...............................    53
  Letters of Credit.....................    54
  Subordination.........................    54
  Overcollateralization.................    56
  Mortgage Pool Insurance Policies .....    56
  Special Hazard Insurance Policies ....    57
  Bankruptcy Bonds......................    58
  Reserve Funds.........................    59
  Financial Guaranty Insurance
   Policies; Surety Bonds...............    59
  Maintenance of Credit Enhancement ....    60
  Reduction or Substitution of Credit
   Enhancement..........................    60
Other Financial Obligations Related To
 The Securities.........................    61
  Swaps and Yield Supplement
   Agreements...........................    61
  Purchase Obligations..................    61
Insurance Policies on Loans.............    62
  Primary Insurance Policies............    62
  Standard Hazard Insurance on
   Mortgaged Properties.................    64
  Standard Hazard Insurance on
   Manufactured Homes...................    65
  Description of FHA Insurance Under
   Title I..............................    65
  FHA Mortgage Insurance................    67
  VA Mortgage Guaranty..................    68
The Depositor...........................    68
Residential Funding Corporation.........    69
The Agreements..........................    69
  Events of Default; Rights Upon Event
   of Default...........................    69
  Amendment.............................    72
  Termination; Retirement of
   Securities...........................    73
  The Trustee...........................    74
  The Owner Trustee.....................    74
  The Indenture Trustee.................    74
Yield Considerations....................    76
Maturity and Prepayment Considerations .    80
Certain Legal Aspects of the Loans .....    84
  The Mortgage Loans....................    84
  The Manufactured Housing Contracts ...    94
  The Home Improvement Contracts .......    96
  Enforceability of Certain Provisions .    97
  Consumer Protection Laws..............    98
  Applicability of Usury Laws...........    98
  Environmental Legislation.............    98
  Soldiers' and Sailors' Civil Relief
   Act of 1940..........................    99
  Default Interest and Limitations on
   Prepayments..........................   100
  Forfeitures in Drug and RICO
   Proceedings..........................   100
  Negative Amortization Loans...........   100
Material Federal Income Tax
 Consequences...........................   101
  General...............................   101
  Classification of REMICs and FASITs ..   101

                                3

                                          PAGE
                                         ------
  Taxation of Owners of REMIC and FASIT
   Regular Certificates.................   102
  Pass-through Entities Holding FASIT
   Regular Certificates.................   108
  Taxation of Owners of REMIC Residual
   Certificates.........................   108
  Backup Withholding with Respect to
   Securities...........................   117
  Foreign Investors in Regular
   Certificates.........................   117
State and Other Tax Consequences .......   118
ERISA Considerations....................   118
  Plan Asset Regulations................   119
  Considerations for ERISA Plans
   Regarding the Purchase of
   Certificates.........................   120
  Representations From Investing ERISA
   Plans................................   123
  Considerations for ERISA Plans
   Regarding the Purchase of Notes .....   124
  Tax-Exempt Investors..................   125
  Consultation with Counsel.............   125
Legal Investment Matters................   126
Use of Proceeds.........................   127
Methods of Distribution.................   127
Legal Matters...........................   128
Financial Information...................   128
Additional Information..................   129
Reports to Securityholders..............   129
Incorporation of Certain Information by
 Reference..............................   129
Glossary................................   131

                                 INTRODUCTION

     The securities offered may be sold from time to time in series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes in the aggregate will represent indebtedness of, a trust consisting primarily of the trust assets described in the following section. The trust assets will have been acquired by the depositor from one or more affiliated or unaffiliated institutions. Each series of certificates will be issued under a pooling and servicing agreement among the depositor, the trustee and master servicer or servicer, or a trust agreement between the depositor and trustee, all as specified in the accompanying prospectus supplement. Each series of notes will be issued under an indenture between the related trust and the indenture trustee specified in the accompanying prospectus supplement. Unless the context indicates otherwise, references in this prospectus to the trustee refer to the indenture trustee in the case of a series of notes. The trust assets for each series of notes will be held in a trust under a trust agreement and pledged under the indenture to secure a series of notes as described in this prospectus and in the accompanying prospectus supplement. The ownership of the trust fund for each series of notes will be evidenced by certificates issued under the trust agreement, which certificates are not offered by this prospectus.


                                   THE TRUSTS


GENERAL

     As specified in the accompanying prospectus supplement, the trust for a series of securities will consist primarily of a segregated pool of assets. The trust assets will primarily include any combination of the following:

     o one- to four-family first or junior lien mortgage loans, including closed-end home equity loans, Home Loans and Cooperative Loans;

     o one- to four-family first or junior lien home equity revolving lines of credit, which are referred to in this prospectus as revolving credit loans;

     o home improvement installment sales contracts and installment loan agreements, which are referred to in this prospectus as home improvement contracts, that are either unsecured or secured by first or junior liens on one- to four-family residential properties or by purchase money security interests in the home improvements financed by those home improvement contracts;

     o manufactured housing installment sales contracts and installment loan agreements, which are referred to in this prospectus as manufactured housing contracts, secured by security interests in manufactured homes;

     o partial balances of, or partial interests in, any of the assets described above;

     o Agency Securities and private securities, which as used in this prospectus, are mortgage-backed or asset-backed securities issued by entities other than Freddie Mac, Fannie Mae and Ginnie Mae that represent interests in or are secured by any of the assets described above, including pass-through certificates, participation certificates or other instruments that evidence interests in or are secured by these assets;

     o all payments and collections derived from the trust assets described above after the related cut-off date, other than Excluded Spread or other interest retained by the depositor or any of its affiliates with respect to any trust asset, as from time to time are identified as deposited in the Custodial Account and in the related Payment Account;

     o property acquired by foreclosure on the mortgaged properties or other security for the trust assets or deed in lieu of foreclosure, and portions of proceeds from the disposition of any related Additional Collateral or Pledged Assets;

     o    hazard insurance policies and primary insurance policies, if any; and

     o any one or a combination, if applicable and to the extent specified in the accompanying prospectus supplement, of a letter of credit, purchase obligation, mortgage pool insurance policy, contract pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, derivative products, surety bond or other type of credit enhancement as described under "Description of Credit Enhancement."

     Unless the context indicates otherwise, as used in this prospectus, mortgage loans includes:

     o mortgage loans or closed-end home equity loans secured by first or junior liens on one-to four- family residential properties;

     o    Home Loans;

     o    Cooperative Loans; and

     o    mortgage loans secured by first or junior liens on Mixed-Use
          Properties.


     Unless the context indicates otherwise, as used in this prospectus, Contracts includes:

     o    manufactured housing contracts; and

     o    home improvement contracts.

     The mortgage loans, revolving credit loans and, if applicable, the contracts will be evidenced by mortgage notes secured by mortgages, deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties. Unless the context indicates otherwise, mortgage notes includes Cooperative Notes; mortgages includes security agreements for Cooperative Notes; and mortgaged properties may include shares in the related Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes. In addition, if specified in the accompanying prospectus supplement relating to a series of securities, a mortgage pool may contain Additional Collateral Loans or Pledged Asset Mortgage Loans that are secured, in addition to the related mortgaged property, by Additional Collateral or Pledged Assets.

     The mortgage loans, revolving credit loans and the contracts are referred to in this prospectus collectively as the loans. In connection with a series of securities backed by revolving credit loans, if the accompanying prospectus supplement indicates that the pool consists of certain balances of the revolving credit loans, then the term "revolving credit loans" in this prospectus refers only to those balances.

     If specified in the accompanying prospectus supplement, the trust underlying a series of securities may include Agency Securities or private securities. For any series of securities backed by Agency Securities or private securities, the entity that administers the private securities or Agency Securities may be referred to as the manager, if stated in the accompanying prospectus supplement. The private securities in the trust may have been issued previously by the depositor or an affiliate, an unaffiliated financial institution or other entity engaged in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing loans into trusts, and selling beneficial interests in those trusts. As to any series of securities, the accompanying prospectus supplement will include a description of any private securities along with any related credit enhancement, and the trust assets underlying those private securities will be described together with any other trust assets included in the pool relating to that series.

     In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to the series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and any related assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest in the special purpose entity will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement.

     Each trust asset will be selected by the depositor for inclusion in a pool from among those purchased by the depositor from any of the following sources:

     o directly or through its affiliates, including Residential Funding Corporation;

     o sellers who are affiliates of the depositor including HomeComings Financial Network, Inc., Residential Money Centers, Inc., and GMAC Mortgage Corporation; or

     o savings banks, savings and loan associations, commercial banks, credit unions, insurance companies or similar institutions that are supervised and/or examined by a federal or state authority, lenders approved by the United States Department of Housing and Urban Development, known as HUD, mortgage bankers, investment banking firms, the Federal Deposit Insurance Corporation, known as the FDIC, or other regulated and unregulated mortgage loan originators or sellers, including brokers, not affiliated with the depositor, all as described in the accompanying prospectus supplement.

     The sellers may include state or local government housing finance agencies. If so described in the accompanying prospectus supplement, the depositor may issue one or more classes of securities to a seller as consideration for the purchase of the trust assets securing such series of securities. If a pool is composed of trust assets acquired by the depositor directly from sellers other than Residential Funding Corporation, the accompanying prospectus supplement will specify the extent of trust assets so acquired.

     The trust assets may also be delivered to the depositor in a Designated Seller Transaction. Those securities may be sold in whole or in part to any designated seller identified in the accompanying prospectus supplement in exchange for the related trust assets, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The accompanying prospectus supplement for a Designated Seller Transaction will include information provided by the designated seller about the designated seller, the trust assets and the underwriting standards applicable to the loans. None of the depositor, Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates will make any representation or warranty with respect to the trust assets sold in a Designated Seller Transaction, or any representation as to the accuracy or completeness of the information provided by the designated seller, unless that entity is the designated seller. GMAC Mortgage Corporation, an affiliate of the depositor, may be a designated seller.

     Any seller, including any designated seller, or Residential Funding Corporation may retain or acquire any Excluded Balances for any related revolving credit loans, or any loan secured by a mortgage senior or subordinate to any loan included in any pool.

     The depositor will cause the trust assets constituting each pool to be assigned without recourse to the trustee named in the accompanying prospectus supplement, for the benefit of the holders of all of the securities of a series. The master servicer or servicer, which may be an affiliate of the depositor, named in the accompanying prospectus supplement will service the loans, either directly or through subservicers under a servicing agreement and will receive a fee for its services. See "The Trusts" and "Description of the Securities." As to those loans serviced by the master servicer or a servicer through a subservicer, the master servicer or servicer, as applicable, will remain liable for its servicing obligations under the related servicing agreement as if the master servicer or servicer alone were servicing the trust assets. In addition to or in place of the master servicer or servicer for a series of securities, the accompanying prospectus supplement may identify an Administrator for the trust. The Administrator may be an affiliate of the depositor. All references in this prospectus to the master servicer and any discussions of the servicing and administration functions of the master servicer or servicer will also apply to the Administrator to the extent applicable. The master servicer's obligations relating to the trust assets will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement, including its obligation to use its best efforts to enforce purchase obligations of Residential Funding Corporation or, in some instances, the designated seller or seller, as described in this prospectus under "Description of the Securities--Representations with Respect to Loans" and "--Assignment of Loans" or under the terms of any private securities.

CHARACTERISTICS OF LOANS

     The loans may be secured by mortgages or deeds of trust, deeds to secure debt or other similar security instruments creating a first or junior lien on or other interests in the related mortgaged properties. Cooperative Loans are evidenced by promissory notes secured by a first or junior lien on the shares issued by Cooperatives and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific units within a Cooperative.

     The proceeds of the loans, other than the loans made to finance the purchase of the mortgaged properties, may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

     The loans may include loans insured by the Federal Housing Administration, known as FHA, a division of HUD, loans partially guaranteed by the Veterans Administration, known as VA, and loans that are not insured or guaranteed by the FHA or VA. As described in the accompanying prospectus supplement, the loans may be of one or more of the following types, and may include one or more of the following characteristics:

    o adjustable rate loans, known as ARM loans;

    o negatively amortizing ARM loans;

    o Balloon Loans;

    o Convertible Mortgage Loans;

    o Buy-Down Loans;

    o Additional Collateral Loans;

    o Pledged Asset Mortgage Loans;

    o simple interest loans;

    o actuarial loans;

    o delinquent loans;

    o re-performing loans;

    o Mexico Loans;

    o Cooperative Loans;

    o High Cost Loans;

    o GPM Loans;

    o GEM Loans;

    o fixed rate loans;

    o loans that have been modified;

    o loans that provide for payment on a bi-weekly or other non-monthly basis during the term of the loan; and

    o loans that provide for the reduction of the interest rate based on the payment performance of the loans.

     The accompanying prospectus supplement will provide information concerning the types and characteristics of the loans and other assets included in the related trust. Each prospectus supplement applicable to a series of securities will include information to the extent then available to the depositor, as of the related cut-off date, if appropriate, on an approximate basis. No more than five percent (5%) of the trust assets by aggregate principal balance as of the cut-off date will have characteristics that deviate from those characteristics described in the accompanying prospectus supplement. Other trust assets available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a pool but were not selected for inclusion in a pool at that time.

     The information in the accompanying prospectus supplement may include, if applicable:

    o the aggregate principal balance of the trust assets;

    o the type of property securing the loans and related lien priority, if any;

    o the original or modified and/or remaining terms to maturity of the loans;

    o the range of principal balances of the loans at origination or modification;

    o the aggregate credit limits and the range of credit limits of the related credit line agreements in the case of revolving credit loans;

    o the range of the years of origination of the loans;

    o the earliest origination or modification date and latest maturity date of the loans;

    o the loan-to-value ratios, known as LTV ratios, or the combined LTV ratios of the loans, as applicable;

    o the weighted average loan rate and range of loan rates borne by the loans;

    o the applicable index, the range of gross margins, the weighted average gross margin, the frequency of adjustments and maximum loan rate;

    o the geographic distribution of the mortgaged properties;

    o the number and percentage of home improvement contracts that are partially insured by the FHA under Title I;

    o the weighted average junior ratio and Credit Utilization Rate;

    o the weighted average and range of debt-to-income ratios;

    o the distribution of loan purposes; and

    o the range of Credit Scores.

     A Current Report on Form 8-K will be available on request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement or trust agreement, for each series of certificates, or the related trust agreement and indenture, for each series of notes, with the Securities and Exchange Commission within fifteen days after the initial issuance of the securities. The composition and characteristics of a pool containing revolving credit loans may change from time to time as a result of any Draws made after the related cut-off date under the related credit line agreements that are included in the pool. If trust assets are added to or deleted from the trust after the date of the accompanying prospectus supplement but prior to the closing date, other than as a result of any Draws, the addition or deletion will be noted in the Form 8-K.

     Some of the loans may be "equity refinance" loans, as to which a portion of the proceeds are used to refinance an existing loan, and the remaining proceeds may be retained by the borrower or used for purposes unrelated to the mortgaged property. Alternatively, the loans may be "rate and term refinance" loans, as to which substantially all of the proceeds, net of related costs incurred by the borrower, are used to refinance an existing loan or loans, which may include a junior lien, primarily in order to change the interest rate or other terms of the existing loan.

     The loans may be loans that have been consolidated and/or have had various terms changed, loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans. If a loan is a modified loan, references to origination typically shall refer to the date of modification.

 Prepayment on the Loans

     In some cases, loans may be prepaid by the borrowers at any time without payment of any prepayment fee or penalty. In addition, the borrower under a revolving credit loan has the right during the related Draw Period to make a Draw in the amount of any prepayment made with respect to the loan. The prospectus supplement will disclose whether a material portion of the loans provide for payment of a prepayment charge if the borrower prepays within a specified time period. This charge may affect the rate of prepayment. The master servicer or servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities unless the prospectus supplement discloses that those charges will be available for payment. However, some states' laws restrict the imposition of prepayment charges even when the loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of these charges.

 ARM Loans

     In most cases, ARM loans will have an original or modified term to maturity of not more than 30 years. The loan rate for ARM loans usually adjusts initially after a specified period subsequent to the initial payment date and thereafter at either one-month, three-month, six-month, one-year or other intervals, with corresponding adjustments in the amount of monthly payments, over the term of the loan, and at any time is equal the sum of a fixed percentage described in the related mortgage note, known as the gross margin, and an index, subject to the maximum rate specified in the mortgage note and permitted by applicable law. The accompanying prospectus supplement will describe the relevant index and the highest, lowest and weighted average gross margin for the ARM loans in the related pool. The accompanying prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum loan rate at the time of any adjustment. An ARM loan may include a provision that allows the borrower to convert the adjustable loan rate to a fixed rate at specified times during the term of the ARM loan. The index or indices for a particular pool will be specified in the accompanying prospectus supplement and may include one of the following indexes:

     o the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of six months, one year or other terms to maturity;

     o the weekly auction average investment yield of U.S. Treasury bills of various maturities;

     o the daily bank prime loan rate as quoted by financial industry news sources;

     o the cost of funds of member institutions of any of the regional Federal Home Loan Banks;

     o the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the accompanying prospectus supplement; or

     o the weekly average of secondary market interest rates on six-month negotiable certificates of deposit.

     ARM loans have features that provide different investment considerations than fixed-rate loans. Adjustable loan rates can cause payment increases that may exceed some borrowers' capacity to cover those payments. Some ARM loans, may be teaser loans, with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin, subject to any rate caps applicable to the first adjustment date. An ARM loan may provide that its loan rate may not be adjusted to a rate above the applicable maximum loan rate or below the applicable minimum loan rate, if any, for the ARM loan. In addition, some of the ARM loans may provide for limitations on the maximum amount by which their loan rates may adjust for any single adjustment period. Some ARM loans provide for limitations on the amount of scheduled payments of principal and interest, or may have other features relating to payment adjustment as described in the accompanying prospectus supplement.

 Negatively Amortizing ARM Loans

     Certain ARM loans may be subject to negative amortization from time to time prior to their maturity. Negative amortization results if the accrued monthly interest exceeds the scheduled payment. In addition, negative amortization often results from either the adjustment of the loan rate on a more frequent basis than the adjustment of the scheduled payment or the application of a cap on the size of the scheduled payment. If the scheduled payment is not sufficient to pay the accrued monthly interest on a negative amortization ARM loan, the amount of accrued monthly interest that exceeds the scheduled payment on the loans is added to the principal balance of the ARM loan, bears interest at the loan rate and is repaid from future scheduled payments.

     Negatively amortizing ARM loans in most cases do not provide for the extension of their original stated maturity to accommodate changes in their loan rate. Investors should be aware that a loan secured by a junior lien may be subordinate to a negatively amortizing senior loan. An increase in the principal balance of the loan secured by a senior lien on the related mortgaged property may cause the sum of the outstanding principal balance of the senior loan and the outstanding principal balance of the junior loan to exceed the sum of the principal balances at the time of origination of the junior loan. The accompanying prospectus supplement will specify whether the ARM loans underlying a series allow for negative amortization and the percentage, if known, of any loans that are subordinate to any related senior loan that allows for negative amortization.

 Balloon Loans

     As specified in the prospectus supplement, a pool may include Balloon Loans. Balloon Loans generally require a monthly payment of a pre-determined amount that will not fully amortize the loan until the maturity date, at which time the Balloon Amount will be due and payable. Payment of the Balloon Amount, which, based on the amortization schedule of those loans, is expected to be a substantial amount and will typically depend on the mortgagor's ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, the level of available mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan. Neither the depositor, the master servicer or servicer, the trustee, as applicable, nor any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

 Convertible Mortgage Loans

     On any conversion of a Convertible Mortgage Loan, the depositor, the master servicer or servicer or a third party may be obligated to purchase the converted mortgage loan. Alternatively, if specified in the accompanying prospectus supplement, the depositor, Residential Funding Corporation or another party may agree to act as remarketing agent for the converted mortgage loans and, in that capacity, to use its best efforts to arrange for the sale of the converted mortgage loans under specified conditions. On the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of any converted mortgage loan or the unwillingness of the remarketing agent to exercise any election to purchase any converted mortgage loan for its own account, the related pool will thereafter include both fixed rate and adjustable rate mortgage loans. If specified in the accompanying prospectus supplement, neither the depositor nor any other party will be obligated to repurchase or remarket any converted mortgage loan, and, as a result, converted mortgage loans will remain in the related pool.

 Buy-Down Loans

     In the case of Buy-Down Loans, the monthly payments made by the borrower during the Buy-Down Period will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from:

     o Buy-Down Funds contributed by the seller of the mortgaged property or another source and placed in the Buy-Down Account;

     o if the Buy-Down Funds are contributed on a present value basis, investment earnings on the Buy-Down Funds; or

     o additional buydown funds to be contributed over time by the borrower's employer or another source.

 Additional Collateral Loans

     If stated in the accompanying prospectus supplement, a trust will contain Additional Collateral Loans. The Additional Collateral Requirement will in most cases terminate when the LTV ratio of the mortgage loan is reduced to a predetermined level, which in most cases shall not be more than 75%, as a result of a reduction in the loan amount caused by principal payments by the borrower under the mortgage loan or an increase in the appraised value of the related mortgaged property.

     The servicer of the Additional Collateral Loan will be required, in accordance with the master servicer's or servicer's servicing guidelines or its normal servicing procedures, to attempt to realize on any Additional Collateral if the related Additional Collateral Loan is liquidated on default. The right to receive proceeds from the realization of Additional Collateral on any liquidation will be assigned to the related trustee. No assurance can be given as to the amount of proceeds, if any, that might be realized from the Additional Collateral and thereafter remitted to the trustee.

     Unless otherwise specified in the accompanying prospectus supplement, an insurance company whose claims-paying ability is rated by at least one nationally recognized rating agency in a rating category at least as high as the highest long-term rating category assigned to one or more classes of the applicable series of securities will have issued a limited purpose surety bond insuring any deficiency in the amounts realized by the Additional Collateral Loan seller from the liquidation of Additional Collateral, up to the amount of the Additional Collateral Requirement. For additional considerations concerning the Additional Collateral Loans, see "Certain Legal Aspects of Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" in this prospectus.

 Pledged Asset Mortgage Loans

     If stated in the accompanying prospectus supplement, a mortgage pool may include Pledged Asset Mortgage Loans. Each Pledged Asset will be held by a custodian for the benefit of the trustee for the trust in which the related Pledged Asset Mortgage Loan is held, and will be invested in investment obligations permitted by the rating agencies rating the related series of securities. The amount of the Pledged Assets will be determined by the seller in accordance with its underwriting standards, but in most cases will not be more than an amount that, if applied to reduce the original principal balance of the mortgage loan, would reduce that principal balance to less than 70% of the appraised value of the mortgaged property.

     If, following a default by the borrower and the liquidation of the related mortgaged property, there remains a loss on the related mortgage loan, a limited liability company will be required to pay to the master servicer or the servicer on behalf of the trustee the amount of that loss, up to the pledged amount for that mortgage loan. If the borrower becomes a debtor in a bankruptcy proceeding, there is a significant risk that the Pledged Assets will not be available to be paid to the securityholders. At the borrower's request, and in accordance with some conditions, the Pledged Assets may be applied as a partial prepayment of the mortgage loan. The Pledged Assets will be released to the limited liability company if the outstanding principal balance of the mortgage loan has been reduced by the amount of the Pledged Assets.

 Actuarial Loans

     Monthly payments made by or on behalf of the borrower for each loan, in most cases, will be one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal. This is known as an actuarial loan.

 Simple Interest Loans

     If specified in the accompanying prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans. A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a Balloon Loan, the final payment. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan. As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled. However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled. If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment. The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

 Delinquent Loans

     Some pools may include loans that are one or more months delinquent with regard to payment of principal or interest at the time of their deposit into a trust. The accompanying prospectus supplement will set forth the percentage of loans that are so delinquent. Delinquent loans are more likely to result in losses than loans that have a current payment status.

 Re-Performing Loans

     The term "re-performing loans" includes (i) repayment plan loans and bankruptcy plan loans that had arrearages when the repayment plan was entered into, and (ii) trial modification loans. These loans may be acquired by a designated seller or Residential Funding Corporation from a wide variety of sources through bulk or periodic sales. The re-performing loans were originally either:

     o acquired by the designated seller or Residential Funding Corporation as a performing loan;

     o acquired under Residential Funding Corporation's negotiated conduit asset program; or

     o acquired by the designated seller or Residential Funding Corporation as a delinquent loan with a view toward establishing a repayment plan.

     In the case of loans that are acquired by Residential Funding Corporation as delinquent loans with a view toward establishing a repayment plan, no determination is made as to whether the loans complied with the underwriting criteria of any specific origination program. In each case, however, at the time of purchase, every loan is evaluated by Residential Funding Corporation. This includes obtaining an evaluation of the related property value, a review of the credit and collateral files, and a review of the servicing history on the loan. The information is used to assess both the borrower's willingness and capacity to pay, and the underlying collateral value. The rate of default on re-performing loans is more likely to be higher than the rate of default on loans that have not previously been in arrears.

     Repayment Plan Loans and Bankruptcy Plan Loans. Some of the loans may be loans where the borrower in the past has failed to pay one or more required scheduled monthly payments or tax and insurance payments, and the borrower has entered into either a repayment plan, or a confirmed bankruptcy plan in a case under Chapter 13 of Title 11 of the United States Code, known as the Bankruptcy Code, under which the borrower has agreed to repay these arrearages in installments under a schedule, in exchange for the related master servicer or servicer agreeing not to foreclose on the related mortgaged property or other security. For each loan subject to a repayment plan, or a confirmed bankruptcy plan, the borrower shall have made at least an aggregate of its three most recent scheduled monthly payments prior to the cut-off date.

     The right to receive all arrearages payable under the repayment plan will not be included as part of the trust and, accordingly, payments made on these arrearages will not be payable to the securityholders. The borrowers under any confirmed bankruptcy plan will make separate payments for their scheduled monthly payments and for their arrearages. The borrowers under any repayment plan will make a single payment, which will be applied first to their scheduled monthly payment and second to the arrearage. In either case, the master servicer or servicer may immediately commence foreclosure if, in the case of a bankruptcy plan, both payments are not received and the bankruptcy court has authorized that action or, in the case of a repayment plan, the payment is insufficient to cover both the monthly payment and the arrearage.

     Trial Modification Loans. Some of the loans may be loans where the borrower in the past has failed to pay scheduled monthly payments, and the borrower has entered into a trial modification agreement. Generally, under this arrangement:

     o the borrower agrees to pay a reduced monthly payment for a specified trial period typically lasting 3 to 6 months;

     o if the borrower makes all required monthly payments during the trial period, at the end of the trial period, the original loan terms will be modified to reflect terms stated in the trial modification agreement. The modifications may include a reduced interest rate, the forgiveness of some arrearages, the capitalization of some arrearages, an extension of the maturity, or a provision for a balloon payment at maturity;

     o if the borrower makes all required payments during the trial period, the monthly payment amount will continue to be the monthly payment in effect during the trial period, with no additional repayment of arrearages; and

     o if the borrower fails to make any of the required payments during the trial period, the modified terms will not take effect, and a foreclosure action may be commenced immediately. None of the depositor, the seller, the designated seller, the master servicer or the servicer, as applicable, will have any obligation to repurchase the related loan under those circumstances unless that repurchase obligation is described in the related prospectus supplement.

     For each trial modification loan, the borrower shall have made at least its aggregate of the three most recent scheduled monthly payments as of the cut-off date under the terms of the trial modification agreement.


REVOLVING CREDIT LOANS

 General

     The revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of (a) the index on the day specified in the accompanying prospectus supplement, and
(b) the gross margin specified in the related mortgage note, which may vary under some circumstances, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. If specified in the prospectus supplement, some revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin. The index or indices will be specified in the related prospectus supplement and may include one of the indices mentioned under "--Characteristics of Loans," in this prospectus.

     Unless specified in the accompanying prospectus supplement, each revolving credit loan will have a term to maturity from the date of origination of not more than 25 years. The borrower for each revolving credit loan may make a Draw under the related credit line agreement at any time during the Draw Period. Unless specified in the accompanying prospectus supplement, the Draw Period will not be more than 15 years. Unless specified in the accompanying prospectus supplement, for each revolving credit loan, if the Draw Period is less than the full term of the revolving credit loan, the related borrower will not be permitted to make any Draw during the Repayment Period. Prior to the Repayment Period, or prior to the date of maturity for loans without Repayment Periods, the borrower for each revolving credit loan will be obligated to make monthly payments on the revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a revolving credit loan has a Repayment Period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

     The borrower for each revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any Draw for any revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the Draw. Draws will be funded by the seller, designated seller or other entity specified in the accompanying prospectus supplement.

     Unless specified in the accompanying prospectus supplement, for each revolving credit loan:

     o the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance;

     o the account balance on any day in most cases will be the aggregate of the unpaid principal of the revolving credit loan outstanding at the beginning of the day, plus all related Draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any Draws on that day; and

     o the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the revolving credit loan.

     Payments made by or on behalf of the borrower for each revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the revolving credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related Draws outstanding.

     The mortgaged property securing each revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related Draw or portion thereof, if any, that is not included in the related pool, whether made on or prior to the related cut-off date or thereafter. The lien will be the same rank as the lien created by the mortgage relating to the revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the revolving credit loan will be allocated as described in the related prospectus supplement among the revolving credit loan and the outstanding principal balance of each Draw or portion of Draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any Draw or portion thereof excluded from the pool. If any entity with an interest in a Draw or portion thereof excluded from the pool or any other Excluded Balance were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related revolving credit loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related revolving credit loan and therefore compel the sale of such revolving credit loan, including any Trust Balance, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

     In most cases, each revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related Draw Period to make a Draw in the amount of any prepayment made for the revolving credit loan. The mortgage note or mortgage related to each revolving credit loan will usually contain a customary "due-on-sale" clause.

     As to each revolving credit loan, the borrower's rights to receive Draws during the Draw Period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

     o    a materially adverse change in the borrower's financial circumstances;

     o a decline in the value of the mortgaged property significantly below its appraised value at origination; or

     o    a payment default by the borrower.

However, as to each revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The master servicer or the servicer, as applicable, will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive Draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, at the discretion of the master servicer or servicer, the revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

     o    the borrower's failure to make any payment as required;

     o any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or


     o any fraud or material misrepresentation by a borrower in connection with the loan.

     The master servicer or servicer will have the option to allow an increase in the credit limit applicable to any revolving credit loan in certain limited circumstances described in the related agreement.

 Allocation of Revolving Credit Loan Balances

     For any series of securities backed by revolving credit loans, the related trust may include either (i) the entire principal balance of each revolving credit loan outstanding at any time, including balances attributable to Draws made after the related cut-off date, or (ii) the Trust Balance of each revolving credit loan.

     The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any revolving credit loan will be allocated as between the Trust Balance and any Excluded Balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated between the Trust Balance and any Excluded Balance either on a pro rata basis, or first to the Trust Balance until reduced to zero, then to the Excluded Balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any Realized Losses, will be allocated between the Trust Balance and any Excluded Balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

     Even where a trust initially includes the entire principal balance of the revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust may not include balances attributable to additional Draws made after that time. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

THE CONTRACTS

 Home Improvement Contracts

     The trust for a series may include a contract pool evidencing interests in home improvement contracts. The home improvement contracts may be conventional home improvement contracts or, to the extent specified in the accompanying prospectus supplement, the home improvement contracts may be partially insured by the FHA under Title I.

     In most cases, the home improvement contracts will be fully amortizing and may have fixed loan rates or adjustable loan rates and may provide for other payment characteristics as described in the accompanying prospectus supplement.


     The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The proceeds of contracts under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot on which to place that home, or cooperative interest in the home and/or lot.

     Home improvements, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of home improvement contracts with high LTV ratios at origination, that the market value of a home improvement may be lower than the principal amount outstanding under the related contract.

 Manufactured Housing Contracts

     The trust for a series may include a contract pool evidencing interests in manufactured housing contracts originated by one or more manufactured housing dealers, or the other entity or entities described in the accompanying prospectus supplement. The manufactured housing contracts may be conventional manufactured housing contracts or manufactured housing contracts insured by the FHA or partially guaranteed by the VA. Each manufactured housing contract will be secured by a manufactured home. The manufactured housing contracts will be fully amortizing or, if specified in the accompanying prospectus supplement, Balloon Loans.

     The manufactured homes securing the manufactured housing contracts will consist of "manufactured homes" within the meaning of 42 U.S.C. Section 5402(6), which are treated as "single family residences" for the purposes of the REMIC provisions of the Internal Revenue Code of 1986, or Internal Revenue Code. Accordingly, a manufactured home will be a structure built on a permanent chassis, which is transportable in one or more sections and customarily used at a fixed location, has a minimum of 400 square feet of living space and minimum width in excess of 81/2 feet, is designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein.

     Manufactured homes, unlike mortgaged properties, in most cases, depreciate in value. Consequently, at any time after origination it is possible, especially in the case of manufactured housing contracts with high LTV ratios at origination, that the market value of a manufactured home may be lower than the principal amount outstanding under the related contract.


MEXICO LOANS

     Each Mexico Loan will be secured by the beneficial ownership interest in a separate trust, the sole asset of which is a residential property located in Mexico. The residential property may be a second home, vacation home or the primary residence of the borrower. The borrower of a Mexico Loan may be a U.S. borrower or an international borrower.

     Because of the uncertainty and delays in foreclosing on real property interests in Mexico and because non-Mexican citizens are prohibited from owning real property located in some areas of Mexico, the nature of the security interest and the manner in which the Mexico Loans are secured differ from that of mortgage loans typically made in the United States. Record ownership and title to the Mexican property will be held in the name of a Mexican financial institution acting as Mexican trustee for a Mexican trust under the terms of a trust agreement. The trust agreement will be governed by Mexican law and will be filed (in Spanish) in the real property records in the jurisdiction in which the property is located. The original term of the Mexican trust will be 50 years and will be renewable at the option of the borrower. To secure the repayment of the Mexico Loan, the lender is named as a beneficiary of the Mexican trust. The lender's beneficial interest in the Mexican trust grants to the lender the right to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust or to terminate the Mexican trust and sell the Mexican property. The borrower's beneficial interest in the Mexican trust grants to the borrower the right to use, occupy and enjoy the Mexican property so long as it is not in default of its obligations relating to the Mexico Loan.

     As security for repayment of the Mexico Loan, under the loan agreement, the borrower grants to the lender a security interest in the borrower's beneficial interest in the Mexican trust. If the borrower is domiciled in the United States, the borrower's beneficial interest in the Mexican trust should be considered under applicable state law to be an interest in personal property, not real property, and, accordingly, the lender will file financing statements in the appropriate state to perfect the lender's security interest. Because the lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property, the depositor either will rely on its remedies that are available in the United States under the applicable Uniform Commercial Code, or UCC, and under the trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or direct the Mexican trustee to conduct an auction to sell the borrower's beneficial interest or the Mexican property under the trust agreement. If a borrower is not a resident of the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected under the UCC. If the lender conducts its principal lending activities in the United States, the loan agreement will provide that rights and obligations of the borrower and the lender under the loan agreement will be governed under applicable United States state law. See "Certain Legal Aspects of the Loans--The Mortgage Loans."

     In connection with the assignment of a Mexico Loan into a trust created under the related pooling and servicing agreement or trust agreement, the depositor will transfer to the trustee, on behalf of the securityholders, all of its right, title and interest in the mortgage note, the lender's beneficial interest in the Mexican trust, the lender's security interest in the borrower's beneficial interest in the Mexican trust, and its interest in any policies of insurance on the Mexico Loan or the Mexican property. The percentage of mortgage loans, if any, that are Mexico Loans will be specified in the accompanying prospectus supplement.


THE MORTGAGED PROPERTIES

     The mortgaged properties will consist primarily of attached or detached individual dwellings, Cooperative dwellings, individual or adjacent condominiums, townhouses, duplexes, row houses, modular housing, manufactured homes, individual units or two-to four-unit dwellings in planned unit developments, two- to four-family dwellings and Mixed-Use Properties. Each mortgaged property, other than a Cooperative dwelling or Mexican property, will be located on land owned by the borrower or, if specified in the accompanying prospectus supplement, land leased by the borrower. The ownership of the Mexican properties will be held in a Mexican trust. Attached dwellings may include structures where each borrower owns the land on which the unit is built with the remaining adjacent land owned in common. Mortgaged properties may also include dwellings on non-contiguous properties, multiple dwellings on one property, or dwelling units subject to a proprietary lease or occupancy agreement in an apartment building owned by a Cooperative. The proprietary lease or occupancy agreement securing a Cooperative Loan is subordinate, in most cases, to any blanket mortgage on the related cooperative apartment building or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement may be terminated and the cooperative shares may be cancelled by the Cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by the tenant-stockholder. See "Certain Legal Aspects of the Loans."

     Mortgaged properties consisting of modular housing, also known as pre-assembled, pre-fabricated, sectional or pre-built homes, are factory built and constructed in two or more three dimensional sections, including interior and exterior finish, plumbing, wiring and mechanical systems. On completion, the modular home is transported to the property site to be joined together on a permanent foundation.

     Mortgaged properties consisting of manufactured homes must be legally classified as real estate, have the wheels and axles removed and be attached to a permanent foundation and may not be located in a mobile home park. The manufactured homes will also have other characteristics as specified in the prospectus supplement.

     Mortgage loans secured by Mixed-Use Property, or mixed-use mortgage loans, will consist of mortgage loans secured by first or junior mortgages, deeds of trust or similar security instruments on fee simple or leasehold interests in Mixed-Use Property. The mixed-use mortgage loans may also be secured by one or more assignments of leases and rents, management agreements or operating agreements relating to the mortgaged property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the related borrower assigns its right, title and interest as landlord under each related lease and the income derived from the lease to the related lender, while retaining a right to collect the rents for so long as there is no default. If the borrower defaults, the right of the borrower terminates and the related lender is entitled to collect the rents from tenants to be applied to the payment obligations of the borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related mortgaged property and a receiver is appointed.

     Mixed-use real estate lending is generally viewed as exposing the lender to a greater risk of loss than one- to four-family residential lending. Mixed-use real estate lending typically involves larger loans to single borrowers or groups of related borrowers than residential one- to four-family mortgage loans. Furthermore, the repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced, for example, if leases are not obtained or renewed, the borrower's ability to repay the loan may be impaired. Mixed-use real estate can be affected significantly by supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender, such as rent control laws, which impact the future cash flow of the property. Mortgage loans secured by Mixed-Use Properties will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

     The mortgaged properties may be located in any of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. In addition, if specified in the accompanying prospectus supplement, the trust assets may contain Mexico Loans, which are secured by interests in trusts that own residential properties located in Mexico. The Mexico Loans will not exceed ten percent (10%) by aggregate principal balance of the mortgage loans in any mortgage pool as of the cut-off date specified in the accompanying prospectus supplement.

     The mortgaged properties may be owner occupied or non-owner occupied and may include vacation homes, second homes and investment properties. The percentage of loans secured by mortgaged properties that are owner-occupied will be disclosed in the accompanying prospectus supplement. The basis for any statement that a given percentage of the loans are secured by mortgaged properties that are owner-occupied will be one of the following:

    o the making of a representation by the borrower at origination of a loan that the borrower intends to use the mortgaged property as a primary residence for at least the first six months of occupancy;

    o a representation by the originator of the loan, which may be based solely on the above clause; or

    o the fact that the mailing address for the borrower is the same as the address of the mortgaged property.

Any representation and warranty regarding owner-occupancy may be based solely on this information. Loans secured by investment properties, including two- to four-unit dwellings, may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the loans.


     A mortgaged property securing a loan may be subject to the senior liens securing one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or after that origination. Loans evidencing liens junior or senior to the loans in the trust will likely not be included in the related trust, but the depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in the junior or senior loan.


THE AGENCY SECURITIES


 Government National Mortgage Association


     Ginnie Mae is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended, referred to in this prospectus as the Housing Act, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on securities representing interests in a pool of mortgages insured by the FHA, under the Housing Act or under Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or under Chapter 37 of Title 38, United States Code.


     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under that guarantee, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee. See "Additional Information" for the availability of further information regarding Ginnie Mae and Ginnie Mae securities.


 Ginnie Mae Securities


     In most cases, each Ginnie Mae security relating to a series, which may be a Ginnie Mae I Certificate or a Ginnie Mae II Certificate as referred to by Ginnie Mae, will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae, except any stripped mortgage backed securities guaranteed by Ginnie Mae or any REMIC securities issued by Ginnie Mae. The characteristics of any Ginnie Mae securities included in the trust for a series of securities will be described in the accompanying prospectus supplement.


 Federal Home Loan Mortgage Corporation


     Freddie Mac is a corporate instrumentality of the United States created under Title III of the Emergency Home Finance Act of 1970, as amended, or the Freddie Mac Act. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. The principal activity of Freddie Mac currently consists of purchasing first-lien, conventional, residential mortgage loans or participation interests in mortgage loans and reselling the mortgage loans so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac securities. In 1981, Freddie Mac initiated its Home Mortgage Guaranty Program under which it purchases mortgage loans from sellers with Freddie Mac securities representing interests in the mortgage loans so purchased. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality and type that generally meets the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information regarding Freddie Mac and Freddie Mac securities. Neither the United States nor any agency thereof is obligated to finance Freddie Mac's operations or to assist Freddie Mac in any other manner.

 Freddie Mac Securities

     In most cases, each Freddie Mac security relating to a series will represent an undivided interest in a pool of mortgage loans that typically consists of conventional loans, but may include FHA loans and VA loans, purchased by Freddie Mac, except any stripped mortgage backed securities issued by Freddie Mac. Each of those pools will consist of mortgage loans, substantially all of which are secured by one- to four-family residential properties or, if specified in the accompanying prospectus supplement, are secured by multi-family residential properties. The characteristics of any Freddie Mac Securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.

 Federal National Mortgage Association

     Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. Section 1716 et seq.). It is the nation's largest supplier of residential mortgage funds. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. See "Additional Information" for the availability of further information respecting Fannie Mae and Fannie Mae securities. Although the Secretary of the Treasury of the United States has authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.

 Fannie Mae Securities

     In most cases, each Fannie Mae security relating to a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae, except any stripped mortgage backed securities issued by Fannie Mae. Mortgage loans underlying Fannie Mae securities will consist of fixed, variable or adjustable rate conventional mortgage loans or fixed-rate FHA loans or VA loans. Those mortgage loans may be secured by either one- to four-family or multi-family residential properties. The characteristics of any Fannie Mae securities included in the trust for a series of securities will be set forth in the accompanying prospectus supplement.


PRIVATE SECURITIES

     Any private securities underlying any securities will (i) either (a) have been previously registered under the Securities Act, or (b) will be eligible for sale under Rule 144(k) under the Securities Act of 1933, as amended, and
(ii) will be acquired in secondary market transactions from persons other than the issuer or its affiliates. Alternatively, if the private securities were acquired from their issuer or its affiliates, or were issued by the depositor or any of its affiliates, then the private securities will be registered under the Securities Act of 1933, as amended, at the same time as the securities.

     References in this prospectus to Advances to be made and other actions to be taken by the master servicer or servicer in connection with the loans may include Advances made and other actions taken under the terms of the private securities. Each security offered by this prospectus will evidence an interest in only the related pool and corresponding trust, and not in any other pool or trust related to securities issued in this prospectus.

     In addition, as to any series of securities secured by private securities, the private securities may consist of an ownership interest in a structuring entity formed by the depositor for the limited purpose of holding the trust assets relating to a series of securities. This special purpose entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of securities from liabilities of the special purpose entity. The provisions governing the special purpose entity will restrict the special purpose entity from engaging in or conducting any business other than the holding of trust assets and the issuance of ownership interests in the trust assets and some incidental activities. Any ownership interest will evidence an ownership interest in the related trust assets as well as the right to receive specified cash flows derived from the trust assets, as described in the accompanying prospectus supplement. The obligations of the depositor as to any ownership interest will be limited to some representations and warranties relating to the trust assets, as described in this prospectus. Credit support of any of the types described in this prospectus under "Description of Credit Enhancement" may be provided for the benefit of any ownership interest, if stated in the accompanying prospectus supplement.

                              TRUST ASSET PROGRAM


UNDERWRITING STANDARDS

 General

     The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects that any FHA loans or VA loans will have been originated in compliance with the underwriting policies of the FHA or VA, respectively. The underwriting criteria applied by the originators of the loans included in a pool may vary significantly among sellers. The accompanying prospectus supplement will describe most aspects of the underwriting criteria, to the extent known by the depositor, that were applied by the originators of the loans. In most cases, the depositor will have less detailed information concerning the origination of seasoned loans than it will have concerning newly-originated loans.

     The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a loan will be considered to be originated generally in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the designated seller or of the originator of the loans, and will be described in the accompanying prospectus supplement.

     The depositor anticipates that loans, other than the Mexico Loans and some loans secured by mortgaged properties located in Puerto Rico, included in pools for certain series of securities will have been originated based on underwriting standards and documentation requirements that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related loan. In addition, some loans with LTV ratios over 80% will not be required to have and may not have the benefit of primary mortgage insurance. Loans and contracts that are secured by junior liens generally will not be required by the depositor to be covered by primary mortgage insurance. Likewise, loans included in a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses. As discussed above, in evaluating seasoned loans, the depositor may place greater weight on payment history or market and other economic trends and less weight on underwriting factors usually applied to newly originated loans.

 Loan Documentation

     In most cases, under a traditional "full documentation" program, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information concerning the borrower. As part of the description of the borrower's financial condition, the borrower will have furnished information, which may or may not be verified, describing the borrower's assets, liabilities, income, credit history and employment history, and furnished an authorization to apply for a credit report that summarizes the borrower's available credit history with local merchants and lenders and any record of bankruptcy. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. In the case of investment properties, only income derived from the mortgaged property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. For mortgaged property consisting of vacation or second homes, no income derived from the property will typically have been considered for underwriting purposes.

     The underwriting standards applied by originators in some cases allow for loans to be supported by alternative documentation. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating to income and employment, rather than having the originator obtain independent verifications from third parties, such as the borrower's employer or mortgage servicer.

     As described in the accompanying prospectus supplement, some loans may have been originated under "limited documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a limited documentation or no documentation program, minimal or no investigation into the borrower's credit history and income profile is undertaken by the originator and the underwriting may be based primarily or entirely on an appraisal or other valuation of the mortgaged property and the LTV or combined LTV ratio at origination.

 Appraisals

     The adequacy at origination of a mortgaged property as security for repayment of the related loan will typically have been determined by an appraisal. Appraisers may be either staff appraisers employed by the originator or independent appraisers selected in accordance with guidelines established by or acceptable to the originator. The appraisal procedure guidelines in most cases will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal will have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property. In certain instances, the LTV ratio or combined LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the seller or originator. Alternatively, as specified in the accompanying prospectus supplement, values may be supported by:

    o a statistical valuation;

    o a broker's price opinion;

    o an automated appraisal, drive by appraisal or other certification of value; or

    o a statement of value by the borrower.

     A statistical valuation estimates the value of the property as determined by a form of appraisal which uses a statistical model to estimate the value of a property. The stated value will be value of the property as stated by the related borrower in his or her application. Unless otherwise specified in the accompanying prospectus supplement, an appraisal of any manufactured home will not be required.

 Loan-to-Value and Combined Loan-to-Value Ratios

     In the case of each first lien loan made to finance the purchase of a mortgaged property, the Loan-to-Value Ratio, or LTV ratio, in most cases is the ratio, expressed as a percentage, of the original principal amount or credit limit, as applicable, of the related loan to the lesser of (1) the appraised value determined in an appraisal obtained at origination of the related loan and (2) the sales price for the related mortgaged property, except that in the case of some employee or preferred customer loans, the denominator of the ratio may be the sales price.

     In the case of some non-purchase first lien mortgage loans including refinance, modified or converted mortgage loans, the LTV ratio at origination is defined as the ratio, expressed as a percentage, of the principal amount of the mortgage loan to either the appraised value determined in an appraisal obtained at the time of refinancing, modification or conversion or, if no appraisal has been obtained, the value of the related mortgaged property which value generally will be supported by either:

    o a representation by the related seller as to value;

    o an appraisal or other valuation obtained prior to origination; or

    o the sales price, if the related mortgaged property was purchased within the previous twelve months.

     In the case of some mortgage loans seasoned for over twelve months, the LTV ratio may be determined at the time of purchase from the related seller based on the ratio of the current loan amount to the current value of the mortgaged property as determined by an appraisal or other valuation.

     For any loan secured by a junior lien on the related mortgaged property, the combined LTV ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance or the credit limit, as applicable, and (2) the principal balance of any related senior mortgage loan at origination of the loan together with any loan subordinate to it, to (B) the appraised value of the related mortgaged property. The appraised value for any junior lien loan will be the appraised value of the related mortgaged property determined in the appraisal used in the origination of the loan, which may have been obtained at an earlier time. However, if the loan was originated simultaneously with or not more than 12 months after a senior lien on the related mortgaged property, the appraised value will in most cases be the lesser of the appraised value at the origination of the senior lien and the sales price for the mortgaged property.

     As to each loan secured by a junior lien on the mortgaged property, the junior ratio will be the ratio, expressed as a percentage, of the original principal balance or the credit limit, as applicable, of the loan to the sum of
(1) the original principal balance or the credit limit, as applicable, of the loan and (2) the principal balance of any related senior loan at origination of the loan. The credit utilization rate for any revolving credit loan is determined by dividing the cut-off date principal balance of the revolving credit loan by the credit limit of the related credit line agreement.

     Some of the loans which are subject to negative amortization will have LTV ratios that will increase after origination as a result of their negative amortization. In the case of some seasoned loans, the values used in calculating LTV ratios may no longer be accurate valuations of the mortgaged properties. Some mortgaged properties may be located in regions where property values have declined significantly since the time of origination.

     The underwriting standards applied by an originator typically require that the underwriting officers be satisfied that the value of the property being financed, as indicated by an appraisal or other acceptable valuation method as described above, currently supports, except with respect to Home Loans, and is anticipated to support in the future the outstanding loan balance. In fact, some states where the mortgaged properties may be located have "anti-deficiency" laws requiring, in general, that lenders providing credit on single family property look solely to the property for repayment in the event of foreclosure. See "Certain Legal Aspects of the Loans." Any of these factors could change nationwide or merely could affect a locality or region in which all or some of the mortgaged properties are located. However, declining values of real estate, as experienced periodically in certain regions, or increases in the principal balances of some loans, such as GPM Loans and negative amortization ARM loans, could cause the principal balance of some or all of these loans to exceed the value of the mortgaged properties.

 Credit Scores

     Credit Scores are obtained by some mortgage lenders in connection with loan applications to help assess a borrower's credit-worthiness. In addition, Credit Scores may be obtained by Residential Funding Corporation or the designated seller after the origination of a loan if the seller does not provide a current Credit Score. Credit Scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies.

     The Credit Score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Although each scoring model varies, typically Credit Scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which in most cases, does not correspond to the life of a loan. Furthermore, many Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, in most cases, a Credit Score may not take into consideration the differences between mortgage loans and consumer loans, or the specific characteristics of the related loan, including the LTV ratio or combined LTV ratio, as applicable, the collateral for the loan, or the debt to income ratio. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related loans or that any borrower's Credit Score would not be lower if obtained as of the date of the accompanying prospectus supplement.

 Application of Underwriting Standards

     Based on the data provided in the application and certain verifications, if required, and the appraisal or other valuation of the mortgaged property, a determination will have been generally made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the loan and other expenses related to the property. Examples of other expenses include property taxes, utility costs, standard hazard and primary mortgage insurance, maintenance fees and other levies assessed by a Cooperative, if applicable, and other fixed obligations other than housing expenses including, in the case of loans secured by a junior lien on the related mortgaged property, payments required to be made on any senior mortgage. The originator's guidelines for loans will, in most cases, specify that scheduled payments on a loan during the first year of its term plus taxes and insurance, including primary mortgage insurance, and all scheduled payments on obligations that extend beyond one year, including those mentioned above and other fixed obligations, would equal no more than specified percentages of the prospective borrower's gross income. The originator may also consider the amount of liquid assets available to the borrower after origination. The loan rate in effect from the origination date of an ARM loan or other types of loans to the first adjustment date are likely to be lower, and may be significantly lower, than the sum of the then applicable index and Note Margin. Similarly, the amount of the monthly payment on Buy-Down Loans, GEM Loans or other graduated payment loans will, and on negative amortization loans may, increase periodically. If the borrowers' incomes do not increase in an amount commensurate with the increases in monthly payments, the likelihood of default will increase. In addition, in the case of loans that are subject to negative amortization, the principal balances of those loans are more likely to equal or exceed the value of the underlying mortgaged properties due to the addition of deferred interest, thereby increasing the likelihood of defaults and losses. For Balloon Loans, payment of the Balloon Amount will depend on the borrower's ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the Balloon Loan, and there can be no assurance that refinancing will be available to the borrower or that a sale will be possible.

     In some circumstances, the loans have been made to employees or preferred customers of the originator for which, in accordance with the originator's mortgage loan programs, income, asset and employment verifications and appraisals may not have been required. As to loans made under any employee loan program maintained by Residential Funding Corporation, GMAC Mortgage Corporation or any of their affiliates, in limited circumstances preferential note rates may be allowed.

     A portion of the loans may be purchased in negotiated transactions, and those negotiated transactions may be governed by agreements, known as master commitments, relating to ongoing purchases of loans by Residential Funding Corporation or the designated seller, from sellers who will represent that the loans have been originated in accordance with underwriting standards agreed to by Residential Funding Corporation or the designated seller, as applicable. Residential Funding Corporation or the designated seller, as the case may be, on behalf of the depositor or a designated third party, will normally review only a limited portion of the loans in any delivery from the related seller for conformity with the applicable underwriting standards. A portion of loans may be purchased from sellers who may represent that the loans were originated under underwriting standards acceptable to Residential Funding Corporation or the designated seller. Loans purchased under Residential Funding Corporation's negotiated conduit asset program are not typically purchased pursuant to master commitments.

     The level of review by Residential Funding Corporation, if any, will vary depending on several factors, including its experience with the seller. Residential Funding Corporation, on behalf of the depositor, typically will review a portion of the loans constituting the pool for a series of securities for conformity with Residential Funding Corporation's underwriting standards or applicable underwriting standards specified in this prospectus or the accompanying prospectus supplement, and to assess the likelihood of repayment of the loan from the various sources for such repayment, including the borrower, the mortgaged property, and primary mortgage insurance, if any. In reviewing seasoned loans, or loans that have been outstanding for more than 12 months, Residential Funding Corporation may take into consideration, in addition to or in lieu of the factors described above, the borrower's actual payment history in assessing a borrower's current ability to make payments on the loan. In addition, Residential Funding Corporation may conduct additional procedures to assess the current value of the mortgaged properties. Those procedures may consist of statistical valuations, drive-by appraisals or real estate broker's price opinions. The depositor may also consider a specific area's housing value trends. These alternative valuation methods are not necessarily as reliable as the type of borrower financial information or appraisals that are typically obtained at origination. In its underwriting analysis, Residential Funding Corporation may also consider the applicable Credit Score of the related borrower used in connection with the origination or acquisition of the loan, as determined based on a credit scoring model acceptable to the depositor. Residential Funding Corporation will not undertake any review of loans sold to the depositor in a Designated Seller Transaction.


THE NEGOTIATED CONDUIT ASSET PROGRAM

     Some of the loans included in a trust may have been acquired and evaluated under Residential Funding Corporations' negotiated conduit asset program. The negotiated conduit asset program targets loans with document deficiencies, program violations, unusual property types, seasoned loans, delinquent loans, and loans not eligible for Residential Funding Corporations' other programs. In most cases, the negotiated conduit asset program loans fall into three categories: Portfolio Programs, Program Violations and Seasoned Loans.

     Portfolio Programs: These loans are originated by various originators for their own mortgage loan portfolio and not under any of Residential Funding Corporation's standard programs or any other secondary market program. Typically, these loans are originated under programs offered by financial depository institutions that were designed to provide the financial institution with a competitive origination advantage. This is achieved by permitting loan terms and underwriting criteria that did not conform with typical secondary market standards, with the intention that these loans would be held in the originating institution's portfolio rather than sold in the secondary market. However, for various reasons including merger or acquisition or other financial considerations specific to the originating institution, that institution may offer the loans for sale, and the loans are then acquired by Residential Funding Corporation in the secondary market.

     Program Violations: These loans are originated for sale in the secondary market with the intention that the loans will meet the criteria and underwriting guidelines of a standard loan purchase program of Residential Funding Corporation, Fannie Mae, Freddie Mac, or another secondary market participant. However, after origination it may be determined that the loans do not meet the requirements of the intended program for any of a number of reasons, including the failure to reach required loan-to-value ratios, debt-to-income ratios or credit scores, or because the mortgage file has document deficiencies.

     Seasoned Loans: These loans are acquired by Residential Funding Corporation through the exercise of a right to repurchase loans in a pool previously securitized by the depositor or any of its affiliates, or are other seasoned loans. In most cases, these loans are seasoned longer than twelve months. Due to the length of time since origination, no assurance can be given as to whether such loans will conform with current underwriting criteria or documentation requirements. Although at origination some of the loans may have been purchased through one of Residential Funding Corporation's standard loan purchase programs, seasoned loans are typically not purchased through these programs because these programs require current information regarding the mortgagor's credit and the property value.


     Evaluation Standards for Negotiated Conduit Asset Program Loans: Most negotiated conduit asset program loans are evaluated by Residential Funding Corporation to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent a prudent lending risk. The factors considered include:


    o the mortgage loan's payment terms and characteristics;


    o the borrower's credit score;


    o the value of the mortgaged property, which may be estimated using a broker's price opinion or a statistical valuation;


    o the credit and legal documentation associated with the loan;


    o the seasoning of the loan;


    o an evaluation of the financial capacity, eligibility and experience of the seller and/or servicer of the loan; and


    o the representations and warranties made by the seller.


     In most cases, Residential Funding Corporation orders an updated credit score for each loan reviewed. For seasoned loans, an updated credit score is ordered for the primary borrower as reported on the tape data or loan file submitted by the seller. Periodic quality control reviews are performed. Broker's price opinions are obtained if, among other reasons, the loan is delinquent or the principal balance of the mortgage loan exceeds $400,000. In addition, statistical property valuations and drive-by appraisals may be used, or a review may be done of the original appraisal.


     Many of the negotiated conduit asset program loans include characteristics representing underwriting deficiencies as compared to other mortgage loans originated in compliance with standard origination programs for the secondary mortgage market. In addition, some of the mortgaged properties for these loans are not typically permitted in the secondary market, including mixed-use properties, incomplete properties, properties with deferred maintenance, and properties with excess acreage.


     The negotiated conduit asset program loans may have missing or defective loan documentation. Neither Residential Funding Corporation nor the seller will be obligated to repurchase a negotiated conduit asset program loan because of such missing or defective documentation unless the omission or defect materially interferes with the servicer's or master servicer's ability to foreclose on the related mortgaged property.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The securities will be issued in series. Each series of certificates or, in some instances, two or more series of certificates, will be issued under a pooling and servicing agreement or, in the case of certificates backed by private securities, a trust agreement, similar to one of the forms filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the certificates of which this prospectus is a part. Each series of notes will be issued under an indenture between the related trust and the entity named in the accompanying prospectus supplement as indenture trustee for the series. A form of indenture has been filed as an exhibit to the registration statement under the Securities Act of 1933, as amended, for the notes of which this prospectus forms a part. In the case of each series of notes, the depositor, the related trust and the entity named in the accompanying prospectus supplement as master servicer for the series will enter into a separate servicing agreement. Each pooling and servicing agreement, trust agreement, servicing agreement, and indenture will be filed with the Securities and Exchange Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Agreements" below) describe all material terms and provisions relating to the securities common to each agreement. All references to an "agreement" and any discussion of the provisions of any agreement applies to pooling and servicing agreements, trust agreements, servicing agreements and indentures, as applicable. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of related agreement for each trust and the accompanying prospectus supplement.

     Each series of securities may consist of any one or a combination of the following:

    o a single class of securities;

    o one or more classes of senior securities, of which one or more classes of securities may be senior in right of payment to any other class or classes of securities subordinate to it, and as to which some classes of senior securities may be senior to other classes of senior securities, as described in the respective prospectus supplement;

    o one or more classes of mezzanine securities which are subordinate securities but which are senior to other classes of subordinate securities relating to such distributions or losses;

    o one or more classes of strip securities which will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or (b) interest distributions, with disproportionate, nominal or no principal distributions;

    o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made on the occurrence of specified events, in accordance with a schedule or formula, including "planned amortization classes" and "targeted amortization classes", or on the basis of collections from designated portions of the pool, which series may include one or more classes of accrual securities for which some accrued interest will not be distributed but rather will be added to their principal balance on the distribution date, which will be specified in the accompanying prospectus supplement; or

    o other types of classes of securities, as described in the accompanying prospectus supplement.

     Credit support for each series of securities will be provided by a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, letter of credit, purchase obligation, reserve fund, excess spread, overcollateralization, financial guaranty insurance policy, derivative products, surety bond or other credit enhancement as described under "Description of Credit Enhancement," or by the subordination of one or more classes of securities as described under "Description of Credit Enhancement--Subordination" or by any combination of the foregoing.

FORM OF SECURITIES

     As specified in the accompanying prospectus supplement, the securities of each series will be issued either as physical securities or in book-entry form. If issued as physical securities, the securities will be in fully registered form only in the denominations specified in the accompanying prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the certificate registrar appointed under the related pooling and servicing agreement or indenture to register the certificates. No service charge will be made for any registration of exchange or transfer of securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term securityholder or holder refers to the entity whose name appears on the records of the security registrar or, if applicable, a transfer agent, as the registered holder of the certificate, except as otherwise indicated in the accompanying prospectus supplement.

     If issued in book-entry form, the classes of a series of securities will be initially issued through the book-entry facilities of The Depository Trust Company, or DTC, or Clearstream Banking, societe anonyme, formerly known as Cedelbank, SA, or Clearstream, or the Euroclear System (in Europe) if they are participants of those systems, or indirectly through organizations which are participants in those systems, or through any other depository or facility as may be specified in the accompanying prospectus supplement. As to any class of book-entry securities so issued, the record holder of those securities will be DTC's nominee. Clearstream and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear System's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies and clearing corporations. DTC together with the Clearstream and Euroclear System participating organizations facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Other institutions that are not participants but indirect participants which clear through or maintain a custodial relationship with participants have indirect access to DTC's clearance system.

     Unless otherwise specified in the accompanying prospectus supplement, no beneficial owner in an interest in any book-entry security will be entitled to receive a security representing that interest in registered, certificated form, unless either (i) DTC ceases to act as depository for that security and a successor depository is not obtained, or (ii) the depositor elects in its sole discretion to discontinue the registration of the securities through DTC. Prior to any such event, beneficial owners will not be recognized by the trustee, the master servicer or the servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC, participants and indirect participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC, either directly if the beneficial owner is a participant or indirectly through participants and, if applicable, indirect participants. Under the procedures of DTC, transfers of the beneficial ownership of any book-entry securities will be required to be made in minimum denominations specified in the accompanying prospectus supplement. The ability of a beneficial owner to pledge book-entry securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical securities evidencing the securities and because DTC may act only on behalf of participants.

     Because of time zone differences, the securities account of a Clearstream or Euroclear System participant as a result of a transaction with a DTC participant, other than a depositary holding on behalf of Clearstream or Euroclear System, will be credited during a subsequent securities settlement processing day, which must be a business day for Clearstream or Euroclear System, as the case may be, immediately following the DTC settlement date. Credits or any transactions in those securities settled during this processing will be reported to the relevant Euroclear System participant or Clearstream participants on that business day. Cash received in Clearstream or Euroclear System as a result of sales of securities by or through a Clearstream participant or Euroclear System participant to a DTC participant, other than the depositary for Clearstream or Euroclear System, will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear System cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear System participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear System participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear System participants may not deliver instructions directly to the depositaries.

     Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

     Euroclear System was created to hold securities for participants of Euroclear System and to clear and settle transactions between Euroclear System participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear System operator is the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by the Euroclear System operator, and all Euroclear System securities clearance accounts and Euroclear System cash accounts are accounts with the Euroclear System operator, not the clearance cooperative.

     The clearance cooperative establishes policy for Euroclear System on behalf of Euroclear System participants. The Euroclear System operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As a result, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear System operator are governed by the terms and conditions Governing Use of Euroclear System and the related operating procedures of the Euroclear System and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear System, withdrawals of securities and cash from Euroclear System, and receipts of payments for securities in Euroclear System. All securities in Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

     Distributions on the book-entry securities will be forwarded by the trustee to DTC, and DTC will be responsible for forwarding those payments to participants, each of which will be responsible for disbursing the payments to the beneficial owners it represents or, if applicable, to indirect participants. Accordingly, beneficial owners may experience delays in the receipt of payments relating to their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of book-entry securities under the related agreement only at the direction of one or more participants to whose account the book-entry securities are credited and whose aggregate holdings represent no less than any minimum amount of percentage interests or voting rights required therefor. DTC may take conflicting actions for any action of securityholders of any class to the extent that participants authorize those actions. None of the master servicer, the servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

ASSIGNMENT OF LOANS

     At the time of issuance of a series of securities, the depositor will cause the loans and any other assets included in the related trust to be assigned without recourse to the trustee or owner trustee or its nominee, which may be the custodian, together with, unless specified in the accompanying prospectus supplement, all principal and interest received on the trust assets after the cut-off date, but not including principal and interest due on or before the cut-off date or any Excluded Spread. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. Each schedule of loans will include, among other things, information as to the principal balance of each loan as of the cut-off date, as well as information respecting the loan rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the LTV ratio or combined LTV ratio and junior mortgage ratio, as applicable, at origination or modification.

     If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS (Registered Trademark) , assignments of mortgages for any trust asset in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS (Registered Trademark) System. For trust assets registered through the MERS (Registered Trademark) System, MERS (Registered Trademark) shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

     In addition, except as provided below for some series of securities backed by Trust Balances of revolving credit loans, the depositor will, as to each loan that is a trust asset, deliver to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee, the legal documents relating to each loan that are in possession of the depositor. Depending on the type of trust asset, the legal documents may include the following, as applicable:

    o the mortgage note and any modification or amendment thereto endorsed without recourse either in blank or to the order of the trustee or owner trustee or a nominee or a lost note affidavit together with a copy of the related mortgage note;

    o the mortgage, except for any mortgage not returned from the public recording office, with evidence of recording indicated thereon or, in the case of a Cooperative Loan or a Mexico Loan, the respective security agreements and any applicable UCC financing statements;

    o an assignment in recordable form of the mortgage, except in the case of a mortgage registered with MERS (Registered Trademark) or, for a Cooperative Loan, an assignment of the respective security agreements, any applicable financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements and, for a mixed-use mortgage loan, the assignment of leases, rents and profits, if separate from the mortgage, and an executed re-assignment of the assignment of leases, rents and profits and, with respect to a Mexico Loan, an assignment of the borrower's beneficial interest in the Mexican trust;

    o if applicable, any riders or modifications to the mortgage note and mortgage, together with any other documents at such times as described in the related agreement; and

    o if applicable, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the related contract.

     Assignments of the loans, including contracts secured by liens on mortgaged property, will be recorded in the appropriate public recording office, except for mortgages registered with MERS (Registered Trademark) or in states where, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interests in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the loans, or except as otherwise specified in the accompanying prospectus supplement. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.

     If so provided in the accompanying prospectus supplement, the depositor may not be required to deliver one or more of the related documents if any of the documents are missing from the files of the party from whom the loans were purchased. For example, in the case of loans purchased under Residential Funding Corporation's negotiated conduit asset program, the depositor will not be required to deliver documentation that was missing from the files of the seller.

     In the case of contracts, the depositor, the master servicer or the servicer will cause a financing statement to be executed by the depositor identifying the trustee as the secured party and identifying all contracts as collateral. However, unless otherwise specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trust and no recordings or filings will be made in the jurisdictions in which the manufactured homes are located. See "Certain Legal Aspects of the Loans --The Manufactured Housing Contracts" and "--The Home Improvement Contracts."

     Any mortgage for a loan secured by mortgaged property located in Puerto Rico will be either a Direct Puerto Rico Mortgage or an Endorsable Puerto Rico Mortgage. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of those mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the fifth preceding paragraph would be inapplicable. Direct Puerto Rico Mortgages, however, require an assignment to be recorded for any transfer of the related lien and the assignment would be delivered to the trustee, or the custodian.

     If, for any loan including any contract secured by a lien on mortgaged property, the depositor cannot deliver the mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related agreement because of a delay caused by the public recording office, the depositor will deliver or cause to be delivered to the trustee or the custodian a true and correct photocopy of the mortgage or assignment. The depositor will deliver or cause to be delivered to the trustee or the custodian such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related master servicer or servicer.

     In most cases, the trustee or the custodian will review the legal documents within 90 days after receipt. If any document is found to be defective in any material respect, the trustee or the custodian shall notify the master servicer or servicer and the depositor, and the master servicer, the servicer or the trustee shall notify the seller, including a designated seller. Other than with respect to loans purchased under Residential Funding Corporation's negotiated conduit asset program or other loans as specified in the accompanying prospectus supplement, if the seller cannot cure the defect within 60 days, or within the other period specified in the related prospectus supplement, after notice of the defect is given to the seller, the seller is required to, not later than 90 days after such notice, or within the other period specified in the related prospectus supplement, either repurchase the related loan or any property acquired in respect of it from the trustee or, if permitted, substitute for that loan a new loan in accordance with the standards described in this prospectus. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. There can be no assurance that the applicable seller or designated seller will fulfill its obligation to purchase or substitute any loan as described above. In most cases only the seller or the designated seller, and not Residential Funding Corporation, will be obligated to repurchase a loan for a material defect in a constituent document. The obligation to repurchase or substitute for a loan constitutes the sole remedy available to the securityholder or the trustee for a material defect in a constituent document. Any loan not so purchased or substituted for shall remain in the related trust.

     For any series of securities backed by Trust Balances of revolving credit loans, the foregoing documents in most cases will have been delivered to an entity specified in the accompanying prospectus supplement, which may be the trustee, a custodian or another entity appointed by the trustee. That entity shall hold those documents as or on behalf of the trustee for the benefit of the securityholders, for the Trust Balances thereof, and on behalf of any other applicable entity for any Excluded Balance thereof, as their respective interests may appear. In those cases, the review of the related documents need not be performed if a similar review has previously been performed by the entity holding the documents for an Excluded Balance and such review covered all documentation for any Trust Balance.

     Under some circumstances, as to any series of securities, the depositor may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. Alternatively, for any series of securities secured by private securities, the depositor may have the right to repurchase loans from the entity that issued the private securities. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.


REPRESENTATIONS WITH RESPECT TO LOANS

     Sellers will typically make certain limited representations and warranties with respect to the trust assets that they sell. However, trust assets purchased from certain unaffiliated sellers may be purchased with very limited or no representations and warranties. In addition, unless provided in the accompanying prospectus supplement, the representations and warranties of the seller will not be assigned to the trustee for the benefit of the holders of the related series of securities, and therefore a breach of the representations and warranties of the seller, in most cases, will not be enforceable on behalf of the trust.

     Except in the case of a Designated Seller Transaction, all of the representations and warranties of a seller relating to a trust asset will have been made as of the date on which the related seller sold the trust asset to the depositor, Residential Funding Corporation, GMAC Mortgage Corporation or one of their affiliates or the date that the trust asset was originated. The date as of which the representations and warranties were made typically will be a date prior to the date of issuance of the related series of securities. A substantial period of time may elapse between the date as of which the representations and warranties were made and the date of issuance of the related series of securities. The seller's repurchase obligation if any, or, if specified in the accompanying prospectus supplement, limited substitution option, will not arise if, after the sale of the related trust asset, an event occurs that would have given rise to such an obligation had the event occurred prior to that period.

     Except in the case of a Designated Seller Transaction, loans acquired under Residential Funding Corporation's negotiated conduit asset program, or loans underlying any private securities, for any loan, in most cases, Residential Funding Corporation generally will represent and warrant that:

    o as of the cut-off date, the information set forth in a listing of the related loans was true and correct in all material respects;

    o to the best of Residential Funding Corporation's knowledge, if required by applicable underwriting standards or unless otherwise stated in the accompanying prospectus supplement, each loan that is secured by a first lien on the related mortgaged property is the subject of a primary insurance policy;

    o Residential Funding Corporation had good title to the loan and the loan is not subject to offsets, defenses or counterclaims except as may be provided under the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or Relief Act, and except for any buydown agreement for a Buy-Down Loan;

    o to the best of Residential Funding Corporation's knowledge, each mortgaged property is free of material damage and is in good repair;

    o each loan complied in all material respects with all applicable local, state and federal laws at the time of origination;

    o to the best of Residential Funding Corporation's knowledge, there is no delinquent tax or assessment lien against the related mortgaged property; and

    o to the best of Residential Funding Corporation's knowledge, any home improvement contract that is partially insured by the FHA under Title I was originated in accordance with applicable FHA regulations and is insured, without set-off, surcharge or defense by the FHA.

     To the extent described in the accompanying prospectus supplement, enforcement of any remedies for a breach of a representation and warranty may be limited to a specific period of time.

     In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, Residential Funding Corporation will be obligated to repurchase or substitute for any loan as to which it is discovered that the related mortgage does not create a valid lien having at least the priority represented and warranted in the related agreement on or, in the case of a Cooperative Loan, a perfected security interest in, the related mortgaged property, subject only to the following:

    o liens of real property taxes and assessments not yet due and payable;

    o covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage and certain other permissible title exceptions;

    o liens of any senior mortgages, in the case of loans secured by junior liens on the related mortgaged property; and

    o other encumbrances to which like properties are commonly subject that do not materially adversely affect the value, use, enjoyment or marketability of the mortgaged property.

     In a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, the designated seller will have made representations and warranties regarding the loans to the depositor in most cases similar to those made by Residential Funding Corporation and described above.


REPURCHASES OF LOANS

     If a designated seller, Residential Funding Corporation or the seller, if the representations and warranties contained in the agreement under which Residential Funding Corporation purchased loans from a seller are assigned to the trust, cannot cure a breach of any representation or warranty made by it relating to any loan within 90 days after notice from the master servicer, the servicer or the trustee, and the breach materially and adversely affects the interests of the securityholders in the loan, the designated seller, Residential Funding Corporation or the seller, as the case may be, will be obligated to purchase the loan. Unless otherwise specified in the accompanying prospectus supplement, the purchase price for any loan will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest less the amount, expressed as a percentage per annum, payable for servicing or administrative compensation and the Excluded Spread, if any. In certain limited cases, a substitution may be made in lieu of such repurchase obligation. See "--Limited Right of Substitution" below.

     In most instances, Residential Funding Corporation will not be required to repurchase or substitute for any loan if the circumstances giving rise to the requirement also constitute fraud in the origination of the related loan. Furthermore, because the listing of the related loan in most cases contains information for the loan as of the cut-off date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made for one or more of the related loans between the cut-off date and the closing date. No seller will be required to repurchase or substitute for any loan as a result of any such prepayment or modification.

     In addition, except in the case of a Designated Seller Transaction, unless otherwise specified in the accompanying prospectus supplement, the loan files for certain of the loans may be missing the original executed mortgage notes as a result of being lost, misfiled, misplaced or destroyed. With respect to all such loans, the depositor in most cases will deliver a lost note affidavit to the trustee or custodian certifying that the original mortgage note has been lost or destroyed, together with a copy of the related mortgage note. In addition, some of the loans may be missing intervening assignments. None of the depositor, Residential Funding Corporation or the seller will be obligated to purchase loans acquired under the negotiated conduit asset program, or other loans as specified in the accompanying prospectus supplement, for missing or defective documentation. However, in the event of foreclosure on one of these loans, to the extent those missing documents materially and adversely affect the master servicer's or servicer's ability to foreclose on the related loan, Residential Funding Corporation will be obligated to repurchase or substitute for the loan.

     The master servicer or the servicer, as applicable, will be required under the related pooling and servicing agreement or trust agreement to use its best reasonable efforts to enforce the repurchase obligations of the designated seller, Residential Funding Corporation or, if applicable, the seller, for the benefit of the trustee and the securityholders, with respect to breaches of representations and warranties of which the master servicer or servicer has knowledge, using practices it would employ in its good faith business judgment and that are normal and usual in its general servicing activities. The master servicer is not obligated to review, and will not review, every loan that is in foreclosure or delinquent to determine if a breach of a representation and warranty has occurred. The master servicer will maintain policies and procedures regarding repurchase practices that are consistent with its general servicing activities. These policies and procedures generally will limit review of loans that are seasoned and these policies and procedures are subject to change, in good faith, to reflect the master servicer's current servicing activities. Application of these policies and procedures may result in losses being borne by the related credit enhancement and, to the extent not available, the related securityholders.

     The master servicer or servicer will be entitled to reimbursement for any costs and expenses incurred in pursuing these purchase or substitution obligations, including but not limited to any costs or expenses associated with litigation. In instances where a seller is unable, or disputes its obligation, to purchase affected loans, the master servicer or servicer, employing the standards described in the preceding paragraph, may negotiate and enter into one or more settlement agreements with that seller that could provide for, among other things, the purchase of only a portion of the affected loans or coverage of some loss amounts. Any such settlement could lead to losses on the loans that would be borne by the related credit enhancement, and to the extent not available, on the related securities.

     Furthermore, the master servicer or servicer may pursue foreclosure or similar remedies concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. In accordance with the above described practices, the master servicer or servicer will not be required to enforce any purchase obligation of a designated seller, Residential Funding Corporation or seller, if the master servicer or servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related loan. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a designated seller, Residential Funding Corporation in its capacity as a seller of loans to the depositor or the seller, or for any other event giving rise to the obligations.

     Neither the depositor nor the master servicer or servicer will be obligated to purchase a loan if a seller or designated seller defaults on its obligation to do so, and no assurance can be given that the sellers will carry out those obligations. This type of default by a seller or designated seller is not a default by the depositor or by the master servicer or servicer. However, to the extent that a breach of the representations and warranties of a seller or designated seller also constitutes a breach of a representation made by Residential Funding Corporation, Residential Funding Corporation may have a purchase or substitution obligation. Any loan not so purchased or substituted for shall remain in the related trust and any losses related to it will be allocated to the related credit enhancement, and to the extent not available, to the related securities.

     For any seller that requests the master servicer's or servicer's consent to the transfer of subservicing rights relating to any loans to a successor servicer, the master servicer or servicer may release that seller from liability under its representations and warranties described above, on the assumption of the successor servicer of the seller's liability for the representations and warranties as of the date they were made. In that event, the master servicer's or servicer's rights under the instrument by which the successor servicer assumes the seller's liability will be assigned to the trustee, and the successor servicer shall be deemed to be the "seller" for purposes of the foregoing provisions.

     The depositor generally monitors whether each seller or, in the case of a Designated Seller Transaction, the designated seller, is under the control of the FDIC, or are insolvent, otherwise in receivership or conservatorship or financially distressed. Those sellers may not be able or permitted to repurchase loans for which there has been a breach of representation or warranty. Moreover, any seller may make no representations or warranties for loans sold by it. The FDIC, either in its corporate capacity or as receiver or conservator for a depository institution, may also be a seller, in which event neither the FDIC nor the related depository institution may make representations or warranties for the loans sold, or only limited representations or warranties may be made, for example, that the related legal documents are enforceable. The FDIC may have no obligation to repurchase any loan for a breach of a representation or warranty.


LIMITED RIGHT OF SUBSTITUTION

     In the case of a loan required to be repurchased from the trust, a designated seller or Residential Funding Corporation may substitute a new loan for the repurchased loan that was removed from the trust, during the limited time period described below. Any such substitution must be effected within 120 days of the date of the issuance of the securities for a trust for which no REMIC election is to be made. For a trust for which a REMIC election is to be made, except as otherwise provided in the accompanying prospectus supplement, the substitution must be effected within two years of the date of the issuance of the securities, and may not be made if the substitution would cause the trust to fail to qualify as a REMIC or result in a prohibited transaction tax under the Internal Revenue Code.

     In most cases, any qualified substitute loan will, on the date of substitution:

    o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the repurchased loan;

    o have a loan rate and a Net Loan Rate not less than, and not more than one percentage point greater than, the loan rate and Net Loan Rate, respectively, of the repurchased loan as of the date of substitution;

    o have an LTV ratio or combined LTV ratio, as applicable, at the time of substitution no higher than that of the repurchased loan;

    o have a remaining term to maturity not greater than, and not more than one year less than, that of the repurchased loan;

    o be secured by mortgaged property located in the United States, unless the repurchased loan was a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, in which case the qualified substitute loan may be a Mexico Loan or a loan secured by mortgaged property located in Puerto Rico, respectively; and

    o comply with all of the representations and warranties made with respect to the repurchased loans as of the date of substitution.

     If the outstanding principal balance of a qualified substitute loan is less than the outstanding principal balance of the related repurchased loan, the amount of the shortfall shall be deposited into the Custodial Account in the month of substitution for distribution to the related securityholders. There may be additional requirements relating to ARM loans, revolving credit loans, negative amortization loans or other specific types of loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the accompanying prospectus supplement, a seller, will have no option to substitute for a loan that it is obligated to repurchase in connection with a breach of a representation and warranty.


CERTAIN INSOLVENCY AND BANKRUPTCY ISSUES

     Each seller, including a designated seller, and the depositor will represent and warrant that its respective transfer of trust assets constitutes a valid sale and assignment of all of its right, title and interest in and to such trust assets, except to the extent that such seller or the depositor retains any security. Nevertheless, if a seller were to become a debtor in a bankruptcy case and a creditor or bankruptcy trustee of such seller, or such seller as a debtor-in-possession, were to assert that the sale of the trust assets from such seller to the depositor should be recharacterized as a pledge of such trust assets to secure a borrowing by such seller, then delays in payments to the depositor (and therefore to the trust and the securityholders) could occur and possible reductions in the amount of such payments could result. In addition, if a court were to recharacterize the transfer as a pledge and a subsequent assignee were to take physical possession of any mortgage notes, through negligence, fraud or otherwise, the trustee's interest in such mortgage notes could be defeated.


     If an entity with an interest in a loan of which only a partial balance has been transferred to the trust were to become a debtor under the Bankruptcy Code and regardless of whether the transfer of the related loan constitutes an absolute assignment, a bankruptcy trustee or creditor of such entity or such entity as a debtor-in-possession could assert that such entity retains rights in the related loan and therefore compel the sale of such loan, including any partial balance included in the trust, over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.


     The depositor has been structured such that (i) the filing of a voluntary or involuntary petition for relief by or against the depositor under the Bankruptcy Code and (ii) the substantive consolidation of the assets and liabilities of the depositor with those of an affiliated seller is unlikely. The certificate of incorporation of the depositor restricts the nature of the depositor's business and the ability of the depositor to commence a voluntary case or proceeding under such laws without the prior unanimous consent of all directors.


ASSIGNMENT OF AGENCY OR PRIVATE SECURITIES


     The depositor will transfer, convey and assign to the trustee or its nominee, which may be the custodian, all right, title and interest of the depositor in the Agency Securities or private securities and other property to be included in the trust for a series. The assignment will include all principal and interest due on or for the Agency Securities or private securities after the cut-off date specified in the accompanying prospectus supplement, except for any Excluded Spread. The depositor will cause the Agency Securities or private securities to be registered in the name of the trustee or its nominee, and the trustee will concurrently authenticate and deliver the securities. Unless otherwise specified in the accompanying prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for an Agency Security or private security. Each Agency Security or private security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify as to each Agency Security or private security information regarding the original principal amount and outstanding principal balance of each Agency Security or private security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Agency Security or private security conveyed to the trustee.


EXCESS SPREAD AND EXCLUDED SPREAD


     The depositor, the servicer, the seller, the master servicer or any of their affiliates, or any other entity specified in the accompanying prospectus supplement may retain or be paid a portion of interest due for the related trust assets. The payment of any portion of interest in this manner will be disclosed in the accompanying prospectus supplement. This payment may be in addition to any other payment, including a servicing fee, that the specified entity is otherwise entitled to receive for the trust assets. Any of these payments generated from the trust assets will represent the Excess Spread or will be excluded from the assets transferred to the related trust, referred to as Excluded Spread. The interest portion of a Realized Loss and any partial recovery of interest on the trust assets will be allocated between the owners of any Excess Spread or Excluded Spread and the securityholders entitled to payments of interest.

PAYMENTS ON LOANS

 Collection of Payments on Loans

     The servicer or the master servicer, as applicable, will deposit or will cause to be deposited into the Custodial Account payments and collections received by it subsequent to the cut-off date, other than payments due on or before the cut-off date, as specifically described in the related agreement, which in most cases, except as otherwise provided, will include the following:

    o all payments on account of principal of the loans comprising a trust;

    o all payments on account of interest on the loans comprising that trust, net of the portion of each payment thereof retained by the master servicer or servicer, if any, as Excess or Excluded Spread, its servicing or other compensation;

    o Liquidation Proceeds;

    o all amounts, net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances made, by the related subservicer, received and retained, including Insurance Proceeds or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable prospectus supplement, other than proceeds to be applied to the restoration of the related property or released to the borrower in accordance with the master servicer's or servicer's normal servicing procedures;

    o any Buy-Down Funds and, if applicable, investment earnings thereon, required to be paid to securityholders;

    o all proceeds of any loan in the trust purchased or, in the case of a substitution, amounts representing a principal adjustment, by the depositor, the designated seller, Residential Funding Corporation, any seller or any other person under the terms of the related agreement;

    o any amount required to be deposited by the master servicer or servicer in connection with losses realized on investments of funds held in the Custodial Account; and

    o any amounts required to be transferred from the Payment Account to the Custodial Account.

     See "Description of the Securities--Representations with Respect to Loans" and "--Repurchases of Loans".

     In addition to the Custodial Account, the master servicer or servicer will establish and maintain the Payment Account. Both the Custodial Account and the Payment Account must be either:

    o maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any rating agency that rated any securities of the related series not less than a specified level comparable to the rating category of the securities;

    o an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing those funds that is superior to the claims of any other depositors or creditors of the depository institution with which the accounts are maintained;

    o in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which has debt obligations that meet specified rating criteria;

    o in the case of the Payment Account, a trust account or accounts maintained with the trustee; or

    o any other Eligible Account.

     The collateral that is eligible to secure amounts in an Eligible Account is limited to some Permitted Investments. A Payment Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described in this prospectus under "Description of the Securities--Payments on Loans". The Custodial Account may contain funds relating to more than one series of securities as well as payments received on other loans and assets serviced or master serviced by the master servicer or servicer that have been deposited into the Custodial Account.

     Unless otherwise described in the accompanying prospectus supplement, not later than the business day preceding each distribution date, the master servicer or servicer, as applicable, will withdraw from the Custodial Account and deposit into the applicable Payment Account, in immediately available funds, the amount to be distributed therefrom to securityholders on that distribution date. The master servicer, the servicer or the trustee will also deposit or cause to be deposited into the Payment Account:

    o the amount of any Advances made by the master servicer or the servicer as described in this prospectus under "--Advances;"

    o any payments under any letter of credit, financial guaranty insurance policy, derivative product, and any amounts required to be transferred to the Payment Account from a reserve fund, as described under "Description of Credit Enhancement" in this prospectus;

    o any amounts required to be paid by the master servicer or servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the master servicer or servicer to cover hazard losses on the loans as described under "Insurance Policies on Loans" below;

    o any distributions received on any Agency Securities or private securities included in the trust; and

    o any other amounts as described in the related agreement.

     The portion of any payment received by the master servicer or the servicer relating to a trust asset that is allocable to Excess Spread or Excluded Spread will typically be deposited into the Custodial Account, but any Excluded Spread will not be deposited in the Payment Account for the related series of securities and will be distributed as provided in the related agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next distribution date and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the distribution date. Except as otherwise specified in the accompanying prospectus supplement, all income and gain realized from any investment will be for the account of the servicer or the master servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment Account, as the case may be, by the servicer or the master servicer out of its own funds at the time of the realization of the loss.

     For each Buy-Down Loan, the subservicer will deposit the related Buy-Down Funds provided to it in a Buy-Down Account which will comply with the requirements described in this prospectus for a Subservicing Account. Unless otherwise specified in the accompanying prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of Buy-Down Funds in an amount equal to or exceeding either (i) the total payments to be made from those funds under the related buydown plan or (ii) if the Buy-Down Funds are to be deposited on a discounted basis, that amount of Buy-Down Funds which, together with investment earnings thereon will support the scheduled level of payments due under the Buy-Down Loan.

     Neither the master servicer nor the servicer nor the depositor will be obligated to add to any discounted Buy-Down Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the borrower or, in an appropriate case, from the subservicer, distributions to securityholders may be affected. For each Buy-Down Loan, the subservicer will withdraw from the Buy-Down Account and remit to the master servicer or servicer on or before the date specified in the subservicing agreement described in this prospectus under "Description of the Securities--Payments on Loans" the amount, if any, of the Buy-Down Funds, and, if applicable, investment earnings thereon, for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment which would be due on the Buy-Down Loan if it were not subject to the buydown plan. The Buy-Down Funds will in no event be a part of the related trust.


     If the borrower on a Buy-Down Loan prepays the mortgage loan in its entirety during the Buy-Down Period, the subservicer will withdraw from the Buy-Down Account and remit to the borrower or any other designated party in accordance with the related buydown plan any Buy-Down Funds remaining in the Buy-Down Account. If a prepayment by a borrower during the Buy-Down Period together with Buy-Down Funds will result in full prepayment of a Buy-Down Loan, the subservicer will, in most cases, be required to withdraw from the Buy-Down Account and remit to the master servicer or servicer the Buy-Down Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full; provided that Buy-Down Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buy-Down Funds so remitted to the master servicer or servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.


     Any investment earnings remaining in the Buy-Down Account after prepayment or after termination of the Buy-Down Period will be remitted to the related borrower or any other designated party under the buydown agreement. If the borrower defaults during the Buy-Down Period for a Buy-Down Loan and the property securing that Buy-Down Loan is sold in liquidation either by the master servicer, the servicer, the primary insurer, the pool insurer under the mortgage pool insurance policy or any other insurer, the subservicer will be required to withdraw from the Buy-Down Account the Buy-Down Funds and all investment earnings thereon, if any, and remit the same to the master servicer or servicer or, if instructed by the master servicer, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to that insurer and the insurer pays all of the loss incurred relating to such default.


 Collection of Payments on Agency Securities or Private Securities


     The trustee will deposit in the Payment Account all payments on the Agency Securities or private securities as they are received after the cut-off date. If the trustee has not received a distribution for any Agency Security or private security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Agency Security or private security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Payment Account pending distribution thereof to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.


WITHDRAWALS FROM THE CUSTODIAL ACCOUNT


     The servicer or the master servicer, as applicable, may, from time to time, make withdrawals from the Custodial Account for various purposes, as specifically described in the pooling and servicing agreement or servicing agreement, which in most cases will include the following:


    o to make deposits to the Payment Account as described in this prospectus under "--Payments on Loans;"

    o to reimburse itself or any subservicer for any Advances, or for any Servicing Advances, out of late payments, Insurance Proceeds, Liquidation Proceeds, any proceeds relating to any REO Loan or collections on the loan for which those Advances or Servicing Advances were made;

    o to pay to itself or any subservicer unpaid servicing fees and subservicing fees, out of payments or collections of interest on each loan;

    o to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by subservicers as interest on partial prepayments on the loans, and, if so provided in the related agreement, any profits realized on the disposition of a mortgaged property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the agreement;

    o to pay to itself, a subservicer, Residential Funding Corporation, the depositor or the designated seller all amounts received for each loan purchased, repurchased or removed under the terms of the related agreement and not required to be distributed as of the date on which the related purchase price is determined;

    o to pay the depositor or its assignee, or any other party named in the accompanying prospectus supplement, all amounts allocable to the Excluded Spread, if any, out of collections or payments which represent interest on each loan, including any loan as to which title to the underlying mortgaged property was acquired;

    o to reimburse itself or any subservicer for any Nonrecoverable Advance, limited by the terms of the related agreement as described in the accompanying prospectus supplement;

    o to reimburse itself or the depositor for other expenses incurred for which it or the depositor is entitled to reimbursement, including reimbursement in connection with enforcing any repurchase, substitution or indemnification obligation of any seller, or against which it or the depositor is indemnified under the related agreement;

    o to withdraw any amount deposited in the Custodial Account that was not required to be deposited in the Custodial Account;

    o to reimburse itself or the depositor for payment of FHA insurance premiums, if applicable, or against which it or the depositor is indemnified under the related agreement;

    o to pay to itself or any subservicer for the funding of any draws made on the revolving credit loans, if applicable;

    o to make deposits to the funding account in the amounts and in the manner provided in the related agreement, if applicable; and

    o to clear the Custodial Account of amounts relating to the corresponding loans in connection with the termination of the trust under the related agreement, as described in "The Agreements--Termination; Retirement of Securities."


DISTRIBUTIONS OF PRINCIPAL AND INTEREST ON THE SECURITIES

     Beginning on the distribution date in the month next succeeding the month in which the cut-off date occurs, or any other date as may be set forth in the accompanying prospectus supplement, for a series of securities, distribution of principal and interest, or, where applicable, of principal only or interest only, on each class of securities entitled to such payments will be made either by the trustee, the master servicer or servicer, as applicable, acting on behalf of the trustee or a paying agent appointed by the trustee. The distributions will be made to the persons who are registered as the holders of the securities at the close of business on the last business day of the preceding month or on such other day as is specified in the accompanying prospectus supplement.

     Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder at a bank or other entity having appropriate facilities, if the securityholder has so notified the trustee, the master servicer or the servicer, as applicable, or the paying agent, as the case may be, and the applicable agreement provides for that form of payment, or by check mailed to the address of the person entitled to such payment as it appears on the security register. Except as otherwise provided in the related agreement, the final distribution in retirement of the securities will be made only on the presentation and surrender of the securities at the office or agency of the trustee specified in the notice to the securityholders. Distributions will be made to each securityholder in accordance with that holder's percentage interest in a particular class.

     The method of determining, and the amount of, distributions of principal and interest, or, where applicable, of principal only or interest only, on a particular series of securities will be described in the accompanying prospectus supplement. Distributions of interest on each class of securities will be made prior to distributions of principal thereon. Each class of securities, other than classes of strip securities, may have a different specified interest rate, or pass-through rate, which may be a fixed, variable or adjustable pass-through rate, or any combination of two or more pass-through rates. The accompanying prospectus supplement will specify the pass-through rate or rates for each class, or the initial pass-through rate or rates, the interest accrual period and the method for determining the pass-through rate or rates. Unless otherwise specified in the accompanying prospectus supplement, interest on the securities will accrue during each calendar month and will be payable on the distribution date in the following calendar month. If stated in the accompanying prospectus supplement, interest on any class of securities for any distribution date may be limited to the extent of available funds for that distribution date. Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, if specified in the accompanying prospectus supplement, the actual number of days in the related interest period and a 360 or 365/366-day year.

     On each distribution date for a series of securities, the trustee or the master servicer or servicer, as applicable, on behalf of the trustee will distribute or cause the paying agent to distribute, as the case may be, to each holder of record on the record date of a class of securities specified in the accompanying prospectus supplement, an amount equal to the percentage interest represented by the security held by that holder multiplied by that class's Distribution Amount.

     In the case of a series of securities which includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions of principal, and any schedule or formula or other provisions applicable to that determination, including distributions among multiple classes of senior securities or subordinate securities, shall be described in the accompanying prospectus supplement. Distributions of principal on any class of securities will be made on a pro rata basis among all of the securities of that class unless otherwise set forth in the accompanying prospectus supplement. In addition, as specified in the accompanying prospectus supplement, payments of principal on the notes will be limited to monthly principal payments on the loans, any excess interest, if applicable, applied as principal payments on the notes and any amount paid as a payment of principal under the related form of credit enhancement. If stated in the accompanying prospectus supplement, a series of notes may provide for a revolving period during which all or a portion of the principal collections on the loans otherwise available for payment to the notes are reinvested in additional balances or additional loans or accumulated in a trust account pending the commencement of an amortization period specified in the accompanying prospectus supplement or the occurrence of events specified in the accompanying prospectus supplement.

     On the day of the month specified in the accompanying prospectus supplement as the determination date, the master servicer or servicer, as applicable, will determine the amounts of principal and interest which will be paid to securityholders on the immediately succeeding distribution date. Prior to the close of business on the business day next succeeding each determination date, the master servicer or servicer, as applicable, will furnish a statement to the trustee, setting forth, among other things, the amount to be distributed on the next succeeding distribution date.


ADVANCES

     If specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will agree to make Advances, either out of its own funds, funds advanced to it by subservicers or funds being held in the Custodial Account for future distribution, for the benefit of the securityholders, on or before each distribution date, of monthly payments on the loans that were delinquent as of the close of business on the business day preceding the determination date on the loans in the related pool, but only to the extent that the Advances would, in the judgment of the master servicer or servicer, as applicable, be recoverable out of late payments by the borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise. Advances will not be made in connection with revolving credit loans, Home Loans, home improvement contracts, closed-end home equity loans, negative amortization loans and loans acquired under Residential Funding Corporation's negotiated conduit asset program, except as otherwise provided in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement for any series of securities as to which the trust includes private securities, the master servicer's or servicer's, as applicable, advancing obligations will be under the terms of such private securities, as may be supplemented by the terms of the applicable agreement, and may differ from the provisions relating to Advances described in this prospectus. Unless specified in the accompanying prospectus supplement, the master servicer or servicer, as applicable, will not make any advance with respect to principal on any simple interest loan.

     The amount of any Advance will be determined based on the amount payable under the loan as adjusted from time to time and as may be modified as described in this prospectus under "--Servicing and Administration of Loans," and no Advance will be required in connection with any reduction in amounts payable under the Relief Act or as a result of certain actions taken by a bankruptcy court.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to related securityholders. Advances do not represent an obligation of the master servicer or servicer to guarantee or insure against losses. If Advances have been made by the master servicer or servicer from cash being held for future distribution to securityholders, those funds will be required to be replaced on or before any future distribution date to the extent that funds in the Payment Account on that distribution date would be less than payments required to be made to securityholders. Any Advances will be reimbursable to the master servicer or servicer out of recoveries on the related loans for which those amounts were advanced, including late payments made by the related borrower, any related Liquidation Proceeds and Insurance Proceeds, proceeds of any applicable form of credit enhancement, or proceeds of any loans purchased by the depositor, Residential Funding Corporation, a subservicer, a seller, or a designated seller.

     Advances will also be reimbursable from cash otherwise distributable to securityholders to the extent that the master servicer or servicer shall determine that any Advances previously made are not ultimately recoverable as described in the third preceding paragraph. For any senior/subordinate series, so long as the related subordinate securities remain outstanding and limited for Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses, the Advances may also be reimbursable out of amounts otherwise distributable to holders of the subordinate securities, if any. The master servicer or the servicer may also be obligated to make Servicing Advances, to the extent recoverable out of Liquidation Proceeds or otherwise, relating to some taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced will be reimbursable to the master servicer or servicer to the extent permitted by the related agreement.

     In the case of revolving credit loans, the master servicer or servicer is required to advance funds to cover any Draws made on a revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that as specified in the accompanying prospectus supplement during any revolving period associated with the related series of securities, Draws may be covered first from principal collections on the other loans in the pool.

     The master servicer's or servicer's obligation to make Advances may be supported by another entity, the trustee, a financial guaranty insurance policy, a letter of credit or other method as may be described in the related agreement. If the short-term or long-term obligations of the provider of the support are downgraded by a rating agency rating the related securities or if any collateral supporting such obligation is not performing or is removed under the terms of any agreement described in the accompanying prospectus supplement, the securities may also be downgraded.

PREPAYMENT INTEREST SHORTFALLS

     When a borrower prepays a loan in full between scheduled due dates for the loan, the borrower pays interest on the amount prepaid only to but not including the date on which the Principal Prepayment is made. Prepayments in full in most cases will be applied as of the date of prepayment so that interest on the related securities will be paid only until that date. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

     If stated in the accompanying prospectus supplement, to the extent funds are available from the servicing fee, the master servicer or servicer may make an additional payment to securityholders out of the servicing fee otherwise payable to it for any loan that prepaid during the related prepayment period equal to the Compensating Interest for that loan from the date of the prepayment to the related due date. Compensating Interest will be limited to the aggregate amount specified in the accompanying prospectus supplement and may not be sufficient to cover the Prepayment Interest Shortfall. Compensating Interest is not generally paid with respect to closed-end home equity loans, Home Loans and revolving credit loans. If so disclosed in the accompanying prospectus supplement, Prepayment Interest Shortfalls may be applied to reduce interest otherwise payable for one or more classes of securities of a series. See "Yield Considerations" in this prospectus.


FUNDING ACCOUNT

     If specified in the accompanying prospectus supplement, a pooling and servicing agreement, trust agreement or other agreement may provide for the transfer by the sellers of additional loans to the related trust after the closing date for the related securities. Any additional loans will be required to conform to the requirements set forth in the related agreement providing for such transfer. If a Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series or a portion of collections on the loans of principal will be deposited in such account to be released as additional loans are transferred. Unless otherwise specified in the accompanying prospectus supplement, a Funding Account will be required to be maintained as an Eligible Account. All amounts in the Funding Account will be required to be invested in Permitted Investments and the amount held in the Funding Account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. Unless otherwise specified in the accompanying prospectus supplement, the related agreement providing for the transfer of additional loans will provide that all transfers must be made within 90 days, and that amounts set aside to fund the transfers, whether in a Funding Account or otherwise, and not so applied within the required period of time will be deemed to be Principal Prepayments and applied in the manner described in the prospectus supplement.


REPORTS TO SECURITYHOLDERS

     On each distribution date, the master servicer or servicer will forward or cause to be forwarded to each securityholder of record a statement or statements for the related trust setting forth the information described in the related agreement. Except as otherwise provided in the related agreement, the information will in most cases include the following (as applicable):

    o the aggregate amount of interest collections and principal collections;

    o the amount, if any, of the distribution allocable to principal;

    o the amount, if any, of the distribution allocable to interest and the amount, if any, of any shortfall in the amount of interest and principal;


    o the aggregate unpaid principal balance of the trust assets after giving effect to the distribution of principal on that distribution date;

    o the outstanding principal balance or notional amount of each class of securities after giving effect to the distribution of principal on that distribution date;

    o based on the most recent reports furnished by subservicers, the number and aggregate principal balances of loans in the related trust that are delinquent (a) one month, (b) two months and (c) three months, and that are in foreclosure;

    o the book value of any property acquired by the trust through foreclosure or grant of a deed in lieu of foreclosure;

    o the balance of the reserve fund, if any, at the close of business on that distribution date;

    o the percentage of the outstanding principal balances of the senior securities, if applicable, after giving effect to the distributions on that distribution date;

    o the amount of credit enhancement remaining or credit enhancement payments made to cover default risk as of the close of business on the applicable determination date and a description of any substitute credit enhancement;

    o if applicable, the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on the applicable distribution date and a description of any change in the calculation of those amounts, as well as the aggregate amount of each type of loss;

    o in the case of securities benefiting from alternative credit enhancement arrangements described in a prospectus supplement, the amount of coverage under the alternative arrangements as of the close of business on the applicable determination date;

    o the servicing fee payable to the master servicer or the servicer and the subservicer;

    o the aggregate amount of any Draws;

    o the FHA insurance amount, if any; and

    o for any series of securities as to which the trust includes Agency Securities or private securities, any additional information as required under the related agreement.

     In addition to the information described above, reports to securityholders will contain any other information as is described in the applicable agreement, which may include, without limitation, information as to Advances, reimbursements to subservicers, servicers and the master servicer and losses borne by the related trust.

     In addition, within a reasonable period of time after the end of each calendar year, the master servicer or servicer will furnish or cause to be furnished report to each person that was a holder of record of any class of securities at any time during that calendar year. The report will include information as to the aggregate of principal and interest distributions for that calendar year or, if the person was a holder of record of a class of securities during a portion of that calendar year, for the applicable portion of that year.


SERVICING AND ADMINISTRATION OF LOANS

 General

     The master servicer or any servicer, as applicable, that is a party to a pooling and servicing agreement or servicing agreement, will be required to perform the services and duties specified in the related agreement. The master servicer or servicer may be an affiliate of the depositor. As to any series of securities secured by Agency Securities or private securities the requirements for servicing the underlying assets will be described in the accompanying prospectus supplement. The duties to be performed by the master servicer or servicer will include the customary functions of a servicer, including but not limited to:

    o collection of payments from borrowers and remittance of those collections to the master servicer or servicer in the case of a subservicer;

    o maintenance of escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by the borrower, if applicable;

    o processing of assumptions or substitutions, although, as specified in the accompanying prospectus supplement, the master servicer or servicer is, in most cases, required to exercise due-on-sale clauses to the extent that exercise is permitted by law and would not adversely affect insurance coverage;

    o attempting to cure delinquencies;

    o supervising foreclosures;

    o collections on Additional Collateral;

    o inspection and management of mortgaged properties under various circumstances; and

    o maintaining accounting records relating to the trust assets.

     Under each servicing agreement, the servicer or the master servicer may enter into subservicing agreements with one or more subservicers who will agree to perform certain functions for the servicer or master servicer relating to the servicing and administration of the loans included in the trust relating to the subservicing agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's or the master servicer's servicing obligations, including but not limited to, making Advances to the related securityholders. The servicer or the master servicer, as applicable, will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer or the master servicer alone were servicing such loans.

     In the event of a bankruptcy, receivership or conservatorship of the master servicer or servicer or any subservicer, the bankruptcy court or the receiver or conservator may have the power to prevent both the appointment of a successor to service the trust assets and the transfer of collections commingled with funds of the master servicer, servicer or subservicer at the time of its bankruptcy, receivership or conservatorship. In addition, if the master servicer or servicer or any subservicer were to become a debtor in a bankruptcy case, its rights under the related agreement, including the right to service the trust assets, would be property of its bankruptcy estate and therefore, under the Bankruptcy Code, subject to its right to assume or reject such agreement.

 Collection and Other Servicing Procedures

     The servicer or the master servicer, directly or through subservicers, as the case may be, will make reasonable efforts to collect all payments called for under the loans and will, consistent with the related servicing agreement and any applicable insurance policy, FHA insurance or other credit enhancement, follow the collection procedures that are normal and usual in its general loan servicing activities for assets that are comparable to the loans. Consistent with the previous sentence, the servicer or the master servicer may, in its discretion, waive any prepayment charge in connection with the prepayment of a loan or extend the due dates for payments due on a mortgage note, provided that the insurance coverage for the loan or any coverage provided by any alternative credit enhancement will not be adversely affected by the waiver or extension. The master servicer or servicer may also waive or modify any term of a loan so long as the master servicer or servicer has determined that the waiver or modification is not materially adverse to any securityholders, taking into account any estimated loss that may result absent that action. For any series of securities as to which the trust includes private securities, the master servicer's or servicer's servicing and administration obligations will be under the terms of those private securities.

     Under some circumstances, as to any series of securities, the master servicer or servicer may have the option to repurchase trust assets from the trust for cash, or in exchange for other trust assets or Permitted Investments. All provisions relating to these optional repurchase provisions will be described in the accompanying prospectus supplement.

     In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated Realized Loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or other amounts on, or may extend the final maturity of, one or more classes of the related notes.

     Borrowers may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or servicer may approve that request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related loan. Any fee collected by the master servicer or the servicer for processing that request will be retained by the master servicer or servicer as additional servicing compensation.

     In instances in which a loan is in default or if default is reasonably foreseeable, and if determined by the master servicer or servicer to be in the best interests of the related securityholders, the master servicer or servicer may permit modifications of the loan rather than proceeding with foreclosure. In making this determination, the estimated Realized Loss that might result if the loans were liquidated would be taken into account. These modifications may have the effect of reducing the loan rate or extending the final maturity date of the loan. Any modified loan may remain in the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

     In connection with any significant partial prepayment of a loan, the master servicer or servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the loan to be re-amortized so that the monthly payment is recalculated as an amount that will fully amortize its remaining principal amount by the original maturity date based on the original loan rate, provided that the re-amortization shall not be permitted if it would constitute a modification of the loan for federal income tax purposes.

     The master servicer or servicer for a given trust may establish and maintain an escrow account in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items unless, in the case of loans secured by junior liens on the related mortgaged property, the borrower is required to escrow such amounts under the senior mortgage documents. Withdrawals from any escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be owed, to pay interest on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate such account. The master servicer or any servicer, as the case may be, will be responsible for the administration of each such escrow account and will be obligated to make advances to the escrow accounts when a deficiency exists therein. The master servicer or servicer will be entitled to reimbursement for any advances from the Custodial Account.

     Other duties and responsibilities of each servicer and master servicer are described above under "--Payments on Loans."

 Special Servicing

     If provided for in the accompanying prospectus supplement, the related agreement or servicing agreement for a series of securities may name a Special Servicer. The Special Servicer will be responsible for the servicing of certain delinquent loans as described in the prospectus supplement. The Special Servicer may have certain discretion to extend relief to borrowers whose payments become delinquent. The Special Servicer may be permitted to grant a period of temporary indulgence to a borrower or may enter into a liquidating plan providing for repayment by the borrower, in each case without the prior approval of the master servicer or the servicer, as applicable. Other types of forbearance typically will require the approval of the master servicer or servicer, as applicable.

     In addition, the master servicer or servicer may enter into various agreements with holders of one or more classes of subordinate securities or of a class of securities representing interests in one or more classes of subordinate securities. Under the terms of those agreements, the holder may, for some delinquent loans:

    o instruct the master servicer or servicer to commence or delay foreclosure proceedings, provided that the holder deposits a specified amount of cash with the master servicer or servicer which will be available for distribution to securityholders if Liquidation Proceeds are less than they otherwise may have been had the master servicer or servicer acted under its normal servicing procedures;

    o instruct the master servicer or servicer to purchase the loans from the trust prior to the commencement of foreclosure proceedings at the purchase price and to resell the loans to the holder at such purchase price, in which case any subsequent loss on the loans will not be allocated to the securityholders;

    o become, or designate a third party to become, a subservicer for the loans so long as (i) the master servicer or servicer has the right to transfer the subservicing rights and obligations of the loans to another subservicer at any time or (ii) the holder or its servicing designee is required to service the loans according to the master servicer's or servicer's servicing guidelines; or

    o the accompanying prospectus supplement may provide for the other types of special servicing arrangements.

 Enforcement of "Due-on-Sale" Clauses

     Unless otherwise specified in the accompanying prospectus supplement, when any mortgaged property relating to a loan, other than an ARM loan, is about to be conveyed by the borrower, the master servicer or the servicer, as applicable, directly or through a subservicer, to the extent it has knowledge of the proposed conveyance, in most cases will be obligated to exercise the trustee's rights to accelerate the maturity of such loan under any due-on-sale clause applicable thereto. A due-on-sale clause will be enforced only if the exercise of such rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. See "Certain Legal Aspects of the Loans--Enforceability of Certain Provisions."

     If the master servicer or servicer is prevented from enforcing a due-on-sale clause under applicable law or if the master servicer or servicer determines that it is reasonably likely that a legal action would be instituted by the related borrower to avoid enforcement of such due-on-sale clause, the master servicer or servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, under which such person becomes liable under the mortgage note subject to certain specified conditions. The original borrower may be released from liability on a loan if the master servicer or servicer shall have determined in good faith that such release will not adversely affect the collectability of the loan. An ARM loan may be assumed if it is by its terms assumable and if, in the reasonable judgment of the master servicer or servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM loan would not be impaired by the assumption. If a borrower transfers the mortgaged property subject to an ARM loan without consent, such ARM loan may be declared due and payable. Any fee collected by the master servicer or servicer for entering into an assumption or substitution of liability agreement or for processing a request for partial release of the mortgaged property in most cases will be retained by the master servicer or servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related mortgage note may not be altered.

 Realization Upon Defaulted Loans

     If a loan, including a contract secured by a lien on a mortgaged property, is in default, the master servicer or servicer may take a variety of actions, including foreclosing on the mortgaged property, writing off the principal balance of the loan as a bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan or modification as described above, or taking an unsecured note. Realization on other contracts may be accomplished through repossession and subsequent resale of the underlying home improvement. In connection with that decision, the master servicer or servicer will, following usual practices in connection with senior and junior mortgage servicing activities or repossession and resale activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with that foreclosure or repossession and resale to determine whether a foreclosure proceeding or a repossession and resale is appropriate. To the extent that a loan secured by a lien on a mortgaged property is junior to another lien on the related mortgaged property, unless foreclosure proceeds for that loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that that loan will be written off as bad debt with no foreclosure proceeding. Similarly, the expense and delay that may be associated with foreclosing on the borrower's beneficial interest in the Mexican trust following a default on a Mexico Loan, particularly if eviction or other proceedings are required to be commenced in the Mexican courts, may make attempts to realize on the collateral securing the Mexico Loans uneconomical, thus significantly increasing the amount of the loss on the Mexico Loan. If title to any mortgaged property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders and, if applicable, the holders of any Excluded Balances.

     Any acquisition of title and cancellation of any REO Loan will be considered for most purposes to be an outstanding loan held in the trust until it is converted into a Liquidated Loan.

     For purposes of calculations of amounts distributable to securityholders relating to an REO Loan, the amortization schedule in effect at the time of any acquisition of title, before any adjustment by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period, will be deemed to have continued in effect and, in the case of an ARM loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date, so long as the REO Loan is considered to remain in the trust. If a REMIC election has been made, any mortgaged property so acquired by the trust must be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the trust as a REMIC. To the extent provided in the related agreement, any income, net of expenses and other than gains described in the second succeeding paragraph, received by the servicer or the master servicer on the mortgaged property prior to its disposition will be deposited in the Custodial Account on receipt and will be available at that time for making payments to securityholders.

     For a loan in default, the master servicer or servicer may pursue foreclosure or similar remedies subject to any senior lien positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of the Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer or servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely to result in a greater recovery. If the mortgage loan is an Additional Collateral Loan or a Pledged Asset Mortgage Loan, the master servicer or the servicer may proceed against the related mortgaged property or the related Additional Collateral or Pledged Assets first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the Additional Collateral or Pledged Assets are held, including any third-party guarantee.

     If a loan is foreclosed upon, brokers may be engaged to sell the related property and other third party expenses may be incurred. Any fees and expenses incurred by the master servicer or servicer in pursuing foreclosure and liquidation of a loan will be reimbursed, resulting in a reduction of Liquidation Proceeds. The master servicer or servicer may engage affiliates or may itself perform certain services that might otherwise be performed by third parties, and may receive fees that it believes in good faith to be reasonable and consistent with its general servicing activities.

     On the first to occur of final liquidation and a repurchase or substitution under a breach of a representation and warranty, the loan will be removed from the related trust. The master servicer or servicer may elect to treat a defaulted loan as having been finally liquidated if substantially all amounts expected to be received in connection with that liquidation have been received. Any additional liquidation expenses relating to the loan incurred after the initial liquidation will be reimbursable to the master servicer or servicer from any amounts otherwise distributable to the related securityholders, or may be offset by any subsequent recovery related to the loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the master servicer or servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted loan. On foreclosure of a revolving credit loan, the related Liquidation Proceeds will be allocated among the Trust Balances and Excluded Balances as described in the prospectus supplement.

     For some series of securities, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted loan or REO Loan will be removed from the trust prior to its final liquidation. In addition, the master servicer, the servicer or the holder of the most subordinate class of certificates of a series may have the option to purchase from the trust any defaulted loan after a specified period of delinquency. If a final liquidation of a loan resulted in a Realized Loss and within two years thereafter the master servicer or servicer receives a subsequent recovery specifically related to that loan, in connection with a related breach of a representation or warranty or otherwise, such subsequent recovery shall be distributed to the then-current securityholders of any outstanding class to which the Realized Loss was allocated, with the amounts to be distributed allocated among such classes in the same proportions as such Realized Loss was allocated, provided that no such distribution shall result in distributions on the securities of any class in excess of the total amount of the Realized Loss that was allocated to that class. In the case of a series of securities other than a senior/subordinate series, if so provided in the accompanying prospectus supplement, the applicable form of credit enhancement may provide for reinstatement in accordance with specified conditions if, following the final liquidation of a loan and a draw under the related credit enhancement, subsequent recoveries are received. If a defaulted loan or REO Loan is not so removed from the trust, then, on its final liquidation, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the securityholders will bear the loss. However, if a gain results from the final liquidation of an REO Loan which is not required by law to be remitted to the related borrower, the master servicer or servicer will be entitled to retain that gain as additional servicing compensation unless the accompanying prospectus supplement provides otherwise. For a description of the master servicer's or the servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the loans, see "Description of Credit Enhancement" and "Insurance Policies on Loans."

     The market value of any Mixed-Use Property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the commercial and dwelling units. Since a default on a mortgage loan secured by Mixed-Use Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related mortgage loan, it can be anticipated that the market value of that property will be less than was anticipated when the related mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust.

     For a discussion of legal rights and limitations associated with the foreclosure of a loan, see "Certain Legal Aspects of the Loans."

     The master servicer or servicer will deal with any defaulted private securities in the manner set forth in the accompanying prospectus supplement.

 Servicing Compensation and Payment of Expenses

     Each servicer or the master servicer, as applicable, will be paid compensation for the performance of its servicing obligations at the percentage per annum described in the accompanying prospectus supplement of the outstanding principal balance of each loan. Any subservicer will also be entitled to the servicing fee as described in the accompanying prospectus supplement. Except as otherwise provided in the accompanying prospectus supplement, the servicer or the master servicer, if any, will deduct the servicing fee for the loans underlying the securities of a series in an amount to be specified in the accompanying prospectus supplement. The servicing fees may be fixed or variable. In addition, the master servicer, any servicer or the relevant subservicers, if any, will be entitled to servicing compensation in the form of assumption fees, late payment charges or excess proceeds following disposition of property in connection with defaulted loans and any earnings on investments held in the Payment Account or any Custodial Account, to the extent not applied as Compensating Interest. Any Excess Spread or Excluded Spread retained by a seller, the master servicer or servicer will not constitute part of the servicing fee. Regardless of the foregoing, for a series of securities as to which the trust includes private securities, the compensation payable to the master servicer or servicer for servicing and administering such private securities on behalf of the holders of such securities may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of such private securities and may be retained from distributions of interest thereon, if stated in the accompanying prospectus supplement. In addition, some reasonable duties of the master servicer or the servicer may be performed by an affiliate of the master servicer or the servicer who will be entitled to compensation for performance of those duties.

     The master servicer or the servicer will pay or cause to be paid some of the ongoing expenses associated with each trust and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable for some credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the security registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers. The master servicer or the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under some circumstances. In addition, as indicated in "--Servicing and Administration of Loans--Collection and Other Servicing Procedures", the master servicer or the servicer will be entitled to reimbursements for some of the expenses incurred by it in connection with Liquidated Loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds, including Insurance Proceeds.

 Evidence as to Compliance

     Each pooling and servicing agreement or servicing agreement will provide that the master servicer or the servicer will, for each series of securities, deliver to the trustee, on or before the date in each year specified in the agreement, an officer's certificate stating that a review of the activities of the master servicer or the servicer during the preceding calendar year relating to its servicing of loans and its performance under pooling and servicing agreements or servicing agreements, as applicable, including the related agreement, has been made under the supervision of that officer.

 Certain Other Matters Regarding Servicing

     Each servicer or the master servicer, as applicable, may not resign from its obligations and duties under the related pooling and servicing agreement or servicing agreement unless each rating agency has confirmed in writing that the resignation will not qualify, reduce or cause to be withdrawn the then current ratings on the securities except on a determination that its duties thereunder are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer or master servicer has assumed the servicer's or the master servicer's obligations and duties under the related pooling and servicing agreement.

     Each pooling and servicing agreement or servicing agreement will also provide that neither the servicer, the master servicer, nor any director, officer, employee or agent of the master servicer or servicer, as applicable, will be under any liability to the trust or the securityholders for any action taken or for refraining from taking any action in good faith under the related agreement, or for errors in judgment. However, neither the servicer, the master servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of the failure to perform its obligations in compliance with any standard of care set forth in the related agreement. The servicer or the master servicer, as applicable, may, in its discretion, undertake any action that it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interest of the related securityholders. The legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the trust and the servicer or the master servicer will be entitled to be reimbursed out of funds otherwise distributable to securityholders.

     The master servicer or the servicer will be required to maintain a fidelity bond and errors and omissions policy for its officers and employees and other persons acting on behalf of the master servicer or the servicer in connection with its activities under the related servicing agreement.

     A servicer or the master servicer may have other business relationships with the depositor, any seller or their affiliates.

                       DESCRIPTION OF CREDIT ENHANCEMENT


GENERAL

     As described in the accompanying prospectus supplement, credit support provided for each series of securities may include one or more or any combination of the following:

    o a letter of credit;

    o subordination provided by any class of subordinated securities for the related series;

    o overcollateralization;

    o a mortgage repurchase bond, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the accompanying prospectus supplement;

    o a reserve fund;

    o a financial guaranty insurance policy or surety bond;

    o derivatives products; or

    o another form as may be described in the accompanying prospectus supplement.

If specified in the accompanying prospectus supplement, the loans or home improvement contracts may be partially insured by the FHA under Title I.

     Credit support for each series of securities may be comprised of one or more of the following components. Each component will have a dollar limit and will provide coverage for Realized Losses that are:

    o Defaulted Mortgage Losses;

    o Special Hazard Losses;

    o Bankruptcy Losses; and

    o Fraud Losses.

     Most forms of credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the securities and interest thereon. If losses occur that exceed the amount covered by credit support or are of a type that is not covered by the credit support, securityholders will bear their allocable share of deficiencies. In particular, Defaulted Mortgage Losses, Special Hazard Losses, Bankruptcy Losses and Fraud Losses in excess of the amount of coverage provided therefor and Extraordinary Losses will not be covered. To the extent that the credit enhancement for any series of securities is exhausted, the securityholders will bear all further risks of loss not otherwise insured against.

     Credit support may also be provided in the form of an insurance policy covering the risk of collection and adequacy of any Additional Collateral provided in connection with any Additional Collateral Loan, as limited by that insurance policy. As described in the related agreement, credit support may apply to all of the loans or to some loans contained in a pool.

     For any series of securities backed by Trust Balances of revolving credit loans, the credit enhancement provided for the securities will cover any portion of any Realized Losses allocated to the Trust Balances, subject to any limitations described in this prospectus and in the accompanying prospectus supplement. See "The Trusts--Revolving Credit Loans" in this prospectus.

     Each prospectus supplement will include a description of:

    o the amount payable under the credit enhancement arrangement, if any, provided for a series;

    o any conditions to payment thereunder not otherwise described in this prospectus;

    o the conditions under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

    o the material provisions of any agreement relating to the credit support.


     Additionally, each prospectus supplement will contain information for the issuer of any third-party credit enhancement, if applicable. The related agreement or other documents may be modified in connection with the provisions of any credit enhancement arrangement to provide for reimbursement rights, control rights or other provisions that may be required by the credit enhancer. To the extent provided in the applicable agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the performance of or on the aggregate outstanding principal balance of the loans covered thereby. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for a series of securities may cover one or more other series of securities.

     The descriptions of any insurance policies, bonds or other instruments described in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of the policies, copies of which typically will be exhibits to the Form 8-K to be filed with the Securities and Exchange Commission in connection with the issuance of the related series of securities.



LETTERS OF CREDIT

     If any component of credit enhancement as to any series of securities is to be provided by a letter of credit, a bank will deliver to the trustee an irrevocable letter of credit. The letter of credit may provide direct coverage for the loans. The letter of credit bank, the amount available under the letter of credit for each component of credit enhancement, the expiration date of the letter of credit, and a more detailed description of the letter of credit will be specified in the accompanying prospectus supplement. On or before each distribution date, the letter of credit bank will be required to make payments after notification from the trustee, to be deposited in the related Payment Account for the coverage provided thereby. The letter of credit may also provide for the payment of Advances.


SUBORDINATION

     A senior/subordinate series of securities will consist of one or more classes of senior securities and one or more classes of subordinate securities, as specified in the accompanying prospectus supplement. Subordination of the subordinate securities of any senior/subordinate series will be effected by the following method, unless an alternative method is specified in the accompanying prospectus supplement. In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities, as specified in the accompanying prospectus supplement.

     For any senior/subordinate series, the total amount available for distribution on each distribution date, as well as the method for allocating that amount among the various classes of securities included in the series, will be described in the accompanying prospectus supplement. In most cases, for any series, the amount available for distribution will be allocated first to interest on the senior securities of that series, and then to principal of the senior securities up to the amounts described in the accompanying prospectus supplement, prior to allocation of any amounts to the subordinate securities.

     If so provided in the related agreement, the master servicer or servicer may be permitted, under certain circumstances, to purchase any loan that is two or more months delinquent in payments of principal and interest, at the repurchase price. If specified in the accompanying prospectus supplement, any Realized Loss subsequently incurred in connection with any such loan will be passed through to the then outstanding securityholders of the related series in the same manner as Realized Losses on loans that have not been so purchased, unless that purchase was made on the request of the holder of the most junior class of securities of the related series. See "Description of the Securities--Servicing and Administration of Loans--Special Servicing" above.

     In the event of any Realized Losses not in excess of the limitations described below (other than Extraordinary Losses), the rights of the subordinate securityholders to receive distributions will be subordinate to the rights of the senior securityholders and the owner of Excluded Spread and, as to certain classes of subordinated securities, may be subordinate to the rights of other subordinate securityholders.

     Except as noted below, Realized Losses will be allocated to the subordinate securities of the related series until their outstanding principal balances have been reduced to zero. Additional Realized Losses, if any, will be allocated to the senior securities. If the series includes more than one class of senior securities, the additional Realized Losses will be allocated either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or as otherwise provided in the accompanying prospectus supplement.

     Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding principal balances, or as otherwise provided in the accompanying prospectus supplement. The respective amounts of other specified types of losses, including Fraud Losses, Special Hazard Losses and Bankruptcy Losses, that may be borne solely by the subordinate securities may be similarly limited to the Fraud Loss Amount, Special Hazard Amount and Bankruptcy Amount, and the subordinate securities may provide no coverage for Extraordinary Losses or other specified types of losses, as described in the accompanying prospectus supplement, in which case those losses would be allocated on a pro rata basis among all outstanding classes of securities or as otherwise specified in the accompanying prospectus supplement. Each of the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount may be subject to periodic reductions and may be subject to further reduction or termination, without the consent of the securityholders, on the written confirmation from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected.

     In most cases, any allocation of a Realized Loss, including a Special Hazard Loss, Fraud Loss or Bankruptcy Loss, to a security in a senior/subordinate series will be made by reducing its outstanding principal balance as of the distribution date following the calendar month in which the Realized Loss was incurred.

     The rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate outstanding principal balance of each class or, if applicable, the related notional amount. The outstanding principal balance of any security will be reduced by all amounts previously distributed on that security representing principal, and by any Realized Losses allocated thereto. If there are no Realized Losses or Principal Prepayments on any loan, the respective rights of the holders of securities of any series to future distributions in most cases would not change. However, to the extent described in the accompanying prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received during specified periods, which will have the effect, absent offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage ownership interest evidenced by the subordinate securities in the related trust, with a corresponding decrease in the percentage of the outstanding principal balances of the senior securities, thereby preserving the availability of the subordination provided by the subordinate securities. In addition, some Realized Losses will be allocated first to subordinate securities by reduction of their outstanding principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust.

     If so provided in the accompanying prospectus supplement, some amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described under "Description of Credit Enhancement--Reserve Funds" and in the accompanying prospectus supplement.

     In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner as may be described in the accompanying prospectus supplement. The rights of the holders of subordinate securities to receive the Subordinate Amount will be limited to the extent described in the accompanying prospectus supplement. As specified in the accompanying prospectus supplement, the Subordinate Amount may be reduced based on the amount of losses borne by the holders of the subordinate securities as a result of the subordination, a specified schedule or other method of reduction as the prospectus supplement may specify.

     For any senior/subordinate series, the terms and provisions of the subordination may vary from those described in this prospectus. Any variation and any additional credit enhancement will be described in the accompanying prospectus supplement.


OVERCOLLATERALIZATION

     If stated in the accompanying prospectus supplement, interest collections on the loans may exceed interest payments on the securities and other fees and expenses of the trust for the related distribution date. To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the aggregate outstanding balance of the loans, thereby creating overcollateralization and additional protection to the securityholders, if and to the extent specified in the accompanying prospectus supplement.


MORTGAGE POOL INSURANCE POLICIES

     Any insurance policy covering losses on a loan pool obtained by the depositor for a trust will be issued by the mortgage pool insurer. Each mortgage pool insurance policy, in accordance with the limitations described in this prospectus and in the prospectus supplement, if any, will cover Defaulted Mortgage Losses in an amount specified in the prospectus supplement. As described under "--Maintenance of Credit Enhancement," the master servicer or servicer will use its best reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the trustee and the securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only on satisfaction of specified conditions precedent described in the succeeding paragraph. Unless specified in the accompanying prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a primary insurance policy, irrespective of the reason therefor.

     Each mortgage pool insurance policy will provide that no claims may be validly presented thereunder unless, among other things:

    o any required primary insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

    o hazard insurance on the property securing the loan has been kept in force and real estate taxes and other protection and preservation expenses have been paid by the master servicer or servicer;

    o if there has been physical loss or damage to the mortgaged property, it has been restored to its condition, reasonable wear and tear excepted, at the cut-off date; and

    o the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except permitted encumbrances.

     On satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its outstanding principal balance plus accrued and unpaid interest at the applicable loan rate to the date of purchase and some expenses incurred by the master servicer or servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the outstanding principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of some amounts paid or assumed to have been paid under any related primary insurance policy.

     Securityholders may experience a shortfall in the amount of interest payable on the related securities in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the securityholders may also experience losses for the related securities in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer or servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer or servicer from funds otherwise payable to the securityholders. If any mortgaged property securing a defaulted loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by those policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer or servicer is not required to expend its own funds to restore the damaged property unless it determines that (a) restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the master servicer or servicer for its expenses and (b) the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

     A mortgage pool insurance policy and some primary insurance policies will likely not insure against loss sustained by reason of a default arising from, among other things, fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the borrower, the seller or other persons involved in the origination thereof, failure to construct a mortgaged property in accordance with plans and specifications or bankruptcy, unless, if specified in the accompanying prospectus supplement, an endorsement to the mortgage pool insurance policy provides for insurance against that type of loss. Depending on the nature of the event, a breach of representation made by a seller may also have occurred. That breach, if it materially and adversely affects the interests of securityholders and cannot be cured, would give rise to a repurchase obligation on the part of the seller, as described under "Description of the Securities--Repurchases of Loans." However, such an event would not give rise to a breach of a representation and warranty or a repurchase obligation on the part of the depositor or Residential Funding Corporation.

     The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of securities by the aggregate amount of claims paid less the aggregate of the net amounts realized by the pool insurer on disposition of all foreclosed properties. The amount of claims paid includes some expenses incurred by the master servicer or servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. See "Certain Legal Aspects of the Loans." Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by the related securityholders. In addition, unless the master servicer or servicer determines that an Advance relating to a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer or servicer would not be obligated to make an Advance respecting any delinquency since the Advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the Securities--Advances."

     Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As described under "Insurance Policies on Loans--Standard Hazard Insurance on Mortgaged Properties," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of those losses. Additionally, no coverage for Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of any such coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, certain hazard risks will not be insured against and may be borne by securityholders.

     Contract pools may be covered by pool insurance policies that are similar to the mortgage pool insurance policies described above.


SPECIAL HAZARD INSURANCE POLICIES

     Any insurance policy covering Special Hazard Losses obtained for a trust will be issued by the insurer named in the accompanying prospectus supplement. Each special hazard insurance policy subject to limitations described in this paragraph and in the accompanying prospectus supplement, if any, will protect the related securityholders from Special Hazard Losses. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related agreement and will be subject to reduction as described in the related agreement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the loan has been kept in force and other protection and preservation expenses have been paid by the master servicer or servicer.

     In accordance with the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed loan, title to which has been acquired by the insured, and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer or servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of the related property or (ii) on transfer of the property to the insurer, the unpaid principal balance of the loan at the time of acquisition of the related property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the loan rate to the date of claim settlement and certain expenses incurred by the master servicer or servicer for the related property.

     If the property is transferred to a third party in a sale approved by the special hazard insurer, the amount that the special hazard insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. If the unpaid principal balance plus accrued interest and some expenses is paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (i) above will satisfy the condition under each mortgage pool insurance policy or contract pool insurance policy that the property be restored before a claim under the policy may be validly presented for the defaulted loan secured by the related property. The payment described under (ii) above will render presentation of a claim relating to a loan under the related mortgage pool insurance policy or contract pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy or contract pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and some expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy or contract pool insurance policy.

     To the extent described in the accompanying prospectus supplement, coverage of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of special hazard coverage other than a special hazard insurance policy or by means of a representation of the depositor or Residential Funding Corporation.


BANKRUPTCY BONDS

     In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the mortgaged property of the borrower, and, if specified in the accompanying prospectus supplement, any related Additional Collateral, at a Deficient Valuation. The amount of the secured debt could then be reduced to that value, and, thus, the holder of the loan would become an unsecured creditor to the extent the outstanding principal balance of the loan, together with any senior loan in the case of a loan secured by a junior lien on the related mortgaged property, exceeds the value assigned to the mortgaged property, and any related Additional Collateral, by the bankruptcy court.

     In addition, other modifications of the terms of a loan can result from a bankruptcy proceeding, including a Debt Service Reduction. See "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders." Any bankruptcy policy to provide coverage for Bankruptcy Losses resulting from proceedings under the federal Bankruptcy Code obtained for a trust will be issued by an insurer named in the accompanying prospectus supplement. The level of coverage under each bankruptcy policy will be set forth in the accompanying prospectus supplement.

RESERVE FUNDS

     If stated in the accompanying prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund, any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the accompanying prospectus supplement. In the alternative or in addition to that deposit, to the extent described in the accompanying prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the Excess Spread or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, Excess Spread or other cash flows attributable to the related loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated.

     For any series of securities as to which credit enhancement includes a letter of credit, if stated in the accompanying prospectus supplement, under specified circumstances the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or servicer for outstanding Advances, or may be used for other purposes, in the manner and to the extent specified in the accompanying prospectus supplement. If stated in the accompanying prospectus supplement, amounts in a reserve fund may be available only to cover specific types of losses, or losses on specific loans. Unless otherwise specified in the accompanying prospectus supplement, any reserve fund will not be deemed to be part of the related trust. A reserve fund may provide coverage to more than one series of securities, if set forth in the accompanying prospectus supplement.

     The trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund, unless the assets are owned by the related trust. However, to the extent that the depositor, any affiliate of the depositor or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and the corresponding payments to the securityholders. These delays could adversely affect the yield to investors on the related securities.

     Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of a servicer, the master servicer or any other person named in the accompanying prospectus supplement.


FINANCIAL GUARANTY INSURANCE POLICIES; SURETY BONDS

     The depositor may obtain one or more financial guaranty insurance policies or guaranties or one or more surety bonds, or one or more guarantees issued by insurers or other parties acceptable to the rating agency or agencies rating the securities offered insuring the holders of one or more classes of securities the payment of amounts due in accordance with the terms of that class or those classes of securities. Any financial guaranty insurance policy, surety bond or guaranty will have the characteristics described in, and will be in accordance with any limitations and exceptions described in, the accompanying prospectus supplement.

     Unless specified in the accompanying prospectus supplement, a financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date. The specific terms of any financial guaranty insurance policy will be described in the accompanying prospectus supplement. A financial guaranty insurance policy may have limitations and, in most cases, will not insure the obligation of the sellers or the master servicer or servicer to purchase or substitute for a defective trust asset and will not guarantee any specific rate of Principal Prepayments or cover specific interest shortfalls. In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MAINTENANCE OF CREDIT ENHANCEMENT

     If credit enhancement has been obtained for a series of securities, the master servicer or the servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept the credit enhancement in full force and effect throughout the term of the applicable agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." The master servicer or the servicer, as applicable, on behalf of itself, the trustee and securityholders, will be required to provide information required for the trustee to draw under any applicable credit enhancement.

     The master servicer or the servicer will agree to pay the premiums for each mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, as applicable, on a timely basis, unless the premiums are paid directly by the trust. As to mortgage pool insurance policies generally, if the related insurer ceases to be a Qualified Insurer, the master servicer or the servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of the policy or bond. If the cost of the replacement policy is greater than the cost of the existing policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the depositor, be reduced to a level so that its premium rate does not exceed the premium rate on the original insurance policy. If a pool insurer ceases to be a Qualified Insurer because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae or any successor entity, the master servicer or the servicer will review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy or contract pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer or the servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement insurance policy as described above, at the same cost limit. Any losses in market value of the securities associated with any reduction or withdrawal in rating by an applicable rating agency shall be borne by the securityholders.

     If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy or any related primary insurance policy, the master servicer or the servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that restoration will increase the proceeds to one or more classes of securityholders on liquidation of the loan after reimbursement of the master servicer or the servicer for its expenses and (ii) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any letter of credit, mortgage pool insurance policy, contract pool insurance policy other credit enhancement or any related primary insurance policy is not available because the master servicer or the servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer or the servicer is nevertheless obligated to follow whatever normal practices and procedures, in accordance with the preceding sentence, that it deems necessary or advisable to realize upon the defaulted loan and if this determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.


REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

     The amount of credit support provided for any series of securities and relating to various types of losses incurred may be reduced under specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related agreement. Additionally, in most cases, the credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage for Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the securityholders, on the written assurance from each applicable rating agency that the then-current rating of the related series of securities will not be adversely affected thereby.

     Furthermore, if the credit rating of any obligor under any applicable credit enhancement is downgraded or the amount of credit enhancement is no longer sufficient to support the rating on the related securities, the credit rating of each class of the related securities may be downgraded to a corresponding level, and, unless otherwise specified in the accompanying prospectus supplement, neither the master servicer, the servicer nor the depositor will be obligated to obtain replacement credit support in order to restore the rating of the securities. The master servicer or the servicer, as applicable, will also be permitted to replace any credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating of each class of the related series of securities is maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the servicer or any other person that is entitled to the credit support. Any assets so released and any amount by which the credit enhancement is reduced will not be available for distributions in future periods.


             OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES


SWAPS AND YIELD SUPPLEMENT AGREEMENTS

     The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

     An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate or, LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

     The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized Swap documentation. Caps, floors and collars are more recent innovations, and they are less liquid than other swaps.

     Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

     There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.


PURCHASE OBLIGATIONS

     Some types of loans and classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation for loans may apply to the loans or to the related securities. Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, each purchase obligation for loans will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which the obligations relate.


                          INSURANCE POLICIES ON LOANS

     The mortgaged property related to each loan (other than a Cooperative
Loan) will be required to be covered by a hazard insurance policy (as described under "--Standard Hazard Insurance on Mortgaged Properties," below). In addition, some loans will be required to be covered by a primary insurance policy. FHA loans and VA loans will be covered by the government mortgage insurance programs described below. The descriptions of any insurance policies contained in this prospectus or any prospectus supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the forms of policies.


PRIMARY INSURANCE POLICIES

     Unless otherwise specified in the accompanying prospectus supplement and except as described below, (i) each mortgage loan having a LTV ratio at origination of over 80% will be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan up to an amount set forth in the accompanying prospectus supplement, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a LTV ratio equal to or less than 80%, and (ii) the depositor or the related seller will represent and warrant that, to the best of its knowledge, the mortgage loans are so covered. Alternatively, coverage of the type that would be provided by a primary insurance policy if obtained may be provided by another form of credit enhancement as described in this prospectus under "Description of Credit Enhancement." However, the foregoing standard may vary significantly depending on the characteristics of the mortgage loans and the applicable underwriting standards. A mortgage loan will not be considered to be an exception to the foregoing standard if no primary insurance policy was obtained at origination but the mortgage loan has amortized to an 80% or less LTV ratio level as of the applicable cut-off date. In most cases, the depositor will have the ability to cancel any primary insurance policy if the LTV ratio of the mortgage loan is reduced to 80% or less (or a lesser specified percentage) based on an appraisal of the mortgaged property after the related closing date or as a result of principal payments that reduce the principal balance of the mortgage loan after the closing date. Trust assets secured by a junior lien on the related mortgaged property usually will not be required by the depositor to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan.

     Under recently enacted federal legislation, borrowers with respect to many residential mortgage loans originated on or after July 29, 1999, will have a right to request the cancellation of any private mortgage insurance policy insuring loans when the outstanding principal amount of the mortgage loan has been reduced or is scheduled to have been reduced to 80% or less of the value of the mortgaged property at the time the mortgage loan was originated. The borrower's right to request the cancellation of the policy is subject to certain conditions, including (i) the condition that no monthly payment has been thirty days or more past due during the twelve months prior to the cancellation date, and no monthly payment has been sixty days or more past due during the twelve months prior to that period, (ii) there has been no decline in the value of the mortgaged property since the time the mortgage loan was originated and (iii) the mortgaged property is not encumbered by subordinate liens. In addition, any requirement for private mortgage insurance will automatically terminate when the scheduled principal balance of the mortgage loan, based on the original amortization schedule for the mortgage loan, is reduced to 78% or less of the value of the mortgaged property at the time of origination, provided the mortgage loan is current. The legislation requires that borrowers be provided written notice of these cancellation rights at the origination of the mortgage loans.

     If the private mortgage insurance is not otherwise canceled or terminated by borrower request in the circumstances described above, it must be terminated no later than the first day of the month immediately following the date that is the midpoint of the mortgage loan's amortization period, if on that date, the borrower is current on the payments required by the terms of the mortgage loan. The mortgagee's or master servicer's or servicer's failure to comply with the law could subject such parties to civil money penalties but would not affect the validity or enforceability of the mortgage loan. The law does not preempt any state law regulating private mortgage insurance except to the extent that such law is inconsistent with the federal law and then only to the extent of the inconsistency.

     In most cases, Mexico Loans will have LTV ratios of less than 80% and will not be insured under a primary insurance policy. Primary mortgage insurance or similar credit enhancement on a Mexico Loan may be issued by a private corporation or a governmental agency and may be in the form of a guarantee, insurance policy or another type of credit enhancement.

     Mortgage loans which are subject to negative amortization will only be covered by a primary insurance policy if that coverage was required on their origination, regardless that subsequent negative amortization may cause that mortgage loan's LTV ratio based on the then-current balance, to subsequently exceed the limits which would have required coverage on their origination.

     Primary insurance policies may be required to be obtained and paid for by the borrower, or may be paid for by the master servicer, the servicer, the seller or a third party.

     While the terms and conditions of the primary insurance policies issued by one primary mortgage guaranty insurer will usually differ from those in primary insurance policies issued by other primary insurers, each primary insurance policy generally will pay either:

    o the insured percentage of the loss on the related mortgaged property;

    o the entire amount of the loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

    o at the option of the primary insurer under certain primary insurance policies, the sum of the delinquent monthly payments plus any Advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any Advances made by the insured until the earlier of (a) the date the mortgage loan would have been discharged in full if the default had not occurred or (b) an approved sale.

     The amount of the loss as calculated under a primary insurance policy covering a mortgage loan will in most cases consist of the unpaid principal amount of such mortgage loan and accrued and unpaid interest thereon and reimbursement of some expenses, less:

    o rents or other payments received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property;

    o hazard insurance proceeds received by the insured in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan;

    o amounts expended but not approved by the primary insurer;

    o claim payments previously made on the mortgage loan; and

    o unpaid premiums and other amounts.

     As conditions precedent to the filing or payment of a claim under a primary insurance policy, in the event of default by the borrower, the insured will typically be required, among other things, to:

    o advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

    o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary insurance policy (ordinary wear and tear excepted); and

    o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

     For any securities offered under this prospectus, the master servicer or the servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a primary insurance policy with regard to each mortgage loan for which coverage is required under the standard described above unless an exception to such standard applies or alternate credit enhancement is provided as described in the accompanying prospectus supplement; provided that the primary insurance policy was in place as of the cut-off date and the depositor had knowledge of such primary insurance policy.


STANDARD HAZARD INSURANCE ON MORTGAGED PROPERTIES

     The terms of the mortgage loans (other than Cooperative Loans) require each borrower to maintain a hazard insurance policy covering the related mortgaged property and providing for coverage at least equal to that of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Most coverage will be in an amount equal to the lesser of the principal balance of the mortgage loan and, in the case of loans secured by junior liens on the related mortgaged property, the principal balance of any senior mortgage loans, or 100% of the insurable value of the improvements securing the mortgage loan. The pooling and servicing agreement will provide that the master servicer or the servicer shall cause the hazard policies to be maintained or shall obtain a blanket policy insuring against losses on the mortgage loans. If that blanket policy contains a deductible clause, the master servicer or servicer will deposit in the Custodial Account or the applicable Payment Account all amounts which would have been deposited in that account but for that clause. The master servicer or the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on those mortgage loans. The ability of the master servicer or the servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or on the extent to which information in this regard is furnished to the master servicer or the servicer by borrowers or subservicers. If loans secured by junior liens on the related mortgaged property are included within any trust, investors should also consider the application of hazard insurance proceeds discussed in this prospectus under "Certain Legal Aspects of the Loans--The Mortgage Loans--Junior Mortgages; Rights of Senior Mortgagees."

     The standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, in accordance with the conditions and exclusions specified in each policy. The policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms of which are dictated by respective state laws. These policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of that mortgage loan, the pooling and servicing agreement typically requires the master servicer or the servicer to cause to be maintained for each such mortgage loan serviced, flood insurance, to the extent available, in an amount equal to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

     The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause that in effect requires the related borrower at all times to carry insurance of a specified percentage, typically 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the related borrower's coverage falls below this specified percentage, this clause usually provides that the insurer's liability in the event of partial loss does not exceed the greater of
(i) the replacement cost of the improvements damaged or destroyed less physical depreciation or (ii) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Since the amount of hazard insurance that borrowers are required to maintain on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Subordination" above for a description of when subordination is provided, the protection, limited to the Special Hazard Amount as described in the accompanying prospectus supplement, afforded by subordination, and "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against.

     With respect to mixed-use mortgage loans, some additional insurance policies may be required, including, but not limited to, loss of rent endorsements, business interruption insurance, comprehensive public liability insurance and general liability insurance for bodily injury and property damage, and the related pooling and servicing agreement or servicing agreement may require the master servicer or servicer to maintain that insurance with respect to any related REO Properties.

     Hazard insurance on the Mexican properties will usually be provided by insurers located in Mexico. The depositor may not be able to obtain as much information about the financial condition of the companies issuing hazard insurance policies in Mexico as it is able to obtain for companies based in the United States. The ability of the insurers to pay claims also may be affected by, among other things, adverse political and economic developments in Mexico.


STANDARD HAZARD INSURANCE ON MANUFACTURED HOMES

     The terms of the related agreement will require the servicer or the master servicer, as applicable, to cause to be maintained for each manufactured housing contract one or more standard hazard insurance policies that provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue the policies in the state in which the manufactured home is located, and in an amount that is not less than the maximum insurable value of the manufactured home or the principal balance due from the borrower on the related manufactured housing contract, whichever is less. Coverage may be provided by one or more blanket insurance policies covering losses on the manufactured housing contracts resulting from the absence or insufficiency of individual standard hazard insurance policies. If a manufactured home's location was, at the time of origination of the related manufactured housing contract, within a federally designated flood area, the servicer or the master servicer also will be required to maintain flood insurance.

     If the servicer or the master servicer repossesses a manufactured home on behalf of the trustee, the servicer or the master servicer will either maintain at its expense hazard insurance for the manufactured home or indemnify the trustee against any damage to the manufactured home prior to resale or other disposition.


DESCRIPTION OF FHA INSURANCE UNDER TITLE I

     Some of the home improvement contracts contained in a trust may be Title I loans which are insured under the Title I Program as described in this section and in the accompanying prospectus supplement. The regulations, rules and procedures promulgated by the FHA under the Title I, or FHA Regulations, contain the requirements under which a lender approved for participation in the Title I Program may obtain insurance against a portion of losses incurred on eligible loans that have been originated and serviced in accordance with FHA Regulations, subject to the amount of insurance coverage available in that Title I lender's FHA reserve, as described in this section and in the accompanying prospectus supplement, and subject to the terms and conditions established under the National Housing Act and FHA Regulations. FHA Regulations permit the Secretary of the Department of Housing and Urban Development, or HUD, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA Regulations if enforcement would impose an injustice on the lender, provided the Title I lender has substantially complied with the FHA Regulations in good faith and has credited the borrower for any excess charge. In general, an insurance claim against the FHA will be denied if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA Regulations.

     Unlike some other government loan insurance programs, loans under the Title I Program other than loans in excess of $25,000, are not subject to prior review by the FHA. Under the Title I Program, the FHA disburses insurance proceeds for defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for that loan have been paid to that lender. Under the FHA Regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to that lender. FHA Regulations permit the FHA to disallow an insurance claim for any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.


     The proceeds of loans under the Title I Program may be used only for permitted purposes, including, but not limited to, the alteration, repair or improvement of residential property, the purchase of a manufactured home and/or lot, or cooperative interest in a manufactured home and/or lot, on which to place that home.


     Subject to the limitations described below, eligible Title I loans are in most cases insured by the FHA for 90% of an amount equal to the sum of:


    o the net unpaid principal amount and the uncollected interest earned to the date of default,


    o interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days, the total period not to exceed nine months, at a rate of 7% per annum,


    o uncollected court costs,


    o amount of attorney's fees on an hourly or other basis for time actually expended and billed not to exceed $500, and


    o amount of expenses for recording the assignment of the security to the United States.


     However, the insurance coverage provided by the FHA is limited to the extent of the balance in the Title I lender's FHA reserve maintained by the FHA. Accordingly, if sufficient insurance coverage is available in that FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and various expenses. Unlike most other FHA insurance programs, the obligation of the FHA to reimburse a Title I lender for losses in the portfolio of insured loans held by that Title I lender is limited to the amount in an FHA reserve maintained on a lender-by-lender basis and not on a loan-by-loan basis.


     Under Title I, the FHA maintains an FHA insurance coverage reserve account, referred to as an FHA reserve for each Title I lender. The amount in each Title I lender's FHA reserve is 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with some adjustments permitted or required by FHA Regulations. The balance of that FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Title I loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit those loans for FHA insurance coverage within its FHA reserve by delivering a transfer report or through an electronic submission to the FHA in the form prescribed under the FHA Regulations. The increase in the FHA insurance coverage for those loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer report for those loans. The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the FHA insurance amount as specified in the accompanying prospectus supplement.

     Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve relating to loans insured under that Title I lender's contract of insurance by:

    o the amount of FHA insurance claims approved for payment related to those loans, and

    o the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance.

     This insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

     In most cases, the FHA will insure home improvement contracts up to $25,000 for a single-family property, with a maximum term of 20 years. The FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $60,000 limit for an apartment house or a dwelling for two or more families. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.


     Following a default on a home improvement contract partially insured by the FHA, the master servicer or the servicer, either directly or through a subservicer, may, subject to various conditions, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA insurance following a default on a home improvement contract is subject to a number of conditions, including strict compliance with FHA Regulations in originating and servicing the home improvement contract. Failure to comply with FHA Regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a home improvement contract in default and submitting a claim to FHA, the master servicer or the servicer must take steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In that event, the master servicer or the servicer or other entity as specified in the accompanying prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following that judgment.


FHA MORTGAGE INSURANCE

     The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

     Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

     The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

     When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to underlying a series of securities will be described in the accompanying prospectus supplement.


VA MORTGAGE GUARANTY

     The Servicemen's Readjustment Act of 1944, as amended, permits a veteran, or, in certain instances, his or her spouse, to obtain a mortgage loan guaranty by the VA, covering mortgage financing of the purchase of a one- to four-family dwelling unit to be occupied as the veteran's home, at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment from the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a certain dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Regardless of the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage on its assignment to the VA.

     Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a primary mortgage insurance policy may be required by the depositor for VA loans in excess of certain amounts. The amount of any additional coverage will be set forth in the accompanying prospectus supplement. Any VA guaranty relating to underlying a series of securities will be described in the accompanying prospectus supplement.


                                 THE DEPOSITOR

     The depositor is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc., which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The depositor was incorporated in the State of Delaware on November 17, 1999. The depositor was organized for the limited purpose of acquiring loans and issuing securities backed by such loans. The depositor anticipates that it will in many cases have acquired loans indirectly through Residential Funding Corporation, which is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor anticipates that it will in many cases acquire loans from GMAC Mortgage Corporation, which is also an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. The depositor does not have, nor is it expected in the future to have, any significant assets.

     The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of securities will be the limited representations and warranties made by the depositor or as otherwise provided in the accompanying prospectus supplement.

     The depositor maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is
(952) 832-7000.

                        RESIDENTIAL FUNDING CORPORATION

     If specified in the accompanying prospectus supplement, Residential Funding Corporation, an affiliate of the depositor, will act as the master servicer or the servicer for each series of securities.

     Residential Funding Corporation buys loans under several loan purchase programs from mortgage loan originators or sellers nationwide, including affiliates, that meet its seller/servicer eligibility requirements and services loans for its own account and for others. Residential Funding Corporation's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (952) 832-7000. Residential Funding Corporation conducts operations from its headquarters in Minneapolis and from offices located primarily in California, Texas and Maryland.


                                 THE AGREEMENTS

     As described in this prospectus under "Introduction" and "Description of the Securities--General," each series of certificates will be issued under a pooling and servicing agreement or trust agreement, as applicable, and each series of notes will be issued under an indenture, each as described in that section. In the case of each series of notes, the provisions relating to the servicing of the loans will be contained in the related servicing agreements. The following summaries describe additional provisions common to each pooling and servicing agreement and trust agreement relating to a series of certificates, and each indenture and servicing agreement relating to a series of notes.


EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

 Pooling and Servicing Agreement; Servicing Agreement

     Events of default under the related pooling and servicing agreement or servicing agreement for a series of securities will include:

     o any failure by the servicer or master servicer to make a required deposit to the Custodial Account or the Payment Account or, if the master servicer or servicer is the paying agent, to distribute to the holders of any class of securities of that series any required payment which continues unremedied for five days after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or the servicer, the depositor and the trustee by the holders of securities of such class evidencing not less than 25% of the aggregate percentage interests constituting that class or the credit enhancer, if applicable;

     o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the related agreement for that series of securities which continues unremedied for a period of not more than 45 days, or 15 days in the case of a failure to pay the premium for any insurance policy which is required to be maintained under the related servicing agreement, after the giving of written notice of the failure to the master servicer or the servicer by the trustee or the depositor, or to the master servicer or servicer, the depositor and the trustee by the holders of any class of securities of that series evidencing not less than 25%, 33% in the case of a trust including private securities or a majority in the case of a series of notes, of the aggregate percentage interests constituting that class, or the credit enhancer, if applicable; and

     o some events of insolvency, bankruptcy or similar proceedings regarding the master servicer or servicer and certain actions by the master servicer or servicer indicating its insolvency or inability to pay its obligations.


     A default under the terms of any private securities included in any trust will not constitute an event of default under the related agreement.

     So long as an event of default remains unremedied, except as otherwise provided for in the related agreement with respect to any third party credit enhancer, either the depositor or the trustee may, and, in the case of an event of default under a pooling and servicing agreement, at the direction of the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust, the trustee shall, by written notification to the master servicer or servicer and to the depositor or the trustee, terminate all of the rights and obligations of the master servicer or servicer under the related agreement, other than any rights of the master servicer or servicer as securityholder, and, in the case of termination under a servicing agreement, the right to receive servicing compensation, expenses for servicing the trust assets during any period prior to the date of that termination, and other reimbursement of amounts the master servicer or the servicer is entitled to withdraw from the Custodial Account. The trustee or, on notice to the depositor and with the depositor's consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer or the servicer under the related agreement, other than the obligation to purchase loans under some circumstances, and will be entitled to similar compensation arrangements. If the trustee would be obligated to succeed the master servicer or the servicer but is unwilling to do so, it may appoint or if it is unable to act as master servicer or servicer, it shall appoint or petition a court of competent jurisdiction for the appointment of, a Fannie Mae- or Freddie Mac-approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer or the servicer under the related agreement, unless otherwise described in the agreement. Pending appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer or the servicer under the related agreement.

     No securityholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, except as otherwise provided for in the related pooling and servicing agreement with respect to the credit enhancer, unless the holder previously has given to the trustee written notice of default and the continuance thereof and unless the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee reasonable indemnity and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

 Indenture

     An event of default under the indenture for each series of notes, in most cases, will include:

     o default for five days or more in the distribution of any principal of or interest on any note of the series;

     o failure to perform any other covenant of the depositor or the trust in the indenture which continues for a period of thirty days after notice of that failure is given in accordance with the procedures described in the accompanying prospectus supplement;

     o any representation or warranty made by the depositor or the trust in the indenture or in any certificate or other writing delivered under or in connection with the indenture relating to or affecting the series, having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice of that error is given in accordance with the procedures described in the accompanying prospectus supplement;

     o certain bankruptcy, insolvency, or similar events relating to the depositor or the trust; and

     o    any other event of default provided for securities of that series.

     If an event of default as to the notes of any series at the time outstanding occurs and is continuing, either the trustee, the credit enhancer, if applicable, or the holders of a majority of the then aggregate outstanding amount of the notes of the series with the written consent of the credit enhancer may declare the principal amount, or, if the notes of that series are accrual notes, that portion of the principal amount as may be specified in the terms of that series, of all the notes of the series to be due and payable immediately. That declaration may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If, following an event of default for any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, or, if directed in writing by the credit enhancer, will, regardless of that acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply payments on that collateral as if there had been no declaration of acceleration if that collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless:

     o the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to that sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series, and to reimburse the credit enhancer, if applicable, at the date of that sale, or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as those payments would have become due if those notes had not been declared due and payable, and the trustee obtains the consent of the holders of 662/3% of the then aggregate outstanding amount of the notes of the series and the credit enhancer, if applicable.

     In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses. As a result, on the occurrence of that event of default, the amount available for payments to the securityholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders after the occurrence of an event of default.

     If stated in the accompanying prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described in the second preceding paragraph, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that is unamortized.

     In most cases, no securityholder will have any right under an indenture to institute any proceeding in connection with the agreement unless:

     o the holder previously has given to the trustee written notice of default and the continuance of that default,

     o the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute that proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity,

     o the trustee has neglected or refused to institute that proceeding for 60 days after receipt of that request and indemnity, and

     o no direction inconsistent with that written request has been given to the trustee during that 60 day period by the holders of a majority of the security balances of that class, except as otherwise provided for in the related agreement regarding the credit enhancer.

     However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation under the pooling and servicing agreement or in relation to the pooling and servicing agreement at the request, order or direction of any of the securityholders covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in or by exercise of that power.

AMENDMENT

     In most cases, each agreement may be amended by the parties to the agreement, except as otherwise provided for in the related agreement with respect to the credit enhancer, without the consent of the related securityholders:

     o    to cure any ambiguity;

     o to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error;

     o to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained, except that (a) deposits to the Payment Account may not occur later than the related distribution date, (b) the change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel, and (c) the change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by a letter from each applicable rating agency, unless specified in the accompanying prospectus supplement;

     o if an election to treat the related trust as a "real estate mortgage investment conduit" or, REMIC has been made, to modify, eliminate or add to any of its provisions (a) to the extent necessary to maintain the qualification of the trust as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust, provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain qualification or to avoid or minimize that risk, and (2) the action will not adversely affect in any material respect the interests of any related securityholder, or
          (b) to modify the provisions regarding the transferability of the REMIC Residual Certificates, provided that the depositor has determined that the change would not adversely affect the applicable ratings of any classes of the certificates, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax for the transfer of the REMIC Residual Certificates to a non-permitted transferee;

     o to make any other provisions for matters or questions arising under the related agreement which are not materially inconsistent with its provisions, so long as the action will not adversely affect in any material respect the interests of any securityholder; or

     o to amend any provision that is not material to holders of any class of related securities.

     In most cases, each agreement may also be amended by the parties to the agreement, except as otherwise provided for in the related agreement with respect to the credit enhancer, with the consent of the holders of securities of each class affected thereby evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate percentage interests constituting the outstanding principal amount of securities of that class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related agreement or of modifying in any manner the rights of the related securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on trust assets which are required to be distributed on a security of any class without the consent of the holder of the security, (ii) adversely affect in any material respect the interests of the holders of any class of securities in a manner other than as described in the preceding clause, without the consent of the holders of securities of that class evidencing not less than 66%, in the case of a series of securities issued under a pooling and servicing agreement, or a majority, in the case of a series of securities issued under an indenture, of the aggregate outstanding principal amount of the securities of each class of that series affected by that amendment or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of that class have consented to the change in the percentage.

     Regardless of the foregoing, if a REMIC election has been made with respect to the related trust, the trustee will not be entitled to consent to any amendment to a pooling and servicing agreement without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the servicer, the depositor or the trustee in accordance with the amendment will not result in the imposition of a tax on the related trust or cause the trust to fail to qualify as a REMIC.


TERMINATION; RETIREMENT OF SECURITIES

     The primary obligations created by the trust agreement or pooling and servicing agreement for each series of securities, other than some limited payment and notice obligations of the applicable trustee and depositor, will terminate on the distribution to the related securityholders of all amounts held in the Payment Account or by the master servicer or any servicer and required to be paid to the securityholders following the earlier of:

     o the final payment or other liquidation or disposition or any related Advance of the last trust asset subject to that agreement and all property acquired on foreclosure or deed in lieu of foreclosure of any loan, and

     o the purchase by the master servicer, the servicer or the depositor or, if specified in the accompanying prospectus supplement, by the holder of the REMIC Residual Certificates (see "Material Federal Income Tax Consequences" below) from the trust, or from the special purpose entity, if applicable for that series, of all remaining loans and all property acquired relating to the loans.

     Any option to purchase described in the second item above will be limited to cases in which the aggregate Stated Principal Balance of the remaining trust assets is less than or equal to ten percent (10%) of the initial aggregate Stated Principal Balance of the trust assets. In addition to the foregoing, the master servicer, the servicer, or the depositor may have the option to purchase, in whole but not in part, the securities specified in the accompanying prospectus supplement in the manner described in the accompanying prospectus supplement. At the time of the purchase of such securities or at any time thereafter, at the option of the master servicer, the servicer, or the depositor, the loans may be sold, thereby effecting a retirement of the securities and the termination of the trust, or the securities so purchased may be held or resold by the master servicer, the servicer, or the depositor. Written notice of termination of the related agreement will be given to each securityholder, and the final distribution will be made only at the time of the surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable agreement, a penalty may be imposed on the securityholders based on the fee that would be foregone by the master servicer or the servicer, as applicable, because of the related termination.

     Any purchase of loans and property acquired from the loans evidenced by a series of securities shall be made at the option of the master servicer, servicer, depositor or, if applicable, the holder of the REMIC Residual Certificates at the price specified in the accompanying prospectus supplement. The exercise of that right will effect early retirement of the securities of that series, but the right of any entity to purchase the loans and related property will be subject to the criteria, and will be at the price, set forth in the accompanying prospectus supplement. Early termination in this manner may adversely affect the yield to holders of some classes of the securities. If a REMIC election has been made, the termination of the related trust will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

     In addition to the optional repurchase of the property in the related trust, if stated in the accompanying prospectus supplement, a holder of the Call Class will have the right, solely at its discretion, to terminate the related trust and thereby effect early retirement of the securities of the series, on any distribution date after the 12th distribution date following the date of initial issuance of the related series of securities and until the date when the optional termination rights of the master servicer or the servicer and the depositor become exercisable. The Call Class will not be offered under the prospectus supplement. Any such call will be of the entire trust at one time; multiple calls for any series of securities will not be permitted. In the case of a call, the holders of the securities will be paid a price equal to the

Call Price. To exercise the call, the holder of the Call Security must remit to the related trustee for distribution to the certificateholders, funds equal to the Call Price. If those funds are not deposited with the related trustee, the securities of that series will remain outstanding. In addition, in the case of a trust for which a REMIC election or elections have been made, this termination will be effected in a manner consistent with applicable Federal income tax regulations and its status as a REMIC. In connection with a call by the holder of a Call Security, the final payment to the certificateholders will be made at the time of surrender of the related securities to the trustee. Once the securities have been surrendered and paid in full, there will not be any further liability to certificateholders.

     The indenture will be discharged as to a series of notes, except for some continuing rights specified in the indenture, at the time of the distribution to noteholders of all amounts required to be distributed under the indenture.


THE TRUSTEE

     The trustee under each pooling and servicing agreement or trust agreement under which a series of securities is issued will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related agreement or if the trustee becomes insolvent. After becoming aware of those circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate voting rights in the related trust. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


THE OWNER TRUSTEE

     The owner trustee under each trust agreement will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

     The owner trustee may resign at any time, in which case the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee as described in the agreements. The Administrator or the indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. After becoming aware of those circumstances, the Administrator or the indenture trustee will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee.


THE INDENTURE TRUSTEE

     The indenture trustee under the indenture will be named in the accompanying prospectus supplement. The commercial bank or trust company serving as indenture trustee may have normal banking relationships with the depositor and/or its affiliates, including Residential Funding Corporation and GMAC Mortgage Corporation.

     The indenture trustee may resign at any time, in which case the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee as described in the indenture. The depositor, the owner trustee or the Administrator as described in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as such under the indenture or if the indenture trustee becomes insolvent. After becoming aware of those circumstances, the depositor, the owner trustee or the Administrator will be obligated to appoint a successor indenture trustee. If stated in the indenture, the indenture trustee may also be removed at any time by the holders of a majority by principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                              YIELD CONSIDERATIONS

     The yield to maturity of a security will depend on the price paid by the holder for the security, the pass-through rate on any security entitled to payments of interest, which pass-through rate may vary if stated in the accompanying prospectus supplement, and the rate and timing of principal payments on the loans, including payments in excess of required installments, prepayments or terminations, liquidations and repurchases, the rate and timing of Draws in the case of revolving credit loans, and the allocation of principal payments to reduce the principal balance of the security or notional amount thereof, if applicable.

     In general, defaults on loans are expected to occur with greater frequency in their early years. The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high LTV ratios or combined LTV ratios, as applicable, may be higher than for other types of loans. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. A trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent loans or loans with a recent history of delinquency is more likely to be higher than the rate of default on loans that have a current payment status. In addition, the rate and timing of prepayments, defaults and liquidations on the loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The risk of loss may also be greater on loans with LTV ratios or combined LTV ratios greater than 80% and no primary insurance policies. The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under "Description of the Securities--Servicing and Administration of Loans," in connection with a loan that is in default, or if a default is reasonably foreseeable.

     The risk of loss on loans made on loans secured by mortgaged properties located in Puerto Rico may be greater than on loans that are made to borrowers who are United States residents and citizens or that are secured by properties located in the United States. See "Certain Legal Aspects of the Loans" in this prospectus.

     Because of the uncertainty, delays and costs that may be associated with realizing on collateral securing the Mexico Loans, as well as the additional risks of a decline in the value and marketability of the collateral, the risk of loss for Mexico Loans may be greater than for mortgage loans secured by mortgaged properties located in the United States. The risk of loss on loans made to international borrowers may be greater than loans that are made to U.S. borrowers located in the United States. See "Certain Legal Aspects of the Loans" in this prospectus.

     The application of any withholding tax on payments made by borrowers of Mexico Loans residing outside of the United States may increase the risk of default because the borrower may have qualified for the loan on the basis of the lower mortgage payment, and may have difficulty making the increased payments required to cover the withholding tax payments. The application of withholding tax may increase the risk of loss because the applicable taxing authorities may be permitted to place a lien on the mortgaged property or effectively prevent the transfer of an interest in the mortgaged property until any delinquent withholding taxes have been paid.

     To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of Liquidation Proceeds received by the Trustee. See "Description of the Securities--Assignment of Loans" in this prospectus.

     The amount of interest payments on trust assets distributed or accrued in the case of deferred interest on accrual securities, monthly to holders of a class of securities entitled to payments of interest will be calculated, or accrued in the case of deferred interest or accrual securities, on the basis of a fixed, adjustable or variable pass-through rate payable on the outstanding principal balance or notional amount of the security, or any combination of pass-through rates, calculated as described in this prospectus and in the accompanying prospectus supplement under "Description of the Securities--Distributions of Principal and Interest on the Securities." Holders of strip securities or a class of securities having a pass-through rate that varies based on the weighted average loan rate of the underlying loans will be affected by disproportionate prepayments and repurchases of loans having higher net interest rates or higher rates applicable to the strip securities, as applicable.

     The effective yield to maturity to each holder of securities entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the security because, while interest will accrue on each loan from the first day of each month, the distribution of interest will be made on the 25th day or, if the 25th day is not a business day, the next succeeding business day, of the month following the month of accrual or, in the case of a trust including private securities, such other day that is specified in the accompanying prospectus supplement.

     A class of securities may be entitled to payments of interest at a fixed, variable or adjustable pass-through rate, or any combination of pass-through rates, each as specified in the accompanying prospectus supplement. A variable pass-through rate may be calculated based on the weighted average of the Net Loan Rates of the related loan or certain balances thereof for the month preceding the distribution date. An adjustable pass-through rate may be calculated by reference to an index or otherwise.

     The aggregate payments of interest on a class of securities, and the yield to maturity on that class, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional amount of securities entitled to payments of interest only, and, in the case of securities evidencing interests in ARM loans, by changes in the Net Loan Rates on the ARM loans. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of loans in the event of breaches of representations made for the loans by the depositor, the master servicer or the servicer and others, or conversions of ARM loans to a fixed interest rate. See "Description of the Securities--Representations with Respect to Loans" in this prospectus.

     In most cases, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. On the other hand, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than assumed at the time of purchase. The effect of Principal Prepayments, liquidations and purchases on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest. In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average Net Loan Rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans. In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates. In some circumstances, rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a pass-through rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

     The outstanding principal balances of revolving credit loans, closed-end home equity loans, home improvement contracts and Home Loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans and contracts are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans or contracts to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans and contracts may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

     The timing of changes in the rate of principal payments on or repurchases of the loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In most cases, the earlier a prepayment of principal on the loans or a repurchase of loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction or increase in the rate of principal payments.

     There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. For revolving credit loans, due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for those loans may be much more volatile than for typical first lien loans.

     When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the loan rate by 365. Prepayments in full or final liquidations of loans in most cases may reduce the amount of interest distributed in the following month to holders of securities entitled to distributions of interest if the resulting Prepayment Interest Shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan, other than a revolving credit loan, as of the first day of the month in which the partial prepayment is received. As a result, the effect of a partial prepayment on a mortgage loan, other than a revolving credit loan, will be to reduce the amount of interest distributed to holders of securities in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate or Net Loan Rate, as the case may be, on the prepaid amount if such shortfall is not covered by Compensating Interest. See "Description of the Securities--Prepayment Interest Shortfalls." Neither full or partial Principal Prepayments nor Liquidation Proceeds will be distributed until the distribution date in the month following receipt. See "Maturity and Prepayment Considerations."

     For some loans, including revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result from the sum of the applicable index and gross margin. Under the applicable underwriting standards, the borrower under each of the loans, other than a revolving credit loan, usually will be qualified on the basis of the loan rate in effect at origination, and borrowers under revolving credit loans are usually qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, the periodic increase in the amount paid by the borrower of a Buy-Down Loan during or at the end of the applicable Buy-Down Period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

     For any loans secured by junior liens on the related mortgaged property, any inability of the borrower to pay off the balance may also affect the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower's circumstances. Furthermore, unless stated in the accompanying prospectus supplement, under the applicable agreement the master servicer or the servicer may be restricted or prohibited from consenting to any refinancing of any related senior loan, which in turn could adversely affect the borrower's circumstances or result in a prepayment or default under the corresponding loan.

     The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure. Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs. For loans secured by junior liens that have low junior mortgage ratios, foreclosure costs may be substantial relative to the outstanding balance of the loan, and therefore the amount of any Liquidation Proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

     Depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a revolving credit loan. Similarly, a borrower of a Balloon Loan will be required to pay the Balloon Amount at maturity. Those loans pose a greater risk of default than fully-amortizing loans, because the borrower's ability to make such a substantial payment at maturity will in most cases depend on the borrower's ability to obtain refinancing of those loans or to sell the mortgaged property prior to the maturity of the loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower's personal economic circumstances, the borrower's equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. None of the seller, the depositor, Residential Funding Corporation, GMAC Mortgage Group, Inc. or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

     The loan rates on ARM loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently. Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related Note Margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest which will be added to their principal balance and will bear interest at the applicable loan rate. Unless otherwise specified in the accompanying prospectus supplement, revolving credit loans will not be subject to negative amortization.

     The addition of any deferred interest to the principal balance of any related class of securities will lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities. In addition, for ARM loans that are subject to negative amortization, during a period of declining interest rates, it might be expected that each scheduled monthly payment on such a loan would exceed the amount of scheduled principal and accrued interest on its principal balance, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of those securities will be reduced and may adversely affect yield to holders thereof.

     If stated in the accompanying prospectus supplement, a trust may contain GPM Loans, GEM Loans or Buy-Down Loans that have monthly payments that increase during the first few years following origination. Borrowers in most cases will be qualified for such loans on the basis of the initial monthly payment. To the extent that the related borrower's income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

     If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, such credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security. In the event of a default under the terms of a letter of credit, insurance policy or bond, any Realized Losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor's anticipated yield to maturity.

     The accompanying prospectus supplement may set forth other factors concerning the loans securing a series of securities or the structure of such series that will affect the yield on the securities.


                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As indicated above under "The Trusts," the original terms to maturity of the loans in a given trust will vary depending on the type of loans included in the trust. The prospectus supplement for a series of securities will contain information for the types and maturities of the loans in the related trust. The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the life and yield of the related series of securities.

     If the related agreement for a series of securities provides for a Funding Account or other means of funding the transfer of additional loans to the related trust, as described under "Description of the Securities--Funding Account", and the trust is unable to acquire any additional loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal distributions on one or more classes of securities of such series.

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series of securities may describe one or more prepayment standard or model and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified payment dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model. There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

     The following is a list of factors that may affect prepayment experience:

    o homeowner mobility;

    o economic conditions;

    o changes in borrowers' housing needs;

    o job transfers;

    o unemployment;

    o borrowers' equity in the properties securing the mortgages;

    o servicing decisions;

    o enforceability of due-on-sale clauses;

    o mortgage market interest rates;

    o mortgage recording taxes;

    o solicitations and the availability of mortgage funds; and

    o the obtaining of secondary financing by the borrower.

     All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities. The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of such loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans. Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans. The depositor is not aware of any historical prepayment experience for loans secured by properties located in Mexico or Puerto Rico and, accordingly, prepayments on such loans may not occur at the same rate or be affected by the same factors as more traditional loans.

     An increase in the amount of the monthly payments owed on a Mexico Loan due to the imposition of withholding taxes may increase the risk of prepayment on that loan if alternative financing on more favorable terms are available.

     There can be no assurance as to the rate of principal payments or Draws on the revolving credit loans. In most cases, the revolving credit loans may be prepaid in full or in part without penalty. The closed-end home equity loans may provide for a prepayment charge. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The depositor has no significant experience regarding the rate of Principal Prepayments on home improvement contracts, but in most cases expects that prepayments on home improvement contracts will be higher than other loans due to the possibility of increased property value resulting from the home improvement and greater refinance options. The rate of principal payments and the rate of Draws, if applicable, may fluctuate substantially from time to time. In most cases, home equity loans are not viewed by borrowers as permanent financing. Accordingly, such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for revolving credit loans may be much more volatile than for typical first lien mortgage loans.

     The yield to maturity of the securities of any series, or the rate and timing of principal payments or Draws, if applicable, on the related loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the loans were originated. For example, the revolving credit loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of revolving credit loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of revolving credit loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the loans may provide for interest rate changes on a daily or monthly basis, or may have gross margins that may vary under some circumstances over the term of the loan. In extremely high market interest rate scenarios, securities backed by loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

     The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans or Draws on the related revolving credit loans and corresponding payments on the securities, will also be affected by the specific terms and conditions applicable to the securities. For example, if the index used to determine the loan rates for a series of securities is different from the index applicable to the loan rates of the underlying loans, the yield on the securities may be reduced by application of a cap on the loan rates based on the weighted average of the loan rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of some principal payments on the securities, or may affect the amount of any overcollateralization, or the amount on deposit in any reserve fund, which could in turn accelerate the payment of principal on the securities if so provided in the prospectus supplement. For any series of securities backed by revolving credit loans, provisions governing whether future Draws on the revolving credit loans will be included in the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

     As a result of the payment terms of the revolving credit loans or of the mortgage provisions relating to future Draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate Draws on revolving credit loans included in a pool may exceed the aggregate payments of principal on those revolving credit loans for the related period. If specified in the accompanying prospectus supplement, a series of securities may provide for a period during which all or a portion of the principal collections on the revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

     Unless otherwise specified in the accompanying prospectus supplement, in most cases mortgage loans (other than ARM loans) and revolving credit loans will, and closed-end home equity loans and home improvement contracts may, contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the underlying mortgaged property. Unless the accompanying prospectus supplement indicates otherwise, the master servicer or servicer will enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law, provided, however, that the master servicer or servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy.

     An ARM loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the master servicer or the servicer, the security for the ARM loan would not be impaired by the assumption. The extent to which ARM loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See "Description of the Securities--Servicing and Administration of Loans--Enforcement of `Due-on-Sale' Clauses" and "Certain Legal Aspects of the Loans--Enforceability of Certain Provisions" for a description of provisions of the related agreement and legal developments that may affect the prepayment rate of loans.

     While most manufactured housing contracts will contain "due-on-sale" provisions permitting the holder of the manufactured housing contract to accelerate the maturity of the manufactured housing contract on conveyance by the borrower, the master servicer or servicer, as applicable, may permit proposed assumptions of manufactured housing contracts where the proposed buyer of the manufactured home meets the underwriting standards described above. Such assumption would have the effect of extending the average life of the manufactured housing contract. FHA loans and VA loans are not permitted to contain "due-on-sale" clauses, and are freely assumable.

     In addition, some private securities included in a pool may be backed by underlying loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to some extent, depend on the interest rates on the underlying loans.

     Some types of loans included in a trust may have characteristics that make it more likely to default than collateral provided for mortgage pass-through securities from other mortgage purchase programs. The depositor anticipates including "limited documentation" and "no documentation" mortgage loans, loans acquired under Residential Funding Corporation's negotiated conduit asset program, Mexico Loans, loans secured by mortgaged properties located in Puerto Rico and mortgage loans that were made to international borrowers or that were originated in accordance with lower underwriting standards and which may have been made to borrowers with imperfect credit histories and prior bankruptcies. Likewise, a trust may include loans that are one month or more delinquent at the time of offering of the related series of securities or are secured by junior liens on the related mortgaged property. Such loans may be susceptible to a greater risk of default and liquidation than might otherwise be expected by investors in the related securities.

     The mortgage loans may in most cases be prepaid by the borrowers at any time without payment of any prepayment fee or penalty, although some of the mortgage loans as described in the accompanying prospectus supplement provide for payment of a prepayment charge. This may have an effect on the rate of prepayment. Some states' laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.


     The master servicer or the servicer may allow the refinancing of loans in any trust by accepting prepayments and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or the master servicer or any of their respective affiliates or by an unrelated entity. In the event of a refinancing, the new loan would not be included in the related trust, so the refinancing would have the same effect as a prepayment in full of the related loan. A servicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, reduced or no documentation or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower, the location of the mortgaged property, or the master servicer's or servicer's judgment as to the likelihood of refinancing. In addition, servicers or the master servicer may encourage assumption of loans, including defaulted loans, under which creditworthy borrowers assume the outstanding indebtedness of the loans, which may be removed from the related pool. As a result of these programs, for the pool underlying any trust:

     o the rate of Principal Prepayments of the loans in the pool may be higher than would otherwise be the case;

     o in some cases, the average credit or collateral quality of the loans remaining in the pool may decline; and

     o the weighted average interest rate on the loans that remain in the trust may be lower, thus reducing the rate of prepayments on the loans in the future.

     Although the loan rates on revolving credit loans and ARM loans will be subject to periodic adjustments, the adjustments in most cases will:

     o as to ARM loans, not increase or decrease the loan rates by more than a fixed percentage amount on each adjustment date;

     o not increase the loan rates over a fixed percentage amount during the life of any revolving credit loan or ARM loan; and

     o be based on an index, which may not rise and fall consistently with mortgage interest rates, plus the related Gross Margin, which may be different from margins being used at the time for newly originated adjustable rate loans.

     As a result, the loan rates on the revolving credit loans or ARM loans in a trust at any time may not equal the prevailing rates for similar, newly originated adjustable rate loans or lines of credit, and accordingly the rate of principal payments and Draws, if applicable, may be lower or higher that would otherwise be anticipated. In some rate environments, the prevailing rates on fixed-rate loans may be sufficiently low in relation to the then-current loan rates on revolving credit loans or ARM loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments or Draws, if applicable, on the loans during any period or over the life of any series of securities.

     For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying loans, there are a number of factors affect the performance of those indices and may cause those indices to move in a manner different from other indices. If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of loans which adjust in accordance with other indices.

     No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. The value of any Mexican property could also be adversely affected by, among other things, adverse political and economic developments in Mexico. In addition, the value of property securing Cooperative Loans and the delinquency rates for Cooperative Loans could be adversely affected if the current favorable tax treatment of cooperative tenant stockholders were to become less favorable. See "Certain Legal Aspects of the Loans."

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of mortgaged property for loans included in a trust for a series of securities are not covered by the methods of credit enhancement described in this prospectus under "Description of Credit Enhancement" or in the accompanying prospectus supplement, the losses will be borne by holders of the securities of the related series. Even where credit enhancement covers all Realized Losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the loans, thus reducing average weighted life and affecting yield to maturity. See "Yield Considerations."

     Under some circumstances, the master servicer, a servicer, the depositor or, if specified in the accompanying prospectus supplement, the holders of the REMIC Residual Certificates may have the option to purchase the loans in a trust. See "The Agreements--Termination; Retirement of Securities." Any repurchase will shorten the weighted average lives of the related securities.


                       CERTAIN LEGAL ASPECTS OF THE LOANS

     The following discussion contains summaries of some legal aspects of the loans that are general in nature. Because these legal aspects are governed in part by state law, which laws may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the mortgaged properties may be situated. These legal aspects are in addition to the requirements of any applicable FHA Regulations described in "Description of FHA Insurance" in this prospectus and in the accompanying prospectus supplement regarding the home improvement contracts partially insured by FHA under Title I. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the loans.


THE MORTGAGE LOANS

 General

     The loans, other than Cooperative Loans, Mexico Loans and contracts, will be secured by deeds of trust, mortgages or deeds to secure debt depending on the prevailing practice in the state in which the related mortgaged property is located. In some states, a mortgage, deed of trust or deed to secure debt creates a lien on the related real property. In other states, the mortgage, deed of trust or deed to secure debt conveys legal title to the property to the mortgagee subject to a condition subsequent, for example, the payment of the indebtedness secured thereby. These instruments are not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these instruments depends on their terms and in some cases on the terms of separate subordination or inter-creditor agreements, and in most cases on the order of recordation of the mortgage deed of trust or deed to secure debt in the appropriate recording office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In some states, three parties may be involved in a mortgage financing when title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the land trustee, as fee owner of the property, executes the mortgage and the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the grantor, who is the borrower/homeowner; the beneficiary, who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the mortgaged property to the trustee, irrevocably until satisfaction of the debt. A deed to secure debt typically has two parties, under which the borrower, or grantor, conveys title to the real property to the grantee, or lender, typically with a power of sale, until the time when the debt is repaid. The trustee's authority under a deed of trust and the mortgagee's or grantee's authority under a mortgage or a deed to secure debt, as applicable, are governed by the law of the state in which the real property is located, the express provisions of the deed of trust, mortgage or deed to secure debt and, in some deed of trust transactions, the directions of the beneficiary.

  Cooperative Loans

     If specified in the prospectus supplement relating to a series of securities, the loans may include Cooperative Loans. Each Cooperative Note evidencing a Cooperative Loan will be secured by a security interest in shares issued by the Cooperative that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien on, or grant a security interest in, the Cooperative shares and proprietary leases or occupancy agreements, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation of the agreement, or the filing of the financing statements related thereto, in the appropriate recording office or the taking of possession of the Cooperative shares, depending on the law of the state in which the Cooperative is located. This type of lien or security interest is not, in general, prior to liens in favor of the cooperative corporation for unpaid assessments or common charges.

     In most cases, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage or mortgages on the Cooperative's building or underlying land, as is typically the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling the mortgage or rental obligations.

     An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is usually subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative, or in the case of the loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders, referred to as tenant-stockholders, who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. In most instances, a tenant-stockholder of a Cooperative must make a monthly maintenance payment to the Cooperative under the proprietary lease, which rental payment represents the tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The lender usually takes possession of the stock certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state or local offices to perfect the lender's interest in its collateral. In accordance with the limitations discussed below, on default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.

  Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Internal Revenue Code is allowed a deduction for amounts paid or accrued within his or her taxable year to the corporation representing his or her proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Internal Revenue Code to the corporation under Sections 163 and 164 of the Internal Revenue Code. In order for a corporation to qualify under Section 216(b)(1) of the Internal Revenue Code for its taxable year in which those items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Internal Revenue Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Internal Revenue Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Internal Revenue Code, the likelihood that this type of failure would be permitted to continue over a period of years appears remote.

  Mexico Loans

     If specified in the accompanying prospectus supplement, the mortgage loans may include Mexico Loans. See "The Trusts--Mexico Loans" for a description of the security for the Mexico Loans.

  Foreclosure on Mortgage Loans

     Although a deed of trust or a deed to secure debt may also be foreclosed by judicial action, foreclosure of a deed of trust or a deed to secure debt is typically accomplished by a non-judicial sale under a specific provision in the deed of trust or deed to secure debt which authorizes the trustee or grantee, as applicable, to sell the property on default by the borrower under the terms of the note or deed of trust or deed to secure debt. In addition to any notice requirements contained in a deed of trust or deed to secure debt, in some states, the trustee or grantee, as applicable, must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, the trustee or grantee, as applicable, must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust or deed to secure debt is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     Foreclosure of a mortgage usually is accomplished by judicial action. In most cases, the action is initiated by the service of legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may result from difficulties in locating and serving necessary parties, including borrowers, such as international borrowers, located outside the jurisdiction in which the mortgaged property is located. Difficulties in foreclosing on mortgaged properties owned by international borrowers may result in increased foreclosure costs, which may reduce the amount of proceeds from the liquidation of the related loan available to be distributed to the securityholders of the related series. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to the loan are missing. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in those states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     In the case of foreclosure under a mortgage, a deed of trust or deed to secure debt, the sale by the referee or other designated officer or by the trustee or grantee, as applicable, is a public sale. However, because of the difficulty a potential buyer at the sale may have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or grantee, as applicable, or referee for a credit bid less than or equal to the unpaid principal amount of the loan, accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount and preserves its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In some states, there is a statutory minimum purchase price that the lender may offer for the property and in most cases, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making repairs at its own expense that are necessary to render the property suitable for sale. In most cases, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. In some cases, a deficiency judgment may be pursued in lieu of foreclosure. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of securities. See "Description of Credit Enhancement."

 Foreclosure on Junior Mortgage Loans

     A junior mortgagee may not foreclose on the property securing a junior loan unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan. In addition, if the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees, to avoid a default with respect thereto. Accordingly, if the junior lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust that is being foreclosed. Any remaining proceeds are typically payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are usually payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Description of the Securities--Servicing and Administration of Loans--Realization Upon Defaulted Loans" in this prospectus.

  Foreclosure on Mexico Loans

     Foreclosure on the borrower's beneficial interest in the Mexican trust typically is expected to be accomplished by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to that beneficial interest or by public auction held by the Mexican trustee under the Mexico trust agreement. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most cases, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted. Under the trust agreement, the lender may direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust to the purchaser on completion of the public sale and notice from the lender. That purchaser will be entitled to rely on the terms of the Mexico trust agreement to direct the Mexican trustee to transfer the borrower's beneficial interest in the Mexican trust into the name of the purchaser or its nominee, or the trust may be terminated and a new trust may be established.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. If there are proceeds remaining, the lender must account to the borrower for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the borrower is usually responsible for the deficiency. However, some states limit the rights of lenders to obtain deficiency judgments. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below. The costs of sale may be substantially higher than the costs associated with foreclosure sales for property located in the United States, and may include transfer taxes, notary public fees, trustee fees, capital gains and other taxes on the proceeds of sale, and the cost of amending or terminating the Mexico trust agreement and preparing a new trust agreement. Additional costs associated with realizing on the collateral may include eviction proceedings, the costs of defending actions brought by the defaulting borrower and enforcement actions. Any of the additional foreclosure costs may make the cost of foreclosing on the collateral uneconomical, which may increase the risk of loss on the Mexico Loans substantially.

     Where the borrower does not maintain its principal residence in the United States, or, if a borrower residing in the United States moves its principal residence from the state in which the UCC financing statements have been filed, and the lender, because it has no knowledge of the relocation of the borrower or otherwise, fails to refile in the state to which the borrower has moved within four months after relocation, or if the borrower no longer resides in the United States, the lender's security interest in the borrower's beneficial interest in the Mexican trust may be unperfected. In those circumstances, if the borrower defaults on the Mexico Loan, the Mexico loan agreement will nonetheless permit the lender to terminate the borrower's rights to occupy the Mexican property, and the Mexico trust agreement will permit the lender to instruct the Mexican trustee to transfer the Mexican property to a subsequent purchaser or to recognize the subsequent purchaser as the beneficiary of the borrower's beneficial interest in the Mexican trust. However, because the lender's security interest in the borrower's beneficial interest in the Mexican trust will be unperfected, no assurance can be given that the lender will be successful in realizing on its interest in the collateral under those circumstances. The lender's security interest in the borrower's beneficial interest in the Mexican trust is not, for purposes of foreclosing on that collateral, an interest in real property. The depositor either will rely on its remedies that are available in the United States under the applicable UCC and under the Mexico trust agreement and foreclose on the collateral securing a Mexico Loan under the UCC, or follow the procedures described below.

     In the case of some Mexico Loans, the Mexico trust agreement may permit the Mexican trustee, on notice from the lender of a default by the borrower, to notify the borrower that the borrower's beneficial interest in the Mexican trust or the Mexican property will be sold at an auction in accordance with the

Mexico trust agreement. Under the terms of the Mexico trust agreement, the borrower may avoid foreclosure by paying in full prior to sale the outstanding principal balance of, together with all accrued and unpaid interest and other amounts owed on, the Mexico Loan. At the auction, the Mexican trustee may sell the borrower's beneficial interest in the Mexican trust to a third party, sell the Mexican property to another trust established to hold title to that property, or sell the Mexican property directly to a Mexican citizen.

     The depositor is not aware of any other mortgage loan programs involving mortgage loans that are secured in a manner similar to the Mexico Loans. As a result, there may be uncertainty and delays in the process of attempting to realize on the mortgage collateral and gaining possession of the mortgaged property, and the process of marketing the borrower's beneficial interest in the Mexican trust to persons interested in purchasing a Mexican property may be difficult.

  Foreclosure on Mortgaged Properties Located in the Commonwealth of Puerto
 Rico

     Under the laws of the Commonwealth of Puerto Rico the foreclosure of a real estate mortgage usually follows an ordinary "civil action" filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

     There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of those actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

     Under Commonwealth of Puerto Rico law, in the case of the public sale on foreclosure of a mortgaged property that (a) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (b) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid the first $1,500 from the proceeds obtained on the public sale of the property. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

  Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, in accordance with restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder.

     In most cases, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement in most cases permits the Cooperative to terminate the lease or agreement if the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement in most cases provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender in most cases cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also typically provide that if the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares and assigning the proprietary lease. This approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. In most cases, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     A foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the Uniform Commercial Code, or UCC, and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. In most instances, a sale conducted according to the usual practice of creditors selling similar collateral in the same area will be considered reasonably conducted.

     Where the lienholder is the junior lienholder, any foreclosure may be delayed until the junior lienholder obtains actual possession of such Cooperative shares. Additionally, if the lender does not have a first priority perfected security interest in the Cooperative shares, any foreclosure sale would be subject to the rights and interests of any creditor holding senior interests in the shares. Also, a junior lienholder may not be able to obtain a recognition agreement from a Cooperative since many cooperatives do not permit subordinate financing. Without a recognition agreement, the junior lienholder will not be afforded the usual lender protections from the Cooperative which are in most cases provided for in recognition agreements.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, in most cases provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. On the other hand, if a portion of the indebtedness remains unpaid, the tenant-stockholder is in most cases responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

  Rights of Redemption

     In some states, after sale under a deed of trust, or a deed to secure debt or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period, typically ranging from six months to two years, in which to redeem the property from the foreclosure sale. In some states, redemption may occur only on payment of the entire principal balance of the mortgage loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust or a deed to secure debt. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

  Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust, a mortgagee under a mortgage or a grantee under a deed to secure debt. In some states, including California, statutes limit the right of the beneficiary, mortgagee or grantee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust or deed to secure debt, even if obtainable under applicable law, may be of little value to the beneficiary, grantee or mortgagee if there are no mortgage loans against which the deficiency judgment may be executed. Some state statutes require the beneficiary, grantee or mortgagee to exhaust the security afforded under a deed of trust, deed to secure debt or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies for the security. Consequently, the practical effect of the election requirement, in those states permitting this election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is in most cases to prevent a beneficiary, grantee or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

     In most cases, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition. Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default relating to a mortgage loan or revolving credit loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule, even though the lender accelerated the mortgage loan or revolving credit loan and final judgment of foreclosure had been entered in state court. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan or revolving credit loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan or revolving credit loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the mortgage loan or revolving credit loan. In most cases, however, the terms of a mortgage loan or revolving credit loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified under a plan confirmed under Chapter 13, as opposed to Chapter 11, except for mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     Certain tax liens arising under the Internal Revenue Code may, in some circumstances, have priority over the lien of a mortgage, deed to secure debt or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights for a defaulted mortgage loan or revolving credit loan.

     In addition, substantive requirements are imposed on mortgage lenders in connection with the origination and the servicing of mortgage loans or revolving credit loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities on lenders who originate mortgage loans or revolving credit loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans or revolving credit loans.

     Some of the mortgage loans or revolving credit loans may be High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable for all claims and subject to all defenses arising under any applicable law that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

  Alternative Mortgage Instruments

     Alternative mortgage instruments, including ARM loans and early ownership mortgage loans or revolving credit loans, originated by non-federally chartered lenders, have historically been subjected to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act, or Title VIII. Title VIII provides that, regardless of any state law to the contrary:

     o state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency for the origination of alternative mortgage instruments by national banks,


     o state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration for origination of alternative mortgage instruments by federal credit unions, and

     o all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the OTS, for origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Some states have taken this action.

  Junior Mortgages; Rights of Senior Mortgagees

     The mortgage loans or revolving credit loans included in the trust may be junior to other mortgages, deeds to secure debt or deeds of trust held by other lenders. Absent an intercreditor agreement, the rights of the trust, and therefore the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan or revolving credit loan to be sold on default of the mortgagor. The sale of the mortgaged property may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinstates or satisfies the defaulted senior mortgage loan or revolving credit loan or mortgage loans or revolving credit loans. A junior mortgagee may satisfy a defaulted senior mortgage loan or revolving credit loan in full or, in some states, may cure the default and bring the senior mortgage loan or revolving credit loan current thereby reinstating the senior mortgage loan or revolving credit loan, in either event usually adding the amounts expended to the balance due on the junior mortgage loan or revolving credit loan. In most states, absent a provision in the mortgage, deed to secure debt or deed of trust, or an intercreditor agreement, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage, deed to secure debt or deed of trust do not require notice of default to the junior mortgagee, the lack of any notice may prevent the junior mortgagee from exercising any right to reinstate the mortgage loan or revolving credit loan which applicable law may provide.

     The standard form of the mortgage, deed to secure debt or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, deed to secure debt or deed of trust, in the order as the mortgagee may determine. Thus, if improvements on the property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage, deed to secure debt or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage, deed to secure debt or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage or deed of trust. After a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages, deeds to secure debt or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage. Also, since most senior mortgages require the related mortgagor to make escrow deposits with the holder of the senior mortgage for all real estate taxes and insurance premiums, many junior mortgagees will not collect and retain the escrows and will rely on the holder of the senior mortgage to collect and disburse the escrows.

     The form of credit line trust deed or mortgage used by most institutional lenders that make revolving credit loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, regardless of the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and regardless that the beneficiary or lender had actual knowledge of these intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans or revolving credit loans of the type that includes revolving credit loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the credit limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.


THE MANUFACTURED HOUSING CONTRACTS

  General

     A manufactured housing contract evidences both (a) the obligation of the mortgagor to repay the loan evidenced thereby and (b) the grant of a security interest in the manufactured home to secure repayment of the loan. Certain aspects of both features of the manufactured housing contracts are described below.

 Security Interests in Manufactured Homes

     The law governing perfection of a security interest in a manufactured home varies from state to state. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payments of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection under the provisions of the UCC is required. The lender, the servicer or the master servicer may effect the notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the master servicer, the servicer or the lender fails to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, the certificateholders may not have a first priority security interest in the manufactured home securing a manufactured housing contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must record a mortgage, deed of trust or deed to secure debt, as applicable, under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. In some cases, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site or if a court determines that a manufactured home is real property, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the mortgage collateral seller and transferred to the depositor. In certain cases, the master servicer or the servicer, as applicable, may be required to perfect a security interest in the manufactured home under applicable real estate laws. If the real estate recordings are not required and if any of the foregoing events were to occur, the only recourse of the certificateholders would be against the mortgage collateral seller under its repurchase obligation for breach of representations or warranties.

     The depositor will assign its security interests in the manufactured homes to the trustee on behalf of the certificateholders. See "Description of the Securities--Assignment of Loans" in this prospectus.

Unless otherwise specified in the accompanying prospectus supplement, if a manufactured home is governed by the applicable motor vehicle laws of the relevant state neither the depositor nor the trustee will amend the certificates of title to identify the trustee as the new secured party. Accordingly, the depositor or any other entity as may be specified in the prospectus supplement will continue to be named as the secured party on the certificates of title relating to the manufactured homes. However, there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest may not be held effective against subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home or creditors of the assignor.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered and if steps are not taken to re-perfect the trustee's security interest in the state, the security interest in the manufactured home will cease to be perfected. While in many circumstances the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation, there can be no assurance that the trustee will be able to do so.

     When a mortgagor under a manufactured housing contract sells a manufactured home, the trustee, or the servicer or the master servicer on behalf of the trustee, must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related lien before release of the lien.

     Under the laws of most states, liens for repairs performed on a manufactured home take priority over a perfected security interest. The applicable mortgage collateral seller typically will represent that it has no knowledge of any liens for any manufactured home securing payment on any manufactured housing contract. However, the liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or certificateholders if a lien arises and the lien would not give rise to a repurchase obligation on the part of the party specified in the related agreement.

     To the extent that manufactured homes are not treated as real property under applicable state law, manufactured housing contracts in most cases are "chattel paper" as defined in the UCC in effect in the states in which the manufactured homes initially were registered. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the master servicer, the servicer or the depositor, as the case may be, will transfer physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, the master servicer or the servicer will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts. Unless otherwise specified in the accompanying prospectus supplement, the manufactured housing contracts will not be stamped or marked otherwise to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the manufactured housing contracts without notice of the assignment, the trustee's interest in the manufactured housing contracts could be defeated. To the extent that manufactured homes are treated as real property under applicable state law, contracts will be treated in a manner similar to that described above with regard to mortgage loans. See "--The Mortgage Loans" above.

 Enforcement of Security Interests in Manufactured Homes

     The servicer or the master servicer on behalf of the trustee, to the extent required by the related agreement, may take action to enforce the trustee's security interest for manufactured housing contracts in default by repossession and sale of the manufactured homes securing the defaulted manufactured housing contracts. So long as the manufactured home has not become subject to real estate law, a creditor in most cases can repossess a manufactured home securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The debtor may also have a right to redeem the manufactured home at or before resale.

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. For a discussion of deficiency judgments, see "--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" above.


THE HOME IMPROVEMENT CONTRACTS

 General

     The home improvement contracts, other than those home improvement contracts that are unsecured or secured by mortgages on real estate, in most cases, are "chattel paper" and include "purchase money security interests" each as defined in the UCC. Those home improvement contracts are referred to in this section as "contracts". Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless specified in the accompanying prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trustee's interest in the contracts could be defeated. In addition, if the depositor were to become insolvent or a debtor in a bankruptcy case while in possession of the contracts, competing claims to the contracts could arise. Even if unsuccessful, these claims could delay payments to the trust and the securityholders. If successful, losses to the trust and the securityholders also could result.

     The contracts that are secured by the home improvements financed by those contracts grant to the originator of the contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement in most cases is not required to be filed to perfect a purchase money security interest in consumer goods. These purchase money security interests are assignable. In most cases, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must in most cases be perfected by a timely fixture filing. In most cases, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose this characterization, upon incorporation of these materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity. In addition to limitations imposed by FHA Regulations relating to home improvement contracts partially insured by the FHA under Title I, in some states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, or OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly relating to loans and/or contracts having higher interest rates, may increase the likelihood of refinancing or other early retirements of the home equity loans and/or home improvement contracts.

  Enforcement of Security Interest in Home Improvements

     So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, "self-help" repossession that is "peaceful", that is, without breach of the peace, or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days or more depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states restrict repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting this type of sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the related property so that the debtor may redeem it at or before the resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Some other statutory provisions, including federal and state bankruptcy and insolvency laws and general equity principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the accompanying prospectus supplement indicates otherwise, the loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982, or Garn-St Germain Act, preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty on the acceleration of a loan under a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact on the average life of the loans and the number of loans which may be outstanding until maturity.

     On foreclosure, courts have imposed general equitable principles. These equitable principles are designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, including the borrower failing to adequately maintain the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust, deeds to secure debt or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a deed to secure a debt or a mortgagee having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.


CONSUMER PROTECTION LAWS

     Numerous federal and state consumer protection laws impose requirements applicable to the origination of loans, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related loan.

     If the transferor of a consumer credit contract is also the seller of goods that give rise to the transaction, and, in certain cases, related lenders and assignees, the "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor to transfer the contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, or Title V, provides that state usury limitations shall not apply to some types of residential first mortgage loans, including Cooperative Loans originated by some lenders. Title V also provides that, subject to certain conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any home improvement contract that is secured by a first lien on some kinds of consumer goods. The contracts would be covered if they satisfy some conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted this type of prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

     Usury limits apply to junior mortgage loans in many states and Mexico Loans. Any applicable usury limits in effect at origination will be reflected in the maximum interest rates for the mortgage loans, as described in the accompanying prospectus supplement.

     In most cases, each seller of a loan will have represented that the loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the interest rates on the loans will be subject to applicable usury laws as in effect from time to time.


ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act amended, among other things, the provisions of CERCLA for lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the mortgaged property. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the mortgagor's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other federal and state laws in some circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. These cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, some federal statutes and some states by statute impose an Environmental Lien. All subsequent liens on that property are usually subordinated to an Environmental Lien and, in some states, even prior recorded liens are subordinated to Environmental Liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an Environmental Lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present for any mortgaged property prior to the origination of the loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the depositor nor any master servicer or servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability for the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer or the servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

     Except as otherwise specified in the applicable prospectus supplement, at the time the loans were originated, no environmental assessment or a very limited environment assessment of the mortgaged properties will have been conducted.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Relief Act a borrower who enters military service after the origination of the borrower's loan, including a borrower who was in reserve status and is called to active duty after origination of the loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise on application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves or Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military.

     Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related loan, no information can be provided as to the number of loans that may be affected by the Relief Act. For loans included in a trust, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the servicer or the master servicer, as applicable, to collect full amounts of interest on the loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by Advances or any form of credit enhancement provided in connection with the related series of securities. In addition, the Relief Act imposes limitations that would impair the ability of the servicer or the master servicer, as applicable, to foreclose on an affected loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, if the Relief Act or similar legislation or regulations applies to any loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments on the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations on the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties on an involuntary prepayment is unclear under the laws of many states. Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board, as succeeded by the OTS, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly for mortgage loans having higher loan rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.


FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations, or RICO statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime on which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


NEGATIVE AMORTIZATION LOANS

     A recent case held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980, or DIDMC, and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. As a result, the enforceability of compound interest on mortgage loans that provide for negative amortization is unclear. The case, which was decided by the First Circuit Court of Appeals, is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.


                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a discussion of the material (and certain other) federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, including banks, insurance companies and foreign investors) may be subject to special rules. In addition, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. This discussion does not purport to be as detailed and complete as the advice a securityholder may get from its tax advisor and accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the consequences to them of investing in the securities and the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences." Securityholders should consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered hereunder.

     The following discussion addresses REMIC and FASIT certificates representing interests in a trust for which the transaction documents require the making of an election to have the trust (or a portion thereof) be treated as one or more REMICs or FASITs. The prospectus supplement for each series of securities will indicate whether a REMIC or FASIT election or elections will be made for the related trust and, if that election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or the "regular interests" and "high yield regular interests" in the FASIT, as the case may be. If interests in a FASIT ownership interest are offered for sale the federal income consequences of the purchase, ownership and disposition of those interests will be described in the accompanying prospectus supplement For purposes of this tax discussion, references to a "securityholder" or a "holder" are to the beneficial owner of a security.

     If neither a REMIC nor FASIT election is to be made for a particular series because, for example, a grantor trust structure is being used, the tax consequences of that structure will be discussed in the prospectus supplement for that series.

     Regulations specifically addressing certain of the issues discussed in this prospectus have not been issued and this discussion is based in part on regulations that do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.


CLASSIFICATION OF REMICs AND FASITs

     Upon the issuance of each series of REMIC or FASIT certificates, one of Thacher Proffitt & Wood, Orrick, Herrington & Sutcliffe LLP or Stroock & Stroock & Lavan LLP, counsel to the depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, indenture or trust agreement, the related trust, or each applicable portion of the trust, will qualify as a REMIC or FASIT, as the case may be, and the certificates offered with respect thereto will be considered to be (or evidence the ownership of) "regular interests," in the related REMIC or FASIT or, solely in the case of REMICs, "residual interests," in that REMIC. Opinions of counsel only represent the views of that counsel and are not binding on the Internal Revenue Service, known as the IRS, or the courts. Accordingly, there can be no assurance that the IRS and the courts will not take a differing position.


     The IRS published proposed Treasury regulations, known as the Proposed FASIT Regulations, supplementing the FASIT provisions of the Code on February 7, 2000, but many issues remain unresolved. The Proposed FASIT Regulations are subject to change with potentially retroactive effect before being adopted as final regulations. The Proposed FASIT Regulations contain an "anti-abuse" rule that, among other things, enables the IRS to disregard a FASIT election, treat one or more of the assets of a FASIT as held by a person other than the holder of the ownership interest in the FASIT, treat a FASIT regular interest as other than a debt instrument or treat a regular interest held by any person as having the tax characteristics of one or more of the assets held by the FASIT, if a principal purpose of forming or using the FASIT was to achieve results inconsistent with the intent of the FASIT provisions and the Proposed FASIT Regulations based on all the facts and circumstances. Among the requirements that the Proposed FASIT Regulations state for remaining within the intent of the FASIT provisions is that no FASIT provision be used to obtain a federal tax result that could not be obtained without the use of that provision unless the provision clearly contemplates that result. The only general intent that the Proposed FASIT Regulations attribute to the FASIT provisions is to promote the spreading of credit risk on debt instruments by facilitating their securitization. The "anti-abuse" provisions of the Proposed FASIT Regulations are proposed to be effective as of February 4, 2000. Although any FASIT whose certificates are offered pursuant to this prospectus will be structured to reduce the likelihood that the IRS would recharacterize the tax treatment of the offered certificates, the anti-abuse provisions of the Proposed FASIT Regulations are sufficiently broad and vague that the avoidance of recharacterization cannot be assured. Investors should be cautious in purchasing any of the certificates and should consult with their tax advisors in determining the federal, state, local and other tax consequences to them for the purchase, holding and disposition of the certificates.


     In addition, certain FASIT regular interests or FASIT Regular Certificates may be treated as "high-yield regular interests." Special rules, discussed below apply to those securities. Although the accompanying prospectus supplement will indicate which FASIT securities are expected to be treated as "high-yield regular interests," in many cases it will not be clear as of the date of the prospectus supplement (and possibly not even after the issuance of the securities) whether any particular class will actually be so treated.


     If an entity electing to be treated as a REMIC or FASIT fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for that status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC or FASIT for that year and thereafter. In that event, the entity may be taxable as a separate corporation under Treasury regulations, and the related certificates may not be accorded the status or given the tax treatment described in this prospectus under "Material Federal Income Tax Consequences". The IRS may, but is not compelled to provide relief but any relief may be accompanied by sanctions, including the imposition of a corporate tax on all or a portion of the trust's income for the period in which the requirements for that status are not satisfied. The pooling and servicing agreement, indenture or trust agreement for each REMIC or FASIT will include provisions designed to maintain the trust's status as a REMIC or FASIT. It is not anticipated that the status of any trust as a REMIC or FASIT will be terminated.


TAXATION OF OWNERS OF REMIC AND FASIT REGULAR CERTIFICATES


 General


     In general, REMIC and FASIT Regular Certificates will be treated for federal income tax purposes as debt instruments and not as ownership interests in the REMIC or FASIT or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income for Regular Certificates under an accrual method.

 Original Issue Discount

     Some REMIC or FASIT Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of Regular Certificates issued with original issue discount typically will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Internal Revenue Code requires that a prepayment assumption be used for loans held by a REMIC or FASIT in computing the accrual of original issue discount on Regular Certificates issued by that issuer, and that adjustments be made in the amount and rate of accrual of the discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The conference committee report accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the prepayment assumption used for a Regular Certificate must be the same as that used in pricing the initial offering of the Regular Certificate. The prepayment assumption used by the master servicer, the servicer, or the REMIC or FASIT administrator, as applicable, in reporting original issue discount for each series of Regular Certificates will be consistent with this standard and will be disclosed in the accompanying prospectus supplement. However, none of the depositor, the REMIC or FASIT administrator, as applicable, or the master servicer or the servicer will make any representation that the loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

     The original issue discount, if any, on a REMIC or FASIT Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Regular Certificates will be the first cash price at which a substantial amount of Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of Regular Certificates is sold for cash on or prior to the date of their initial issuance, or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing date. Under the OID regulations, the stated redemption price of a REMIC or FASIT Regular Certificate is equal to the total of all payments to be made on that certificate other than "qualified stated interest." Qualified stated interest includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that in most cases does not operate in a manner that accelerates or defers interest payments on a Regular Certificate.

     In the case of Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of the original issue discount will vary according to the characteristics of the Regular Certificates. If the original issue discount rules apply to the certificates, the accompanying prospectus supplement will describe the manner in which the rules will be applied by the master servicer, the servicer, or REMIC or FASIT administrator, as applicable, for those certificates in preparing information returns to the certificateholders and the Internal Revenue Service, or IRS.

     Some classes of the Regular Certificates may provide for the first interest payment with respect to their certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that begins or ends on a distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Regular Certificate and accounted for as original issue discount. Because interest on Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the closing date is treated as part of the overall cost of the Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the Regular Certificate. However, the OID regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID regulations and whether that election could be made unilaterally by a certificateholder.

     Regardless of the general definition of original issue discount, original issue discount on a Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the Regular Certificate, by multiplying (i) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, presumably taking into account the prepayment assumption, by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Under the OID regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the Regular Certificate. The OID regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" for a description of that election under the OID regulations.

     If original issue discount on a Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the accompanying prospectus supplement, each period that begins or ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first accrual period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during that accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Certificate, if any, in future periods and (B) the distributions made on the Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the Regular Certificate will be received in future periods based on the loans being prepaid at a rate equal to the prepayment assumption and (2) using a discount rate equal to the original yield to maturity of the certificate. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the loans being prepaid at a rate equal to the prepayment assumption. The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued for that certificate in prior accrual periods, and reduced by the amount of any distributions made on that Regular Certificate in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     The OID regulations suggest that original issue discount for securities that represent multiple uncertificated regular interests, in which ownership interests will be issued simultaneously to the same buyer and which may be required under the related pooling and servicing agreement to be transferred together, should be computed on an aggregate method. In the absence of further guidance from the IRS, original issue discount for securities that represent the ownership of multiple uncertificated regular interests will be reported to the IRS and the certificateholders on an aggregate method based on a single overall constant yield and the prepayment assumption stated in the accompanying prospectus supplement, treating all uncertificated regular interests as a single debt instrument as set forth in the OID regulations, so long as the pooling and servicing agreement requires that the uncertificated regular interests be transferred together.

     A subsequent purchaser of a Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount for that certificate. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the Regular Certificate. The adjusted issue price of a Regular Certificate on any given day equals (i) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day, plus (ii) the daily portions of original issue discount for all days during the accrual period prior to that day minus (iii) any principal payments made during the accrual period prior to that day for the certificate.

 Market Discount

     A certificateholder that purchases a Regular Certificate at a market discount, that is, in the case of a Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize income on receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Internal Revenue Code such a certificateholder in most cases will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

     A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If the election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Premium." Each of these elections to accrue interest, discount and premium for a certificate on a constant yield method or as interest may not be revoked without the consent of the IRS.

     However, market discount for a Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Original Issue Discount." This treatment may result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Regular Certificates should accrue, at the certificateholder's option:

     o    on the basis of a constant yield method,

     o in the case of a Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Regular Certificate as of the beginning of the accrual period, or

     o in the case of a Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Regular Certificate at the beginning of the accrual period.

     Moreover, the prepayment assumption used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect those regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

     To the extent that Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a Regular Certificate in most cases will be required to treat a portion of any gain on the sale or exchange of that Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     In addition, under Section 1277 of the Internal Revenue Code, a holder of a Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

 Premium

     A Regular Certificate purchased at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a Regular Certificate may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method over the life of the certificate. If made, this election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Regular Certificate, rather than as a separate interest deduction. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Market Discount." The conference committee report states that the same rules that apply to accrual of market discount, which rules will require use of a prepayment assumption in accruing market discount for Regular Certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

 Realized Losses

     Under Section 166 of the Internal Revenue Code, both corporate holders of the Regular Certificates and noncorporate holders of the Regular Certificates that acquire those certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more Realized Losses on the loans. However, it appears that a noncorporate holder that does not acquire a Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until the holder's certificate becomes wholly worthless--until its outstanding principal balance has been reduced to zero--and that the loss will be characterized as a short-term capital loss.

     Each holder of a Regular Certificate will be required to accrue interest and original issue discount for that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the loans or the underlying certificates until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of the loss or reduction in income.

 Special Rules for FASIT High-Yield Regular Interests

     General. A high-yield interest in a FASIT is a subcategory of a FASIT regular interest. A FASIT high-yield regular interest is a FASIT regular interest that either (i) has an issue price that exceeds 125% of its stated principal amount, (ii) has a yield to maturity equal to or greater than a specified amount (generally 500 basis points above the appropriate applicable federal rate), or (iii) is an interest-only obligation whose interest payments consist of a non-varying specified portion of the interest payments on permitted assets. A holder of a FASIT high-yield regular interest is subject to treatment, described above, applicable to FASIT Regular Interests, generally.

     Limitations on Utilization of Losses. The holder of a FASIT high-yield regular interest may not offset its income derived thereon by any unrelated losses. Thus, the taxable income of such holder will be at least equal to the taxable income derived from such interest (which includes gain or loss from the sale of such interests), any FASIT ownership interests and any excess inclusion income derived from REMIC Residual Interests. Thus, income from such interests generally cannot be offset by current net operating losses or net operating loss carryovers. Similarly, the alternative minimum taxable income of the holder of a high-yield regular interest cannot be less than such holder's taxable income determined solely for such interests. For purposes of these provisions, all members of an affiliated group filing a consolidated return are treated as one taxpayer. Accordingly, the consolidated taxable income of the group cannot be less than the group's "tainted" income (thereby preventing losses of one member from offsetting the tainted income of another member). However, to avoid doubly penalizing income, net operating loss carryovers are determined without regard to such income for both regular tax and alternative minimum tax purposes.

     Transfer Restrictions. Transfers of FASIT high-yield Regular Certificates to certain "disqualified holders" will (absent the satisfaction of certain conditions) be disregarded for federal income tax purposes. In such event, the most recent eligible holder (generally the transferring holder) will continue to be taxed as if it were the holder of the certificate (although the disqualified holder (and not the most recent eligible holder) would be taxable on any gain recognized by such holder for such interest). Although not free from doubt, the tax ownership of a FASIT high-yield Regular Certificate may (absent the satisfaction of certain conditions) revert to a prior holder even if the transferee becomes a disqualified holder after the relevant transfer. Each applicable pooling and servicing agreement, trust agreement or indenture requires, as a prerequisite to any transfer of a FASIT high-yield Regular Certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified holder and contains certain other provisions designed to preclude the automatic reversion of the tax ownership of such Certificate. For these purposes, a "disqualified holder" is any person other than a (i) FASIT or (ii) domestic C corporation (other than a corporation that is exempt from (or not subject to) federal income tax); provided, however, that all (a) regulated investment companies subject to the provisions of Part I of subchapter M of the Internal Revenue Code, (b) real estate investment trusts subject to the provisions of Part II of subchapter M of the Internal Revenue Code, (c) REMICs, and (d) cooperatives described in Section 1381(a) of the Internal Revenue Code are also "disqualified holders."


PASS-THROUGH ENTITIES HOLDING FASIT REGULAR CERTIFICATES

     If a Pass-Through Entity issues a high-yielding debt or equity interest that is supported by any FASIT Regular Interest, such entity will be subject to an excise tax unless no principal purpose of such resecuritization was the avoidance of the rules relating to FASIT high-yield interests (pertaining to eligible holders of such interests). See "Taxation of Owners of REMIC and FASIT Regular Certificates--Special Rules for FASIT High-Yield Regular Interests--Transfer Restrictions". The tax will apply if the original yield to maturity of the debt or equity interest in the Pass-Through Entity exceeds the greater of (i) the sum of (a) the applicable federal rate in effect for the calendar month in which the debt or equity interest is issued) and (b) five percentage points or (ii) the yield to maturity to such entity on the FASIT Regular Interest (determined as of the date that such entity acquired such interest). The Internal Revenue Code provides that Treasury regulations will be issued to provide the manner in which to determine the yield to maturity of any equity interest. No such regulations have yet been issued. If such tax did apply, the tax would equal the product of (i) the highest corporate tax rate and (ii) the income of the holder of the debt or equity interest that is properly attributable to the FASIT Regular Interest supporting such interest.


TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

 General

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, in accordance with the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the accompanying prospectus supplement. The daily amounts will then be allocated among the REMIC residual certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC residual certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described in this prospectus in "--Taxable Income of the REMIC" and will be taxable to the REMIC residual certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers in accordance with limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income or net loss of the REMIC for each day that it holds the REMIC Residual Certificate. These daily portions generally will equal the amounts of taxable income or net loss determined as described above. The committee report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise, to reduce, or increase, the income or loss of a REMIC residual certificateholder that purchased the REMIC Residual Certificate from a prior holder of such certificate at a price greater than, or less than, the adjusted basis (as defined below) that REMIC Residual Certificate would have had in the hands of an original holder of that Certificate. The REMIC regulations, however, do not provide for any such modifications.

     Any payments received by a REMIC residual certificateholder in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any payment would be includible in income immediately on its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

     The amount of income REMIC residual certificateholders will be required to report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC residual certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC residual certificateholders may exceed the cash distributions received by the REMIC residual certificateholders for the corresponding period may significantly adversely affect the REMIC residual certificateholders after-tax rate of return.

 Taxable Income of the REMIC

     The taxable income of the REMIC will equal the income from the loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of Realized Losses to Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by the amortization of any premium received on issuance, on the Regular Certificates, and any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, amortization of any premium on the loans, bad debt deductions for the loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the master servicer, the servicer, or REMIC administrator, as applicable, intends to treat the fair market value of the loans as being equal to the aggregate issue prices of the Regular Certificates and REMIC Residual Certificates. The aggregate basis will be allocated among the loans collectively and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount." Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the master servicer, the servicer, or REMIC administrator, as applicable, may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the loans and other property held by the REMIC.

     Subject to the possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income for loans that it holds will be equivalent to the method of accruing original issue discount income for Regular Certificateholders--under the constant yield method taking into account the prepayment assumption. However, a REMIC that acquires collateral at a market discount must include the discount in income currently, as it accrues, on a constant interest basis. See "--Taxation of Owners of REMIC and FASIT Regular Certificates" above, which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to loans with market discount that it holds.

     A loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. It is anticipated that each REMIC will elect under
Section 171 of the Internal Revenue Code to amortize any premium on the loans. Premium on any loan to which the election applies may be amortized under a constant yield method, presumably taking into account a prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, equal to the deductions that would be allowed if the Regular Certificates, including any other class of REMIC certificates constituting "regular interests" in the REMIC not offered hereby, were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of Regular Certificates, including any other class of certificates constituting "regular interests" in the REMIC not offered hereby, described therein will not apply.

     If a class of Regular Certificates is issued at an Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC and FASIT Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code, which allows those deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All of these expenses will be allocated as a separate item to the holders of REMIC Residual Certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions." If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

 Basis Rules, Net Losses and Distributions

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the related certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the related certificateholder.

     A REMIC residual certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC residual certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, in accordance with the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC residual certificateholders to deduct net losses in accordance with additional limitations under the Internal Revenue Code, as to which the certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the trust. However, their basis increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, for which the REMIC taxable income is allocated to the REMIC residual certificateholders. To the extent the REMIC residual certificateholders initial bases are less than the distributions to the REMIC residual certificateholders, and increases in the initial bases either occur after distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized to the REMIC residual certificateholders on those distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of its share of any net losses of the REMIC or on the sale of its REMIC Residual Certificate. See "--Sales of Certificates." For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to its holder and the adjusted basis the REMIC Residual Certificate would have had in the hands of the original holder, see "--General."

 Excess Inclusions

     Any "excess inclusions" for a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" for a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Certificate was held by the REMIC residual certificateholder. The daily accruals of a REMIC residual certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the closing date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made on the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses, brokers and underwriters, at which a substantial amount of the REMIC Residual Certificates were sold. If less than a substantial amount of a particular class of REMIC Residual Certificates is sold for cash on or prior to the closing date, the issue price of that class will be treated as the fair market value of that class on the closing date. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC residual certificateholders, an excess inclusion:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty for the 30% United States withholding tax imposed on distributions to REMIC residual certificateholders that are foreign investors.

     See, however, "--Foreign Investors in Regular Certificates."

     Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of (ii), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions allocated to the REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, excluding any net capital gain, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion from a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and some cooperatives; the REMIC regulations currently do not address this subject.

 Noneconomic REMIC Residual Certificates

     Under the REMIC regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC Residual Certificate. The REMIC regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions on the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement or trust agreement that are intended to reduce the possibility of any transfer being disregarded. The restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the transferor also is required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued proposed changes to the REMIC regulations that would add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition would require that the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding residual interest reduced by the present value of the projected payments to be received on the residual interest. The change is proposed to be effective for transfers of residual interests occurring after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by that purchaser.

     The accompanying prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC regulations. Any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based on some assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in Regular Certificates" for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

 Possible Pass-Through of Miscellaneous Itemized Deductions

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of those fees and expenses should be allocated to the holders of the related Regular Certificates. Unless otherwise stated in the accompanying prospectus supplement, fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related Regular Certificates.

     For REMIC Residual Certificates or Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to the individual's, estate's or trust's share of fees and expenses will be added to the gross income of that holder and (ii) the individual's, estate's or trust's share of fees and expenses will be treated as a miscellaneous itemized deduction allowable in accordance with the limitation of Section 67 of the Internal Revenue Code, which permits those deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over that amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC certificateholders that are in accordance with the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in the holder's gross income. Accordingly, the REMIC certificates may not be appropriate investments for individuals, estates, or trusts, or Pass-Through Entities beneficially owned by one or more individuals, estates or trusts. Any prospective investors should consult with their tax advisors prior to making an investment in these certificates.

 Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations

     If a REMIC Residual Certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount, determined under the REMIC regulations, equal to: the product of

     (1) the present value, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue on the certificate, which rate is computed and published monthly by the IRS, of the total anticipated excess inclusions on the REMIC Residual Certificate for periods after the transfer; and

     (2) the highest marginal federal income tax rate applicable to corporations.

     The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of transfer, the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. This tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a REMIC

Residual Certificate would in no event be liable for the tax on a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o residual interests in the entity are not held by Disqualified Organizations; and

     o information necessary for the application of the tax described in this prospectus will be made available.

     Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, including provisions:

     (1) requiring any transferee of a REMIC Residual Certificate to provide an affidavit representing that it is not a Disqualified Organization and is not acquiring the REMIC Residual Certificate on behalf of a Disqualified Organization, undertaking to maintain that status and agreeing to obtain a similar affidavit from any person to whom it shall transfer the REMIC Residual Certificate;

     (2) providing that any transfer of a REMIC Residual Certificate to a Disqualified Organization shall be null and void; and

     (3) granting to the master servicer or the servicer the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any REMIC Residual Certificate that shall become owned by a Disqualified Organization despite (1) and (2) above.

     In addition, if a Pass-Through Entity includes in income excess inclusions on a REMIC Residual Certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on the entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization and (ii) the highest marginal federal income tax rate imposed on corporations. A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in the Pass-Through Entity furnishes to that Pass-Through Entity (i) the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or (ii) a statement under penalties of perjury that the record holder is not a Disqualified Organization. For taxable years beginning after December 31, 1997, regardless of the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by Disqualified Organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partners.

 Sales of Certificates

     If a certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of that Regular Certificate to that certificateholder, increased by income reported by the certificateholder with respect to that Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below, any gain or loss generally will be capital gain or loss.

     Gain from the sale of a REMIC Regular Certificate (but not a FASIT regular interest) that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income for the Regular Certificate had income accrued thereon at a rate equal to 110% of the "applicable federal rate", which is typically a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate, which rate is computed and published monthly by the IRS, determined as of the date of purchase of the Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a Regular Certificate by a seller who purchased the Regular Certificate at a market discount will be taxable as ordinary income to the extent of any accrued and previously unrecognized market discount that accrued during the period the certificate was held. See "--Taxation of Owners of REMIC and FASIT Regular Certificates--Market Discount."

     A portion of any gain from the sale of a Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate", which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the limitation on the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     If the seller of a REMIC Residual Certificate reacquires the certificate, any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Internal Revenue Code) within six months of the date of the sale, the sale will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code. In that event, any loss realized by the REMIC residual certificateholders on the sale will not be deductible, but instead will be added to the REMIC residual certificateholders adjusted basis in the newly-acquired asset.

 Prohibited Transactions and Other Taxes

     The Internal Revenue Code imposes a prohibited transactions tax, which is a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions a prohibited transaction means the disposition of a loan, the receipt of income from a source other than any loan or other Permitted Investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the loans for temporary investment pending distribution on the REMIC certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a contributions tax, which is a tax on the REMIC equal to 100% of the value of the contributed property. Each pooling and servicing agreement or trust agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to the tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the accompanying prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the accompanying prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax, contributions tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer, the servicer, the REMIC administrator or the trustee in either case out of its own funds, provided that the master servicer, the servicer, the REMIC administrator or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's, the servicer's, the REMIC administrator's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement or trust agreement and relating to compliance with applicable laws and regulations. Any tax not borne by the master servicer, the servicer or the trustee will be payable out of the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     In the case of a FASIT, the holder of the ownership interest and not the FASIT itself will be subject to any prohibited transaction taxes.

 Termination

     A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment from the loans or on a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the certificateholder's adjusted basis in the certificate, the certificateholder should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

 Reporting and Other Administrative Matters

     Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and REMIC residual certificateholders will be treated as partners. Unless otherwise stated in the accompanying prospectus supplement, the master servicer, the servicer, or the REMIC administrator, as applicable, will file REMIC federal income tax returns on behalf of the related REMIC and will act as the "tax matters person" for the REMIC in all respects, and may hold a nominal amount of REMIC Residual Certificates.

     As the tax matters person, the master servicer, the servicer, or the REMIC administrator, as applicable, will have the authority to act on behalf of the REMIC and the REMIC residual certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC residual certificateholders will be required to report the REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the master servicer, the servicer, or the REMIC administrator, as applicable, as tax matters person, and the IRS concerning any REMIC item.

     Adjustments made to the REMIC tax return may require a REMIC residual certificateholders to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of the certificateholder's return. No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

     Reporting of interest income, including any original issue discount, on Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports are required to be sent to individual holders of regular Interests and the IRS; holders of Regular Certificates that are corporations, trusts, securities dealers and other non-individuals will be provided interest and original issue discount income information and the information in the following paragraph on request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a Regular Certificate issued with original issue discount to disclose on its face information including the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting for the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, typically on a quarterly basis.

     As applicable, the Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method requires information relating to the holder's purchase price that the master servicer or the servicer will not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC and FASIT Regular Certificates--Market Discount."

     The responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the servicer. Certificateholders may request any information with respect to the returns described in Section 1.6049-7(e)(2) of the Treasury regulations. Any request should be directed to the master servicer or the servicer at Residential Funding Corporation, 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437.


BACKUP WITHHOLDING WITH RESPECT TO SECURITIES

     Payments of interest and principal, as well as payments of proceeds from the sale of securities, may be subject to the "backup withholding tax" under
Section 3406 of the Internal Revenue Code at a rate of 31% if recipients of payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


FOREIGN INVESTORS IN REGULAR CERTIFICATES

     A regular certificateholder (other than a holder of a FASIT high-yield regular interest) that is not a United States person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a Regular Certificate will not be subject to United States federal income or withholding tax on a distribution on a Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. For these purposes, United States person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in regulations, provided that, for purposes solely of the restrictions on the transfer of residual interests, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operating agreement to be United States persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Internal Revenue Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United

States person regardless of the previous sentence. It is possible that the IRS may assert that the foregoing tax exemption should not apply to a REMIC Regular Certificate held by a REMIC residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or a FASIT Regular Certificate held by a person that owns directly or indirectly a 10% or greater interest in the holder of the ownership interest in the FASIT. If the holder does not qualify for exemption, distributions of interest, including distributions of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

     Further, it appears that a Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the accompanying prospectus supplement, transfers of REMIC Residual Certificates and FASIT high-yield regular interests to investors that are not United States persons will be prohibited under the related pooling and servicing agreement or trust agreement.

 New Withholding Regulations

     The Treasury Department has issued new regulations which make some modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will be effective for most payments made after December 31, 2000. The new regulations contain transition rules applicable to some payments made after December 31, 2000. Prospective investors are urged to consult their tax advisors regarding the New Regulations.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the certificates offered hereby.


                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, impose fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which those employee benefit plans and arrangements are invested. Section 4975 of the Internal Revenue Code imposes essentially the same prohibited transaction restrictions on certain tax-favored plans, including tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and individual retirement accounts described in Section 408 of the Internal Revenue Code.

     Some employee benefit plans, including governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Internal Revenue Code, church plans, as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503(b) of the Internal Revenue Code.

     Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the plan. In addition, Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of employee benefit plans and arrangements and tax-favored plans, which are collectively referred to in this prospectus as "ERISA plans," and persons, called "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, which are collectively referred to in this prospectus as "parties in interest," who have specified relationships to the ERISA plans, unless a statutory, regulatory or administrative exemption is available. Some parties in interest that participate in a prohibited transaction may be subject to a penalty, or an excise tax, imposed under
Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code, unless a statutory, regulatory or administrative exemption is available for any transaction of this sort.


PLAN ASSET REGULATIONS

     An investment of the assets of an ERISA plan in securities may cause the underlying loans, private securities or any other assets held in a trust or other entity to be deemed ERISA plan assets of the ERISA plan. The U.S. Department of Labor, or DOL, has promulgated regulations at 29 C.F.R. Section 2510.3-101 concerning whether or not an ERISA plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code, when an ERISA plan acquires an "equity interest," such as a certificate, in that entity. Exceptions contained in the DOL regulations provide that an ERISA plan's assets will not include an undivided interest in each asset of an entity in which it makes an equity investment if:

     o    the entity is an operating company;

     o the equity investment made by the ERISA plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or

     o "benefit plan investors" do not own 25% or more in value of any class of equity interests issued by the entity. For this purpose, "benefit plan investors" include ERISA plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, church plans, as defined in Section 3(33) of ERISA, that have not made an election under Section 410(d) of the Internal Revenue Code, foreign plans and any entity whose underlying assets include ERISA plan assets by reason of an ERISA plan's investment in the entity.

The DOL regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features."

     Under the DOL regulations, depending on the facts and circumstances, ERISA plan assets may be deemed to include an interest in the assets of an entity, such as a trust, rather than merely the ERISA plan's interest in the instrument evidencing the equity interest, such as a certificate. Therefore, unless the accompanying prospectus supplement indicates otherwise, ERISA plans should not acquire or hold certificates, or notes which may be deemed in the respective prospectus supplement to have "substantial equity features," in reliance upon the availability of any exception under the DOL regulations stated in the preceding paragraph. For purposes of this section "ERISA Considerations," the terms "ERISA plan assets" and "assets of an ERISA plan" have the meanings assigned by the DOL regulations to, respectively, "plan assets" and "assets of a plan," and include an undivided interest in the underlying assets of entities in which an ERISA plan invests.

     Under the DOL regulations, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code may apply to a trust and cause the depositor, the master servicer, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or some affiliates of those entities to be considered or become parties in interest for an investing ERISA plan or an ERISA plan holding an interest in an ERISA-subject investment entity. If so, the acquisition or holding of securities by or on behalf of the investing ERISA plan could also give rise to a prohibited transaction under ERISA and Section 4975 of the Internal Revenue Code, unless some statutory, regulatory or administrative exemption is available. Securities acquired by an ERISA plan would be assets of that ERISA plan. Under the DOL regulations, a trust, including the mortgage loans, private securities or any other assets held in the trust, may also be deemed to be assets of each ERISA plan that acquires certificates or notes deemed to have "substantial equity features." Special caution should be exercised before ERISA plan assets are used to acquire a security in those circumstances, especially if, with respect to the assets, the depositor, the master servicer, any servicer, any subservicer, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

     o    has investment discretion for the investment of the ERISA plan assets;
          or

     o has authority or responsibility to give, or regularly gives, investment advice with respect to ERISA plan assets for a fee under an agreement or understanding that this advice will serve as a primary basis for investment decisions with respect to the ERISA plan assets.

     Any person who has discretionary authority or control with respect to the management or disposition of ERISA plan assets and any person who provides investment advice with respect to the ERISA plan assets for a fee is a fiduciary of the investing ERISA plan. If the mortgage loans, the private securities or any other assets held in a trust were to constitute ERISA plan assets, then any party exercising management or discretionary control with respect to those ERISA plan assets may be deemed to be a "fiduciary," and thus subject to the general fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code with respect to any investing ERISA plan. In addition, if the mortgage loans, private securities or any other assets held in a trust were to constitute ERISA plan assets, then the acquisition or holding of securities by or on behalf of an ERISA plan or with ERISA plan assets, as well as the operation of the trust, may constitute or result in a prohibited transaction under ERISA and the Internal Revenue Code.


CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF CERTIFICATES

 Prohibited Transaction Exemptions

     The DOL has issued an individual exemption, Prohibited Transaction Exemption 94-29, 59 Fed. Reg. 14674 (March 29, 1994), as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), or the RFC exemption, to Residential Funding Corporation and a number of its affiliates. The RFC exemption exempts from the application of some of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Internal Revenue Code, various transactions, among others, relating to the servicing and operation of pools of secured obligations of some types, including mortgage loans and private securities, which are held in a trust and the purchase, sale and holding of pass-through certificates issued by that trust as to which:

     o the depositor or any of its affiliates is the sponsor and any entity which has received from the DOL an individual prohibited transaction exemption which is similar to the RFC exemption is the sole underwriter, a manager or co-manager of the underwriting syndicate or a seller or placement agent; or

     o the depositor or an affiliate is the underwriter or placement agent, provided that the conditions described in the RFC exemption are satisfied.


     For purposes of this section, the term underwriter includes:

     o    the depositor and a number of its affiliates;

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the depositor and a number of its affiliates;

     o any member of the underwriting syndicate or selling group of which a person described in the two clauses just above is a manager or co-manager with respect to a class of certificates; or

     o any entity which has received an exemption from the DOL relating to certificates which is substantially similar to the RFC exemption.

   The RFC exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates to be eligible for exemptive relief under the exemption.

     o First, the acquisition of certificates by an ERISA plan or with ERISA plan assets must be on terms that are at least as favorable to the ERISA plan as they would be in an arm's-length transaction with an unrelated party.

     o Second, the RFC exemption only applies to certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by the other certificates of the same trust.

     o Third, at the time of acquisition by an ERISA plan or with ERISA plan assets, the certificates must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc., which are collectively referred to as the "exemption rating agencies."

     o Fourth, the trustee cannot be an affiliate of any other member of the "restricted group" which consists of the trustee, any underwriter, the depositor, the master servicer, any servicer, any subservicer and any borrower with respect to assets of a trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the related trust as of the date of initial issuance of the certificates.

     o Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor under the assignment of the assets to the related trust must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer, any servicer and any subservicer must represent not more than reasonable compensation for that person's services under the related pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

     o Sixth, the investing ERISA plan or ERISA plan asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the RFC exemption may not apply to any certificates where the related trust contains revolving credit loans, unsecured loans, certain purchase obligations or a swap.

     The RFC exemption also requires that each trust meet the following requirements:

     o the trust must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the three highest categories of one of the exemption rating agencies for at least one year prior to the acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets; and

     o certificates in the other investment pools must have been purchased by investors other than ERISA plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA plan or with ERISA plan assets in reliance on the RFC exemption.

     A fiduciary of or other investor of ERISA plan assets contemplating purchasing a certificate must make its own determination that the general conditions described above will be satisfied with respect to that certificate.

     If the general conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E) and 406(a)(2) of ERISA for the acquisition or holding of a certificate by an excluded ERISA plan or with ERISA plan assets of an excluded ERISA plan by any person who has discretionary authority or renders investment advice for ERISA plan assets of the excluded ERISA plan. For purposes of the certificates, an "excluded ERISA plan" is an ERISA plan sponsored by any member of the restricted group.

     If specific conditions of the RFC exemption are also satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

     o the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an underwriter and an ERISA plan when the person who has discretionary authority or renders investment advice with respect to the investment of the relevant ERISA plan assets in the certificates is:

     o a borrower with respect to 5% or less of the fair market value of the assets of a trust; or

     o    an affiliate of that person,

     provided that, if the certificates are acquired in connection with their initial issuance, the quantitative restrictions described in the RFC exemption are met;

     o the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA plan or with ERISA plan assets; and

     o the holding of certificates by an ERISA plan or with ERISA plan assets.

     Additionally, if specific conditions of the RFC exemption are satisfied, the RFC exemption may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools. Unless otherwise described in the accompanying prospectus supplement, the depositor expects that the specific conditions of the RFC exemption required for this purpose will be satisfied with respect to the certificates so that the RFC exemption would provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and (b) of ERISA and
Section 4975 of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the RFC exemption are satisfied.

     The RFC exemption also may provide an exemption, from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if those restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest with respect to an investing ERISA plan, or an investing entity holding ERISA plan assets, by virtue of providing services to the ERISA plan or by virtue of having specified relationships to such a person, solely as a result of the ERISA plan's ownership of certificates.

     Before purchasing a certificate, a fiduciary or other investor of ERISA plan assets should itself confirm that the certificates constitute "certificates" for purposes of the RFC exemption and that the specific and general conditions and the other requirements described in the RFC exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the RFC exemption, the fiduciary or other ERISA plan asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates with ERISA plan assets.

     Any fiduciary or other ERISA plan asset investor that proposes to purchase certificates on behalf of an ERISA plan or with ERISA plan assets should consult with its counsel for the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of the RFC exemption or any other DOL prohibited transaction class exemption, or PTCE, in connection therewith. In particular, in connection with a contemplated purchase of certificates representing a beneficial ownership interest in a pool of single-family residential or mixed-use first or second mortgage loans or Agency Securities, the fiduciary or other ERISA plan asset investor should consider the availability of the RFC exemption or PTCE 83-1 for various transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief for certificates evidencing interests in trust funds which include Cooperative Loans, mixed-use mortgage loans, some types of private securities or a swap. In addition, the fiduciary or other ERISA plan asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of Section 4975 of the Internal Revenue Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The accompanying prospectus supplement may contain additional information regarding the application of the RFC exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions for the certificates offered thereby. There can be no assurance that any of these exemptions will apply with respect to any particular ERISA plan's or other ERISA plan asset investor's investment in the certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with this form of investment.

 Insurance Company General Accounts

     In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the certificates by an insurance company general account, Section 401(c) of ERISA provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. These final regulations, the 401(c) regulations, are generally applicable on July 5, 2001. The 401(c) regulations provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a ERISA plan on or before December 31, 1998, which general account assets constitute ERISA plan assets. Section 401(c) of ERISA generally provides that, until July 5, 2001, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute ERISA plan assets:

     o except as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations; or

     o unless an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

     Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a ERISA plan after December 31, 1998 or issued to ERISA plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) regulations may be treated as ERISA plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as ERISA plan assets of any ERISA plan invested in the separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult with their legal counsel with respect to the applicability of Sections I and III of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the certificates after July 5, 2001.


REPRESENTATIONS FROM INVESTING ERISA PLANS

     It is not clear whether certificates backed by revolving credit loans, unsecured loans or loans with LTVs in excess of 100% would constitute "certificates" for purposes of the RFC exemption. In promulgating the RFC exemption, the DOL did not have under consideration interests in mortgage pools of the exact nature described in this paragraph and accordingly, unless otherwise provided in the accompanying prospectus supplement, certificates backed by loans mentioned in this paragraph should not be purchased by or on behalf of an ERISA plan or with ERISA plan assets based solely on the RFC exemption. In addition, the exemptive relief afforded by the RFC exemption will not apply to the purchase, sale or holding of any class of subordinate certificates, and may not apply to any certificates where the related trust contains a funding account during the period in which additional mortgage loans are permitted to be transferred to the trust unless the funding account meets the requirements stated in the RFC exemption.


     The exemptive relief afforded by the exemption will not apply to the purchase, sale or holding of any class of subordinate certificates or REMIC Residual Certificates. If certificates are backed by loans mentioned in the paragraph next above or are subordinate certificates, or if the related trust contains a swap or a funding account which does not meet the requirements of the RFC exemption, except as otherwise specified in the accompanying prospectus supplement, transfers of those certificates to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using ERISA plan assets to effect the acquisition, will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of the certificates by or on behalf of the ERISA plan or with ERISA plan assets:


     o    is permissible under applicable law;


     o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and


     o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.


     In lieu of an opinion of counsel, except as otherwise specified in the accompanying prospectus supplement, the transferee may provide a certification of facts substantially to the effect that the purchase of subordinate certificates by or on behalf of the ERISA plan or with ERISA plan assets:


     o    is permissible under applicable law;


     o will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code;


     o will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement; and


     o    the following conditions are met:


          o the source of funds used to purchase the certificates is an "insurance company general account," as that term is defined in PTCE 95-60; and


          o the conditions in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of the certificates.


CONSIDERATIONS FOR ERISA PLANS REGARDING THE PURCHASE OF NOTES


 Prohibited Transaction Exemptions


     An ERISA plan fiduciary or other ERISA plan asset investor considering an investment in notes should consider the availability of some class exemptions granted by the DOL, which provide relief from some of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Internal Revenue Code, including PTCE 95-60; PTCE 84-14, regarding transactions effected by the "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 96-23, regarding transactions effected by an "in-house asset manager." The accompanying prospectus supplement may contain additional information regarding the application of PTCE 95-60 or other DOL exemptions for the notes offered by this prospectus.

 Insurance Company General Accounts

     In addition to any exemptive relief that may be available under PTCE 95-60 for the purchase and holding of the notes by an insurance company general account, Section 401(c) of ERISA provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by Section 4975 of the Internal Revenue Code, for certain transactions involving an insurance company general account. Insurance companies contemplating the investment of general account assets in the notes should consult with their legal counsel with respect to the applicability of PTCE 95-60 and Section 401(c) of ERISA, including the general account's ability to continue to hold the notes after July 5, 2001. See "Considerations for ERISA Plans Regarding the Purchase of Certificates--Insurance Company General Accounts" above.

 Representation from ERISA Plans Investing in Notes with "Substantial Equity Features"

     If the accompanying prospectus supplement states that any of the notes being issued have "substantial equity features" within the meaning of the DOL regulations, transfers of the notes to an ERISA plan, to a trustee or other person acting on behalf of any ERISA plan, or to any other person using the assets of any ERISA plan to effect the acquisition will not be registered by the indenture trustee unless the transferee provides the depositor, the indenture trustee and the master servicer or the servicer with an opinion of counsel satisfactory to the depositor, the indenture trustee and the master servicer or the servicer, which opinion will not be at the expense of the depositor, the indenture trustee or the master or the servicer, that the purchase of the notes by or on behalf of the ERISA plan:

     o    is permissible under applicable law;

     o will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

     o will not subject the depositor, the indenture trustee or the master servicer or the servicer to any obligation in addition to those undertaken in the trust agreement.

     In lieu of the opinion of counsel, the transferee may provide a certification of facts substantially to the effect that (i) the purchase of notes by or on behalf of the ERISA plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code and will not subject the depositor, the indenture trustee or the master servicer or the servicer to any obligation in addition to those undertaken in the trust agreement, and (ii) the following statements are correct:

     o    the transferee is an insurance company;

     o the source of funds used to purchase the notes is an "insurance company general account," as the term is defined in PTCE 95-60; and

     o the conditions described in Section I and Section III of PTCE 95-60 have been satisfied as of the date of the acquisition of the notes.

TAX-EXEMPT INVESTORS

     An ERISA plan that is a Tax-Exempt Investor nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income," or UBTI, within the meaning of Section 512 of the Internal Revenue Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus. In addition, income as to certificates and other equity interests of a trust that has issued notes would be "debt-financed income" and therefore would be UBTI.

CONSULTATION WITH COUNSEL

     There can be no assurance that the RFC exemption or any other DOL exemption will apply for any particular ERISA plan that acquires the certificates or, even if all of the specified conditions were satisfied, that the exemption would apply to all transactions involving a trust. Prospective ERISA plan investors should consult with their legal counsel concerning the impact of ERISA and the Internal Revenue Code and the potential consequences to their specific circumstances prior to making an investment in the certificates.

     Before purchasing a security in reliance on any DOL exemption, a fiduciary of an ERISA plan should itself confirm that all of the specific and general conditions described in the exemption would be satisfied. Before purchasing a certificate, an ERISA plan fiduciary should itself confirm that all the specific and general conditions described in the RFC exemption or other ERISA plan investor would be satisfied and, in the case of a certificate purchased under the RFC exemption, that the certificate constitutes a "certificate" for purposes of the RFC exemption. Before purchasing a note in reliance on any DOL exemption or Section 401(c) of ERISA, an ERISA plan fiduciary or other ERISA plan asset investor should itself confirm that all of the specific and general conditions described in the exemption or Section 401(c) of ERISA would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the exemption, an ERISA plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a security on behalf of an ERISA plan.


                            LEGAL INVESTMENT MATTERS

     Each class of securities offered hereby and by the accompanying prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one rating agency. If stated in the accompanying prospectus supplement, classes that are, and continue to be, rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created under or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any of these entities for "mortgage related securities," these securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Certain States enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

     The 1998 Policy Statement was adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

     The OTS has issued Thrift Bulletin 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," or TB 13a, which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS. One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position to conduct (i) a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and (ii) a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. For the purposes of TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or REMIC security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). One or more classes of securities offered hereby and by the accompanying prospectus supplement may be viewed as "complex securities". The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

     Prospective investors in the securities, including in particular the classes of securities that do not constitute "mortgage related securities" for purposes of SMMEA, should consider the matters discussed in the following paragraph.

     There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.



                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of securities will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the loans underlying the securities or will be used by the depositor for general corporate purposes. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of any additional offerings will be dependent on a number of factors, including the volume of loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.


                            METHODS OF DISTRIBUTION

     The securities offered hereby and by the accompanying prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from that sale.

     The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of the following methods:

     o by negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

     o by placements by the depositor with institutional investors through dealers; and

     o    by direct placements by the depositor with institutional investors.

     In addition, if specified in the accompanying prospectus supplement, a series of securities may be offered in whole or in part in exchange for the loans, and other assets, if applicable, that would comprise the trust securing the securities.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. These underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as described in the accompanying prospectus supplement. The managing underwriter or underwriters for the offer and sale of a particular series of securities will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the accompanying prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all of the securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The prospectus supplement for any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

     The depositor anticipates that the securities offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus and the applicable prospectus supplement will also be used by Residential Funding Securities Corporation, an affiliate of the depositor, after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which Residential Funding Securities Corporation may act as principal. Sales will be made at negotiated prices determined at the time of sales.


                                 LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed on for the depositor by Thacher Proffitt & Wood, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York or Stroock & Stroock & Lavan LLP, as specified in the prospectus supplement.


                             FINANCIAL INFORMATION

     The depositor has determined that its financial statements are not material to the offering made hereby. The securities do not represent an interest in or an obligation of the depositor. The depositor's only obligations for a series of securities will be to repurchase certain loans on any breach of limited representations and warranties made by the depositor, or as otherwise provided in the applicable prospectus supplement.


                             ADDITIONAL INFORMATION

     The depositor has filed the registration statement with the Securities and Exchange Commission. The depositor is also subject to some of the information requirements of the Securities Exchange Act of 1934, as amended, or Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and electronically through the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission's Web Site (http://www.sec.gov).

     Copies of Ginnie Mae's information statement and annual report can be obtained by writing or calling the United States Department of Housing and Urban Development, 451-7th Street S.W., Room 6210, Washington, D.C. 20410-9000 (202-708-3649). Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statement and most recent supplement to such information statement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Relations Department of Freddie Mac at Post Office Box 4112, Reston, Virginia 22090 (outside the Washington, D.C. metropolitan area, telephone 800-424-5401, ext. 8160; within the Washington, D.C. metropolitan area, telephone 703-759-8160). Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates and Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115). The depositor does not, and will not, participate in the preparation of Ginnie Mae's information statements or annual reports, Freddie Mac's offering circulars, information statements or any supplements thereto or any of its quarterly reports or Fannie Mae's prospectuses or any of its reports, financial statements or other information and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.


                           REPORTS TO SECURITYHOLDERS

     Monthly reports which contain information concerning the trust fund for a series of securities will be sent by or on behalf of the master servicer, the servicer or the trustee to each holder of record of the securities of the related series. See "Description of the Securities--Reports to Securityholders." Reports forwarded to holders will contain financial information that has not been examined or reported on by an independent certified public accountant. The depositor will file with the Securities and Exchange Commission those periodic reports relating to the trust for a series of securities as are required under the Exchange Act.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows the depositor to "incorporate by reference" the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust fund for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust fund for the securities will automatically update and supersede this information. Documents that may be incorporated by reference for a particular series of securities include an insurer's financials, a certificate policy, mortgage pool policy, computational materials, collateral term sheets, the related pooling and servicing agreement and amendments thereto, other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of Exchange Act as may be required in connection with the related trust fund.

     The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437, or by telephone at (952) 832-7000.

                                   GLOSSARY

     1998 POLICY STATEMENT--The revised supervisory statement listing the guidelines for investments in "high risk mortgage securities", and adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA and the OTS with an effective date of May 26, 1998.

     401(c) REGULATIONS--The regulations the DOL is required to issue under
Section 401(c) of ERISA, which were issued in final form on January 4, 2000.

     ADDITIONAL BALANCE--An additional principal balance in a revolving credit loan created by a Draw.

     ADDITIONAL COLLATERAL--For an Additional Collateral Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets.

     ADDITIONAL COLLATERAL LOANS--A mortgage loan with an LTV ratio at origination in excess of 80%, but not greater than 100%, and secured by Additional Collateral in addition to the related Mortgaged Property and in lieu of any primary mortgage insurance.

     ADDITIONAL COLLATERAL REQUIREMENT--The amount of Additional Collateral required for any Additional Collateral Loan, which in most cases will not exceed 30% of the principal amount of that mortgage loan.

     ADMINISTRATOR--In addition to or in lieu of the master servicer or servicer for a series of notes, if specified in the accompanying prospectus supplement, an administrator for the trust. The Administrator may be an affiliate of the depositor, the master servicer or the servicer.

     ADVANCE--As to a particular loan and any distribution date, an amount equal to the scheduled payments of principal (other than any Balloon Amount in the case of a Balloon Loan) and interest at the applicable pass-through rate which were delinquent as of the close of business on the business day preceding the determination date on the loans.

     AGENCY SECURITIES--Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Such Agency Securities may represent whole or partial interests in pools of (1) loans or (2) Agency Securities. Unless otherwise set forth in the accompanying prospectus supplement, all Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable rate mortgage loans or other types of loans specified in the accompanying prospectus supplement.

     BALLOON AMOUNT--The full outstanding principal balance on a Balloon Loan due and payable on the maturity date.

     BALLOON LOANS--Loans with level monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and having original or modified terms to maturity shorter than the term of the related amortization schedule.

     BANKRUPTCY AMOUNT--The amount of Bankruptcy Losses that may be borne solely by the credit enhancement of the related series.

     BANKRUPTCY LOSSES--A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the loan rate on a mortgage loan or an extension of its maturity.

     BUY-DOWN ACCOUNT--As to a Buydown Loan, the custodial account where Buydown Funds are deposited.

     BUY-DOWN FUNDS--As to a Buydown Loan, the amount contributed by the seller of the Mortgaged Property or another source and placed in the Buydown Account.

     BUY-DOWN LOAN--A mortgage loan, other than a closed-end home equity loan, subject to a temporary buydown plan.

     BUY-DOWN PERIOD--The early years of the term of or Buy-Down Loan when payments will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from the Buy-Down Funds.

     CALL CLASS--A class of securities under which the holder will have the right, at its sole discretion, to terminate the related trust, resulting in early retirement of the securities of the series.

     CALL PRICE--In the case of a call with respect to a Call Class, a price equal to 100% of the principal balance of the related securities as of the day of that purchase plus accrued interest at the applicable pass-through rate.

     CALL SECURITY--Any security evidencing an interest in a Call Class.

     COMPENSATING INTEREST--For any loan that prepaid in full and, if stated in the accompanying prospectus supplement, in part, during the related prepayment period an additional payment made by the master servicer or the servicer, to the extent funds are available from the servicing fee, equal to the amount of interest at the loan rate, less the servicing fee and Excluded Spread, if any, for that loan from the date of the prepayment to the related due date.

     CONVERTIBLE MORTGAGE LOAN--ARM loans which allow the borrowers to convert the adjustable rates on those mortgage loans to a fixed rate at one or more specified periods during the life of the mortgage loans, in most cases not later than ten years subsequent to the date of origination.

     COOPERATIVE--For a Cooperative Loan, the corporation that owns the related apartment building.

     COOPERATIVE LOANS--Cooperative apartment loans evidenced by Cooperative Notes secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

     COOPERATIVE NOTES--A promissory note with respect to a Cooperative Loan.

     CREDIT SCORES--A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

     CREDIT UTILIZATION RATE--For any revolving credit loan, the cut-off date principal balance of the revolving credit loan divided by the credit limit of the related credit line agreement.

     CUSTODIAL ACCOUNT--The custodial account or accounts created and maintained under the pooling and servicing agreement in the name of a depository institution, as custodian for the holders of the securities, for the holders of certain other interests in loans serviced or sold by the master servicer or the servicer and for the master servicer or the servicer, into which the amounts shall be deposited directly. Any such account shall be an Eligible Account.

     DEBT SERVICE REDUCTION--Modifications of the terms of a loan resulting from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related loan, but not any permanent forgiveness of principal.

     DEFAULTED MORTGAGE LOSSES--A Realized Loss attributable to the borrower's failure to make any payment of principal or interest as required under the mortgage note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a mortgaged property, Bankruptcy Losses or Fraud Losses.

     DEFICIENT VALUATION--In connection with the personal bankruptcy of a borrower, the difference between the outstanding principal balance of the first and junior lien loans and a lower value established by the bankruptcy court.

     DESIGNATED SELLER TRANSACTION--A transaction in which the loans are provided directly to the depositor by an unaffiliated or affiliated seller described in the accompanying prospectus supplement.

     DIRECT PUERTO RICO MORTGAGE--For any loan secured by mortgaged property located in Puerto Rico, a Mortgage to secure a specific obligation for the benefit of a specified person.

     DISQUALIFIED ORGANIZATION--As used in this prospectus means:

     o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but does not include instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code the Federal Home Loan Mortgage Corporation),

     o any organization (other than a cooperative described in Section 521 of the Internal Revenue Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     DISTRIBUTION AMOUNT--For a class of securities for any distribution date, the portion, if any, of the amount to be distributed to that class for that distribution date of principal, plus, if the class is entitled to payments of interest on that distribution date, interest accrued during the related interest accrual period at the applicable pass-through rate on the principal balance or notional amount of that class specified in the applicable prospectus supplement, less certain interest shortfalls, which will include:

     o any deferred interest added to the principal balance of the mortgage loans and/or the outstanding balance of one or more classes of securities on the related due date;

     o any other interest shortfalls, including, without limitation, shortfalls resulting from application of the Relief Act or similar legislation or regulations as in effect from time to time, allocable to securityholders which are not covered by advances or the applicable credit enhancement; and

     o Prepayment Interest Shortfalls not covered by Compensating Interest, in each case in an amount that is allocated to that class on the basis set forth in the prospectus supplement.

     DRAW--Money drawn by the borrower in most cases with either checks or credit cards, subject to applicable law, on a revolving credit loan under the related credit line agreement at any time during the Draw Period.

     DRAW PERIOD--The period specified in the related credit line agreement when a borrower on a revolving credit loan may make a Draw.

     DUE PERIOD--As to any distribution date, the period starting on the second day of the month prior to such distribution date, and ending on the first day of the month of such distribution date or such other period as specified in the accompanying prospectus supplement.

     ELIGIBLE ACCOUNT--An account acceptable to the applicable rating agency.

     ENDORSABLE PUERTO RICO MORTGAGE--As to any loan secured by mortgaged property located in Puerto Rico, a mortgage to secure an instrument transferable by endorsement.

     ENVIRONMENTAL LIEN--A lien imposed by federal or state statute, for any cleanup costs incurred by a state on the property that is the subject of the cleanup costs.

     EXCESS SPREAD--A portion of interest due on the loans or securities transferred as part of the assets of the related trust as specified in the accompanying prospectus supplement.

     EXCLUDED BALANCE--That portion of the principal balance of a revolving credit loan, if any, not included in the Trust Balance at any time, which will include balances attributable to Draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date.

     EXCLUDED SPREAD--A portion of interest due on the loans or securities, excluded from the assets transferred to the related trust.

     EXTRAORDINARY LOSSES--Realized Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

     FASIT--A financial asset securitization trust as described in section 860L of the Internal Revenue Code.

     FASIT REGULAR CERTIFICATES--Certificates or notes representing ownership of one or more regular interests in a FASIT.

     FRAUD LOSS AMOUNT--The amount of Fraud Losses that may be borne solely by the credit enhancement of the related series.

     FRAUD LOSSES--A Realized Loss incurred on defaulted loans as to which there was fraud in the origination of the loans.

     FUNDING ACCOUNT--An account established for the purpose of funding the transfer of additional loans into the related trust.

     GEM LOAN--A mortgage loan with monthly payments of principal and interest based on a 30 year amortization schedule, or such other amortization schedule as specified in the accompanying prospectus supplement, and that provide a specified time period during which the monthly payments by the borrower are increased and the full amount of the increase is applied to reduce the outstanding principal balance of the related mortgage loan.

     GPM LOAN--A mortgage loan under which the monthly payments by the borrower during the early years of the mortgage are less than the amount of interest that would otherwise be payable thereon, with the interest not so paid added to the outstanding principal balance of such mortgage loan.

     GROSS MARGIN--For an ARM loan, the fixed or variable percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

     HIGH COST LOANS--Loans that are subject to the special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994, which were originated on or after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels.

     HOME LOANS--One- to four- family first or junior lien mortgage loans with LTV ratios or combined LTV ratios in most cases between 100% and 125%, and classified by the depositor as Home Loans.

     INSURANCE PROCEEDS--Proceeds of any special hazard insurance policy, bankruptcy bond, mortgage pool insurance policy, primary insurance policy and any title, hazard or other insurance policy or guaranty covering any loan in the pool together with any payments under any letter of credit.

     ISSUE PREMIUM--As to a class of REMIC Regular Certificates, the issue price in excess of the stated redemption price of that class.

     LIQUIDATED LOAN--A defaulted loan for which the related mortgaged property has been sold by the related trust and all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

     LIQUIDATION PROCEEDS--Amounts collected by the servicer or subservicer in connection with the liquidation of a loan, by foreclosure or otherwise.

     MEXICO LOAN--A mortgage loan secured by a beneficial interest in a trust, the principal asset of which is residential real property located in Mexico.

     MIXED-USE PROPERTY--Mortgaged property on which a mixed-use -- residential and commercial -- structure is located.

     NET LOAN RATE--As to any loan, the loan rate net of servicing fees, other administrative fees and any Excess Spread or Excluded Spread.

     NONRECOVERABLE ADVANCE--Any Advance previously made which the master servicer or the servicer has determined to not be ultimately recoverable from Liquidation Proceeds, Insurance Proceeds or otherwise.

     NOTE MARGIN--Amounts advanced by the master servicer or servicer to cover taxes, insurance premiums or similar expenses as to any mortgaged property. For an ARM loan, the fixed percentage set forth in the related mortgage note, which when added to the related index, provides the loan rate for the ARM loan.

     PARTIES IN INTEREST--For an ERISA plan, persons who are either "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Internal Revenue Code, because they have specified relationships to the ERISA plan.

     PASS-THROUGH ENTITY--Any regulated investment company, real estate investment trust, trust, partnership or other entities described in Section 860E(e)(6) of the Internal Revenue Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, for that interest, be treated as a pass-through entity.

     PAYMENT ACCOUNT--An account established and maintained by the master servicer or the servicer in the name of the trustee for the benefit of the holders of each series of securities, for the disbursement of payments on the loans evidenced by each series of securities.

     PERMITTED INVESTMENTS--United States government securities and other investments that are rated, at the time of acquisition, in one of the categories specified in the related pooling and servicing agreement.

     PLEDGED ASSET MORTGAGE LOANS--Mortgage loans that have LTV ratios at origination of up to 100% and are secured, in addition to the related mortgaged property, by Pledged Assets.

     PLEDGED ASSETS--As to a Pledged Asset Mortgage Loan, (1) financial assets owned by the borrower, which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets and/or (2) a third party guarantee, usually by a relative of the borrower, which in turn is secured by a security interest in financial assets or residential property owned by the guarantor.

     PREPAYMENT INTEREST SHORTFALL--For a loan that is subject to a borrower prepayment or liquidation, the amount that equals the difference between a full month's interest due for that mortgage loan and the amount of interest paid or recovered with respect thereto.

     PRINCIPAL PREPAYMENTS--Any principal payments received for a loan, in advance of the scheduled due date and not accompanied by a payment of interest for any period following the date of payment.

     QUALIFIED INSURER--As to a mortgage pool insurance policy, special hazard insurance policy, bankruptcy policy, financial guaranty insurance policy or surety bond, an insurer qualified under applicable law to transact the insurance business or coverage as applicable.

     REALIZED LOSS--As to any defaulted loan that is finally liquidated, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer or the servicer for related Advances and expenses, towards interest and principal owing on the loan. For a loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     REGULAR CERTIFICATES--FASIT Regular Certificates or REMIC Regular Certificates.

     REMIC--A real estate mortgage investment conduit as described in section 860D of the Internal Revenue Code.

     REMIC REGULAR CERTIFICATES--Certificates or notes representing ownership of one or more regular interests in a REMIC.

     REMIC RESIDUAL CERTIFICATE--A Certificate representing an ownership interest in a residual interest in a REMIC within the meaning of section 860D of the Internal Revenue Code.

     REO LOAN--A loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of securityholders of the related series.

     REPAYMENT PERIOD--For a revolving credit loan, the period from the end of the related Draw Period to the related maturity date.

     SENIOR PERCENTAGE--At any given time, the percentage of the outstanding principal balances of all of the securities evidenced by the senior securities, determined in the manner described in the accompanying prospectus supplement.


     SERVICING ADVANCES--Amounts advanced on any loan to cover taxes, insurance premiums or similar expenses.


     SPECIAL HAZARD AMOUNT--The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.


     SPECIAL HAZARD LOSSES--A Realized Loss incurred, to the extent that the loss was attributable to (i) direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) any shortfall in insurance proceeds for partial damage due to the application of the co-insurance clauses contained in hazard insurance policies. The amount of the Special Hazard Loss is limited to the lesser of the cost of repair or replacement of the mortgaged property; any loss above that amount would be a Defaulted Mortgage Loss or other applicable type of loss. Special Hazard Losses does not include losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, chemical contamination or waste by the borrower.


     SPECIAL SERVICER--A special servicer named under the pooling and servicing agreement for a series of securities, which will be responsible for the servicing of delinquent loans.


     STATED PRINCIPAL BALANCE--As to any loan as of any date of determination, its principal balance as of the cut-off date, after application of all scheduled principal payments due on or before the cut-off date, whether received or not, reduced by all amounts allocable to principal that are distributed to securityholders on or before the date of determination, and as further reduced to the extent that any Realized Loss has been allocated to any securities on or before that date.


     SUBORDINATE AMOUNT--A specified portion of subordinated distributions with respect to the loans, allocated to the holders of the subordinate securities as set forth in the accompanying prospectus supplement.


     SUBSERVICING ACCOUNT--An account established and maintained by a subservicer which is acceptable to the master servicer or the servicer.


     TAX-EXEMPT INVESTOR--Tax-qualified retirement plans described in Section 401(a) of the Internal Revenue Code and on individual retirement accounts described in Section 408 of the Internal Revenue Code.


     TAX-FAVORED PLANS--An ERISA plan which is exempt from federal income taxation under Section 501(a) of the Internal Revenue Code or is an individual retirement plan or annuity described in Section 408 of the Internal Revenue Code.


     TITLE I--Title I of the National Housing Act.


     TRUST BALANCE--A specified portion of the total principal balance of each revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance thereof as of the cut-off date minus the portion of all payments and losses thereafter that are allocated to the Trust Balance, and will not include any portion of the principal balance attributable to Draws made after the cut-off date.

                                  $332,000,000

                            GMAC MORTGAGE CORPORATION

                               SELLER AND SERVICER

                      GMACM HOME EQUITY LOAN TRUST 2000-HE4

                                     ISSUER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

            GMACM HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2000-HE4



                              ---------------------

                              PROSPECTUS SUPPLEMENT

                              ---------------------



                                  UNDERWRITERS

                            BEAR, STEARNS & CO. INC.

                                 LEHMAN BROTHERS


         No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the term notes offered hereby, nor an offer of the term notes in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

         Until February 20, 2001, all dealers selling the term notes, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.